As filed with the Securities and Exchange Commission on September 11, 1998
                                                      Registration No. 333-56865

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------


                                 AMENDMENT NO. 1
                                       TO
                                    Form S-4


                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                                   ----------

                       TRUMP'S CASTLE HOTEL & CASINO, INC.
             (Exact name of registrant as specified in its charter)

          New Jersey                    9999                      11-2735914
(State or other jurisdiction  (Primary Standard Industrial     (I.R.S. Employer
    of incorporation or       Classification Code Number)    Identification No.)
        organization)

                     Huron Avenue and Brigantine Boulevard,
                Atlantic City, New Jersey 08401 - (609) 441-6060
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                          Nicholas L. Ribis, President
                       Trump's Castle Hotel & Casino, Inc.
             Huron Avenue and Brigantine Boulevard - Atlantic City,
                       New Jersey 08401 - (609) 441-6060
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   ----------

                          TRUMP'S CASTLE FUNDING, INC.
             (Exact name of registrant as specified in its charter)

          New Jersey                    9999                      11-2739203
(State or other jurisdiction  (Primary Standard Industrial     (I.R.S. Employer
    of incorporation or       Classification Code Number)    Identification No.)
        organization)

                     Huron Avenue and Brigantine Boulevard,
                Atlantic City, New Jersey 08401 - (609) 441-6060
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                          Nicholas L. Ribis, President
                          Trump's Castle Funding, Inc.
             Huron Avenue and Brigantine Boulevard - Atlantic City,
                        New Jersey 08401 - (609) 441-6060
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                                        (Continued on next page)

                                   ----------

                Approximate date of commencement of proposed sale
                        of the securities to the public:
   As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.

                                   ----------



                         TRUMP'S CASTLE ASSOCIATES, L.P.
             (Exact name of registrant as specified in its charter)

          New Jersey                    7011                     22-2608426
(State or other jurisdiction  (Primary Standard Industrial    (I.R.S. Employer
    of incorporation or       Classification Code Number)    Identification No.)
        organization)

                     Huron Avenue and Brigantine Boulevard,
                Atlantic City, New Jersey 08401, (609) 441-6060
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                          Nicholas L. Ribis, President
                       Trump's Castle Hotel & Casino, Inc.
                      Huron Avenue and Brigantine Boulevard
                Atlantic City, New Jersey 08401 - (609) 441-6060
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   ----------

                                 with a copy to:

                             Daniel D. Rubino, Esq.
                            Willkie Farr & Gallagher
                               787 Seventh Avenue
                    New York, New York 10019 - (212) 728-8000

================================================================================

(Continued from previous page)

                                   ----------

     The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                 SUBJECT TO COMPLETION, DATED SEPTEMBER 11, 1998


PROSPECTUS

                          TRUMP'S CASTLE FUNDING, INC.
                         TRUMP'S CASTLE ASSOCIATES, L.P.

             Offer to Exchange $1,000 in principal amount of 10 1/4%
                    Senior Secured Notes due 2003, Series B
           for each $1,000 in principal amount of outstanding 10 1/4%
                    Senior Secured Notes due 2003, Series A

                       TRUMP'S CASTLE HOTEL & CASINO, INC.
                         TRUMP'S CASTLE ASSOCIATES, L.P.

             Offer to Exchange $1,000 in principal amount of 10 1/4%
                    Senior Secured Notes due 2003, Series B
           for each $1,000 in principal amount of outstanding 10 1/4%
                    Senior Secured Notes due 2003, Series A

                                   ----------

     Trump's Castle Funding, Inc., a New Jersey corporation ("Funding"), and Trump's Castle Associates, L.P., a New Jersey limited partnership (the "Partnership" and, together with Funding, the "Senior Note Issuers"), hereby offer to exchange (the "Senior Exchange Offer") up to $62,000,000 in aggregate principal amount of their 10 1/4% Senior Secured Notes due 2003, Series B (the "Senior Exchange Notes") for up to $62,000,000 in aggregate principal amount of their outstanding 10 1/4% Senior Secured Notes due 2003, Series A issued in reliance upon an exemption from registration under the Securities Act of 1933, as amended (the "Securities Act") (the "Senior Original Notes" and, together with the Senior Exchange Notes, the "Senior Notes"). Funding is a wholly owned subsidiary of the Partnership.

     Trump's Castle Hotel & Casino, Inc., a New Jersey corporation ("TCHI"), and the Partnership (together with TCHI, the "TCHI Note Issuers") (the TCHI Note Issuers, together with the Senior Note Issuers, the "Issuers"), hereby offer to exchange (the "TCHI Exchange Offer" and, together with the Senior Exchange Offer, the "Exchange Offer") up to $5,000,000 in aggregate principal amount of their 10 1/4% Senior Secured Notes due 2003, Series B (the "TCHI Exchange Notes" and, together with the Senior Exchange Notes, the "Exchange Notes") for up to $5,000,000 in aggregate principal amount of their outstanding 10 1/4% Senior Secured Notes due 2003, Series A issued in reliance upon an exemption from registration under the Securities Act (the "TCHI Original Notes" and, together with the Senior Original Notes, the "Original Notes") (the TCHI Original Notes, together with the TCHI Exchange Notes, the "TCHI Notes") (the TCHI Notes, together with the Senior Notes, the "Notes"). TCHI owns a 1% general partnership interest in the Partnership. Both TCHI and the Partnership are wholly owned by Trump Hotels & Casino Resorts Holdings, L.P. ("THCR Holdings"), which in turn is a subsidiary of Trump Hotels & Casino Resorts, Inc. ("THCR").


     The terms of the Exchange Notes will be substantially identical in all respects (including principal amount, interest rate, maturity and ranking) to the terms of the Original Notes for which they may be exchanged pursuant to the Exchange Offer, except that (i) the Exchange Notes will be freely transferable by holders thereof (except as provided below) and (ii) the Exchange Notes will be issued without any covenant of the Issuers regarding registration. The Senior Exchange Notes will be issued under the indenture governing the Senior Original Notes (the "Senior Note Indenture") and the TCHI Exchange Notes will be issued under the indenture governing the TCHI Original Notes (the "TCHI Note Indenture"). The Exchange Notes will be, and the Original Notes are, senior secured obligations of Funding and TCHI, as applicable, and will be and are fully and unconditionally guaranteed on a senior basis by the Partnership (the "Guarantor" and, together with Funding and TCHI, the "Registrants") and are the joint and several obligations of the Guarantor. Funding's 11 3/4% Mortgage Notes due 2003 (the "Mortgage Notes") and Funding's Increasing Rate Subordinated Pay-in-Kind Notes due 2005 (the "PIK Notes") are expressly subordinated to the indebtedness of the Notes.


                                                (Cover page continued on page 2)

                                   ----------


     SEE "RISK FACTORS" ON PAGE 13 FOR A DESCRIPTION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY ACQUIRORS OF THE EXCHANGE NOTES.


                                   ----------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
               PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                                CRIMINAL OFFENSE.

                                   ----------

   NEITHER THE NEW JERSEY CASINO CONTROL COMMISSION NOR ANY OTHER REGULATORY
     AUTHORITY HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
                ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                   ----------

                 The date of this Prospectus is __________, 1998

(Continued from Cover page)


     The Notes will bear interest from and including their respective dates of issuance, April 17, 1998. Holders whose Original Notes are accepted for exchange will receive accrued interest thereon to, but not including, the date of issuance of the Exchange Notes, such interest to be payable with the first interest payment on the Exchange Notes, but will not receive any payment in respect of interest on the Original Notes accrued after the issuance of the Exchange Notes. Interest on the Notes will be payable in cash, semi-annually in arrears on April 30 and October 31 of each year, commencing October 31, 1998. The Notes will mature on April 30, 2003. The Issuers may elect at any time to redeem all, but not less than all, of both the Senior Notes and the TCHI Notes at 100% of the principal amount thereof, together with accrued and unpaid interest through the date of redemption. See "Description of the Senior Notes." The Partnership's consolidated outstanding indebtedness for borrowed money at June 30, 1998 is approximately $362.8 million, consisting of $62.0 million of Senior Notes, $5.0 million of TCHI Notes, $213.6 million of Mortgage Notes, $79.5 million of PIK Notes and approximately $2.7 million of other indebtedness. At June 30, 1998, none of the Partnership's indebtedness is senior or pari passu to the Senior Notes and the TCHI Notes. For a complete description of the terms of the Exchange Notes, including provisions relating to the ability of the Issuers to create indebtedness that is senior or pari passu to the Exchange Notes, see "Description of the Senior Notes." There will be no cash proceeds to the Issuers from the Exchange Offer.


     Funding's payment obligations under the Senior Notes and TCHI's payment obligations under the TCHI Notes, and the guarantees thereof by the Partnership, will be secured on a senior basis by substantially all of the real and personal property owned or leased by the Partnership. The liens securing the Notes will be senior to the liens securing the Mortgage Notes and the PIK Notes.


     The Original Notes were originally issued and sold on April 17, 1998 in a transaction not registered under the Securities Act in reliance upon the exemption provided in Section 4(2) of the Securities Act and Rule 144A of the Securities Act (the "Initial Offering"). Accordingly, the Original Notes may not be reoffered, resold or otherwise pledged, hypothecated or transferred in the United States unless so registered or unless an applicable exemption from the registration requirements of the Securities Act is available. Based upon interpretations by the Staff (the "Staff") of the Securities and Exchange Commission (the "Commission") issued to third parties, the Issuers believe that the Exchange Notes issued pursuant to the Exchange Offer in exchange for the Original Notes may be offered for resale, resold and otherwise transferred by holders of the Notes ("Holders") thereof (other than any Holder which is (i) an "affiliate" of the Issuers within the meaning of Rule 405 under the Securities Act, (ii) a broker-dealer who acquired Original Notes directly from the Issuers or (iii) a broker-dealer who acquired Original Notes as a result of market making or other trading activities) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such Exchange Notes are acquired in the ordinary course of such Holder's business and such Holders are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of such Exchange Notes. Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal accompanying this prospectus (the "Letter of Transmittal") states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act (even though some selling broker-dealers may be deemed to be an "underwriter" within the meaning of the Securities Act). Broker-dealers who acquired Original Notes as a result of market making or other trading activities may use this Prospectus, as supplemented or amended, in connection with resales of the Exchange Notes. The Issuers have agreed that, for a period not to exceed 120 days after the Exchange Date (as defined), they will make this Prospectus available to any broker-dealer for use in connection with any such resale. Any Holder that cannot rely upon such interpretations must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.


     The Exchange Notes will constitute a new issue of securities with no established trading market. Any Original Notes not tendered and accepted in the Exchange Offer will remain outstanding. To the extent that Original Notes are tendered and accepted in the Exchange Offer, a Holder's ability to sell untendered, and tendered but unaccepted, Original Notes could be adversely affected. Following consummation of the Exchange Offer, the Holders of Original Notes will continue to be subject to the existing restrictions on transfer thereof and the Issuers will have no further obligation to such Holders to provide for the registration under the Securities Act of the Original Notes except under certain limited circumstances. See "Original Notes Registration Rights." No assurance can be given as to the liquidity of the trading market for either the Original Notes or the Exchange Notes.

     The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Original Notes being tendered for exchange. The Exchange Offer will expire at 5:00 p.m., New York City time, on __________, 1998, unless extended (the "Expiration Date"). The date of acceptance for exchange of the Original Notes (the "Exchange Date") will be the first business day following the Expiration Date, upon surrender of the Original Notes. Original Notes tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date; otherwise such tenders are irrevocable.

                             AVAILABLE INFORMATION

     The Issuers have filed with the Commission a Registration Statement on Form S-4 (the "Registration Statement," which term shall include all amendments, exhibits, annexes and schedules thereto) pursuant to the Securities Act, and the rules and regulations promulgated thereunder, covering the Exchange Notes being offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to in the Registration Statement are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

     Funding and the Partnership are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, file reports and other information required by the Commission. Periodic reports and other information filed by Funding and the Partnership with the Commission may be inspected at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, or at its regional offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, Suite 1300, New York, New York 10048. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding companies that file electronically with the Commission. The address of such site is http://www.sec.gov. Copies of such material can also be obtained from the Partnership upon request. Any such request should be directed to the Secretary of the Partnership at Brigantine Boulevard and Huron Avenue, Atlantic City, New Jersey 08401, telephone number (609) 441-6060.

     The Issuers' obligation to file periodic reports with the Commission pursuant to the Exchange Act may be suspended if the Notes are held of record by fewer than 300 Holders at the beginning of any fiscal year of the Issuers, other than the fiscal year in which the Registration Statement or any Shelf Registration Statement (as defined) becomes effective. The Issuers have agreed that, whether or not they are required to do so by the rules and regulations of the Commission, for so long as any of the Notes remain outstanding, they will furnish to the Holders of the Notes and submit to the Commission (unless the Commission will not accept such materials) (i) all quarterly and annual financial information that would be required to be contained in filings with the Commission on Forms 10-Q and 10-K if the Issuers were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Issuers' certified independent accountants, and (ii) all reports that would be required to be filed with the Commission on Form 8-K if the Issuers' were required to file such reports. In addition, for so long as any of the Notes remain outstanding, the Issuers have agreed to make available upon request to any prospective purchaser of, or beneficial owner of Notes in connection with any offer or sale thereof, the information required by Rule 144A(d)(4) under the Securities Act.

                                   ----------

     NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE EXCHANGE OFFER COVERED BY THIS PROSPECTUS. IF GIVEN OR MADE SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE ISSUERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE EXCHANGE NOTES IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATIONS THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE ISSUERS SINCE THE DATE HEREOF.

                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----
AVAILABLE INFORMATION .....................................................   ii
PROSPECTUS SUMMARY ........................................................    1
RISK FACTORS ..............................................................   13
  High Leverage and Fixed Charges .........................................   13
  Holding Company Structure ...............................................   13
  Limitations On Ability To Realize On Collateral .........................   13
  Risk in Refinancing and Repayment of
    Indebtedness; Need for Additional Financing ...........................   14
  Risks Associated with a Change of Control ...............................   15
  Restrictions on Certain Activities ......................................   15
  Risks Associated with Use of Proceeds ...................................   15
  Reliance Upon Partnership Notes for Payments
    on the Notes ..........................................................   15
  Historical Results; Past Net Losses .....................................   16
  Control and Involvement of Trump ........................................   17
  Competition .............................................................   17
  Reliance on Key Personnel ...............................................   20
  Strict Regulation by Gaming Authorities .................................   20
  Taxes and Fees ..........................................................   20
  Limitations on License of the Trump Name ................................   20
  Seasonal Nature of Revenues and Cash Flow ...............................   21
  Risks Related to Creditworthiness of Patrons ............................   21
  Failure to File Currency Transaction Reports ............................   21
  Fraudulent Transfer Considerations ......................................   22
  Forward-Looking Statements ..............................................   22
  Lack of Public Market for the Exchange Notes ............................   22
  Consequences of Failure to Exchange .....................................   23
USE OF PROCEEDS ...........................................................   23
THE EXCHANGE OFFER ........................................................   24
  Purpose of the Exchange Offer ...........................................   24
  Terms of the Exchange ...................................................   24
  Expiration Date; Extensions; Termination;
    Amendments ............................................................   25
  How to Tender ...........................................................   25
  Terms and Conditions of the Letter
    of Transmittal ........................................................   27
  Withdrawal Rights .......................................................   28
  Acceptance of Original Notes for Exchange;
    Delivery of Exchange Notes ............................................   28
  Conditions to the Exchange Offer ........................................   28
  Exchange Agent ..........................................................   29
  Solicitation of Tenders; Expenses .......................................   29
  Appraisal Rights ........................................................   29
  Other ...................................................................   30
CAPITALIZATION ............................................................   31
CONSOLIDATED SELECTED FINANCIAL DATA ......................................   32
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
  FINANCIAL CONDITION AND RESULTS
  OF OPERATIONS ...........................................................   33
BUSINESS ..................................................................   38
  General .................................................................   38
  Trump Marina ............................................................   38
  Trademark/Licensing .....................................................   42
  Certain Indebtedness of the Partnership .................................   42
  Atlantic City Market ....................................................   43
  Competition .............................................................   44
  Gaming and Other Laws and Regulations ...................................   47
  Properties ..............................................................   53
  Legal Proceedings .......................................................   53
MANAGEMENT ................................................................   56
  Directors and Executive Officers of the Issuers .........................   56
  Executive Compensation ..................................................   58
  Employment Agreements ...................................................   60
  Compensation of the Board of Directors ..................................   60
  Compensation Committee Interlocks and Insider
    Participation .........................................................   60
CERTAIN RELATIONSHIPS AND
  RELATED TRANSACTIONS ....................................................   61
STOCK OWNERSHIP ...........................................................   62
DESCRIPTION OF THE SENIOR NOTES ...........................................   63
  General .................................................................   63
  Guarantee ...............................................................   63
  Security ................................................................   63
  Ranking .................................................................   64
  Non-Recourse ............................................................   64
  Mandatory Redemption ....................................................   65
  Optional Redemption .....................................................   65
  Certain Covenants .......................................................   65
  Merger and Sale of Assets, etc ..........................................   70
  Events of Default .......................................................   71
  Defeasance or Covenant Defeasance of Senior
    Note Indenture ........................................................   73
  Satisfaction and Discharge ..............................................   74
  Modifications and Amendments ............................................   74
  Gaming Laws .............................................................   75
  The Purchase Agreement ..................................................   75
  The Senior Note Mortgage and the Senior
    Guarantee Mortgage ....................................................   76
  The Senior Note Trustee .................................................   77
  Usury Law ...............................................................   77
  Registration Rights .....................................................   77
  Intercreditor Agreement .................................................   78
  Certain Definitions .....................................................   78
DESCRIPTION OF THE TCHI NOTES .............................................   87
  General .................................................................   88
  Guarantee ...............................................................   88
  Security ................................................................   88
  Ranking .................................................................   88
  Non-Recourse ............................................................   89
  Mandatory Redemption ....................................................   89
  Optional Redemption .....................................................   89
  Certain Covenants .......................................................   89
  Merger and Sale of Assets, etc ..........................................   89
  Events of Default .......................................................   89
  Defeasance or Covenant Defeasance of TCHI Note
    Indenture .............................................................   89
  Registration Rights .....................................................   89
DESCRIPTION OF OTHER INDEBTEDNESS .........................................   90
  The Mortgage Notes ......................................................   90
  The PIK Notes ...........................................................   91
ORIGINAL NOTES REGISTRATION RIGHTS ........................................   93
CERTAIN UNITED STATES FEDERAL INCOME
  TAX CONSIDERATIONS ......................................................   94
    No Original Issue Discount ............................................   95
    The Exchange Offer ....................................................   95
    United States Holders .................................................   95
    Non-United States Holders .............................................   96
PLAN OF DISTRIBUTION ......................................................   97
LEGAL MATTERS .............................................................   98
EXPERTS ...................................................................   98
INDEX TO FINANCIAL STATEMENTS .............................................  F-1

--------------------------------------------------------------------------------

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information and financial statements appearing elsewhere or incorporated by reference in this Prospectus. Unless the context otherwise requires, the term "Issuers" as used in this Prospectus includes TCHI, Funding and the Partnership. This Prospectus contains forward-looking information that involves risks and uncertainties and such information is subject to the assumptions set forth in connection therewith and the information contained herein. See "Risk Factors--Forward-Looking Statements."


                                  TRUMP MARINA

     The Partnership owns and operates Trump Marina Hotel Casino ("Trump Marina"), a luxury casino hotel located on 14.7 acres in the Marina District approximately two miles from The Boardwalk. Trump Marina is approximately one-quarter mile from the "H-Tract," an approximately 150-acre parcel of land proposed to be Atlantic City's newest area of casino hotel development (the "H-Tract"). Trump Marina consists of a 27-story hotel tower with 728 rooms, including 185 suites, 99 of which are oversized luxury suites, and contains approximately 75,900 square feet of gaming space. Trump Marina offers 2,198 slot machines, 91 table games, 8 restaurants, approximately 58,000 square feet of convention, ballroom and meeting space, a 9-story parking garage, which can accommodate approximately 3,000 cars, a 540-seat cabaret theater, two cocktail lounges, a swimming pool, tennis courts, a health club and a roof-top helipad. In addition, Trump Marina operates a 645-slip marina which is adjacent to the casino hotel. An elevated enclosed walkway connects Trump Marina to a two-story building which contains offices, a nautically themed retail store, a cocktail lounge and a 240-seat gourmet restaurant that overlooks the marina and the Atlantic City skyline. As a result of its high quality amenities, its exceptional customer service and its geographical location, Trump Marina distinguishes itself as a desirable alternative to the Atlantic City casinos located on The Boardwalk.

     Management believes that the Partnership benefits from the following factors:

     o Atlantic City Facility. The Partnership owns and operates Trump Marina, which is located in the Marina District. The Partnership believes that Trump Marina's location, reputation for high quality amenities and first-class customer service and targeted marketing strategies are ideally suited to capitalize on the growth in the Atlantic City gaming market.

     o Trump Marina Retheming. In 1997, Trump Marina completed a project to retheme the casino hotel with a nautical emphasis, targeting younger customers by offering contemporary entertainment attractions and emphasizing Trump Marina's energetic, lively atmosphere.

     o The "Trump" Name. The Partnership capitalizes on the widespread recognition of the "Trump" name and its association with high quality amenities and first-class service. To this end, the Partnership provides a broadly diversified gaming and entertainment experience consistent with the "Trump" name and reputation for quality.

     The following table profiles the Partnership's current casino and hotel capacity at Trump Marina:

                                                          Trump Marina
                                                          ------------
            Gaming square footage .........................  75,900
            Slot machines .................................   2,198
            Table games ...................................      91
            Hotel rooms ...................................     728

     During the second quarter of 1997 the Partnership rethemed the property with a nautical emphasis and renamed it Trump Marina Hotel Casino. Prior to the acquisition of Trump Marina (which at that time was Trump's Castle Casino
Resort) (the "Castle Acquisition") on October 7, 1996 by THCR Holdings, the partners in the Partnership were TC/GP,

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Inc., currently known as Trump Casinos II, Inc. ("TCI-II"), which had a 37.5% interest in the Partnership, Donald J. Trump ("Trump"), who had a 61.5% interest in the Partnership, and TCHI, which had a 1% interest in the Partnership. Trump, by virtue of his ownership of TCI-II and TCHI, was the beneficial owner of 100% of the common equity interest in the Partnership, subject to the right of holders of warrants for 50% of the common stock of TCHI (the "Castle Warrants") to acquire an indirect beneficial interest in 0.5% of the common equity interest in the Partnership. Subsequent to the Castle Acquisition, the partners in the Partnership are THCR Holdings, which has a 99% limited partnership interest in the Partnership, and TCHI, which has a 1% general partnership interest in the Partnership. THCR Holdings, by virtue of its ownership of TCHI, is the beneficial owner of 100% of the common equity interest in the Partnership.

     The Castle Acquisition has provided THCR with a significant presence in the Marina District, the principal focus of expansion in the Atlantic City gaming market (the "Atlantic City Market"). In addition, the Castle Acquisition has provided further opportunities for operational efficiencies and economies of scale and eliminated the perceived conflict of interest caused by the differing ownership of Trump Marina and the other THCR properties in Atlantic City: Trump Plaza Hotel and Casino ("Trump Plaza") and the Trump Taj Mahal Casino Resort (the "Taj Mahal"). Ownership of Trump Marina will enable THCR to retain patrons that may be drawn from The Boardwalk to the Marina District by new casino development in the Marina District. The Castle Acquisition has also enabled THCR to benefit from (i) the excellent condition of the current facilities at Trump Marina, which have been designed to accommodate additional development with minimal disruption to existing operations and (ii) the proximity of Trump Marina to the H-Tract.

     On October 23, 1996, Trump Casino Services, L.L.C., ("TCS"), Trump Plaza Associates ("Plaza Associates"), Trump Taj Mahal Associates ("Taj Associates") and the Partnership entered into an Amended and Restated Services Agreement pursuant to which TCS provides each of Plaza Associates, Taj Associates and the Partnership certain management, financial and other functions and services necessary and incidental to the respective operations of each of their casino hotels. Management believes that TCS's services to the Partnership will result in cost savings and operational synergies. Trump Communications, L.L.C. ("Trump Communications"), a New Jersey limited liability company and a subsidiary of TCS, was formed on January 31, 1997 for the purpose of realizing cost savings and operational synergies by consolidating advertisement functions of, and providing certain services to, each of Plaza Associates, Taj Associates and the Partnership.

     Management's recent retheming of Trump Marina is intended to build upon the casino's established customer base by attracting a younger crowd to the facility. In keeping with this initiative, management has aimed to differentiate Trump Marina from other Atlantic City casinos by offering contemporary entertainment attractions and introducing its current "Wild Side" marketing campaign. The "Wild Side" marketing program consists of a coordinated advertising, entertainment and marketing campaign that is geared toward a younger generation of patrons but will not exclude Trump Marina's established customer base. Management, which developed the "Wild Side" marketing program after careful study of the Atlantic City Market, seeks to accomplish its goals via an advertising campaign with a fun and youthful appeal, as well as providing varied and extensive contemporary entertainment in the Grand Cayman Ballroom, "The Shell" (a cabaret style theater), "The Wave" (a night club), "The Deck" (for outdoor summertime entertainment) and large outdoor performances billed as "Rock the Dock" concerts.

     By providing and maintaining a first-class facility and exceptional service, Trump Marina has earned the Five Star Diamond Award from the American Academy of Hospitality Sciences, the American Automobile Association's "Four Diamond" rating and a "Four Star" Mobil Travel Guide rating. Trump Marina provides a broadly diversified gaming and entertainment experience consistent with the "Trump" name and reputation for quality amenities and first-class service.

Atlantic City Market

     The Atlantic City Market has demonstrated continued growth despite the recent proliferation of new gaming venues across the country. The 12 casino hotels in Atlantic City generated approximately $3.91 billion in gaming revenues in 1997, an approximately 2.1% increase over 1996 gaming revenues of approximately $3.83 billion. From 1992 to 1997, total gaming revenues in Atlantic City have increased approximately 21.4%, while the number of hotel rooms increased by 25.5% during that period. Although total visitor volume to Atlantic City remained relatively constant in 1997, the volume of bus customers dropped to 9.4 million in 1997, continuing a decline from 11.7 million in 1991. The volume of customers traveling by other means to Atlantic City has grown from
20.4 million in 1992 to 34.3 million in 1997.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     The approximately $3.91 billion of gaming revenues produced by the 12 Atlantic City casino hotels in 1997 exceeded the approximately $3.77 billion of gaming revenues produced by all casinos on the Las Vegas Strip for the same period, even though the 12 Atlantic City casino hotels have less than one-quarter the number of hotel rooms of such Las Vegas Strip casinos.

     Due principally to an improved regulatory environment, the general improvement of economic conditions in 1995, 1996 and 1997 and existing high occupancy rates, significant investment in the Atlantic City Market has been initiated, occurring and/or announced. For example, the $88 million "Grand Boulevard" corridor features redesigned roadways, improved lighting, complete landscaping, a cascading waterfall and a 60 foot lighthouse tower with evening laser shows. In addition, The New Jersey Sports and Exposition Authority ("NJSEA") has overseen the development of the new Atlantic City Convention Center, which opened in May 1997 and is the largest exhibition space between New York City and Washington, D.C. The new Atlantic City Convention Center is located at the base of the Atlantic City Expressway. The existing Atlantic City Convention Center is scheduled to undergo a $50 million renovation, and the new Atlantic City Convention Center holds approximately 500,000 square feet of exhibit and pre-function space, 45 meeting rooms, various food- service facilities and a 1,600 car underground parking garage. Additionally, the State of New Jersey has commenced a long-term capital plan to upgrade and expand the Atlantic City International Airport. To date, approximately $18 million has been spent on renovation of the airport terminal and upgrades of the airport's access roads and parking facilities. The Partnership believes that Trump Marina's position as an Atlantic City attraction will enable it to attract a large portion of any increase in the number of potential casino hotel patrons.

THCR's Corporate Structure

     The partners of the Partnership are THCR Holdings, a Delaware limited partnership, and TCHI, a New Jersey corporation wholly owned by THCR Holdings. THCR Holdings is owned approximately 63% by THCR as both a general and limited partner, and approximately 37% by Trump. THCR Holdings' wholly owned subsidiaries include the following:

     o Trump Atlantic City Associates ("Trump AC") and its subsidiaries, Plaza Associates and Taj Associates. Plaza Associates owns and operates Trump Plaza, which also includes Trump World's Fair, located in Atlantic City, New Jersey. Taj Associates owns and operates the Taj Mahal, located in Atlantic City, New Jersey.

     o Trump Indiana, Inc. ("Trump Indiana"). Trump Indiana, which commenced operations in June 1996, owns and operates a riverboat gaming facility at Buffington Harbor, on Lake Michigan, Indiana.

     o The Partnership. The Partnership owns and operates Trump Marina, located in Atlantic City, New Jersey.

     o TCS. TCS, through a services agreement, provides to each of Plaza Associates, Taj Associates and the Partnership certain central management, financial and other functions and services necessary and incidental to the respective operation of each of their casino hotels.



--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                            ORGANIZATIONAL STRUCTURE

[Organizational chart of THCR and its subsidiaries is depicted here.]

                               [GRAPHIC OMITTED]

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                               THE EXCHANGE OFFER

The Exchange Offer .......  The Senior Note  Issuers are offering to exchange up to $62,000,000 aggregate principal amount of 10 1/4% Senior Secured Notes due 2003, Series B for up to $62,000,000 aggregate principal amount of its outstanding 10 1/4 Senior Secured Notes due 2003, Series A issued in reliance upon an exemption from registration under the Securities Act, and the TCHI Note Issuers are offering to exchange up to $5,000,000 aggregate principal amount of 10 1/4% Senior Secured Notes due 2003, Series B for up to $5,000,000 aggregate principal amount of its outstanding 10 1/4% Senior Secured Notes due 2003, Series A issued in reliance upon an exemption from registration under the Securities Act. The terms of the Exchange Notes will be substantially identical in all respects (including principal amount, interest rate, maturity and ranking) to the terms of the Original Notes for which they may be exchanged pursuant to the Exchange Offer, except that (i) the Exchange Notes will be freely transferable by Holders thereof except as provided herein (see "The Exchange Offer--Terms of the Exchange" and "The Exchange Offer--Terms and Conditions of the Letter of Transmittal ") and (ii) the Exchange Notes will be issued without any covenant regarding registration under the Securities Act.

                            Exchange Notes issued pursuant to the Exchange Offer
                               in exchange for the Original Notes may be offered for resale, resold and otherwise transferred by Holders thereof (other than any Holder which is
                               (i) an "affiliate" of the Issuers within the meaning of Rule 405 under the Securities Act,
                               (ii) a broker-dealer who acquired Original Notes directly from the Issuer or (iii) broker-dealers who acquired Original Notes as a result of market making or other trading activities) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such Exchange Notes are acquired in the ordinary course of such Holders' business and such Holders are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of such Exchange Notes.

Minimum Condition ........  The  Exchange  Offer  is not  conditioned  upon  any minimum aggregate principal amount of Original Notes being tendered for exchange.

Expiration Date ..........  The  Exchange  Offer will  expire at 5:00 p.m.,  New
                               York City time, on ____,1998 unless extended.

Exchange Date ............  The first date of  acceptance  for  exchange for the
                               Original Notes will be the first business day following the Expiration Date.

Conditions to the ........  The  obligation  of the  Issuers to  consummate  the
 Exchange Offer                Exchange Offer is subject to certain  conditions.
                               See  "The  Exchange   Offer--Conditions   to  the
                               Exchange Offer." The Issuers reserve the right to terminate or amend the Exchange Offer at any time prior to the Expiration Date upon the occurrence of any such condition.

Withdrawal Rights ........  Tenders  may be  withdrawn  at any time prior to the
                               Expiration Date. Any Original Notes not accepted for any reason will be returned without expense to the tendering Holders thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Procedures for Tendering
 Original Notes ..........  See "The Exchange Offer--How to Tender."

Federal Income
 Tax Consequences.........  The exchange of Original Notes for Exchange Notes by
                               Holders will not be a taxable exchange for federal income tax purposes, and Holders should not recognize any taxable gain or loss or any interest income as a result of such exchange.

Effect on Holders of
 Original Notes ..........  As a result of the  making of this  Exchange  Offer, and upon acceptance for exchange of all validly tendered Original Notes pursuant to the term of this Exchange Offer, the Issuers will have fulfilled a covenant contained in the terms of the Original Notes and the Registration Rights Agreement (the "Registration Rights Agreement ") dated as of April 17, 1998 between Funding, TCHI, the Partnership and the funds listed therein, and, accordingly, the holders of the Original Notes will have no further registration or other rights under the Registration Rights Agreement, except under certain limited circumstances. See "Original Notes Registration Rights." Holders of the Original Notes who do not tender their
                               Original Notes in the Exchange Offer will continue to hold such Original Notes and will be entitled to all the rights and limitations applicable thereto under the Indenture, dated as of April 17, 1998, among Funding, the Partnership, the funds listed therein and U.S. Bank National Association, as trustee (the "Senior Note Trustee"), relating to the Senior Original Notes and the Senior Exchange Notes (the "Senior Note Indenture"), and the Indenture, dated as of April 17, 1998, among TCHI, the Partnership, the funds listed therein and U.S. Bank National Association, as trustee (the "TCHI Note Trustee" and, together with the Senior Note Trustee, the "Trustee"), relating to the Original TCHI Notes and the Exchange TCHI Notes (the "TCHI
                               Note  Indenture"  and,  together  with the Senior
                               Note Indenture, the "Note Indentures"), as applicable. All untendered, and tendered but unaccepted, Original Notes will continue to be subject to the restrictions on transfer provided for in the Original Notes and the Note Indentures. To the extent that Original Notes are tendered and accepted in the Exchange Offer, the trading market, if any, for the Original Notes could be adversely affected. See "Risk Factors--Consequences of Failure to Exchange."


                               TERMS OF THE NOTES

     The Exchange Offer applies to $62,000,000 aggregate principal amount of Senior Original Notes and $5,000,000 aggregate principal amount of Original TCHI Notes. The form and terms of the Exchange Notes are the same as the form and terms of the Original Notes for which they may be exchanged except that the Exchange Notes will be registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof. The Exchange Notes will evidence the same debt as the Original Notes and will be entitled to the benefits of the Note Indentures. See "Description of the Senior Notes" and "Description of the TCHI Notes."


                                  SENIOR NOTES

Senior Note Issuer .......  Funding.

Senior Notes Offered .....  $62,000,000  aggregate  principal  amount of 10 1/4%
                               Senior Secured Notes due 2003.

Maturity Date ............  April 30, 2003.

Interest .................  10 1/4% per annum,  payable  in cash,  semi-annually in arrears, calculated one basis of a 360-day year consisting of twelve 30-day months.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Interest Payment Dates ...  April 30 and  October  31,  commencing  October  31,
                               1998.

Guarantor ................  The  Senior  Notes  are  fully  and  unconditionally guaranteed on a senior basis by the Partnership.

Optional Redemption ......  All, but not less than all, of both the Senior Notes and the TCHI Notes are redeemable concurrently at any time at 100% of the principal amount thereof, together with accrued and unpaid interest through the date of redemption. In addition, the Notes are subject at any time to redemption in
                               accordance   with  an  order  of  a  governmental
                               authority having jurisdiction over the Partnership's casino license.

Sinking Fund .............  None.

Change of Control ........  Upon the  occurrence  of a  Change  in  Control  (as defined in "Description of the Senior Notes--Certain Covenants--Purchase of Senior Notes Upon Change of Control"), each holder of Notes may require the Issuers to repurchase such holder's Notes at 101% of the principal amount thereof, together with accrued and unpaid interest and Liquidated Damages, if any, to the date of repurchase.

Security .................  Funding's  payment   obligations  under  the  Senior
                               Notes, and the guarantee thereof by the Partnership, will be secured on a senior basis by substantially all of the real and personal property owned or leased by the Partnership. The liens securing the Notes will be senior to the liens securing the Mortgage Notes and the PIK Notes.

Non-recourse .............  No  direct   or   indirect   stockholder,   partner,
                               employee, officer or director, as such, past, present or future, of the Issuers or any successor entity shall have any personal liability in respect of the obligations of the Issuers under the Note Indentures, the Notes or the guarantees thereof by reason of the status as such stockholder, partner, employee, officer or director except to the extent such party is an Issuer.

Certain Covenants ........  The Senior Note Indenture contains certain covenants which, among other things,

                            o limit the Partnership and its subsidiaries' ability to incur certain indebtedness unless, among other things, the Partnership's Consolidated Fixed Charge Coverage Ratio (as defined) for the four full fiscal quarters immediately preceding such event, taken as one period, would have been at least equal to the ratios set forth in the Senior Note Indenture, subject to certain exceptions;

                            o      limit  Funding,   the   Partnership  and  its
                                   subsidiaries' ability to incur certain liens, subject to certain exceptions;

                            o limit the making of certain dividends, distributions and other restricted payments by Funding, the Partnership and its subsidiaries;

                            o restrict the Partnership and its subsidiaries from engaging in certain leasing activities;

                            o limit the issuance of preferred stock by the Partnership's subsidiaries;

                            o limit transactions by Funding, the Partnership and its subsidiaries with affiliates of Funding or the Partnership (other than wholly owned subsidiaries);

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                            o      restrict   the   disposition   of  assets  or
                                   property to the Partnership's subsidiaries;

                            o limit business or investment activities in which the Partnership and its subsidiaries may engage to those relating to Trump Marina;

                            o restrict the payment of a Services Fee (as defined) under the Services Agreement (as defined); and

                            o limit Funding and the Partnership's ability to merge or sell all or substantially all of their assets.

Events of Default ........  Events of Default  include (i) default in payment of interest when due for a period of 30 days; (ii) default in payment of principal or premium, if any, when due; (iii) default in the performance or breach of certain specific covenants, including those relating to merger or sale of assets, failure to make or consummate a Change of Control Offer or a required purchase of Mortgage Notes or PIK Notes as required; (iv) default in the performance or breach of certain other covenants of Funding and the Partnership (other than those specifically covered elsewhere in the Senior Note Indenture) for 30 days after notice;
                               (v) certain events of bankruptcy, insolvency or reorganization relating to Funding or the Partnership or significant subsidiaries, which, if involuntary, continue for 60 days; (vi) revocation, suspension or loss of certain permits resulting in a cessation of a substantial portion of the operations of Trump Marina for more than 90 consecutive days; (vii) acceleration prior to the maturity of certain indebtedness or the default in the payment when due of certain indebtedness of Funding, the Partnership or its subsidiaries; (viii) the cessation of any guarantee to be in full force and effect or enforceable in accordance with its terms; and
                               (ix) certain events of default under the documents governing the Mortgage Notes and the PIK Notes. An Event of Default (as defined) under the Senior Note Indenture could permit acceleration of the TCHI Notes, the Mortgage Notes and the PIK Notes and acceleration of certain other existing or future indebtedness of the Issuers and their affiliates under other instruments that may contain cross-acceleration or cross-default provisions. See "Risk Factors--Restrictions on Certain Activities."

Modification of
 Indenture ...............  Amendments   to  the  Senior  Note   Indenture   are
                               permitted with the consent of the holders of not less than a majority of the principal amount of the outstanding Senior Notes; provided, however, that the consent of all holders is required to make certain changes, including those that would change the time of payment of interest or principal or reduce the principal amount or interest rate payable on any Senior Note, reduce the percentage in principal amount of outstanding Senior Notes the consent of whose holders is required for any modification or waiver, modify the obligation of Funding or the Partnership to make and consummate a Change of Control Offer, modify any of the provisions regarding modifications and amendments or the percentage of the Senior Notes required for any waiver or, except as permitted in the Senior Note Indenture, consent to the assignment or transfer by Funding or the Partnership of any of its rights and obligations under the Senior Note Indenture. Certain changes may be made without the consent of the holders, for example to cure any ambiguities in the documents that do not adversely affect the rights of the holders.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                   TCHI NOTES

TCHI Note Issuer .........  TCHI.

TCHI Notes Offered .......  $5,000,000  aggregate  principal  amount  of 10 1/4%
                               Senior Secured Notes due 2003.

Guarantor ................  The  TCHI   Notes  are  fully  and   unconditionally
                               guaranteed on a senior basis by the Partnership.

Other ....................  Terms  The form and  terms  of the  TCHI  Notes  are substantially similar to the form and terms of the Senior Notes. For additional information regarding the Notes, see "Description of the Senior Notes" and "Description of the TCHI Notes."

Original Notes Registration Rights

     Pursuant to the Registration Rights Agreement, the Issuers agreed (i) to file a Registration Statement on or prior to July 17, 1998 with respect to the Exchange Offer, (ii) to use its reasonable best efforts to cause such Registration Statement to be declared effective under the Securities Act on or prior to September 21, 1998 and (iii) upon the Registration Statement being declared effective, to offer the Exchange Notes in exchange for surrender of the Original Notes. In certain circumstances, the Issuers will be required to provide a shelf registration statement (the "Shelf Registration Statement") to cover resales of the Original Notes by the Holders thereof. If the Issuers do not comply with their obligations under the Registration Rights Agreement, they will be required to pay Liquidated Damages to Holders of the Original Notes under certain circumstances. See "Original Notes Registration Rights."

Use of Proceeds

     There will be no proceeds to the Issuers from the exchange pursuant to the Exchange Offer. The proceeds from the issuance of the Original Notes were used to redeem all of the issued and outstanding 11 1/2% Senior Notes due 2000 of Funding (the "Old Senior Notes") at 100% of their principal amount, to repay the Partnership's term loan with a bank (the "Term Loan") in full and for the Partnership's general working capital requirements.

Risk Factors

     See "Risk Factors" for a description of certain factors that should be considered by participants in the Exchange Offer.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                          SUMMARY FINANCIAL INFORMATION

Summary Pro Forma Financial Information


     The following table sets forth certain unaudited pro forma financial information of the Partnership (a) for the year ended December 31, 1997 and (b) for the six months ended June 30, 1998. The results set forth for the interim period are not necessarily indicative of the results for the full year. All financial information should be read in connection with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated and condensed financial statements and the related notes thereto all of which are included elsewhere in this Prospectus.


                                                                                 Pro Forma (1)
                                                                                 -------------
                                                                     Year Ended             Six Months
                                                                  December 31, 1997    Ended June 30, 1998
                                                                  -----------------    -------------------
                                                                         (dollars in thousands)
                                                                              (Unaudited)
Statement of Operations Data:
  Net Revenues ...............................................       $ 284,676               $ 133,444
  Depreciation and Amortization ..............................          17,089                   8,198
  Income from Operations .....................................          21,516                  11,998
  Interest Expense, net ......................................         (49,416)                (25,025)
  Net Loss ...................................................         (27,900)                (13,027)

Other Data:
  Deficiency in Earnings to Fixed Charges (2) ................       $ (27,900)              $ (13,027)
  EBITDA (3) .................................................       $  40,006               $  20,724

Balance Sheet Data (at end of period):(5)
  Cash .......................................................            --                 $  19,148
  Total Assets ...............................................            --                   542,075
  Total Long-Term Debt, Net of Current Maturities ............            --                   360,887(4)

  Total Capital ..............................................            --                   120,670


----------

(1) The Pro Forma Statement of Operations Data and Other Data give effect to the Exchange Offer as if the same had occurred as of the beginning of the respective period.


(2)    For the  purposes of  computing  this ratio,  earnings  consist of income
       (loss) before income taxes, extraordinary items, and fixed charges, adjusted to exclude capitalized interest. Fixed charges consist of interest expense, including amounts capitalized, and the portion of operating lease rental expense that is representative of the interest factor (deemed to be one-third of operating lease rental expense).


(3) EBITDA represents income from operations before interest expense, taxes, depreciation, amortization, non-operating income, and the noncash write-down of the New Jersey Casino Reinvestment Development Authority ("CRDA") investments. EBITDA should not be construed as an alternative to net income or any other measure of performance determined in accordance with generally accepted accounting principles or as an indicator of the Partnership's operating performance, liquidity or cash flows generated by operating, investing and financing activities. Management has included information concerning EBITDA as management understands that it is used by certain investors as one measure of the Partnership's historical ability to service its debt.



(4)    Net of unamortized discount of $35,563.

(5) As the Senior Notes which will be exchanged for the existing notes are identical in terms, actual and pro forma Balance Sheet Data are the same as of June 30, 1998.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Summary Financial Information of the Partnership


     The following table sets forth (a) certain historical consolidated financial information of the Partnership for the years ended December 31, 1993, 1994, 1995, the period from January 1, 1996 through October 6, 1996, the period from October 7, 1996 (the date of the Castle Acquisition) through December 31, 1996 and the year ended December 31, 1997 and (b) certain unaudited financial information of the Partnership for the six months ended June 30, 1997 and 1998. The results set forth for the interim period are not necessarily indicative of the results for the full year. All financial information should be read in connection with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated and condensed financial statements and the related notes thereto all of which are included elsewhere in this Prospectus.



                                                                       Historical
                              --------------------------------------------------------------------------------------------------
                                                               Period from   Period from
                                                                January 1,    October 7,                         Six Months
                                  Years Ended December 31,     1996 through  1996 through    Year Ended        Ended June 30,
                              --------------------------------   October 6,   December 31,   December 31,   --------------------
                               1993(1)      1994        1995       1996         1996(2)         1997          1997        1998
                              --------    --------    --------    --------      --------      --------      --------    --------
                                                Predecessor                                       Successor
                                                                (dollars in thousands)
Statement of Operations Data:
  Net Revenue ............... $270,888    $281,553    $302,228    $214,727      $ 54,746      $284,676      $143,463    $133,444
  Depreciation and
    Amortization ............   16,425      14,437      14,639      12,253         4,819        17,089(4)      8,725       8,198(4)
  Income (Loss) from
    Operations ..............   27,866      28,824      34,361       7,036        (2,467)       21,516(4)     11,114      11,998(4)
  Other Income ..............     --          --          --         3,000          --            --            --          --
  Interest Expense, net .....   56,251      43,537      45,513      36,563        11,336        49,440        24,368      24,996
  Net Loss ..................  (28,385)    (14,713)    (11,152)    (26,527)      (13,803)      (27,924)(4)   (13,254)    (12,998)(4)

Other Data:
  EBITDA (3) ................ $ 45,359    $ 44,951    $ 50,656    $ 20,304      $  2,710      $ 40,006      $ 20,415    $ 20,724
  Capital Expenditures ......   10,396       8,257       6,874       4,235           362         5,972         1,397       1,147

Balance Sheet Data
 (at end of periods):
  Total Assets .............. $375,935    $368,797    $370,581    $363,468      $548,011      $541,406      $549,759    $542,075
  Total Long-Term Debt, net
    of Current Maturities ...  309,794     314,433     323,015     330,665       335,584       341,343       335,923     360,887
  Total Capital (Deficit) ...   31,678      16,965       5,813     (20,714)      166,592       133,668       148,338     120,670

Operating Data
 (at end of period):
  Casino Square Footage .....   70,000      73,080      74,829      75,884        75,884        75,884        75,884      75,884
  Number of Hotel Rooms .....      725         725         728         728           728           728           728         728
  Hotel Occupancy Rate ......     88.0%       84.3%       88.5%       91.9%         84.0%         90.3%         86.3%       83.9%


----------
(1)  On  December  28,  1993,  the  Partnership  and  its  affiliated   entities
     consummated the Castle Recapitalization, which materially affects the comparability of the information set forth above.

(2) Pursuant to the terms of the Agreement dated as of June 24, 1996, as amended, between THCR Holdings and entities owned by Trump, THCR Holdings acquired on October 7, 1996 all of the outstanding equity interest of the Partnership. The Castle Acquisition has been accounted for as a purchase. For his equity interest in the Partnership, Trump received a 15.33863% limited partnership interest in THCR Holdings valued at $168,126,000, which is exchangeable into 5,837,700 shares of THCR Common Stock. The excess of the purchase price over the fair value of the net assets acquired of $196,109,000 (including transaction costs, the purchase of the outstanding TCHI warrants and the historical negative book value of the Partnership of $20,714,000) has been recorded on the books of the Partnership and has been allocated to property, plant and equipment based upon an appraisal. As a result of the Castle Acquisition, a new basis of accounting was established and financial statements prior to October 7, 1996 are presented as Predecessor financial statements. The financial statements from October 7, 1996 are presented as Successor financial statements.


(3) EBITDA represents income from operations before interest expense, taxes, depreciation, amortization, non-operating income and non-cash write-down of CRDA investments. EBITDA as presented may not be comparable to EBITDA as defined and presented by other companies. EBITDA should not be construed as an alternative to net income or any other measure of performance determined in accordance with generally accepted accounting principles or as an indicator of the Partnership's operating performance, liquidity or cash flows generated by operating, investing and financing activities. Management has included information concerning EBITDA, as


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


     management understands that it is used by certain investors as one measure of the Partnership's historical ability to service its debt. The historical consolidated Statements of Cash Flows includes the following cash flow data:



                                                                           Years Ended December 31,
                                        --------------------------------------------------------------------------------------------
                                                                        Period from  Period from
                                                                          January 1   October 7
                                                                        1996 through 1996 through  Year Ended       Six Months
                                                                          October 6,  October 31,  December 31,    Ended June 30,
                                         1993        1994       1995        1996         1996         1997        1997        1998
                                         ----        ----       ----        ----         ----         ----        ----        ----
Net Cash Flows Provided by
  (Used in) Operating
  Activities .......................    (9,081)      9,290     13,065       5,624       (7,190)      14,006       8,142       3,793

Net Cash Flows Used in
  Investing Activities .............   (13,354)    (10,607)    (9,679)     (6,378)        (759)      (9,245)     (3,069)     (2,686)

Net Cash Flows Provided by
  (Used in) Financing
  Activities .......................    19,264        --       (1,470)       (911)       3,956       (5,669)     (4,120)     (3,569)

----------
(4) During the second quarter of 1997, the Partnership revised its estimates of the useful lives of buildings, building improvements and furniture and fixtures which were acquired in 1996. Buildings and building improvements were reevaluated to have a forty year life and furniture and fixtures were determined to have a five to seven year life. During 1997 and the six months ended June 30, 1998, the net effect of applying these new lives was to decrease the net loss by approximately $4,226,000 and $1,409,000, respectively.

--------------------------------------------------------------------------------

                                  RISK FACTORS

     In addition to the other information set forth elsewhere in this Prospectus, before tendering their Original Notes for the Exchange Notes offered hereby, Holders of Original Notes should consider carefully the following factors, which may be generally applicable to the Original Notes as well as the Exchange Notes. This Prospectus contains forward-looking statements which involve risks and uncertainties. The Issuers' actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth in the following risk factors and elsewhere in this Prospectus.

High Leverage and Fixed Charges


     The Partnership has a substantial amount of indebtedness on a consolidated basis. At June 30, 1998, the Partnership's consolidated indebtedness for borrowed money totaled approximately $362.8 million, principally representing the Notes, the Mortgage Notes and the PIK Notes. The Partnership's ratio of consolidated earnings to fixed charges was insufficient to cover fixed charges by $13.0 million for the six months ended June 30, 1998. As of June 30, 1998, the Partnership's debt to partner's capital ratio was 3.01.

     In addition, the Partnership may incur up to an additional $5.0 million under its Working Capital Facility (as defined in the indentures governing the Mortgage Notes (the "Mortgage Note Indenture") and the PIK Notes (the "PIK Note Indenture")). Obligations under the Working Capital Facility may be secured by liens senior to the liens securing the Mortgage Notes and liens that are on a pari passu basis with the liens securing the Notes. If the Partnership were to draw down the additional $5.0 million available under the Working Capital Facility, the aggregate principal amount of its indebtedness would be increased by $5.0 million. As a result, its debt service burden would increase. At June 30, 1998, none of the Partnership's indebtedness is senior or pari passu to the Senior Notes and the TCHI Notes.


     Funding's ability to pay cash interest on the Senior Notes, the Mortgage Notes and the PIK Notes and TCHI's ability to pay cash interest on the TCHI Notes will be dependent upon the Partnership's ability to generate enough cash from operations sufficient for such purposes. See "--Risk in Refinancing and Repayment of Indebtedness; Need for Additional Financing."

     The substantial consolidated indebtedness and fixed charges of the Partnership may limit its ability to respond to changing business and economic conditions, to fund capital expenditures for future expansion or otherwise, either through cash flow or additional indebtedness, to absorb adverse operating results or to maintain its facilities at an operating level that will continue to attract patrons. Future operating results are subject to significant business, economic, regulatory and competitive uncertainties and contingencies, many of which are outside the Partnership's control. In addition, in the absence of the Working Capital Facility, the Partnership may be unable to meet its liquidity needs, which fluctuate due to the seasonality of the Partnership's business.

Holding Company Structure

     Funding has no material assets and TCHI is a holding company, the principal asset of which is its partnership interest in the Partnership, and it has no independent means of generating revenue. The Partnership's ability to make payments to meet its cash needs may be restricted by, among other things, the regulations of the New Jersey Casino Control Commission (the "CCC") and the covenants contained in the Senior Note Indenture, the TCHI Note Indenture, the Mortgage Note Indenture and the PIK Note Indenture.

Limitations On Ability To Realize On Collateral

     If there is an Event of Default under the Note Indentures, the Senior Note Mortgage, the TCHI Note Mortgage (together with the Senior Note Mortgage, the "Note Mortgages"), the Senior Guarantee Mortgage or the TCHI Guarantee Mortgage (together with the Senior Guarantee Mortgage, the "Guarantee Mortgages") (collectively, the "Note Agreements"), the Senior Note Trustee and the TCHI Note Trustee will have the right, subject to the requirements of the New Jersey Casino Control Act and the regulations promulgated thereunder (the "Casino Control Act"), to enforce the rights and remedies contained in the Note Agreements. Because the Partnership Notes and the Guarantees are non-recourse with respect to the partners of the Partnership and their assets, the

Senior Note Trustee's and the TCHI Note Trustee's rights and remedies may be exercised solely with respect to the assets subject to the lien of the Note Agreements. Trump Marina may also be encumbered by the mortgages which would secure the remaining $5 million Working Capital Facility, if obtained. Accordingly, the net amount realized in any foreclosure sale for the benefit of holders of the Notes will be only that amount which remains after payment of all amounts then due and owing to creditors having security interests in the collateral senior to the liens of the Note Mortgages and the Guarantee Mortgages and certain taxes and other items. There can be no assurance that a foreclosure on the Note Mortgages or the Guarantee Mortgages would produce proceeds in an amount that would be sufficient to pay the principal of, and accrued interest on, the Notes.

     Certain Regulatory Considerations. No person can hold a casino license in the State of New Jersey unless found qualified to do so by the CCC. If the Senior Note Trustee or the TCHI Note Trustee sought to acquire collateral relating to an ongoing casino operation in a foreclosure sale or otherwise, the Senior Note Trustee or the TCHI Note Trustee, as applicable, would be required to comply with the licensing requirements of the Casino Control Act, including the requirement that it hold a casino license.

     The Senior Note Trustee or the TCHI Note Trustee would be required to make application to the CCC for interim casino authorization before it acquires such assets. If interim casino authorization is denied, the Senior Note Trustee or the TCHI Note Trustee, as applicable, would not be permitted to acquire such assets. If interim casino authorization is granted, the Senior Note Trustee or the TCHI Note Trustee, as applicable, could acquire such assets subject to an interim casino authorization trust. If casino licensure is subsequently granted, the interim casino authorization trust would no longer be operative, and the Senior Note Trustee or the TCHI Note Trustee, as applicable, would be permitted to acquire such assets. If casino licensure is thereafter denied, the interim casino authorization trustee would be required to dispose of all property subject to the interim casino authorization trust.

     In addition, in any foreclosure sale or subsequent resale by the Senior Note Trustee or the TCHI Note Trustee, licensing requirements under the Casino Control Act may limit the number of potential bidders and may delay any sale, either of which events could have an adverse effect on the sale price of such collateral. See "Business--Gaming and Other Laws and Regulations."

     Certain Bankruptcy Limitations. The right of the Senior Note Trustee and the TCHI Note Trustee under the Note Agreements to repossess and dispose of the collateral upon the occurrence of an event of default on the Notes is likely to be significantly impaired by applicable bankruptcy law if a bankruptcy proceeding were to be commenced by or against TCHI, Funding or the Partnership prior to the Senior Note Trustee's or the TCHI Note Trustee's, as applicable, having repossessed and disposed of the collateral. Under applicable bankruptcy law, secured creditors such as the holders of the Notes are prohibited from repossessing their security from a debtor in a bankruptcy case, or from disposing of security repossessed from such debtor, without bankruptcy court approval. Moreover, applicable bankruptcy law permits the debtor to continue to retain and to use collateral even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given "adequate protection." The meaning of the term "adequate protection" may vary according to circumstances, but it is intended in general to protect the value of the secured creditor's interest in the collateral and may include cash payments or the granting of additional security, if and at such times as the court in its discretion determines, for any diminution in the value of the collateral as a result of the stay of repossession or disposition or any use of the collateral by the debtor during the pendency of the bankruptcy case. In view of the lack of a precise definition of the term "adequate protection" and the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments under the Notes could be delayed following commencement of a bankruptcy case, whether or when the Senior Note Trustee or the TCHI Note Trustee, as applicable, could repossess or dispose of the collateral or whether or to what extent holders of the Notes would be compensated for any delay in payment or loss of value of the collateral through the requirement of "adequate protection."

Risk in Refinancing and Repayment of Indebtedness; Need for Additional Financing

     The ability of Funding and TCHI, as applicable, to pay the principal of the Senior Notes, the TCHI Notes, the Mortgage Notes and the PIK Notes when due will depend upon either the Partnership's ability to generate cash from operations sufficient for such purpose or to refinance such indebtedness on or before the date on which it becomes due. The Partnership does not currently anticipate being able to generate sufficient cash flow from its operations to repay a substantial portion of the principal amount of the Senior Notes, the TCHI Notes, the Mortgage

Notes and the PIK Notes at maturity. Thus, the repayment of the Senior Notes, the TCHI Notes, the Mortgage Notes and the PIK Notes is likely to be dependent primarily upon the ability to refinance the Senior Notes, the TCHI Notes, the Mortgage Notes and the PIK Notes when due. The Partnership's future operating performance and ability to refinance the Senior Notes, the TCHI Notes, the Mortgage Notes and the PIK Notes will be subject to the then prevailing economic conditions, industry conditions and numerous other financial, business and other factors, many of which are beyond the control of the Partnership, Funding or TCHI. There can be no assurance that the future operating performance of the Partnership will be sufficient to meet these repayment obligations or that the general state of the economy, the status of the capital markets generally or the receptiveness of the capital markets to the gaming industry and to the Partnership will be conducive to refinancing the Senior Notes, the TCHI Notes, the Mortgage Notes and the PIK Notes or other attempts to raise capital. The Mortgage Notes and the PIK Notes are expressly subordinated to the indebtedness of the Senior Notes and the TCHI Notes.

Risks Associated with a Change of Control

     The Senior Note Indenture and the TCHI Note Indenture contain provisions relating to certain changes of control of TCHI, Funding and the Partnership. Upon the occurrence of any such change of control, the Issuers would be obligated to make an offer to purchase all of the Notes then outstanding at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase. The Mortgage Note Indenture and the PIK
Note Indenture contain comparable provisions. There can be no assurance that funds necessary to effect such a purchase would be available if such an event were to occur. See "Description of the Senior Notes."

Restrictions on Certain Activities

     The Senior Note Indenture, the TCHI Note Indenture, the Mortgage Note Indenture and the PIK Note Indenture impose restrictions on the ability of Funding, the Partnership and TCHI. Generally, these restrictions relate to the incurrence of additional indebtedness, the distribution of cash and/or property to the Partnership's partners and the repayment or repurchase of pari passu or junior securities, investments, mergers and sales of assets and the creation of liens. These restrictions could limit the ability of the Partnership to respond to changing business and economic conditions. A failure to comply with any of these obligations could also result in an Event of Default under the Senior Note Indenture, the TCHI Note Indenture, the Mortgage Note Indenture or the PIK Note Indenture, which could permit acceleration of the Senior Notes, the TCHI Notes, the Mortgage Notes or the PIK Notes. In addition, additional borrowings under the Working Capital Facility could contain affirmative and negative covenants customary to loan documentation for highly leveraged companies, which covenants could be more restrictive than those contained in the Senior Note Indenture, the TCHI Note Indenture, the Mortgage Note Indenture and the PIK Note Indenture.

Risks Associated with Use of Proceeds

     The proceeds from the issuance of the Original Notes were used to redeem all of the issued and outstanding Old Senior Notes at 100% of their principal amount, to repay the Term Loan in full and for the Partnership's general working capital requirements. The Partnership, Funding and TCHI will not receive any proceeds from the offering of the Exchange Notes.

Reliance Upon Partnership Notes for Payments on the Notes

     TCHI will be entirely dependent upon payments with respect to the Senior Partnership Upstream Note (the "Senior Partnership Upstream Note") issued by the Partnership in favor of TCHI to provide a source for the payment of principal of, premium, if any, or interest on the TCHI Notes. Funding will be entirely dependent upon payments with respect to the Senior Partnership Note (the "Senior Partnership Note") issued by the Partnership in favor of Funding to provide a source for the payment of principal of, premium, if any, or interest on the Senior Notes. As a result, TCHI and Funding may be unable to gain access to the cash flow or assets of the Partnership in an amount sufficient to pay interest on the TCHI Notes and the Senior Notes, as applicable, in cash and to pay the principal of, or premium, if any, on the TCHI Notes and the Senior Notes, as applicable, when due.

Historical Results; Past Net Losses


      The Partnership. The Partnership had net losses of $28.4 million, $14.7 million, $11.2 million, $40.3 million and $27.9 million for the years ended December 31, 1993, 1994, 1995, 1996 and 1997, respectively, and a net loss of $13.0 million for the six months ended June 30, 1998. The Partnership had a working capital deficit of $2.1 million, $1.0 million, $0.6 million, $14.3 million and $34.4 million at December 31, 1993, 1994, 1995, 1996 and 1997 and $23.9 million at June 30, 1998, respectively.

     1992 and 1993 Recapitalizations. On May 29, 1992, TCI-II, Funding and the Partnership restructured their indebtedness through a prepackaged plan of reorganization under Chapter 11 of the Bankruptcy Code to alleviate certain liquidity problems (attributable, in part, to the overall deterioration in the Atlantic City Market experienced prior to such time, aggravated by an economic recession in the Northeast and the Persian Gulf War), to improve the amortization schedule and to extend the maturity of the Partnership's indebtedness (the "Plan"). In December 1993, the Partnership, Funding and certain affiliated entities completed a recapitalization of their debt and equity capitalization (the "Castle Recapitalization"). The purpose of the Castle Recapitalization was (i) to improve the debt capitalization of the Partnership and, initially, to decrease its cash charges, (ii) to provide the holders of the units (comprised of $1,000 principal amount of Funding's 9 1/2% Mortgage Bonds due 1998 and one share of TCI-II's common stock (collectively, the "Units")) who participated in the exchange offer in connection with the Castle Recapitalization with a cash payment of $6.19 and securities having a combined principal amount of $905 for each Unit and (iii) to provide Trump with beneficial ownership of 100% of the common equity interests in the Partnership (subject to the rights of holders of the Castle Warrants).


     As a result of the Castle Recapitalization, TCI-II had a 37.5% equity interest in the Partnership, Trump had a 61.5% equity interest in the Partnership and TCHI had a 1% equity interest in the Partnership; accordingly, through his ownership of 100% of TCI-II and TCHI, Trump was the beneficial owner of 100% of the equity interests in the Partnership (subject to the rights of the holders of the Castle Warrants). Also as a consequence of the Castle Recapitalization, the principal amount of the Partnership's debt was reduced, and, initially, the Partnership's cash charges were reduced. Upon the consummation of the Castle Recapitalization, the Partnership's outstanding debt, on a consolidated basis, consisted of the $38 million outstanding on the Term Loan, $27 million principal amount outstanding of its Old Senior Notes, the approximately $242 million principal amount outstanding of the Mortgage Notes and the approximately $50 million principal amount outstanding of the PIK Notes.

     PIK Note Acquisition. On June 23, 1995, the Partnership entered into an agreement with Hamilton Partners, L.P. ("Hamilton") which granted the Partnership an option (the "Option") to acquire the PIK Notes owned by Hamilton (the "Option Agreement"). The Option was granted to the Partnership in consideration of $1.9 million of aggregate payments to Hamilton. The Option was exercisable at a price equal to 60% of the aggregate principal amount of the PIK Notes delivered by Hamilton, with accrued but unpaid interest, plus 100% of the PIK Notes issued to Hamilton as interest subsequent to June 23, 1995. Pursuant to the terms of the Option Agreement, upon the occurrence of certain events within 18 months of the time the Option is exercised, the Partnership was required to make an additional payment to Hamilton of up to 40% of the principal amount of the PIK Notes. On May 21, 1996, the Partnership assigned the Option to THCR Holdings, which, on that same date, exercised the Option and acquired approximately 90% of the then outstanding PIK Notes for approximately $38.7 million, in exchange for which THCR Holdings received an aggregate of approximately $59.3 million principal amount of PIK Notes.

     Castle Acquisition. On October 7, 1996, THCR Holdings acquired from Trump all of the outstanding equity of the Partnership. The following transactions were effected in connection with the Castle Acquisition:

          (i) Trump contributed to THCR Holdings his 61.5% equity interest in the Partnership, in consideration of which he received a 9.52854% limited partnership interest in THCR Holdings, exchangeable into 3,626,450 shares of THCR's Common Stock, par value $.01 per share (the "THCR Common Stock") (valuing each such share at $30.00 (the "THCR Stock Contribution Value"));

          (ii) TCI-II contributed to THCR Holdings its 37.5% equity interest in the Partnership in consideration of which it received a 5.81009% limited partnership interest in THCR Holdings, exchangeable into 2,211,250 shares of THCR Common Stock (valuing each such share at the THCR Stock Contribution Value); and

          (iii) THCR-TCHI Merger Corp., a Delaware corporation and a wholly owned subsidiary of THCR Holdings ("Castle Merger Sub"), merged (the "TCHI Merger") with and into TCHI (holder of a 1% equity interest in the Partnership) whereupon (x) each share of TCHI Common Stock outstanding immediately prior to the TCHI Merger was converted into the right to receive $.8845 in cash (the "TCHI Consideration") and each share of common stock of Castle Merger Sub was converted into the right to receive one share of common stock of the surviving corporation of the TCHI Merger and (y) each holder of the Castle Warrants issued under a warrant agreement, dated as of December 30, 1993, between TCHI and First Bank National Association, now known as U.S. Bank National Association, as warrant agent, became entitled to receive, for each former share of TCHI Common Stock for which each Castle Warrant was exercisable, an amount in cash equal to the TCHI Consideration.

     In the aggregate, Trump received (i) a limited partnership interest in THCR Holdings convertible into 5,837,700 shares of THCR Common Stock and (ii) $884,550 in cash. On October 7, 1996, the closing sale price of the THCR Common Stock on the New York Stock Exchange was $22.625 per share.

     As a result of the Castle Acquisition, on October 7, 1996, THCR's and Trump's beneficial equity interest in THCR Holdings was approximately 63.4% and 36.6%, respectively, and Trump's beneficial equity interest in THCR Holdings was exchangeable into 13,918,723 shares of THCR Common Stock. The Castle Acquisition was approved by the stockholders of THCR on September 30, 1996.

     April 1998 Refinancing. On April 17, 1998, the Partnership, Funding and TCHI refinanced the Old Senior Notes and the Term Loan by issuing the Senior Notes and the TCHI Notes. The proceeds from the issuance of the Senior Notes and the TCHI Notes were used to redeem all of the issued and outstanding Old Senior Notes at100% of their principal amount, to repay the Term Loan in full and for the Partnership's general working capital requirements.

Control and Involvement of Trump

     Trump's Substantial Voting Power. Through his beneficial ownership of THCR's Class B Common Stock, par value $.01 per share (the "THCR Class B Common Stock"), Trump exercises considerable influence over the affairs of THCR and controls approximately 38.2% of the total voting power of THCR. Management believes that the involvement of Trump in the affairs of THCR is an important factor that will affect the prospects of the Partnership. Following the offering of the Exchange Notes, Trump will continue to pursue, develop, control and conduct all of his gaming business through THCR.

     Reliance on Trump. Management believes that Trump's financial condition and general business success, together with the public's perception of such success, may be relevant to the success of the Partnership, due in part to the marquee value of the "Trump" name, even though Trump has no obligation to contribute funds to THCR, THCR Holdings or the Partnership and is not providing any personal guarantees in connection with the Exchange Offer. The association of the "Trump" name with high quality amenities and first class service at Trump Marina could be diminished in the event that Trump experienced business reversals or the public perceived such reversals, and, accordingly, the value of a holder's Notes could be adversely affected. Moreover, if the CCC at any time finds Trump to be financially unstable under the Casino Control Act, the CCC is authorized to take any necessary public action to protect the public interest, including the suspension or revocation of the casino license of the Partnership. As security for certain of his personal indebtedness, Trump has pledged, and caused Trump Casinos, Inc. ("TCI") to pledge, all of their interests in THCR and THCR Holdings. In the event that Trump is unable to pay such indebtedness when due, subject to applicable regulatory approval, such lenders would have the right to foreclose on the pledged THCR Class B Common Stock and the pledged limited partnership interests in THCR Holdings and cause such limited partnership interests to be converted into shares of THCR Common Stock, and to have such shares registered for resale under the Securities Act of 1933, as amended.

Competition

     The Atlantic City Market. Competition in the Atlantic City casino hotel market is intense. Trump Marina, Trump Plaza and the Taj Mahal (collectively, the "Atlantic City Properties") compete with each other and with other casino hotels located in Atlantic City. Trump Plaza and the Taj Mahal are wholly owned by THCR Holdings, the parent of the Partnership. At present, there are 12 casino hotels located in Atlantic City, including the Atlantic City Properties, all of which compete for patrons. In addition, there are several sites on The Boardwalk and in the Marina District on which casino hotels could be built in the future and various applications for casino licenses have been filed and announcements with respect thereto made from time to time (including a casino resort by Mirage Resorts Incorporated ("Mirage") to be built in the Marina District and a casino resort by MGM Grand, Inc. to be built on The Boardwalk), although management is not aware of any current construction on such sites by third parties. Substantial new expansion and development activity has recently been completed or has been announced in Atlantic City, including the expansion at Harrah's, Hilton, Caesar's, Resorts, Tropicana and Bally's Wild West Casino, which intensifies competitive pressures in the Atlantic City Market. While management believes that the addition of hotel capacity would be beneficial to the Atlantic City Market generally, there can be no assurance that such expansion would not be materially disadvantageous to the Atlantic City Properties. There also can be no assurance that the Atlantic City development projects which are planned or underway will be completed.

     Total Atlantic City gaming revenues have increased in each of the past five years. The following table illustrates this growth in gaming revenues as well as the growth in the number of table games and slot machine units during the past five years:

                                              1993           1994          1995           1996          1997
                                           ----------     ----------    ----------     ----------    ----------
Gross Gaming Revenue
  (dollars in thousands) .............     $3,301,367     $3,432,953    $3,759,220     $3,825,312    $3,917,847
    Increase from Prior Year .........           2.6%           4.0%          9.5%           1.8%          2.4%
Number of Table Games ................          1,243          1,305         1,307          1,377         1,460
    Increase from Prior Year .........           4.3%           5.0%          0.2%           5.4%          6.0%
Number of Slot Machines ..............         24,187         25,893        28,462         31,496        33,799
    Increase from Prior Year .........           7.7%           7.1%          9.9%          10.7%          7.3%

     The Partnership also competes, or will compete, with facilities in the northeastern and mid-Atlantic regions of the United States at which casino gaming or other forms of wagering are currently, or in the future may be, authorized. To a lesser extent, the Partnership faces competition from gaming facilities nationwide, including land-based, cruise line, riverboat and dockside casinos located in Colorado, Illinois, Indiana, Iowa, Louisiana, Mississippi, Missouri, Nevada, South Dakota, Ontario (Windsor and Niagara Falls), the Bahamas, Puerto Rico and other locations inside and outside the United States, and from other forms of legalized gaming in New Jersey and in its surrounding states such as lotteries, horse racing (including off-track betting), jai alai, bingo and dog racing, and from illegal wagering of various types. New or expanded operations by other persons can be expected to increase competition and could result in the saturation of certain gaming markets. In September 1995, New York introduced a keno lottery game, which is played on video terminals that have been set up in approximately 1,800 bars, restaurants and bowling alleys across the state. Bay Casino is operating a gambling cruise ship where patrons are taken from a pier in Sheepshead Bay in Brooklyn, New York to international waters to gamble. In September 1997, another gambling cruise ship was launched off the coast of Montauk, New York. On April 24, 1998, Freeport Casino Cruises began operating a gambling ship in Long Island, New York. Manhattan Cruises, a company offering gambling cruises departing from Manhattan, New York City since January 28, 1998, suspended operations in early May 1998, but has announced plans to resume operations shortly. Other companies (including SeaEscape Casino Cruises, South Shore Cruise Lines, President Casino and Circle Line) are currently seeking permission to operate similar cruises in the New York City area. On December 5, 1997, the mayor of New York City proposed the construction of a casino on Governors Island, located in the middle of New York Harbor; however, the proposal would require an amendment to the New York State Constitution and the sale of the island to New York by the federal government. In Delaware, a total of approximately 2,000 slot machines were installed at 3 horse racetracks in 1996 and the Delaware legislature recently approved a bill which would more than double the number of slot machines allowed at the three racetracks. These slot machines are expected to become operational during the third quarter of 1998. West Virginia also permits slot machines at racetracks, and track owners in several other states, including Maryland and Pennsylvania, are seeking to do the same. In December 1996, the temporary Casino Niagara opened in Niagara Falls, Ontario. Ontario officials expect that two-thirds of Casino Niagara's patrons will come from the United States, predominantly from western New York. In February 1998, the Ontario Casino Commission designated a consortium whose principal investor is Hyatt Hotels Corporation as the preferred developer of the permanent Casino Niagara. Moreover, the Partnership may also face competition from various forms of internet gambling.

     In addition to competing with other casino hotels in Atlantic City and elsewhere, by virtue of their proximity to each other and the common aspects of certain of their respective marketing efforts, including the common use of the "Trump" name, the Partnership competes directly with Trump Plaza and the Taj Mahal for gaming patrons.

     Other Competition. In addition, the Partnership faces competition in a number of states from casino facilities operated by federally recognized Native American tribes. Pursuant to the Indian Gaming Regulatory Act ("IGRA"), which was passed by Congress in 1988, any state which permits casino-style gaming (even if only for limited charity purposes) is required to negotiate gaming compacts with federally recognized Native American tribes. Under IGRA, Native American tribes enjoy comparative freedom from regulation and taxation of gaming operations, which provides them with an advantage over their competitors, including the Atlantic City Properties. In March 1996, the United States Supreme Court struck down a provision of IGRA which allowed Native American tribes to sue states in federal court for failing to negotiate gaming compacts in good faith. Management cannot predict the impact of this decision on the ability of Native American tribes to negotiate compacts with states.

     In 1991, the Mashantucket Pequot Nation opened Foxwoods Casino Resort ("Foxwoods"), a casino facility in Ledyard, Connecticut, located in the far eastern portion of such state, an approximately three-hour drive from New York City and an approximately two and one-half hour drive from Boston, which currently offers 24-hour gaming and contains over 5,500 slot machines. An ongoing expansion at Foxwoods, due to be completed in April 1998, will include an indoor arena, additional hotel rooms, restaurants and retail stores. Foxwoods also plans to begin operating a high speed ferry between New York City and its casino. The Mashantucket Pequot Nation has also announced plans for a high speed train linking Foxwoods to the interstate highway and an airport outside Providence, Rhode Island. In addition, in October 1996, the Mohegan Nation opened the Mohegan Sun Resort in Uncasville, Connecticut, located 10 miles from Foxwoods. Developed by Sun International Hotel, Ltd., the Mohegan Sun Resort has 75% of the gaming capacity of Foxwoods. The Mohegan Nation has announced plans for an expansion of the casino facilities and the construction of a hotel, convention center and entertainment center to be completed by the year 2000. In addition, the Eastern Pequots are seeking formal recognition as a Native American tribe for the purpose of opening a casino in the North Stonington area. There can be no assurance that any continued expansion of gaming operations of the Mashantucket Pequot Nation, the gaming operations of the Mohegan Nation or the commencement of gaming operations by the Eastern Pequots would not have a materially adverse impact on the operations of the Partnership. See "Business--Competition--Other Competition."

     Legislation permitting other forms of casino gaming has been proposed, from time to time, in various states, including Maryland and those states bordering New Jersey. Six states have presently legalized riverboat gambling while others are considering its approval, including New York and Pennsylvania. Several states are considering or have approved large scale land-based casinos.
Additionally, since 1993, the gaming space in Las Vegas has expanded significantly, with additional capacity planned and currently under construction. The operations of the Partnership could be adversely affected by such competition, particularly if casino gaming were permitted in jurisdictions near or elsewhere in New Jersey or in other states in the Northeast. In December 1993, the Rhode Island Lottery Commission approved the addition of slot machine games on video terminals at Lincoln Greyhound Park and Newport Jai Alai, where poker and blackjack have been offered for over three years. Currently, casino gaming, other than Native American gaming, is not allowed in other areas of New Jersey or in Connecticut, New York or Pennsylvania. On November 17, 1995, a proposal to allow casino gaming in Bridgeport, Connecticut was voted down by that state's Senate. On January 28, 1997, the New York State Senate rejected a constitutional amendment to legalize casino gambling in certain areas of New York State, effectively postponing any new gambling constitutional amendment until 1999. To the extent that legalized gaming becomes more prevalent in New Jersey or other jurisdictions near Atlantic City, competition would intensify. In particular, proposals have been introduced to legalize gaming (including keno) in other locations, including Philadelphia, Pennsylvania. In addition, legislation has from time to time been introduced in the New Jersey State Legislature relating to types of statewide legalized gaming, such as video games with small wagers. To date, no such legislation, which may require a state constitutional amendment, has been enacted. Management is unable to predict whether any such legislation, in New Jersey or elsewhere, will be enacted or whether, if passed, would have a material adverse impact on the Partnership.

Reliance on Key Personnel

     The ability of the Partnership to operate successfully is dependent, in part, upon the continued services of certain of its employees, including Nicholas L. Ribis, the President and Chief Executive Officer of THCR and the Chief Executive Officer of THCR Holdings. Mr. Ribis' employment agreement with THCR and THCR Holdings expires on June 12, 2000 (subject to earlier termination upon the occurrence of certain events). There can be no assurance that a suitable replacement for Mr. Ribis could be found in the event of a termination of his employment. A shortage of skilled management-level employees currently exists in the gaming industry which may make it difficult and expensive to attract and retain qualified employees.

Strict Regulation by Gaming Authorities

     The ownership and operation of the gaming-related business of the Partnership is subject to strict state regulation under the Casino Control Act. The Partnership and their various officers and other qualifiers have received the licenses, permits and authorizations required to operate Trump Marina. Failure to maintain or obtain the requisite casino licenses would have a material adverse effect on the Partnership. In June 1995, the CCC renewed the Partnership's casino license and approved Trump as a natural person qualifier through May 1999, subject to revocation or suspension upon the occurrence of certain events. This license is not transferable and its renewal will include a financial review of the Partnership. No assurance can be given as to the term for which the CCC will renew this license or as to what license conditions, if any, may be imposed by the CCC in connection with any future renewal.

     The Casino Control Act imposes substantial restrictions on the ownership of securities of the Partnership, Funding and TCHI. A holder of Senior Notes or TCHI Notes may be required to meet the qualification provisions of the Casino Control Act relating to financial sources and/or security holders. The Senior
Note Indenture and the TCHI Note Indenture provide that if the CCC requires a holder of securities (whether the record or beneficial owner) to qualify under the Casino Control Act and such holder does not so qualify, then such holder must dispose of his interest in the Senior Notes or the TCHI Notes within 30 days after receipt by Funding or TCHI, as applicable, of notice of such finding that such holder does not so qualify, or Funding or TCHI, as applicable, may redeem such Senior Notes or TCHI Notes at the lower of the outstanding principal amount or their value calculated as if the investment had been made on the date of disqualification of such holder (or such lesser amount as may be required by the CCC). If a holder is found unqualified by the CCC, it is unlawful for the holder (i) to exercise, directly or through any trustee or nominee, any right conferred by such securities or (ii) to receive any dividends or interest upon such securities or any remuneration, in any form, from its affiliated casino licensee for services rendered or otherwise.

Taxes and Fees


     The Partnership's current gaming operations are, and any future gaming operations are likely to be, subject to significant taxes and fees in addition to normal federal and state corporate income taxes, and such taxes and fees are subject to increase at any time. Any material increase in these taxes or fees would adversely affect the Partnership. For a further discussion of these taxes and fees, see "Business--Gaming and Other Laws and Regulations--New Jersey Gaming Regulations."


Limitations on License of the Trump Name

     Subject to certain restrictions, THCR has the exclusive right to use the "Trump" name and likeness in connection with gaming and related activities pursuant to a trademark license agreement between Trump and THCR (the "License Agreement"). THCR's rights under the License Agreement are secured by a security interest in the names "Trump," "Donald Trump" and "Donald J. Trump" (including variations thereon, the "Trump Names") and related intellectual property rights (collectively, the "Marks") for use in connection with casino services, pursuant to a security agreement (the "Trademark Security Agreement"). If there were a default under the License Agreement or the Trademark Security Agreement, THCR would have rights, subject to the requirements of applicable state law, to enforce the rights and remedies contained in the Trademark Security Agreement. In the event of a foreclosure sale of the Marks, the net amount realized in such sale by THCR might not yield the full amount of damages that THCR could sustain as a result of the default. In addition, the existence of rights of others to the use of the Trump Names, including pursuant to any security interests in trademarks for non-gaming hotels, could adversely affect the ability of THCR to realize the benefits of the Trademark Security Agreement. THCR's right to repossess and dispose of the Marks upon a breach of the License Agreement may be significantly impaired if the owner of the Marks were to become the subject of a case under the United States Bankruptcy Code (the "Bankruptcy Code") prior to THCR's having repossessed and disposed of the Marks. Under the Bankruptcy Code, secured creditors, such as THCR, are automatically stayed from repossessing or disposing of their collateral without bankruptcy court approval. Moreover, the Bankruptcy Code permits a defaulting debtor to retain and continue to use the collateral if the secured creditor is given "adequate protection" of its interest in the collateral. Such adequate protection under the Bankruptcy Code may take various forms, including the granting of a replacement lien or other relief that will enable the secured creditor to realize the "indubitable equivalent" of its interest in the collateral. Accordingly, it is impossible to predict whether or when THCR would repossess or dispose of the Marks, or whether or to what extent THCR would then be compensated for any delay in payment or loss of value of the Marks through the requirement of "adequate protection" if the owner of the Marks were to become the subject of a bankruptcy or reorganization case. Furthermore, the License Agreement could be rejected in connection with a bankruptcy of the licensor if, in the business judgment of a trustee or the licensor, as debtor-in-possession, rejection of the contract would benefit the licensor's estate. In the event of such rejection, THCR could assert a claim for damages, secured by THCR's lien on the Marks.

Seasonal Nature of Revenues and Cash Flow

     The gaming industry in Atlantic City is seasonal in nature, with the heaviest activity occurring during the period from May through September. Consequently, the Partnership's operating results during the two quarters ending in March and December would not likely be as profitable as the two quarters ending in June and September.

Risks Related to Creditworthiness of Patrons


     The Partnership's casino games are conducted on a credit as well as a cash basis. Gaming debts arising in Atlantic City in accordance with applicable regulations are enforceable in the courts of the State of New Jersey. The extension of gaming credit is subject to regulations that detail procedures which casinos must follow when granting gaming credit and recording counter checks which have been exchanged, redeemed or consolidated. Trump Marina is exposed to certain risks related to the creditworthiness of its patrons.
Historically, Trump Marina has extended credit on a discretionary basis to certain qualified patrons. For the years ended December 31, 1995, 1996 and 1997, Trump Marina's credit play as a percentage of total dollars wagered was approximately 30.0%, 31.4% and 32.4%, respectively. As part of Trump Marina's business strategy, Trump Marina has imposed stricter standards on applications for new or additional credit. In 1997, 3% of receivables at Trump Marina were due from non-United States patrons. The provision for losses from gaming credit were $1.4 million, $1.4 million and $1.5 million for the years ended December 31, 1995, 1996 and 1997, respectively, which approximated 0.9%, 0.9% and 0.9% of the credit issued, respectively. There can be no assurance that defaults in the repayment of credit by patrons of Trump Marina could not have a material adverse effect on the results of operations of Trump Marina.


Failure to File Currency Transaction Reports

     The United States Department of the Treasury (the "Treasury") has adopted regulations pursuant to which a casino is required to file a report of each deposit, withdrawal, exchange of currency, gambling tokens or chips, or other payments or transfers by, through or to such casino which involves a transaction in currency of more than $10,000 per patron, per gaming day (a "Currency Transaction Report"). Such reports are required to be made on forms prescribed by the Secretary of the Treasury and are filed with the Internal Revenue Service. In addition, the Partnership is required to maintain detailed records (including the names, addresses, social security numbers and other information with respect to its gaming customers) dealing with, among other items, the deposit and withdrawal of funds and the maintenance of a line of credit. Failure to comply with these regulations could result in civil or criminal penalties, as specified in the applicable regulations, being assessed against the Partnership or officers and employees of the Partnership.


Fraudulent Transfer Considerations

     The obligations of the Partnership under its guarantee of the Notes, as well as the security interest granted by the Partnership in its assets to secure the Notes and its guarantee, may be subject to review under state or federal fraudulent transfer laws in the event of the bankruptcy or other financial difficulty of the Partnership. In the event that a court were to find that at the time the Partnership incurred such obligations or granted such security interest, it (a) did so with actual intent to hinder, delay or defraud its creditors or (b) did not receive reasonably equivalent value or fair consideration therefor, and either (i) was insolvent, (ii) was rendered insolvent, (iii) was engaged in a business or transaction for which its remaining unencumbered assets constituted unreasonably small capital or (iv) intended to incur or believed that it would incur debts beyond its ability to pay as such debts matured, such court could avoid the Partnership's obligations under its guarantee, as well as the security interests securing such guarantee, and direct the return of any amounts paid under such guarantee to the Partnership or to a fund for the benefit of its creditors.

     Among other things, a court might conclude that the Partnership did not receive reasonably equivalent value or fair consideration for its guarantee to the extent that the economic benefits realized by it in the Initial Offering (including the payment of its outstanding obligations) were less than the aggregate amount of its liability under its guarantee.

     The measure of insolvency for purposes of the foregoing will vary depending on the law of the jurisdiction being applied. Generally, however, an entity would be considered insolvent if the sum of its debts (including contingent or unliquidated debts) is greater than all of its property at a fair valuation or if the present fair salable value of its assets is less than the amount that would be required to pay its probable liability on its existing debts as they become absolute and matured.

Forward-Looking Statements

     Certain statements contained herein, including without limitation, statements containing the words "believes," "anticipates," "intends," "will," "expects" and words of similar import, constitute "forward-looking statements." Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of THCR, THCR Holdings, the Partnership, Funding or TCHI, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: general economic and business conditions, both domestic and foreign; demographic changes; existing government regulations and changes in, or the failure to comply with, government regulations; legislative proposals; liability and other claims asserted against THCR, THCR Holdings, the Partnership, Funding or TCHI; competition in the gaming industry; changes in operating strategy or expansion and development plans; the ability to attract and retain qualified personnel; the availability and terms of capital to fund the expansion of THCR's, THCR Holdings', the Partnership's, Funding's or TCHI's business; and other factors referenced herein. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. Each of THCR, THCR Holdings, Funding, TCHI and the Partnership disclaims any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future events or developments. All forward-looking statements are expressly qualified by such cautionary statements.

Lack of Public Market for the Exchange Notes

     The Exchange Notes will constitute a new issue of securities with no established trading market, and there can be no assurance as to (i) the liquidity of any such market that may develop, (ii) the ability of Holders of Exchange Notes to sell their Exchange Notes or (iii) the price at which the Holders of Exchange Notes would be able to sell their Exchange Notes. If such a market were to exist, the Exchange Notes could trade at prices that may be higher or lower than their principal amount or purchase price, depending on many factors, including prevailing interest rates, the market for similar notes and the financial performance of the Issuers and their subsidiaries. Any market-making activity will be subject to the limits imposed by the Exchange Act. There can be no assurance that, even following registration of the Exchange Notes, an active trading market will exist for the Exchange Notes or that any such trading market will be liquid.

Consequences of Failure to Exchange

     Holders of Original Notes who do not exchange their Original Notes for Exchange Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Original Notes as set forth in the legend thereon as a consequence of the issuance of the Original Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Original Notes may not be offered or sold unless registered under the Securities Act and applicable state securities laws, or pursuant to an exemption therefrom. Except under certain limited circumstances, the Issuers do not intend to register the Original Notes under the Securities Act. In addition, any Holder of Original Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. To the extent Original Notes are tendered and accepted in the Exchange Offer, the trading market, if any, for the Original Notes not tendered could be adversely affected. See "The Exchange Offer" and "Original Notes Registration Rights."


                                 USE OF PROCEEDS


     There will be no proceeds to the Issuers from the exchange pursuant to the Exchange Offer. $5 million of the proceeds from the issuance of the Original Notes was used for the Partnership's general working capital requirements and the balance of the proceeds was used to redeem all of the issued and outstanding Old Senior Notes at 100% of their principal amount and to repay the Term Loan in full.

                               THE EXCHANGE OFFER

Purpose of the Exchange Offer

     The Original Notes were originally issued and sold on April 17, 1998. Such sales were not registered under the Securities Act in reliance upon the exemption provided by Section 4(2) of the Securities Act and Rule 144A of the Securities Act. Pursuant to the Registration Rights Agreement, the Issuers and the Guarantors have agreed to file by July 17, 1998 a Registration Statement with respect to an offer to exchange the Original Notes for the Exchange Notes and to use their reasonable best efforts to cause such registration statement to become effective by September 21, 1998 and, upon becoming effective, to commence the Exchange Offer and cause the same to remain open for acceptance for not less than 20 consecutive business days after the date of commencement. If the Exchange Offer is not consummated within 120 days following the date the Registration Statement is declared effective or, under certain circumstances, the Initial Purchaser so requests, the Issuers will file and use their best efforts to cause to be declared effective a Shelf Registration Statement with respect to resales of the Original Notes and the guarantees thereof from time to time and will use their best efforts to keep such registration statement effective until three years after the effective date thereof. If the applicable registration statement is not filed or declared effective or ceases to be effective or the Exchange Offer is not consummated within the applicable time periods related thereto (each, a "Registration Default"), the Issuers will be required to pay Liquidated Damages to each Holder of the Original Notes, in the amount of $.05 per week per $1,000 principal amount of Original Notes for the initial 60-day period following such Registration Default. The amount of such Liquidated Damages will thereafter increase by an additional $.05 per week per $1,000 principal amount of Original Notes. If, subsequently, such Registration Default is cured, the accrual of Liquidated Damages will cease. See "Original Notes Registration Rights."

     The sole purpose of the Exchange Offer is to fulfill the obligations of the Issuers with respect to the Registration Rights Agreement.

Terms of the Exchange

     The Issuers hereby offer to exchange, upon the terms and subject to the conditions set forth herein and in the Letter of Transmittal, $1,000 in principal amount of Exchange Notes for each $1,000 in principal amount of the Original Notes. The terms of the Exchange Notes are identical in all respects to the terms of the Original Notes for which they may be exchanged pursuant to this Exchange Offer, except that the Exchange Notes will generally be freely transferable by Holders thereof, and the Holders of the Exchange Notes (as well as remaining Holders of any Original Notes) will not be entitled to registration rights under the Registration Rights Agreement. See "Original Notes Registration Rights." The Exchange Notes will evidence the same debt as the Original Notes and will be entitled to the benefits of the Note Indentures. See "Description of the Senior Notes."

     The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Original Notes being tendered for exchange.


     Based on interpretations by the Staff set forth in no-action letters issued to third parties, the Issuers believe that Exchange Notes issued pursuant to the Exchange Offer in exchange for the Original Notes may be offered for resale, resold and otherwise transferred by Holders thereof (other than any Holder which is (i) an "affiliate" of the Issuers within the meaning of Rule 405 under the Securities Act, (ii) a broker-dealer who acquired Original Notes directly from the Issuer or (iii) broker-dealers who acquired Original Notes as a result of market making or other trading activities) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such Exchange Notes are acquired in the ordinary course of such Holder's business, and such Holders are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of such Exchange Notes. Each broker-dealer that receives Exchange Notes pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging, and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act (even though some selling broker-dealers may be deemed to be an "underwriter" within the meaning of the Securities Act). Broker-dealers who acquired Original Notes as a result of market making or other trading activities may use this Prospectus, as supplemented or amended, in connection with resales of the Exchange Notes. The Issuers have agreed that, for a period not to exceed 180 days after the Exchange Date, they will make this

Prospectus available to any broker-dealer for use in connection with any such resale. Any Holder that cannot rely upon such interpretations must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

     Tendering Holders of Original Notes will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of the Original Notes pursuant to the Exchange Offer.

     The Exchange Notes will bear interest from and including their respective dates of issuance. Holders whose Original Notes are accepted for exchange will receive accrued interest thereon to, but not including, the date of issuance of the Exchange Notes, such interest to be payable with the first interest payment on the Exchange Notes, but will not receive any payment in respect of interest on the Original Notes accrued after the issuance of the Exchange Notes.

Expiration Date; Extensions; Termination; Amendments

     The Exchange Offer expires on the Expiration Date. The term "Expiration Date" means 5:00 p.m., New York City time, on ________________, 1998, unless the Issuers in their sole discretion extend the period during which the Exchange Offer is open, in which event the term "Expiration Date" means the latest time and date on which the Exchange Offer, as so extended by the Issuers, expires. The Issuers reserve the right to extend the Exchange Offer at any time and from time to time prior to the Expiration Date by giving written notice to U.S. Bank National Association (the "Exchange Agent") and by timely public announcement communicated, unless otherwise required by applicable law or regulation, by making a release to the Dow Jones News Service. During any extension of the Exchange Offer, all Original Notes previously tendered pursuant to the Exchange Offer will remain subject to the Exchange Offer.

     The initial Exchange Date will be the first business day following the Expiration Date. The Issuers expressly reserve the right to (i) terminate the Exchange Offer and not accept for exchange any Original Notes for any reason, including if any of the events set forth below under "--Conditions to the Exchange Offer" shall have occurred and shall not have been waived by the Issuers and (ii) amend the terms of the Exchange Offer in any manner, whether before or after any tender of the Original Notes. If any such termination or amendment occurs, the Issuers will notify the Exchange Agent in writing and will either issue a press release or give written notice to the Holders of the Original Notes as promptly as practicable. Unless the Issuers terminate the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date, the Issuers will exchange the Exchange Notes for the Original Notes on the Exchange Date.

     If the Issuers waive any material condition to the Exchange Offer, or amend the Exchange Offer in any other material respect, and if at the time that notice of such waiver or amendment is first published, sent or given to Holders of Original Notes in the manner specified above, the Exchange Offer is scheduled to expire at any time earlier than the expiration of a period ending on the fifth business day from, and including, the date that such notice is first so published, sent or given, then the Exchange Offer will be extended until the expiration of such period of five business days.

     This Prospectus and the related Letter of Transmittal and other relevant materials will be mailed by the Issuers to record Holders of Original Notes and will be furnished to brokers, banks and similar persons whose names, or the names of whose nominees, appear on the lists of Holders for subsequent transmittal to beneficial owners of Original Notes.

How to Tender

     The tender to the Issuers of Original Notes by a Holder thereof pursuant to one of the procedures set forth below will constitute an agreement between such Holder and the Issuers in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

     General Procedures. A Holder of an Original Note may tender the same by (i) properly completing and signing the Letter of Transmittal or a facsimile thereof (all references in this Prospectus to the Letter of Transmittal shall be deemed to include a facsimile thereof) and delivering the same, together with the certificate or certificates representing the Original Notes being tendered and any required signature guarantees (or a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") pursuant to the procedure described below), to the Exchange Agent at its address set forth on the back cover of this Prospectus on or prior to the Expiration Date or (ii) complying with the guaranteed delivery procedures described below.

     If tendered Original Notes are registered in the name of the signer of the Letter of Transmittal and the Exchange Notes to be issued in exchange therefor are to be issued (and any untendered Original Notes are to be reissued) in the name of the registered Holder, the signature of such signer need not be guaranteed. In any other case, the tendered Original Notes must be endorsed or accompanied by written instruments of transfer in form satisfactory to the Issuers and duly executed by the registered Holder and the signature on the endorsement or instrument of transfer must be guaranteed by a firm (an "Eligible Institution") that is a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Exchange Act. If the Exchange Notes and/or Original Notes not exchanged are to be delivered to an address other than that of the registered Holder appearing on the note register for the Original Notes, the signature on the Letter of Transmittal must be guaranteed by an Eligible Institution.

     Any beneficial owner whose Original Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender Original Notes should contact such Holder promptly and instruct such Holder to tender Original Notes on such beneficial owner's behalf. If such beneficial owner wishes to tender such Original Notes himself, such beneficial owner must, prior to completing and executing the Letter of Transmittal and delivering such Original Notes, either make appropriate arrangements to register ownership of the Original Notes in such beneficial owner's name or follow the procedures described in the immediately preceding paragraph. The transfer of record ownership may take considerable time.

     Book-Entry Transfer. The Exchange Agent will make a request to establish an account with respect to the Original Notes at The Depository Trust Company (the "Book-Entry Transfer Facility") for purposes of the Exchange Offer within two business days after receipt of this Prospectus, and any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of Original Notes by causing the Book-Entry Transfer Facility to transfer such Original Notes into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with the Book-Entry Transfer Facility's procedures for transfer. However, although delivery of Original Notes may be effected through book-entry transfer at the Book-Entry Transfer Facility, the Letter of Transmittal, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the Exchange Agent at the address specified on the back cover page of this Prospectus on or prior to the Expiration Date or the guaranteed delivery procedures described below must be complied with.

     The method of delivery of Original Notes and all other documents is at the election and risk of the Holder. If sent by mail, it is recommended that registered mail, return receipt requested, be used, proper insurance be obtained, and the mailing be made sufficiently in advance of the Expiration Date to permit delivery to the Exchange Agent on or before the Expiration Date.

     Unless an exemption applies under the applicable law and regulations concerning "backup withholding" of federal income tax, the Exchange Agent will be required to withhold, and will withhold, 31% of the gross proceeds otherwise payable to a Holder pursuant to the Exchange Offer if the Holder does not provide his taxpayer identification number (social security number or employer identification number) and certify that such number is correct. Each tendering Holder should complete and sign the main signature form and the Substitute Form W-9 included as part of the Letter of Transmittal, so as to provide the information and certification necessary to avoid backup withholding, unless an applicable exemption exists and is proved in a manner satisfactory to the Issuers and the Exchange Agent.

     Guaranteed Delivery Procedures. If a Holder desires to accept the Exchange Offer and time will not permit a Letter of Transmittal or Original Notes to reach the Exchange Agent before the Expiration Date, a tender may be effected if the Exchange Agent has received at its office listed on the back cover hereof on or prior to the Expiration Date a letter, telegram or facsimile transmission from an Eligible Institution setting forth the name and address of the tendering Holder, the names in which the Original Notes are registered and, if possible, the certificate numbers of the Original Notes to be tendered, and stating that the tender is being made thereby and guaranteeing that within five New York Stock Exchange trading days after the date of execution of such letter, telegram or facsimile transmission by the Eligible Institution, the Original Notes, in proper form for transfer, will be delivered by such Eligible Institution together with a properly completed and duly executed Letter of Transmittal (and any other required documents). Unless Original Notes being tendered by the above-described method (or a timely Book-Entry Confirmation) are deposited with the Exchange Agent within the time period set forth above (accompanied or preceded by a properly completed Letter of Transmittal and any other required documents), the Issuers may, at their option, reject the tender. Copies of a Notice of Guaranteed Delivery which may be used by Eligible Institutions for the purposes described in this paragraph are being delivered with this Prospectus and the related Letter of Transmittal.

     A tender will be deemed to have been received as of the date when the tendering Holder's properly completed and duly signed Letter of Transmittal accompanied by the Original Notes (or a timely Book-Entry Confirmation) is received by the Exchange Agent. Issuances of Exchange Notes in exchange for Original Notes tendered pursuant to a Notice of Guaranteed Delivery or letter, telegram or facsimile transmission to similar effect (as provided above) by an Eligible Institution will be made only against deposit of the Letter of Transmittal (and any other required documents) and the tendered Original Notes (or a timely Book-Entry Confirmation).

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Original Notes will be determined by the Issuers, whose determination will be final and binding. The Issuers reserve the absolute right to reject any or all tenders not in proper form or the acceptances for exchange of which may, in the opinion of counsel to the Issuers, be unlawful. The Issuers also reserve the absolute right to waive any of the conditions of the Exchange Offer or any defect or irregularities in tenders of any particular Holder whether or not similar defects or irregularities are waived in the case of other Holders. None of the Issuers, the Exchange Agent or any other person will be under any duty to give notification of any defects or irregularities in tenders or shall incur any liability for failure to give any such notification. The Issuers' interpretation of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding.

Terms and Conditions of the Letter of Transmittal

     The Letter of Transmittal contains, among other things, the following terms and conditions, which are part of the Exchange Offer.

     The party tendering Original Notes for exchange (the "Transferor") exchanges, assigns and transfers the Original Notes to the Issuers and irrevocably constitutes and appoints the Exchange Agent as the Transferor's agent and attorney-in-fact to cause the Original Notes to be assigned, transferred and exchanged. The Transferor represents and warrants that it has full power and authority to tender, exchange, assign and transfer the Original Notes and to acquire Exchange Notes issuable upon the exchange of such tendered Original Notes, and that, when the same are accepted for exchange, the Issuers will acquire good and unencumbered title to the tendered Original Notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The Transferor also warrants that it will, upon request, execute and deliver any additional documents deemed by the Issuers to be necessary or desirable to complete the exchange, assignment and transfer of tendered Original Notes. The Transferor further agrees that acceptance of any tendered Original Notes by the Issuers and the issuance of Exchange Notes in exchange therefor shall constitute performance in full by the Issuers of their obligations under the Registration Rights Agreement and that the Issuers shall have no further obligations or liabilities thereunder (except in certain limited circumstances). All authority conferred by the Transferor will survive the death or incapacity of the Transferor and every obligation of the Transferor shall be binding upon the heirs, legal representatives, successors, assigns, executors and administrators of such Transferor.

     By tendering Original Notes, the Transferor certifies (a) that it is not an "affiliate" of the Issuers within the meaning of Rule 405 under the Securities Act, that it is not a broker-dealer that owns Original Notes acquired directly from the Issuers or an affiliate of the Issuers, that it is acquiring the Exchange Notes offered hereby in the ordinary course of such Transferor's business and that such Transferor has no arrangement with any person to participate in the distribution of such Exchange Notes or (b) that it is an "affiliate" (as defined) of the Issuers or of the initial purchasers in the Initial Offering of the Original Notes, and that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable to it.

Withdrawal Rights

     Original Notes tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date.

     For a withdrawal to be effective, a written or facsimile transmission notice of withdrawal must be timely received by the Exchange Agent at its address set forth on the back cover of this Prospectus. Any such notice of withdrawal must specify the person named in the Letter of Transmittal as having tendered Original Notes to be withdrawn, the certificate numbers of Original Notes to be withdrawn, the principal amount of Original Notes to be withdrawn (which must be an authorized denomination), a statement that such Holder is withdrawing his election to have such Original Notes exchanged, and the name of the registered Holder of such Original Notes, and must be signed by the Holder in the same manner as the original signature on the Letter of Transmittal (including any required signature guarantees) or be accompanied by evidence satisfactory to the Issuers that the person withdrawing the tender has succeeded to the beneficial ownership of the Original Notes being withdrawn. The Exchange Agent will return the properly withdrawn Original Notes promptly following receipt of notice of withdrawal. All questions as to the validity of notices of withdrawals, including time of receipt, will be determined by the Issuers, and such determination will be final and binding on all parties.

Acceptance of Original Notes for Exchange; Delivery of Exchange Notes

     Upon the terms and subject to the conditions of the Exchange Offer, the acceptance for exchange of Original Notes validly tendered and not withdrawn and the issuance of the Exchange Notes will be made on the Exchange Date. For the purposes of the Exchange Offer, the Issuers shall be deemed to have accepted for exchange validly tendered Original Notes when, as and if the Issuers have given written notice thereof to the Exchange Agent.

     The Exchange Agent will act as agent for the tendering Holders of Original Notes for the purposes of receiving Exchange Notes from the Issuers and causing the Original Notes to be assigned, transferred and exchanged. Upon the terms and subject to the conditions of the Exchange Offer, delivery of Exchange Notes to be issued in exchange for accepted Original Notes will be made by the Exchange Agent promptly after acceptance of the tendered Original Notes. Original Notes not accepted for exchange by the Issuers will be returned without expense to the tendering Holders (or in the case of Original Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the procedures described above, such non-exchanged Original Notes will be credited to an account maintained with such Book-Entry Transfer Facility) promptly following the Expiration Date or, if the Issuers terminate the Exchange Offer prior to the Expiration Date, promptly after the Exchange Offer is so terminated.

Conditions to the Exchange Offer

     Notwithstanding any other provision of the Exchange Offer, or any extension of the Exchange Offer, the Issuers will not be required to issue Exchange Notes in respect of any properly tendered Original Notes not previously accepted and may terminate the Exchange Offer (by oral or written notice to the Exchange Agent and by timely public announcement communicated, unless otherwise required by applicable law or regulation, by making a release to the Dow Jones News Service) or, at its option, modify or otherwise amend the Exchange Offer, if (a) there shall be threatened, instituted or pending any action or proceeding before, or any injunction, order or decree shall have been issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission, (i) seeking to restrain or prohibit the making or consummation of the Exchange Offer or any other transaction contemplated by the Exchange Offer,
(ii) assessing or seeking any damages as a result thereof, or (iii) resulting in a material delay in the ability of the Issuers to accept for exchange or exchange some or all of the Original Notes pursuant to the Exchange Offer; (b) any statute, rule, regulation, order or injunction shall be sought, proposed, introduced, enacted, promulgated or deemed applicable to the Exchange Offer or any of the transactions contemplated by the Exchange Offer by any government or governmental authority, domestic or foreign, or any action shall have been taken, proposed or threatened, by any government, governmental authority, agency or court, domestic or foreign, that in the sole judgment of the Issuers might directly or indirectly result in any of the consequences referred to in clauses
(a)(i) or (ii) above or, in the sole judgment of the Issuers, might result in the Holders of Exchange Notes having obligations with respect to resales and transfers of Exchange Notes which are greater than those described in the interpretations of the  Commission  referred  to on the  cover  page of this  Prospectus,  or would otherwise make it inadvisable to proceed with the Exchange Offer; or (c) a material adverse change shall have occurred in the business, condition (financial or otherwise), operations, or prospects of the Issuers.

     The foregoing conditions are for the sole benefit of the Issuers and may be asserted by them with respect to all or any portion of the Exchange Offer regardless of the circumstances (including any action or inaction by the Issuers) giving rise to such condition or may be waived by the Issuers in whole or in part at any time or from time to time in their sole discretion. The failure by the Issuers at any time to exercise any of the foregoing rights will not be deemed a waiver of any such right, and each right will be deemed an ongoing right which may be asserted at any time or from time to time. In addition, the Issuers have reserved the right, notwithstanding the satisfaction of each of the foregoing conditions, to terminate or amend the Exchange Offer.

     Any   determination   by  the  Issuers   concerning   the   fulfillment  or
non-fulfillment of any conditions will be final and binding upon all parties.

     In addition, the Issuers will not accept for exchange any Original Notes tendered and no Exchange Notes will be issued in exchange for any such Original Notes, if at such time any stop order shall be threatened or in effect with respect to the Registration Statement of which this Prospectus constitutes a part or qualification of the Note Indenture under the Trust Indenture Act of 1939 (the "Trust Indenture Act").

Exchange Agent

     U.S. Bank National Association has been appointed as the Exchange Agent for the Exchange Offer. Letters of Transmittal must be addressed to the Exchange Agent at its address set forth on the back cover page of this Prospectus.

     Delivery to an address other than as set forth herein, or transmissions of instructions via a facsimile or telex number other than the ones set forth herein, will not constitute a valid delivery.

Solicitation of Tenders; Expenses


     The Issuers have not retained any dealer-manager or similar agent in connection with the Exchange Offer and will not make any payments to brokers, dealers or others for soliciting acceptances of the Exchange Offer. The Issuers will, however, pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for reasonable out-of-pocket expenses in connection therewith. The Issuers will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding tenders for their customers. The expenses to be incurred in connection with the Exchange Offer, including the fees and expenses of the Exchange Agent and printing, accounting and legal fees, will be paid by the Issuers and are estimated at approximately $500,000.


     No person has been authorized to give any information or to make any representations in connection with the Exchange Offer other than those contained in this Prospectus. If given or made, such information or representations should not be relied upon as having been authorized by the Issuers. Neither the delivery of this Prospectus nor any exchange made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Issuers since the respective dates as of which information is given herein. The Exchange Offer is not being made to (nor will tenders be accepted from or on behalf of) Holders of Original Notes in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. However, the Issuers may, at their discretion, take such action as it may deem necessary to make the Exchange Offer in any such jurisdiction and extend the Exchange Offer to Holders of Original Notes in such jurisdiction. In any jurisdiction the securities laws or blue sky laws of which require the Exchange Offer to be made by a licensed broker or dealer, the Exchange Offer is being made on behalf of the Issuers by one or more registered brokers or dealers which are licensed under the laws of such jurisdiction.

Appraisal Rights

     HOLDERS OF ORIGINAL NOTES WILL NOT HAVE DISSENTERS' RIGHTS OR APPRAISAL RIGHTS IN CONNECTION WITH THE EXCHANGE OFFER.

Other

     Participation in the Exchange Offer is voluntary and Holders should carefully consider whether to accept. Holders of the Original Notes are urged to consult their financial and tax advisors in making their own decisions on what action to take.

     As a result of the making of, and upon acceptance for exchange of all validly tendered Original Notes pursuant to the terms of this Exchange Offer, the Issuers will have fulfilled a covenant contained in the terms of the Original Notes and the Registration Rights Agreement. Holders of the Original Notes who do not tender their certificates in the Exchange Offer will continue to hold such certificates and will be entitled to all the rights, and limitations applicable thereto, under the Note Indenture, except for any such rights under the Registration Rights Agreement, which by their terms terminate or cease to have further effect as a result of the making of this Exchange Offer. See "Description of the Senior Notes." All untendered Original Notes will continue to be subject to the restriction on transfer set forth in the Note Indenture. To the extent that Original Notes are tendered and accepted in the Exchange Offer, the trading market, if any, for the Original Notes could be adversely affected. See "Risk Factors--Consequences of Failure to Exchange."

     The Issuers may in the future seek to acquire untendered Original Notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. The Issuers have no present plan to acquire any Original Notes which are not tendered in the Exchange Offer.

                                CAPITALIZATION(1)

      The following table sets forth the capitalization of the Partnership as of June 30, 1998. The table should be read in conjunction with the Partnership's consolidated financial statements and related notes thereto included elsewhere in this Prospectus:

                                                           As of June 30, 1998
                                                                 Actual
                                                              (in thousands)
         Cash ...............................................   $ 19,148
         Mortgage Notes .....................................    213,590
         PIK Notes ..........................................     79,496
         Senior Exchange Notes ..............................     62,000
         TCHI Exchange Notes ................................      5,000
         Other Debt (including current maturities) ..........      2,764
           Total Partners' Capital ..........................    120,670
                                                                --------
             Total Capitalization ...........................   $502,668
                                                                ========

(1) As the Senior Notes will be exchanged for existing notes which are identical in terms, the Actual and As Adjusted Capitalization of the Partnership are the same as of June 30, 1998.

                      CONSOLIDATED SELECTED FINANCIAL DATA

The Partnership


     The following table sets forth (a) certain historical consolidated financial information of the Partnership for the years ended December 31, 1993, 1994, 1995, the period from January 1, 1996 through October 6, 1996, the period from October 7, 1996 (the date of the Castle Acquisition) through December 31, 1996 and the year ended December 31, 1997 and (b) certain unaudited financial information of the Partnership for the six months ended June 30, 1997 and 1998. The results set forth for the interim period are not necessarily indicative of the results for the full year. All financial information should be read in connection with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated and condensed financial statements and the related notes thereto all of which are included elsewhere in this Prospectus.

                                                                 Period from   Period from
                                                                  January 1,    October 7,
                                  Years Ended December 31,       1996 through  1996 through   Year Ended      Six Months Ended
                              ---------------------------------   October 6,   December 31,   December 31,         June 30,
                               1993(1)      1994        1995         1996         1996(2)        1997           1997       1998
                              ---------   ---------   ---------   ---------     ---------      ---------     ---------  ---------
                                                Predecessor                                        Successor
                              ----------------------------------------------   --------------------------------------------------
                                                                    (dollars in thousands)
Statement of Operations Data
  Gross Revenues ...........  $ 305,418   $ 316,074   $ 339,516   $ 247,614    $  63,690    $ 328,794      $ 163,198   $ 151,376
  Less--Promotional
    Allowances .............     34,530      34,521      37,288      32,887        8,944       44,118         19,735      17,932
                              ---------   ---------   ---------   ---------    ---------    ---------      ---------   ---------
  Net Revenues .............    270,888     281,553     302,228     214,727       54,746      284,676        143,463     133,444
  Total Costs and Expenses .    243,022     252,729     267,867     207,691       57,213      263,160        132,349     121,446
  Income (Loss) from          ---------   ---------   ---------   ---------    ---------    ---------      ---------   ---------
    Operations .............     27,866      28,824      34,361       7,036       (2,467)      21,516(4)      11,114      11,998(4)
  Other Income .............         --          --          --       3,000           --           --             --          --
  Interest Income ..........        675         636         504         386          217          452            160         381
  Interest Expense .........    (56,926)    (44,173)    (46,017)    (36,949)     (11,553)     (49,892)       (24,528)    (25,377)
                              ---------   ---------   ---------   ---------    ---------    ---------      ---------   ---------
  Net Loss .................  $ (28,385)  $ (14,713)  $ (11,152)  $ (26,527)   $ (13,803)   $ (27,924)(4)  $ (13,254)  $ (12,998)(4)
                              =========   =========   =========   =========    =========    ============   =========   ============
Other Data
Deficiency in Earnings (3) .  $ (28,385)  $ (14,713)  $ (11,152)  $ (26,527)   $ (13,803)   $ (27,924)     $ (13,254)  $ (12,998)
                              =========   =========   =========   =========    =========    =========      =========   =========
Balance Sheet Data
  Cash and Cash
    Equivalents ............  $  20,439   $  19,122   $  21,038   $  19,373    $  15,380    $  14,472      $  16,333   $  19,148
                              =========   =========   =========   =========    =========    =========      =========   =========
  Total Assets .............  $ 375,935   $ 368,797   $ 370,581   $ 363,468    $ 548,011    $ 541,406      $ 549,759   $ 542,075
                              =========   =========   =========   =========    =========    =========      =========   =========
  Current Liabilities ......  $  34,463   $  34,084   $  38,402   $  47,427    $  40,931    $  61,665      $  61,919   $  56,978
                              =========   =========   =========   =========    =========    =========      =========   =========
  Total Long-Term Debt, Net
    of Current Maturities ..  $ 309,794   $ 314,433   $ 323,015   $ 330,665    $ 335,584    $ 341,343      $ 335,923   $ 360,887
                              =========   =========   =========   =========    =========    =========      =========   =========
  Total Capital ............  $  31,678   $  16,965   $   5,813   $ (20,714)   $ 166,592    $ 133,668      $ 148,338   $ 120,670
                              =========   =========   =========   =========    =========    =========      =========   =========


----------
(1)  On  December  28,  1993,  the  Partnership  and  its  affiliated   entities
     consummated the Castle Recapitalization, which materially affects the comparability of the information set forth above.

(2) Pursuant to the terms of the Agreement dated as of June 24, 1996, as amended, between THCR Holdings and entities owned by Trump, THCR Holdings acquired on October 7, 1996 all of the outstanding equity interest of the Partnership. The Castle Acquisition has been accounted for as a purchase. For his equity interest in the Partnership, Trump received a 15.33863% limited partnership interest in THCR Holdings valued at $168,126,000, which is exchangeable into 5,837,700 shares of THCR Common Stock. The excess of the purchase price over the fair value of the net assets acquired of $196,109,000 (including transaction costs, the purchase of the outstanding TCHI warrants and the historical negative book value of the Partnership of $20,714,000) has been recorded on the books of the Partnership and has been allocated to property, plant and equipment based upon an appraisal. As a result of the Castle Acquisition, a new basis of accounting was established and financial statements prior to October 7, 1996 are presented as Predecessor financial statements. The financial statements from October 7, 1996 are presented as Successor financial statements.

(3) For the purposes of computing this ratio, earnings consist of income (loss) before income taxes, extraordinary items and fixed charges, adjusted to exclude capitalized interest. Fixed charges consist of interest expense, including amounts capitalized, and the portion of operating lease rental expense that is representative of the interest factor (deemed to be one-third of operating lease rental expense).


(4) During the second quarter of 1997, the Partnership revised its estimates of the useful lives of buildings, building improvements and furniture and fixtures which were acquired in 1996. Buildings and building improvements were reevaluated to have a forty year life and furniture and fixtures were determined to have a five to seven year life. During 1997 and the six months ended June 30, 1998, the net effect of applying these new lives was to decrease the net loss by approximately $4,226,000 and $1,409,000, respectively.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS


General

     The financial information presented below reflects the financial condition and results of operations of the Partnership. Funding is a wholly owned subsidiary of the Partnership and conducts no business other than collecting amounts due under certain intercompany notes from the Partnership for the purpose of paying principal of, premium, if any, and interest on its indebtedness, which Funding issued as a nominee for the Partnership.

     THCR Holdings acquired the Partnership on October 7, 1996. For purposes of this "Management's Discussion and Analysis of Financial Condition and Results of Operations," the Partnership's results of operations for the year ended December 31, 1996 include both the results of operations of the Partnership's predecessor from January 1, 1996 through October 6, 1996 and the Partnership from October 7, 1996 through December 31, 1996. The net effect of the Castle Acquisition was to increase the carrying value of property, plant and equipment. The Partnership's subsequent results of operations reflect such increased depreciation expense.

     Gaming revenues are the primary source of the Partnership's revenues and primarily consist of slot machine and table game win. The following table details activity for the major components of gaming revenue:


                                                                                                           Six Months
                                                        Years Ended December 31,                         Ended June 30,
                                             -----------------------------------------               -----------------------
                                             1997               1996              1995               1998               1997
                                             ----               ----              ----               ----               ----
                                                                        (dollars in thousands)
Table Game Revenue ..................   $    76,128        $    64,207        $    80,174        $    32,809       $    37,343
Increase (Decrease) from
  Prior Period ......................   $    11,921        $   (15,967)                          $    (4,534)
Table Game Drop .....................   $   498,536        $   494,778        $   487,707        $   212,620       $   244,905
Increase (Decrease) from Prior
  Period ............................   $     3,758        $     7,071                           $   (32,285)
Table Game Win Percentage ...........          15.3%              13.0%              16.4%              15.4%             15.2%
Increase (Decrease) from
  Prior Period ......................           2.3 pts.          (3.4) pts.                             0.2 pts.
Number of Table Games ...............            91                 87                 87                 93                95
Increase (Decrease) from
  Prior Period ......................             4                 --                                     2
Slot Revenue ........................   $   183,233        $   182,287        $   194,043        $    90,155       $    94,353
Increase (Decrease) from
  Prior Period ......................   $       946        $   (11,756)                          $    (4,198)
Slot Handle .........................   $ 2,266,988        $ 2,253,051        $ 2,288,246        $ 1,113,553       $ 1,137,893
Increase (Decrease) from
  Prior Period ......................   $    13,937        $   (35,195)                          $   (24,340)
Slot Win Percentage .................           8.1%               8.1%               8.5%               8.1%              8.3%
Decrease from Prior Period ..........           --                (0.4) pts.                            (0.2 pts.)
Number of Slot Machines .............         2,198              2,297              2,230              2,159             2,250
(Decrease) Increase from
  Prior Period ......................           (99)                67                                   (91)
Poker Revenue .......................   $       457        $       722        $     1,048        $        --       $       256
Decrease from Prior Period ..........   $      (265)       $      (326)       $                         (256)
Number of Poker Tables ..............             5                  6                  7                 --                 6
Decrease from Prior Period ..........            (1)                (1)                                   (6)
Other Gaming Revenue ................   $     1,621        $     1,122        $     1,524        $       812       $       567
Increase (Decrease) from
  Prior Period ......................   $       499        $      (402)                          $       245
Total Gaming Revenue ................   $   261,439        $   248,338        $   276,789        $   123,776       $   132,519
Increase (Decrease) from
  Prior Period ......................   $    13,101        $   (28,451)                          $    (8,743)


Results of Operations for the Six Months Ended June 30, 1998 and 1997

     Table game revenues represent the amount retained by the Partnership from amounts wagered at table games. The table game win percentage tends to be fairly constant over the long term, but may vary significantly in the short term, due to large wagers by "high rollers." The Atlantic City industry table game win percentages were 15.2% and 15.1% for the six month periods ended June 30, 1998 and 1997, respectively.

     Non gaming revenues, in the aggregate, decreased by approximately $3.0 million or 10.0% to $27.6 million for the six months ended June 30, 1998 from $30.6 million for the six months ended June 30, 1997, primarily as a result of a decrease in complimentary room rates.

     Promotional allowances decreased by approximately $1.8 million or 9.1% to $17.9 million for the six months ended June 30, 1998 from $19.7 million for the six months ended June 30, 1997, primarily as a result of a decrease in complimentary food and rooms related to marketing activities. This decrease is primarily the result of a decrease in promotional spending activity in an effort to control costs.

     Gaming costs decreased approximately $6.8 million or 8.0% to $78.6 million for the six months ended June 30, 1998 from $85.4 million for the six months ended June 30, 1997. This decrease is primarily the result of a decrease in promotional and complimentary expenses.

     General and administrative expenses decreased approximately $3.5 million or 11.0% for the six months ended June 30, 1998 from the same period in 1997 primarily due to reduced advertising expenses and payroll and other benefits related to TCS which provides administrative support services to all of the Trump Atlantic City properties.


Results of Operations for the Years Ended December 31, 1997 and 1996

     Table game revenues represent the amount retained by the Partnership from amounts wagered at table games. The table game win percentage tends to be fairly constant over the long term, but may vary significantly in the short term, due to large wagers by "high rollers." The Atlantic City industry table game win percentages were 15.0% and 15.4% for the years ended December 31, 1997 and 1996, respectively.

     Nongaming revenues, in the aggregate, increased by approximately $4.4 million (7.0%) to $67.4 million for the year ended December 31, 1997 from $63.0 million for the year ended December 31, 1996, primarily as the result of increases in food and beverage and entertainment revenues in connection with the retheming of the property.

     Promotional allowances increased by approximately $2.3 million (5.5%) to $44.1 million for the year ended December 31, 1997 from $41.8 million for the year ended December 31, 1996, primarily as a result of increases in complimentary rooms and food and beverage related to marketing activities.

     Gaming costs and expenses increased by approximately $5.9 million (3.6%) to $170.6 million for the year ended December 31, 1997 from $164.7 million for the year ended December 31, 1996. This increase is primarily the result of an increase in promotional spending, gaming taxes, complimentary activity and headline entertainment, in an effort to stimulate gaming revenues.

     Rooms and food and beverage costs and expenses for the year ended December 31, 1997 as compared to the prior year decreased approximately $1.0 million (7.6%). This decrease is primarily due to the increased level of complimentary food, beverage and hotel services provided to patrons. The cost of such complementaries have been included in gaming costs and expenses.

     General and administrative expenses decreased approximately $6.7 million (9.6%) for the year ended December 31, 1997 from the same period in 1996 primarily due to reduced salaries and employee benefits resulting from cost containment measures and operational synergies from combining certain administrative functions with affiliated entities (See Note 6 to the Consolidated Financial Statements).

     Other non-operating income of $3.0 million during 1996 represents the non-refundable license fee resulting from an energy service agreement entered into with Atlantic Thermal Systems, Inc. ("Atlantic Thermal") (See Note 10 to the Consolidated Financial Statements).

     Interest expense increased approximately $1.4 million (2.9%) to $49.9 million for the year ended December 31, 1997 from $48.5 million for the year ended December 31, 1996 primarily due to an increase in the outstanding principal related to the PIK Notes.

Results of Operations for the Years Ended December 31, 1996 and 1995

     Table game revenues represent the amount retained by the Partnership from amounts wagered at table games. The table game win percentage tends to be fairly constant over the long term, but may vary significantly in the short term, due to large wagers by "high rollers." The Atlantic City industry table game win percentages were 15.4% and 15.8% for the years ended December 31, 1996 and 1995, respectively.

     Nongaming revenues, in the aggregate, increased by approximately $300,000 (0.5%) to $63.0 million for the year ended December 31, 1996 from $62.7 million for the year ended December 31, 1995, primarily as the result of food and beverage revenue (an approximate $1.7 million (5.1%) increase) which was partially offset by lower room revenues.

     Promotional allowances increased by approximately $4.5 million (12.1%) to $41.8 million for the year ended December 31, 1996 from $37.3 million for the year ended December 31, 1995. Marketing programs instituted during 1996 designed to increase gaming revenues caused an increase in complimentary rooms and food and beverage activity as compared to the prior year.

     Gaming costs and expenses decreased by approximately $2.4 million (1.4%) to $164.7 million for the year ended December 31, 1996 from $167.1 million for the year ended December 31, 1995. This decrease is primarily the result of a decrease in promotional coupon costs, and, to a lesser extent, reduced gaming tax expense.

     Rooms and food and beverage costs and expenses for the years ended December 31, 1996 and 1995 decreased approximately $4.2 million (23.4%). This decrease is primarily due to the increased level of complimentary food, beverage and hotel services provided to patrons. The cost of such complementaries have been included in gaming costs and expenses.

     General and administrative expenses increased approximately $1.2 million (1.8%) to $69.4 million for the year ended December 31, 1996 from $68.2 million for the year ended December 31, 1995. This increase is principally the result of an increase in the real estate tax rate on the casino property.

     Depreciation and amortization expense increased approximately $2.5 million (17.1%) to $17.1 million for the year ended December 31, 1996 from $14.6 million for the year ended December 31, 1995. The primary reason for this increase was due to the additional depreciation expense related to the acquisition of the Partnership by THCR Holdings.

     Other non operating income of $3.0 million during 1996 represents the non-refundable license fee resulting from the energy service agreement entered into with Atlantic Thermal (See Note 10 to the Consolidated Financial Statements).

     Interest expense increased approximately $2.5 million (5.4%) to $48.5 million for the year ended December 31, 1996 from $46.0 million for the year ended December 31, 1995. This increase is the result of an increase in the outstanding principal related to the PIK Notes.


Liquidity and Capital Resources

     Cash flow from operating activities is the Partnership's principal source of liquidity. For the year ended December 31, 1997 and the six months ended June 30, 1998, the Partnership's net cash flow provided by operating activities was $14.0 million and $3.8 million, respectively.

     In addition to funding operations, the Partnership's principal uses of cash are capital expenditures and debt service.

     Capital expenditures for 1998 are anticipated to be approximately $5.0 million and principally consist of hotel room renovations, as well as ongoing casino floor improvements.

     At June 30, 1998, the Partnership's debt consisted primarily of (i) the New Senior Notes, (ii) the Mortgage Notes, (iii) the PIK Notes and (iv) the Working Capital Loan.

     The Mortgage Notes have an outstanding principal amount of approximately $242.1 million, bear interest at the rate of 11 3/4% per annum and mature on November 15, 2003.

     The PIK Notes have an outstanding principal amount of approximately $86.5 million and mature on November 15, 2005. Interest is currently payable semi-annually at the rate of 13 7/8%. On or prior to November 15, 2003, interest on the PIK Notes may be paid in cash or through the issuance of additional PIK Notes. During the second quarter of 1998 interest in the amount of approximately $5.6 million was paid thorough the issuance of additional PIK Notes and the Partnership anticipates that additional interest due during the fourth quarter of approximately $6.0 million will be paid through the issuance of additional PIK Notes.

     On April 17, 1998, Funding refinanced its Old Senior Notes and its Term Loan by issuing the New Senior Notes. The proceeds from the issuance of the New Senior Notes were used to redeem all of the issued and outstanding Old Senior Notes at 100% of their principal amount and to repay the Term Loan in full. In conjunction with this refinancing, TCHI obtained a working capital credit facility (the "Working Capital Loan") and loaned the proceeds to the Partnership.

     The New Senior Notes have an outstanding principal amount of $62.0 million and bear interest at the rate of 10 1/4% per annum, payable semi-annually each April and October. The New Senior Notes mature on April 17, 2003.

     The Working Capital Loan has an outstanding principal amount of $5.0 million and bears interest at the rate of 10 1/4% per annum, payable semi-annually each April and October. The entire principal balance of the Working Capital Loan matures on April 17, 2003.

     A tender offer was made to existing Mortgage Note holders on July 9, 1998 offering $940 per $1,000 of principal amount, plus accrued interest. On August 19, 1998, the tender offer was amended to increase the consideration to be paid to tendering Mortgage Note holders to $975 per $1,000 of principal amount, plus accrued interest. Consummation of the tender offer is conditioned upon, among other things, a minimum tender of 98% of the principal amount of the Mortgage Notes. The expiration of the tender offer has been extended to September 17, 1998. It is anticipated that concurrently with the consummation of the tender offer, the New Senior Notes and the Working Capital Loan would be refinanced and redeemed. Although it is the Partnership's intention to complete this transaction, no assurance can be made as to the ultimate consummation of the refinancing, or on the terms as are currently outlined in the existing tender offer.

     The Partnership's total cash debt service requirement was approximately $20.9 million during the six months ended June 30, 1998 and the Partnership anticipates that approximately $18.9 million in cash will be required during the remainder of 1998 to meet its debt service obligations. The Partnership has the authority to obtain a working capital facility of up to $10.0 million (of which approximately $5.4 million is outstanding), although there can be no assurance that such financing will be available on terms acceptable to the Partnership.

     The Senior Note Indenture, the TCHI Note Indenture, the Mortgage Note Indenture and the PIK Note Indenture impose restrictions on Funding, the Partnership and TCHI. Generally, these restrictions relate to the incurrence of additional indebtedness, the distribution of cash and/or property of the Partnership's partners and the repayment or repurchase of pari passu or junior securities, investments, mergers and sales of assets and the creation of liens. These restrictions could limit the ability of the Partnership to respond to changing business and economic conditions. A failure to comply with any of these obligations could also result in an Event of Default under the Senior Note Indenture, the TCHI Note Indenture, the Mortgage Note Indenture or the PIK Note Indenture, which could permit acceleration of the Senior Notes, the TCHI Notes, the Mortgage Notes or the PIK Notes. In addition, additional borrowings under the Working Capital Facility could contain affirmative and negative covenants customary to loan documentation for highly leveraged companies, which covenants could be more restrictive than those contained in the Senior Note Indenture, the TCHI Note Indenture, the Mortgage Note Indenture and the PIK Note Indenture.

     The ability of TCHI, Funding and the Partnership to pay their indebtedness when due, as well as to improve the working capital deficit position of the Partnership, will depend on their ability to either generate cash from operations sufficient for such purpose or to refinance such indebtedness on or before the date on which it becomes due. Cash flow from operations may not be sufficient to repay a substantial portion of the principal amount of their long-term debt at maturity. The future operating performance of the Partnership and the ability to refinance this debt will be subject to the then prevailing economic conditions, industry conditions and numerous financial, business and other factors, many of which are beyond the control of TCHI, Funding or the Partnership. There can be no assurance that the future operating performance of the Partnership will be sufficient to meet these repayment obligations or that the general state of the economy, the status of the capital markets generally or the receptiveness of the capital markets to the gaming industry will be conducive to refinancing this debt or other attempts to raise capital.

     The Partnership has assessed the Year 2000 Issue and has begun implementing a plan to resolve the issue which is expected to be completed in early 1999. Based upon management's assessment it is anticipated that associated costs incurred to satisfactorily complete the plan will not be significant.

Seasonality

     The gaming industry in Atlantic City is seasonal, with the heaviest activity occurring during the period from May through September. Consequently, the Partnership's operating results during the two quarters ending in March and December would not likely be as profitable as the two quarters ending in June and September.

Inflation

     There was no significant impact on the Partnership's operations as a result of inflation in 1997, 1996 or 1995.

Recently Issued Accounting Standards

     SFAS No. 130, "Reporting Comprehensive Income" was issued in June 1997. This statement is effective for the Partnership's fiscal year ending December 31, 1998 and addresses the reporting and displaying of comprehensive income and its components. Adoption of SFAS No. 130 relates to disclosure within the financial statements and is not expected to have a material effect on the Partnership's financial statements.

     SFAS No. 131,  "Disclosures  about  Segments of an  Enterprise  and Related
Information" was issued in June 1997. This statement is effective for the Partnership's fiscal year ending December 31, 1998 and changes the way public entities report information about segments of their business in their annual financial statements and requires them to report selected segment information in their quarterly reports. Adoption of SFAS No. 131 relates to disclosure within the financial statements and is not expected to have a material effect on the Partnership's financial statements.

                                    BUSINESS
General

     Funding was incorporated under the laws of the State of New Jersey in May 1985 and is wholly owned by the Partnership. Funding was formed to serve as a financing corporation to raise funds for the benefit of the Partnership. TCHI was incorporated under the laws of the State of New Jersey in April 1985, is wholly owned by THCR Holdings and is the general partner of the Partnership. Since Funding and TCHI have no business operations, their ability to service their indebtedness is completely dependent upon funds they receive from the Partnership. Accordingly, the discussion in this Prospectus relates primarily to the Partnership and its operations.

     The Partnership was formed in 1985 for the sole purpose of acquiring and operating Trump's Castle Casino Resort, a luxury casino hotel located in the Marina District. During the second quarter of 1997 the Partnership rethemed the property with a nautical emphasis and renamed it Trump Marina Hotel Casino. Prior to the acquisition of Trump Marina (which at that time was Trump's Castle Casino Resort) on October 7, 1996 by THCR Holdings, the partners in the Partnership were TCI-II, which had a 37.5% interest in the Partnership, Trump, who had a 61.5% interest in the Partnership, and TCHI, which had a 1% interest in the Partnership. Trump, by virtue of his ownership of TCI-II and TCHI, was the beneficial owner of 100% of the common equity interest in the Partnership, subject to the right of holders of the Castle Warrants to acquire an indirect beneficial interest in 0.5% of the common equity interest in the Partnership. Subsequent to the Castle Acquisition, the partners in the Partnership are THCR Holdings, which has a 99% limited partnership interest in the Partnership, and TCHI, which has a 1% general partnership interest in the Partnership. THCR Holdings, by virtue of its ownership of TCHI, is the beneficial owner of 100% of the common equity interest in the Partnership.


     The Castle Acquisition has further strengthened the position of THCR as an industry leader. The Castle Acquisition has provided THCR with a significant presence in the Marina District, the principal focus of expansion in the Atlantic City Market. In addition, the Castle Acquisition has provided further opportunities for operational efficiencies and economies of scale and eliminated the perceived conflict of interest caused by the differing ownership of the Atlantic City Properties. Ownership of Trump Marina will enable THCR to retain patrons that may be drawn from The Boardwalk to the Marina District by new casino development in the Marina District. The Castle Acquisition has also enabled THCR to benefit from (i) the excellent condition of the current facilities at Trump Marina, which have been designed to accommodate additional development with minimal disruption to existing operations, and (ii) the proximity of Trump Marina to the H-Tract. The holders of the Notes must rely solely on the Partnership, and may not rely on THCR, Trump Plaza or the Taj Mahal, to make payments on the Notes.


     On October 23, 1996, TCS, Plaza Associates, Taj Associates and the Partnership entered into an Amended and Restated Services Agreement pursuant to which TCS provides each of Plaza Associates, Taj Associates and the Partnership certain management, financial and other functions and services necessary and incidental to the respective operations of each of their casino hotels. Management believes that TCS's services to the Partnership will result in cost savings and operational synergies. Trump Communications, a New Jersey limited liability company and a subsidiary of TCS, was formed on January 31, 1997 for the purpose of realizing cost savings and operational synergies by consolidating advertisement functions of, and providing certain services to, each of Plaza Associates, Taj Associates and the Partnership.

     The Partnership operates in only one industry segment. See "Consolidated Selected Financial Data" below.

Trump Marina

     The Partnership owns and operates Trump Marina, a luxury casino hotel located on 14.7 acres in the Marina District approximately two miles from The Boardwalk. Trump Marina is approximately one-quarter mile from the H-Tract. Trump Marina consists of a 27-story hotel tower with 728 rooms, including 185 suites, 99 of which are oversized luxury suites, and contains approximately 75,900 square feet of gaming space. Trump Marina offers 2,198 slot machines, 91 table games, 8 restaurants, approximately 58,000 square feet of convention, ballroom and meeting space, a 9-story parking garage, which can accommodate approximately 3,000 cars, a 540-seat cabaret theater, two cocktail lounges, a swimming pool, tennis courts, a health club and a roof-top helipad. In addition, Trump Marina operates a 645-slip marina which is adjacent to the casino hotel. An elevated enclosed walkway connects Trump Marina to a two-story building which contains offices, a nautically themed retail store, a cocktail lounge and a 240-seat gourmet restaurant that overlooks the marina and the Atlantic City skyline. As a result of its high quality amenities, its exceptional customer service and its geographical location, Trump Marina distinguishes itself as a desirable alternative to the Atlantic City casinos located on The Boardwalk.

   Marketing Strategy

     Management's recent retheming of Trump Marina is intended to build upon the casino's established customer base by attracting a younger crowd to the facility. In keeping with this initiative, management has aimed to differentiate Trump Marina from other Atlantic City casinos by offering contemporary entertainment attractions and introducing its current "Wild Side" marketing campaign. The "Wild Side" marketing program consists of a coordinated advertising, entertainment and marketing campaign that is geared toward a younger generation of patrons but will not exclude Trump Marina's established customer base. Management, which developed the "Wild Side" marketing program after careful study of the Atlantic City Market, seeks to accomplish its goals via an advertising campaign with a fun and youthful appeal, as well as providing varied and extensive contemporary entertainment in the Grand Cayman Ballroom, "The Shell" (a cabaret style theater), "The Wave" (a night club), "The Deck" (for outdoor summertime entertainment) and large outdoor performances billed as "Rock the Dock" concerts.

     Service. By providing and maintaining a first-class facility and exceptional service, Trump Marina has earned the Five Star Diamond Award from the American Academy of Hospitality Sciences, the American Automobile Association's "Four Diamond" rating and a "Four Star" Mobil Travel Guide rating. Trump Marina provides a broadly diversified gaming and entertainment experience consistent with the "Trump" name and reputation for quality amenities and first-class service.

     Gaming Environment. To stay abreast of current gaming trends in Atlantic City, Trump Marina's management continuously monitors the configuration of the casino floor and the games it offers to patrons with a view towards making changes and improvements. A sophisticated computerized slot tracking and marketing system is employed to perform this analysis. This monitoring has confirmed a recent trend in the Atlantic City Market towards fewer table games and more slot machines. For example, slot machine revenue for the Atlantic City Market increased from 54.6% of the industry gaming revenue in 1988 to 70.4% of industry gaming revenue in 1997. Trump Marina experienced a similar increase, with slot revenue increasing from 52.5% of gaming revenue in 1988 to 70.1% of gaming revenue in 1997. In response to this trend, management devoted more of its casino floor space to slot machines between 1994 and 1997, and has replaced substantially all of its slot machines with newer machines. Trump Marina has also responded to this trend by introducing its Monte Carlo club for high-end slot players.

     "Comping" Strategy. In order to compete effectively with other Atlantic City casino hotels, Trump Marina offers complimentaries primarily to patrons with a demonstrated propensity for gaming at Trump Marina. The policy at Trump Marina is to focus promotional activities, including complimentaries, on middle and upper middle market "drive-in" patrons who visit Atlantic City frequently and have proven to be the most profitable market segment.

     Entertainment and Special Events. Trump Marina pursues a coordinated program of headline entertainment and special events. Trump Marina offers headline entertainment approximately twenty times a year in its main ballroom, complimented by contemporary acts each weekend in the cabaret theater. As a part of its marketing plan, Trump Marina offers special events aimed at its core, middle and upper-middle market segments. Trump Marina also hosts special events on an invitation-only basis in an effort to attract existing targeted gaming patrons and build loyalty among these patrons. These special events include golf tournaments, theme parties and gaming tournaments. Headline entertainment is scheduled so as not to overlap with any of these special events. In addition, as part of its "Wild Side" marketing campaign, Trump Marina features outdoor bands nightly (in season) as well as outdoor concerts promoted under the "Rock the Dock" theme. Recent performers have included The Wallflowers and comedian Chris Rock.

     Player Development and Casino Hosts. Trump Marina has contracts with sales representatives in New Jersey, New York and other states to promote the casino hotel. Trump Marina has sought to attract more middle market slot patrons, as well as premium players, through its "junket" marketing operations, which involve attracting groups of patrons by providing airfare, gifts and room accommodations. Player development personnel host special events, offer incentives and contact patrons directly in an effort to attract high-limit table game patrons.

     The casino hosts at Trump Marina assist table game patrons, and the slot sales representatives at Trump Marina assist slot patrons on the casino floor, make room and dinner reservations and provide general assistance. Slot sales representatives also solicit Marina Card (the frequent player identification slot card) sign-ups in order to increase Trump Marina's marketing base.

     Promotional Activities. The Marina Card constitutes a key element in the direct marketing program of Trump Marina. Slot machine players are encouraged to register for and utilize their personalized Marina Card to earn various complimentaries based upon their level of play. The Marina Card is inserted during play into a card reader attached to the slot machine for use in computerized rating systems. These computer systems record data about the cardholder, including playing preferences, frequency and denomination of play and the amount of gaming revenues produced. Slot sales and management personnel are able to monitor the identity and location of the cardholder and the frequency and denomination of the cardholder's slot play. They also use this information to provide attentive service to the cardholder on the casino floor.

     Trump Marina designs promotional offers, conveyed via direct mail and telemarketing, to patrons expected to provide revenues based upon their historical gaming patterns. Such information is gathered on slot wagering by the Marina Card and on table wagering by the casino games supervisor. Trump Marina conducts slot machine and table game tournaments in which cash prizes are offered to a select group of players invited to participate in the tournament based upon their tendency to play. Such players tend to play at their own expense during "off-hours" of the tournament. At times, tournament players are also offered special dining and entertainment privileges that encourage them to remain at Trump Marina.

     Credit Policy. Historically, Trump Marina has extended credit on a discretionary basis to certain qualified patrons. Credit play, as a percentage of total dollars wagered, was approximately 32.4%, 31.4% and 30.0% for 1997, 1996 and 1995, respectively. As part of Trump Marina's business strategy, Trump Marina has imposed stricter standards on applications for new or additional credit. Trump Marina bases credit limits on each individual patron's creditworthiness, as determined by an examination of the following criteria: (i) checking each patron's personal checking account for current and average balances; (ii) performing a credit check on each domestic patron; and (iii) checking each patron's credit limits and indebtedness at all casinos in the United States as well as many island casinos. The above determination of a patron's continued creditworthiness is performed for continuing patrons on a yearly basis or more frequently if Trump Marina deems a re-determination of credit worthiness is necessary. In addition, depositing of markers is regulated by the State of New Jersey. Markers in increments of $1,000 or less are deposited in a maximum of 7 days; markers of increments of $1,001 to $5,000 are deposited in a maximum of 14 days; and markers in increments of over $5,001 are deposited in a maximum of 45 days. Markers may be deposited sooner at the request of patrons or at Trump Marina's discretion.

     Bus Program. Trump Marina has a bus program which transports approximately 700 gaming patrons per day during the week and 650 per day on the weekends. The Partnership's bus program offers incentives and discounts to certain scheduled and chartered bus customers. Based on historical surveys, management has determined that gaming patrons who arrive by special charters as opposed to scheduled bus lines or who travel distances greater than 60 miles are more likely to create higher gaming revenue. Accordingly, Trump Marina's marketing efforts are focused on such bus patrons.

   Trump Marina Retheming

     In 1997, Trump Marina completed a project to retheme the casino hotel with a nautical emphasis, targeting younger customers by offering contemporary entertainment attractions and emphasizing Trump Marina's energetic, lively atmosphere.

   Employees and Labor Relations

     As of March 31, 1998, the Partnership employed approximately 2,550 full-time equivalent employees, of whom approximately 1,100 were subject to collective bargaining agreements. The Partnership's collective bargaining agreement with Local No. 54 expires on September 15, 1999. Such agreement extends to approximately 900 employees. In addition, four other collective bargaining agreements, which expire in the year 2000, cover approximately 200 maintenance employees. The Partnership believes that its relationships with its employees are satisfactory. Funding and TCHI have no employees.

     Certain employees of the Partnership must be licensed by or registered with the CCC, depending on the nature of the position held. Casino employees are subject to more stringent licensing requirements than non-casino employees, and must meet applicable standards pertaining to such matters as financial responsibility, good character, ability, casino training, experience and New Jersey residency. Such regulations have resulted in significant competition for employees who meet these requirements.

   Historical Background

     General. Funding was incorporated under the laws of the State of New Jersey in May 1985 and is wholly owned by the Partnership. Funding was formed to serve as a financing corporation to raise funds as an agent of the Partnership. Since Funding has no business operations, its ability to service its indebtedness is completely dependent upon funds it receives from the Partnership. Accordingly, the following discussion is related primarily to the Partnership and its operations.

     1992 and 1993 Recapitalizations. On May 29, 1992, TCHI, Funding and the Partnership restructured their indebtedness through a prepackaged plan of reorganization to alleviate certain liquidity problems (attributable, in part, to the overall deterioration in the Atlantic City Market experienced prior to such time, aggravated by an economic recession in the Northeast and the Persian Gulf War), to improve the amortization schedule and to extend the maturity of the Partnership's indebtedness. In December 1993, the Partnership, Funding and certain affiliated entities completed a recapitalization of their debt and equity capitalization (the "Castle Recapitalization"). The purpose of the Castle Recapitalization was (i) to improve the debt capitalization of the Partnership and, initially, to decrease its cash charges; (ii) to provide the holders of the Units who participated in the exchange offer in connection with the Castle Recapitalization with a cash payment of $6.19 and securities having a combined principal amount of $905 for each Unit; and (iii) to provide Trump with beneficial ownership of 100% of the common equity interests in the Partnership (subject to the rights of holders of the Castle Warrants).

     As a result of the Castle Recapitalization, TCI-II had a 37.5% equity interest in the Partnership, Trump had a 61.5% equity interest in the Partnership and TCHI had a 1% equity interest in the Partnership; accordingly, through his ownership of 100% of TCI-II and TCHI, Trump was the beneficial owner of 100% of the equity interests in the Partnership (subject to the rights of the holders of the Castle Warrants). Also as a consequence of the Castle Recapitalization, the principal amount of the Partnership's debt was reduced, and, initially, the Partnership's cash charges were reduced. Upon consummation of the Castle Recapitalization, the Partnership's outstanding debt, on a consolidated basis, consisted of the $38 million outstanding on the Term Loan, $27 million principal amount outstanding of its Old Senior Notes, the approximately $242 million principal amount outstanding of the Mortgage Notes (which are subordinated to the Senior Notes and the TCHI Notes) and the approximately $50 million principal amount outstanding of the PIK Notes) (which are subordinated to the Senior Notes, the TCHI Notes and the Mortgage Notes).

     PIK Note Acquisition. On June 23, 1995, the Partnership entered into the Option Agreement with Hamilton which granted the Partnership the Option to acquire the PIK Notes owned by Hamilton. The Option was granted to the Partnership in consideration of $1.9 million of aggregate payments to Hamilton. The Option was exercisable at a price equal to 60% of the aggregate principal amount of the PIK Notes delivered by Hamilton, with accrued but unpaid interest, plus 100% of the PIK Notes issued to Hamilton as interest subsequent to June 23, 1995. Pursuant to the terms of the Option Agreement, upon the occurrence of certain events within 18 months of the time the Option is exercised, the Partnership was required to make an additional payment to Hamilton of up to 40% of the principal amount of the PIK Notes. On May 21, 1996, the Partnership assigned the Option to THCR Holdings, which, on that same date, exercised the Option and acquired approximately 90% of the then outstanding PIK Notes for approximately $38.7 million, in exchange for which THCR Holdings received an aggregate of approximately $59.3 million principal amount of PIK Notes.

     Castle Acquisition. On October 7, 1996, THCR Holdings acquired from Trump all of the outstanding equity of the Partnership. The following transactions were effected in connection with the Castle Acquisition:

          (i) Trump contributed to THCR Holdings his 61.5% equity interest in the Partnership, in consideration of which he received a 9.52854% limited partnership interest in THCR Holdings, exchangeable into 3,626,450 shares of THCR Common Stock (valuing each such share at the THCR Stock Contribution Value);

         (ii) TCI-II contributed to THCR Holdings its 37.5% equity interest in the Partnership in consideration of which it received a 5.81009% limited partnership interest in THCR Holdings, exchangeable into 2,211,250 shares of THCR Common Stock (valuing each such share at the THCR Stock Contribution Value); and

          (iii) Castle Merger Sub merged with and into TCHI (holder of a 1% equity interest in the Partnership) whereupon (x) each share of TCHI Common Stock, outstanding immediately prior to the TCHI Merger was converted into the right to receive the TCHI Consideration and each share of common stock of Castle Merger Sub was converted into the right to receive one share of common stock of the surviving corporation of the TCHI Merger and (y) each holder of the Castle Warrants issued under a warrant agreement, dated as of December 30, 1993, between TCHI and First Bank National Association, as warrant agent, became entitled to receive, for each former share of TCHI's common stock (the "TCHI Common Stock") for which each Castle Warrant was exercisable, an amount in cash equal to the TCHI Consideration.

     In the aggregate, Trump received (i) a limited partnership interest in THCR Holdings convertible into 5,837,700 shares of THCR Common Stock and (ii) $884,550 in cash. On October 7, 1996, the closing sale price of the THCR Common Stock on the New York Stock Exchange was $22.625 per share.

     As a result of the Castle Acquisition, on October 7, 1996, THCR's and Trump's beneficial equity interest in THCR Holdings was approximately 63.4% and 36.6%, respectively, and Trump's beneficial equity interest in THCR Holdings was exchangeable into 13,918,723 shares of THCR Common Stock. The Castle Acquisition was approved by the stockholders of THCR on September 30, 1996.

     April 1998 Refinancing. On April 17, 1998, the Partnership, Funding and TCHI refinanced the Old Senior Notes and the Term Loan by issuing the Senior Notes and the TCHI Notes. The proceeds from the issuance of the Senior Notes and the TCHI Notes were used to redeem all of the issued and outstanding Old Senior Notes at 100% of their principal amount, to repay the Term Loan in full and for the Partnership's general working capital requirements.


     Mortgage Note Tender Offer. On July 9, 1998, Funding and the Partnership commenced a cash tender offer (the "Mortgage Note Tender Offer") to purchase all of the Mortgage Notes at a purchase price equal to $940 per $1,000 principal amount plus accrued and unpaid interest. On August 19, 1998, the tender offer was amended to increase the consideration to be paid to tendering Mortgage Note holders to $975 per $1,000 of principal amount, plus accrued interest. The Mortgage Note Tender Offer will expire at 5:00 p.m., New York City time, on September 17, 1998, unless extended. Consummation of the Mortgage Note Tender Offer is conditioned, among other things, upon the valid tender of at least 98% in aggregate principal amount of Mortgage Notes outstanding and regulatory authority approval by the CCC. It is anticipated that concurrently with the consummation of the tender offer, the New Senior Notes and the Working Capital Loan would be financed and redeemed.


Trademark/Licensing

     Subject to certain restrictions, THCR has the exclusive right to use the "Trump" name and likeness in connection with gaming and related activities (the "License") pursuant to the License Agreement. Pursuant to the License Agreement, Trump granted to THCR the world-wide right and license to use the Trump Names and the Marks in connection with casino and gaming activities and related services and products. The License Agreement does not restrict or restrain Trump from the right to use or further license the Trump Names in connection with services and products other than casino services and products.

     The License is for a term of the later of: (i) June 2015; (ii) such time as Trump and his affiliates no longer hold a 15% or greater voting interest in THCR; or (iii) such time as Trump ceases to be employed or retained pursuant to an employment, management, consulting or similar services agreement with THCR. Upon expiration of the term of the License, Trump will grant THCR a non-exclusive license for a reasonable period of transition on terms to be mutually agreed upon between Trump and THCR. Trump's obligations under the License Agreement are secured by the Trademark Security Agreement, pursuant to which Trump granted THCR a first priority security interest in the Marks for use in connection with casino services, as well as related hotel, bar and restaurant services.

Certain Indebtedness of the Partnership

     The Mortgage Notes bear interest, payable semi-annually in cash, at 11 3/4% and mature on November 15, 2003. The Mortgage Notes may be redeemed at Funding's option at a specified percentage of the principal amount commencing in 1998.

     The Mortgage Notes are secured by a promissory note of the Partnership to Funding (the "Partnership Note") in an amount and with payment terms necessary to service the Mortgage Notes. The Partnership Note is secured by a mortgage on Trump Marina and substantially all of the other assets of the Partnership. The Partnership Note has been assigned by Funding to the trustee of the indenture under which the Mortgage Notes were issued to secure the repayment of the Mortgage Notes. In addition, the Partnership has guaranteed the payment of the Mortgage Notes (the "Guaranty"), which is secured by a mortgage on Trump Marina and substantially all of the assets of the Partnership. The Partnership Note and the Guaranty are expressly subordinated to the indebtedness of the Senior Notes and the TCHI Notes (collectively, the "Senior Indebtedness") and the liens of the mortgages securing the Partnership Note and the Guaranty are subordinate to the liens securing the Senior Indebtedness.

     The PIK Notes bear  interest  payable,  at Funding's  option in whole or in part in cash and through the issuance of additional PIK Notes, semi-annually at the rate of 7% through September 30, 1994 and 13 7/8% through November 15, 2003. After November 15, 2003, interest on the PIK Notes is payable in cash at the rate of 13 7/8%. The PIK Notes mature on November 15, 2005. The PIK Notes may be redeemed at Funding's option at 100% of the principal amount under certain conditions, as described in the indenture governing the PIK Notes, and are required to be redeemed from a specified percentage of any equity offering which includes the Partnership. Interest has been accrued using the effective interest method. On May 15, 1997 and November 15, 1997, the semi-annual interest payments of $4.9 million and $5.2 million, respectively, were paid by the issuance of additional PIK Notes.

     The PIK Notes are secured by a subordinated promissory note of the Partnership to Funding (the "Subordinated Partnership Note"), which has been assigned to the trustee for the PIK Notes, and the Partnership has issued a subordinated guaranty (the "Subordinated Guaranty") of the PIK Notes. The Subordinated Partnership Note and the Subordinated Guaranty are expressly subordinated to the Senior Indebtedness, the Partnership Note and the Guaranty.

     The Notes bear interest, payable semi-annually in cash, at 10 1/4% and mature on April 30, 2003. Similar to the Mortgage Notes, the Senior Notes are secured by an assignment of a promissory note of the Partnership (the "Senior Partnership Note") which is in turn secured by a mortgage on Trump Marina and substantially all of the other assets of the Partnership. The Partnership has guaranteed the payment of the Senior Notes (the "Senior Guaranty"), which Senior Guaranty is secured by a mortgage on Trump Marina and substantially all of the assets of the Partnership. The Partnership has also guaranteed the payment of the TCHI Notes (the "TCHI Guaranty"), which TCHI Guaranty is secured by a mortgage on Trump Marina and substantially all of the assets of the Partnership.

     The terms of the Notes, the Mortgage Notes and the PIK Notes include limitations on the amount of additional indebtedness the Partnership may incur, distributions of the Partnership's capital, investments and other business activities.

Atlantic City Market

     The Atlantic City Market has demonstrated continued growth despite the recent proliferation of new gaming venues across the country. The 12 casino hotels in Atlantic City generated approximately $3.91 billion in gaming revenues in 1997, an approximately 2.1% increase over 1996 gaming revenues of approximately $3.83 billion. From 1992 to 1997, total gaming revenues in Atlantic City have increased approximately 21.4%, while hotel rooms increased by 25.5% during that period. Although total visitor volume to Atlantic City remained relatively constant in 1997, the volume of bus customers dropped to 9.4 million in 1997, continuing a decline from 11.7 million 1991. The volume of customers traveling by other means to Atlantic City has grown from 20.4 million in 1992 to 34.3 million in 1997.

     Casino revenue growth in Atlantic City has lagged behind that of other traditional gaming markets, principally Las Vegas, for the last five years. Management believes that this relatively slower growth is primarily attributable to two key factors. First, there were no significant additions to hotel capacity in Atlantic City until 1996. Las Vegas visitor volumes have increased, in part, due to the continued addition of new hotel capacity. Both markets have exhibited a strong correlation between hotel room inventory and total casino revenues. Secondly, the regulatory environment and infrastructure problems in Atlantic City have made it more difficult and costly to operate. Total regulatory costs and tax levies in New Jersey have exceeded those in Nevada since inception, and there is generally a higher level of regulatory oversight in New Jersey than in Nevada. The infrastructure problems, manifested by impaired accessibility of the casinos, downtown Atlantic City congestion and the condition of the areas surrounding the casinos have made Atlantic City less attractive to the gaming customer.

     Total Atlantic City slot revenues increased 3.6% in 1997, continuing a trend of increases over the past five years. From 1992 through 1997, slot revenue growth in Atlantic City has averaged 5.2% per year. Total table game revenue did not increase in 1997, while table game revenue from 1992 to 1997 has increased on average 0.8% per year. Management believes the slow growth in table game revenue is primarily attributable to two factors. First, the slot product has been significantly improved over the last five years. Bill acceptors, new slot machines, video poker and blackjack and other improvements have increased the popularity of slot play among a wider universe of casino patrons. Casino operators in Atlantic City have added slot machines in favor of table games due to increased public acceptance of slot play and due to slot machines' comparatively higher profitability as a result of lower labor and support costs. Since 1992, the number of slot machines in Atlantic City has increased by 54%, while the number of table games has increased by 12.6%. Slot revenues increased from 66% of total casino revenues in 1992 to 70% in 1997. The second reason for historic slow growth in table game revenue is that table game players are typically higher end players and are more likely to be interested in overnight stays and other amenities. During peak season and weekends, room availability in Atlantic City is currently inadequate to meet demand, making it difficult for casino operators to aggressively promote table play.

     The regulatory environment in Atlantic City has improved over the past several years. Most significantly, 24-hour gaming has been approved, poker and keno have been added and regulatory burdens have been reduced. In particular, comprehensive amendments to New Jersey gaming laws were made in January 1995, which have eliminated duplicative regulatory oversight and channeled operator's funds from regulatory support into uses of the New Jersey Casino Reinvestment Development Authority (the "CRDA"). Administrative costs of regulation will be reduced while increasing funds will be available for new development. In addition, in 1994, legislation was enacted which eliminated the requirement that a casino consist of a "single room" in a casino hotel. A casino may now consist of "one or more locations or rooms" approved by the CCC for casino gaming.

     Atlantic City's new convention center, with approximately 500,000 square feet of exhibit and pre-function space, 45 meeting rooms, food-service facilities and a 1,600-car underground parking garage, is the largest exhibition space between New York City and Washington, D.C. It is located at the base of the Atlantic City Expressway and opened in May 1997. The old convention center, built in the late 1920s and located on The Boardwalk, will receive an approximately $50 million facelift following the opening of the new convention center and will continue to be used for special events. The State of New Jersey has commenced a long-term capital plan to upgrade and expand the Atlantic City International Airport. To date, approximately $18 million has been spent on renovation of the airport terminal and upgrades of the airport's access roads and parking facilities.

     In addition to the planned casino expansions, major infrastructure improvements have begun. The CRDA recently completed the development of the $88 million "Grand Boulevard" corridor that links the new convention center with The Boardwalk.

     Management believes that recent gaming regulatory reforms will serve to permit future reductions in operating expenses of casinos in Atlantic City and to increase the funds available for additional infrastructure development through the CRDA. Due principally to an improved regulatory environment, general improvement of economic conditions and high occupancy rates, significant investment in the Atlantic City Market has been initiated and/or announced. Management believes that these increases in hotel capacity, together with infrastructure improvements, will be instrumental in stimulating future revenue growth in the Atlantic City Market. See "--Competition."

Competition

     Atlantic City. Competition in the Atlantic City casino hotel market is intense. Trump Marina competes with other casino hotels located in Atlantic City, including Trump Plaza and the Taj Mahal which are under the common ownership of THCR Holdings. At present, there are 12 casino hotels located in Atlantic City, including Trump Marina, Trump Plaza and the Taj Mahal, all of which compete for patrons. Trump Marina primarily competes with other Atlantic City casinos by, among other things, providing superior products and facilities, premier locations, name recognition and targeted marketing strategies. In addition, there are several sites on The Boardwalk and in the Marina District on which casino hotels could be built in the future and various applications for casino licenses have been filed and announcements with respect thereto made from time to time (including a casino resort by Mirage to be built in the Marina District and a casino resort by MGM Grand, Inc. to be built on The Boardwalk), although management is not aware of any current construction on such sites by third parties. Substantial new expansion and development activity has recently been completed or has been announced in Atlantic City, including the expansion at Harrah's, Hilton, Caesar's, Resorts, Tropicana and Bally's Wild West Casino, which intensifies competitive pressures in the Atlantic City Market. While management believes that the addition of hotel capacity would be beneficial to the Atlantic City Market generally, there can be no assurance that such expansion would not be materially disadvantageous to Trump Marina. There also can be no assurance that the Atlantic City development projects which are planned or are underway will be completed.

     Trump Marina also competes, or will compete, with facilities in the northeastern and mid-Atlantic regions of the United States at which casino gaming or other forms of wagering are currently, or in the future may be, authorized. To a lesser extent, Trump Marina faces competition from gaming facilities nationwide, including land-based, cruise line, riverboat and dockside casinos located in Colorado, Illinois, Indiana, Iowa, Louisiana, Mississippi, Missouri, Nevada, South Dakota, Ontario (Windsor and Niagara Falls), the Bahamas, Puerto Rico and other locations inside and outside the United States, and from other forms of legalized gaming in New Jersey and in its surrounding states such as lotteries, horse racing (including off-track betting), jai alai, bingo and dog racing, and from illegal wagering of various types. New or expanded operations by other persons can be expected to increase competition and could result in the saturation of certain gaming markets. In September 1995, New York introduced a keno lottery game, which is played on video terminals that have been set up in approximately 1,800 bars, restaurants and bowling alleys across the state. Bay Casino is operating a gambling cruise ship where patrons are taken from a pier in Sheepshead Bay in Brooklyn, New York to international waters to gamble. In September 1997, another gambling cruise ship was launched off the coast of Montauk, New York. On April 24, 1998, Freeport Casino Cruises began operating a gambling ship in Long Island, New York. Manhattan Cruises, a company offering gambling cruises departing from Manhattan, New York City since January 28, 1998, suspended operations in early May 1998, but has announced plans to resume operations shortly. Other companies (including SeaEscape Casino Cruises, South Shore Cruise Lines, President Casino and Circle Line) are currently seeking permission to operate similar cruises in the New York City area. On December 5, 1997, the mayor of New York City proposed the construction of a casino on Governors Island, located in the middle of New York Harbor; however, the proposal would require an amendment to the New York State Constitution and the sale of the island to New York by the federal government. In Delaware, a total of approximately 2,000 slot machines were installed at 3 horse racetracks in 1996 and the Delaware legislature recently approved a bill which would more than double the number of slot machines allowed at the three racetracks. These slot machines are expected to become operational during the third quarter of 1998. West Virginia also permits slot machines at racetracks, and track owners in several other states, including Maryland and Pennsylvania, are seeking to do the same. In December 1996, the temporary Casino Niagara opened in Niagara Falls, Ontario. Ontario officials expect that two-thirds of Casino Niagara's patrons will come from the United States, predominantly from western New York. In February 1998, the Ontario Casino Commission designated a consortium whose principal investor is Hyatt Hotels Corporation as the preferred developer of the permanent Casino Niagara. Moreover, Trump Marina may also face competition from various forms of internet gambling.

     In addition to competing with other casino hotels in Atlantic City and elsewhere, by virtue of their proximity to each other and the common aspects of certain of their respective marketing efforts, including the common use of the "Trump" name, Trump Marina competes directly with Trump Plaza and the Taj Mahal for gaming patrons.

     Other Competition. In addition, Trump Marina faces competition from casino facilities in a number of states operated by federally recognized Native American tribes. Pursuant to IGRA, which was passed by Congress in 1988, any state which permits casino-style gaming (even if only for limited charity purposes) is required to negotiate gaming compacts with federally recognized Native American tribes. Under IGRA, Native American tribes enjoy comparative freedom from regulation and taxation of gaming operations, which provides them with an advantage over their competitors, including Trump Marina. In March 1996, the United States Supreme Court struck down a provision of IGRA which allowed Native American tribes to sue states in federal court for failing to negotiate gaming compacts in good faith. Management cannot predict the impact of this decision on the ability of Native American tribes to negotiate compacts with states.

     In 1991, the Mashantucket Pequot Nation opened Foxwoods, a casino facility in Ledyard, Connecticut, located in the far eastern portion of such state, an approximately three-hour drive from New York City and an approximately two and one-half hour drive from Boston, which currently offers 24-hour gaming and contains over 5,500 slot machines. An ongoing expansion at Foxwoods will include an indoor arena, additional hotel rooms, restaurants and retail stores. The Mashantucket Pequot Nation has also announced plans for a high speed train linking Foxwoods to the interstate highway and an airport outside Providence, Rhode Island. In addition, in October 1996, the Mohegan Nation opened the Mohegan Sun Resort in Uncasville, Connecticut, located 10 miles from Foxwoods. Developed by Sun International Hotels, Ltd., the Mohegan Sun Resort has 75% of the gaming capacity of Foxwoods. The Mohegan Nation has announced plans for an expansion of the casino facilities and the construction of a hotel, convention center and entertainment center to be completed by the year 2000. In addition, the Eastern Pequots are seeking formal recognition as a Native American tribe for the purpose of opening a casino in the North Stonington area. There can be no assurance that any continued expansion of gaming operations of the Mashantucket Pequot Nation, the gaming operations of the Mohegan Nation or the commencement of gaming operations by the Eastern Pequots would not have a materially adverse impact on the operations of the Partnership.


     A group in Cumberland County, New Jersey calling itself the "Nanticoke Lenni Lenape" tribe has filed a notice of intent with the Bureau of Indian Affairs seeking formal federal recognition as a Native American tribe. In March 1998, the Oklahoma-based Lenape/Delaware Indian Nation, which originated in New Jersey and already has federal recognition, filed a lawsuit against the city of Wildwood claiming that the city is built on ancestral land. The city of Wildwood, which has supported the plan to build a casino, has entered settlement negotiations, offering to deed municipal land to the tribe. The plan, which is opposed by the State of New Jersey, requires state and federal approval. In July 1993, the Oneida Nation opened the Turning Stone, a casino featuring 24-hour table gaming and electronic gaming systems, but without slot machines, near Syracuse, New York. The Oneida Nation opened a hotel in October 1997 that included expanded gaming facilities, and has announced plans to construct a golf course and convention center. Representatives of the St. Regis Mohawk Nation signed a gaming compact with New York State officials for the opening of a casino, without slot machines, in the northern portion of the state close to the Canadian border. The St. Regis Mohawks are planning to open a casino at the Monticello Race Track in the Catskill Mountains region of New York; however, any Native American gaming operation in the Catskills is subject to the approval of the Governor of New York. The Seneca Nation plans to negotiate with New York State to open a casino in Western New York; however, the proposed casino would be subject to the purchase of additional property that is declared reservation territory by the federal government. The Narragansett Nation of Rhode Island, which has federal recognition, is seeking to open a casino in Rhode Island; however, the State of Rhode Island is opposed to the opening of the casino. The Aquinnah Wampanoag Tribe is seeking to open a casino in southeastern Massachusetts. Other Native American nations (including the Golden Hill Paugussett Indians) are seeking federal recognition, land and negotiation of gaming compacts in New York, Pennsylvania, Connecticut and other states near Atlantic City.

     State Legislation. Legislation permitting other forms of casino gaming has been proposed, from time to time, in various states, including Maryland and those states bordering New Jersey. Six states have presently legalized riverboat gambling while others are considering its approval, including New York and Pennsylvania. Several states are considering or have approved large scale land-based casinos. Additionally, since 1993, the gaming space in Las Vegas has expanded significantly, with additional capacity planned and currently under construction. The operations of Trump Marina could be adversely affected by such competition, particularly if casino gaming were permitted in jurisdictions near or elsewhere in New Jersey or in other states in the Northeast. In December 1993, the Rhode Island Lottery Commission approved the addition of slot machine games on video terminals at Lincoln Greyhound Park and Newport Jai Alai, where poker and blackjack have been offered for over three years. Currently, casino gaming, other than Native American gaming, is not allowed in other areas of New Jersey or in Connecticut, New York or Pennsylvania. On November 17, 1995, a proposal to allow casino gaming in Bridgeport, Connecticut was voted down by that state's Senate. On January 28, 1997, the New York State Senate rejected a constitutional amendment to legalize casino gambling in certain areas of New York State, effectively postponing any new gambling constitutional amendment until 1999. To the extent that legalized gaming becomes more prevalent in New Jersey or other jurisdictions near Atlantic City, competition would intensify. In particular, proposals have been introduced to legalize gaming (including keno) in other locations, including Philadelphia,

Pennsylvania. In addition, legislation has from time to time been introduced in the New Jersey State Legislature relating to types of statewide legalized gaming, such as video games with small wagers. To date, no such legislation, which may require a state constitutional amendment, has been enacted. Management is unable to predict whether any such legislation, in New Jersey or elsewhere, will be enacted or whether, if passed, would have a material adverse impact on the Partnership.

Gaming and Other Laws and Regulations

     The following is only a summary of the applicable provisions of the Casino Control Act and certain other laws and regulations. It does not purport to be a full description thereof and is qualified in its entirety by reference to the Casino Control Act and such other laws and regulations.

   New Jersey Gaming Regulations

     In general, the Casino Control Act and its implementing regulations contain detailed provisions concerning, among other things: the granting and renewal of casino licenses; the suitability of the approved hotel facility, and the amount of authorized casino space and gaming units permitted therein; the qualification of natural persons and entities related to the casino licensee; the licensing of certain employees and vendors of casino licensees; the rules of the games; the selling and redeeming of gaming chips; the granting and duration of credit and the enforceability of gaming debts; management control procedures, accounting and cash control methods and reports to gaming agencies; the security standards; the manufacture and distribution of gaming equipment; the simulcasting of horse races by casino licensees; equal employment opportunities for employees of casino operators, contractors of casino facilities and others; and advertising, entertainment and alcoholic beverages.

     Casino Control Commission. The ownership and operations of casino/hotel facilities in Atlantic City are the subject of strict state regulation under the Casino Control Act. The CCC is empowered to regulate a wide spectrum of gaming and non-gaming related activities and to approve the form of ownership and financial structure of not only a casino licensee, but also its entity qualifiers and intermediary and holding companies and any other related entity required to be qualified ("CCC Regulations").

     Operating Licenses. In June 1995, the CCC renewed the Partnership's casino license and approved Trump as a natural person qualifier through May 1999. This license is not transferable and its renewal will include a financial review of the Partnership. Upon revocation, suspension for more than 120 days or failure to renew a casino license, the Casino Control Act provides for the appointment of a conservator to take possession of the hotel and casino's business and property, subject to all valid liens, claims and encumbrances.

     Casino License. No casino hotel facility may operate unless the appropriate license and approvals are obtained from the CCC, which has broad discretion with regard to the issuance, renewal, revocation and suspension of such licenses and approvals, which are non-transferable. The qualification criteria with respect to the holder of a casino license includes its financial stability, integrity and responsibility; the integrity and adequacy of its financial resources which bear any relation to the casino project; its good character, honesty and integrity; and the sufficiency of its business ability and casino experience to establish the likelihood of a successful, efficient casino operation. The casino license currently held by the Partnership is renewable for periods of up to four years. The CCC may reopen licensing hearings at any time, and must reopen a licensing hearing at the request of the Division of Gaming Enforcement (the "Division").

     Each casino license entitles the holder to operate one casino. Further, no person may be the holder of a casino license if the holding of such license will result in undue economic contraction in Atlantic City casino operations by that person. On May 17, 1995, the CCC adopted a regulation defining the criteria for determining undue economic concentration which codifies the content of existing CCC precedent with respect to the subject.

     To be considered financially stable, a licensee must demonstrate the following ability: to pay winning wagers when due; to achieve an annual gross operating profit; to pay all local, state and federal taxes when due; to make necessary capital and maintenance expenditures to insure that it has a superior first-class facility; and to pay, exchange, refinance or extend debts which will mature or become due and payable during the license term.

     In the event a licensee fails to demonstrate financial stability, the CCC may take such action as it deems necessary to fulfill the purposes of the Casino Control Act and protect the public interest, including: issuing conditional licenses; approvals or determinations; establishing an appropriate cure period; imposing reporting requirements; placing restrictions on the transfer of cash or the assumption of liability; requiring reasonable reserves or trust accounts; denying licensure; or appointing a conservator. See "--Conservatorship."

     Management believes that it has adequate financial resources to meet the financial stability requirements of the CCC for the foreseeable future.

     Pursuant to the Casino Control Act, CCC Regulations and precedent, no entity may hold a casino license unless each officer, director, principal employee, person who directly or indirectly holds any beneficial interest or ownership in the licensee, each person who in the opinion of the CCC has the ability to control or elect a majority of the board of directors of the licensee (other than a banking or other licensed lending institution which makes a loan or holds a mortgage or other lien acquired in the ordinary course of business) and any lender, underwriter, agent or employee of the licensee or other person whom the CCC may consider appropriate, obtains and maintains qualification approval from the CCC. Qualification approval means that such person must, but for residence, individually meet the qualification requirements as a casino key employee.

     Control Persons. An entity qualifier or intermediary or holding company, such as TCHI or Funding, is required to register with the CCC and meet the same basic standards for approval as a casino licensee; provided, however, that the CCC, with the concurrence of the Director of the Division, may waive compliance by a publicly-traded corporate holding company with the requirement that an officer, director, lender, underwriter, agent or employee thereof, or person directly or indirectly holding a beneficial interest or ownership of the securities thereof, individually qualify for approval under casino key employee standards so long as the CCC and the Director of the Division are, and remain, satisfied that such officer, director, lender, underwriter, agent or employee is not significantly involved in the activities of the casino licensee, or that such security holder does not have the ability to control the publicly-traded corporate holding company or elect one or more of its directors. Persons holding five percent or more of the equity securities of such holding company are presumed to have the ability to control the company or elect one or more of its directors and will, unless this presumption is rebutted, be required to individually qualify. Equity securities are defined as any voting stock or any security similar to or convertible into or carrying a right to acquire any security having a direct or indirect participation in the profits of the issuer.

     Financial Sources. The CCC may require all financial backers, investors, mortgagees, bond holders and holders of notes or other evidence of indebtedness, either in effect or proposed, which bear any relation to any casino project, including holders of publicly-traded securities of an entity which holds a casino license or is an entity qualifier, subsidiary or holding company of a casino licensee (a "Regulated Company"), to qualify as financial sources. In the past, the CCC has waived the qualification requirement for holders of less than 15% of the Mortgage Notes and the PIK Notes so long as the bonds remained widely distributed and freely traded in the public market and the holder had no ability to control the casino licensee. The CCC has, in the past, ruled that the publicity-traded Mortgage Notes and PIK Notes are widely-distributed and freely-traded in the public market. The CCC may require holders of less than 15% of a series of debt to qualify as financial sources even if not active in the management of the issuer or the casino licensee.

     Institutional Investors. An institutional investor ("Institutional Investor") is defined by the Casino Control Act as any retirement fund administered by a public agency for the exclusive benefit of federal, state or local public employees; any investment company registered under the Investment Company Act of 1940, as amended; any collective investment trust organized by banks under Part Nine of the Rules of the Comptroller of the Currency; any closed end investment trust; any chartered or licensed life insurance company or property and casualty insurance company; any banking and other chartered or licensed lending institution; any investment advisor registered under the Investment Advisers Act of 1940, as amended; and such other persons as the CCC may determine for reasons consistent with the policies of the Casino Control Act.

     An Institutional Investor may be granted a waiver by the CCC from financial source or other qualification requirements applicable to a holder of publicly-traded securities, in the absence of a prima facie showing by the Division that there is any cause to believe that the holder may be found unqualified, on the basis of CCC findings that: (i) its holdings were purchased for investment purposes only and, upon request by the CCC, it files a certified statement to the effect that it has no intention of influencing or affecting the affairs of the issuer, the casino licensee or its holding or intermediary companies; provided, however, that the Institutional Investor will be permitted to vote on matters put to the vote of the outstanding security holders; and (ii) if (x) the securities are debt securities of a casino licensee's holding or intermediary companies or another subsidiary company of the casino licensee's holding or intermediary companies which is related in any way to the financing of the casino licensee and represent either
(A) 20% or less of the total outstanding debt of the company or (B) 50% or less of any issue of outstanding debt of the company, (y) the securities are equity securities and represent less than 10% of the equity securities of a casino licensee's holding or intermediary companies or (z) the securities so held exceed such percentages, upon a showing of good cause. There can be no assurance, however, that the CCC will make such findings or grant such waiver and, in any event, an Institutional Investor may be required to produce for the CCC or the Antitrust Division of the Department of Justice upon request, any document or information which bears any relation to such debt or equity securities.

     Generally, the CCC requires each institutional holder seeking waiver of qualification to execute a certification to the effect that (i) the holder has reviewed the definition of Institutional Investor under the Casino Control Act and believes that it meets the definition of Institutional Investor; (ii) the holder purchased the securities for investment purposes only and holds them in the ordinary course of business; (iii) the holder has no involvement in the business activities of and no intention of influencing or affecting, the affairs of the issuer, the casino licensee or any affiliate; and (iv) if the holder subsequently determines to influence or affect the affairs of the issuer, the casino licensee or any affiliate, it shall provide not less than 30 days' prior notice of such intent and shall file with the CCC an application for qualification before taking any such action. If an Institutional Investor changes its investment intent, or if the CCC finds reasonable cause to believe that it may be found unqualified, the Institutional Investor may take no action with respect to the security holdings, other than to divest itself of such holdings, until it has applied for interim casino authorization and has executed a trust agreement pursuant to such an application. See "--Interim Casino Authorization."

     Ownership and Transfer of Securities. The Casino Control Act imposes certain restrictions upon the issuance, ownership and transfer of securities of a Regulated Company, and defines the term "security" to include instruments which evidence a direct or indirect beneficial ownership or creditor interest in a Regulated Company including, but not limited to, mortgages, debentures, security agreements, notes and warrants. Currently, each of Funding and the Partnership is deemed to be a Regulated Company, and instruments evidencing a beneficial ownership or creditor interest therein, including partnership interest, are deemed to be the securities of a Regulated Company.

     If the CCC finds that a holder of such securities is not qualified under the Casino Control Act, it has the right to take any remedial action it may deem appropriate, including the right to force divestiture by such disqualified holder of such securities. In the event that certain disqualified holders fail to divest themselves of such securities, the CCC has the power to revoke or suspend the casino license affiliated with the Regulated Company which issued the securities. If a holder is found unqualified, it is unlawful for the holder
(i) to exercise, directly or through any trustee or nominee, any right conferred by such securities or (ii) to receive any dividends or interest upon any such securities or any remuneration, in any form, from its affiliated casino licensee for services rendered or otherwise.

     With respect to non-publicly-traded securities, the Casino Control Act and CCC Regulations require that the corporate charter or partnership agreement of a Regulated Company establish a right in the CCC of prior approval with regard to transfers of securities, shares and other interests and an absolute right in the Regulated Company to repurchase at the market price or the purchase price, whichever is the lesser, any such security, share, or other interest in the event that the CCC disapproves a transfer. With respect to the publicly-traded securities, such corporate charter or partnership agreement is required to establish that any such securities of the entity are held subject to the condition that, if a holder thereof is found to be disqualified by the CCC, such holder shall dispose of such securities.

     Under the terms of the indentures pursuant to which the Senior Notes, the Mortgage Notes and the PIK Notes were issued, if a holder of such securities does not qualify under the Casino Control Act when required to do so, such holder must dispose of its interest in such securities and the Partnership and Funding may redeem the securities at the lesser of the outstanding amount or fair market value.

     Interim Casino Authorization. Interim casino authorization is a process which permits a person who enters into a contract to obtain property relating to a casino operation or who obtains publicly-traded securities relating to a casino licensee to close on the contract or own the securities until plenary licensure or qualification During the period of interim casino authorization, the property relating to the casino operation or the securities is held in trust.

     Whenever any person enters into a contract to transfer any property which relates to an ongoing casino operation, including a security of the casino licensee or a holding or intermediary company or entity qualifier, under circumstances which would require that the transferee obtain licensure or be qualified under the Casino Control Act, and that person is not already licensed or qualified, the transferee is required to apply for interim casino authorization. Furthermore, except as set forth below with respect to publicly-traded securities, the closing or settlement date in the contract at issue may not be earlier than the 121st day after the submission of a complete application for licensure or qualification together with a fully executed trust agreement in a form approved by the CCC. If, after the report of the Division and a hearing by the CCC, the CCC grants interim authorization, the property will be subject to a trust. If the CCC denies interim authorization, the contract may not close or settle until the CCC makes a determination on the qualifications of the applicant. If the CCC denies qualification, the contract will be terminated for all purposes and there will be no liability on the part of the transferor.

     If, as a result of a transfer of publicly-traded securities of a licensee, a holding or intermediary company or entity qualifier of a licensee, or a financing entity of a licensee, any person is required to qualify under the Casino Control Act, that person is required to file an application for licensure or qualification within 30 days after the CCC determines that qualification is required or declines to waive qualification. The application must include a fully executed trust agreement in a form approved by the CCC or, in the alternative, within 120 days after the CCC determines that qualification is required, the person whose qualification is required must divest such securities as the CCC may require in order to remove the need to qualify.

     The CCC may grant interim casino authorization where it finds by clear and convincing evidence that: (i) statements of compliance have been issued pursuant to the Casino Control Act; (ii) the casino hotel is an approved hotel in accordance with the Casino Control Act; (iii) the trustee satisfies qualification criteria applicable to key casino employees, except for residency; and (iv) interim operation will best serve the interest of the public.

     When the CCC finds the applicant qualified, the trust will terminate. If the CCC denies qualification to a person who has received interim casino authorization, the trustee is required to endeavor, and is authorized, to sell, assign, convey or otherwise dispose of the property subject to the trust to such persons who are licensed or qualified or shall themselves obtain interim casino authorization.

     Where a holder of publicly-traded securities is required, in applying for qualifications as a financial source or qualifier, to transfer such securities to a trust in application for interim casino authorization and the CCC thereafter orders that the trust become operative: (i) during the time the trust is operative, the holder may not participate in the earnings of the casino hotel or receive any return on its investment or debt security holdings; and (ii) after disposition, if any, of the securities by the trustee, proceeds distributed to the unqualified holder may not exceed the lower of their actual cost to the unqualified holder or their value calculated as if the investment had been made on the date the trust became operative.

     Approved Hotel Facilities. The CCC may permit an existing licensee, such as the Partnership, to increase its casino space if the licensee agrees to add a prescribed number of qualifying sleeping units within two years after the commencement of gaming operations in the additional casino space. However, if the casino licensee does not fulfill such agreement due to conditions within its control, the licensee will be required to close the additional casino space, or any portion thereof that the CCC determines should be closed.

     Persons who are parties to the lease for an approved hotel building or who have an agreement to lease a building which may in the judgment of the CCC become an approved hotel building are required to hold a casino license unless the CCC, with the concurrence of the Attorney General of the State of New
Jersey, determines that such persons do not have the ability to exercise significant control over the building or the operation of the casino therein.

     Unless otherwise determined by the CCC, agreements to lease an approved hotel building or the land under the building must be for durational term exceeding 30 years, must concern 100% of the entire approved hotel building or the land upon which it is located and include a buy-out provision conferring upon the lessee the absolute right to purchase the lessor's entire interest for a fixed sum in the event that the lessor is founded by the CCC to be unsuitable.

     Agreement for Management of Casino. Each party to an agreement for the management of a casino is required to hold a casino license, and the party who is to manage the casino must own at lease 10% of all the outstanding equity securities of the casino licensee. Such an agreement shall:
(i) provide for the complete management of the casino; (ii) provide for the unrestricted power to direct the casino operations; and (iii) provide for a term long enough to ensure the reasonable continuity, stability and independence and management of the casino.

     License Fees. The CCC is authorized to establish annual fees for the renewal of casino licenses. The renewal fee is based upon the cost of maintaining control and regulatory activities prescribed by the Casino Control Act, and may not be less than $200,000 for a four-year casino license. Additionally, casino licensees are subject to potential assessments to fund any annual operating deficits incurred by the CCC or the Division. There is also an annual license fee of $500 for each slot machine maintained for use or in use in any casino.

     Gross Revenue Tax. Each casino licensee is also required to pay an annual tax of 8% on its gross casino revenues. For the years ended December 31, 1995, 1996 and 1997, the Partnership's gross revenue tax was approximately $21.9 million, $19.9 million and $21.1 million, respectively, and its license, investigation and other fees and assessments totaled approximately $3.8 million, $4.0 million and $3.5 million, respectively.

     Investment Alternative Tax Obligations. An investment alternative tax imposed on the gross casino revenues of each licensee in the amount of 2.5% is due and payable on the last day of April following the end of the calendar year. A licensee is obligated to pay the investment alternative tax for a period of 30 years. Estimated payments of the investment alternative tax obligation must be made quarterly in an amount equal to 1.25% of estimated gross revenues for the preceding three-month period. Investment tax credits may be obtained by making qualified investments or by the purchase of bonds issued by the CRDA ("CRDA Bonds"). CRDA Bonds may have terms as long as 50 years and bear interest at below market rates, resulting in a value lower than the face value of such CRDA Bonds.

     For the first ten years of its tax obligation, the licensee is entitled to an investment tax credit against the investment alternative tax in an amount equal to twice the purchase price of the CRDA Bonds issued to the licensee. Thereafter, the licensee (i) is entitled to an investment tax credit in an amount equal to twice the purchase price of such CRDA Bonds or twice the amount of its investments authorized in lieu of such bond investments or made in projects designed as eligible by the CRDA and (ii) has the option of entering into a contract with the CRDA to have its tax credit comprised of direct investments in approved eligible projects which may not comprise more than 50% of its eligible tax credit in any one year.

     From the monies made available to the CRDA, the CRDA is required to set aside $100 million for investment in hotel development projects in Atlantic City undertaken by a licensee which result in the construction or rehabilitation of at least 200 hotel rooms. These monies will be held to fund up to 35% of the cost to casino licensees of expanding their hotel facilities to provide additional hotel rooms, a portion of which will be required to be available upon the opening of the new Atlantic City convention center and dedicated to convention events. The CRDA as determined at this time that eligible casino licensees will receive up to 27% of the cost of additional hotel rooms out of these monies set aside and may, in the future, increase the percentage to no greater than 35%.

     Minimum Casino Parking Charges. As of July 1, 1993, each casino licensee was required to pay the New Jersey State Treasurer a $1.50 charge for every use of a parking space for the purpose of parking motor vehicles in a parking facility owned or leased by a casino licensee or by any person on behalf of a casino licensee. This amount is paid into a special fund established and held by the New Jersey State Treasurer for the exclusive use of the CRDA. The Partnership currently charges its parking patrons $2.00 in order to make its required payments to the New Jersey State Treasurer and cover related expenses. Amounts in the special fund will be expended by the CRDA for eligible projects in the corridor region of Atlantic City related to improving the highways, roads, infrastructure, traffic regulation and public safety of Atlantic City or otherwise necessary or useful to the economic development and redevelopment of Atlantic City in this regard.


     Atlantic City Fund. On each October 31 during the years 1996 through 2003, each casino licensee shall pay into an account established in the CRDA and known as the Atlantic City Fund, its proportional share of an amount related to the amount by which annual operating expenses of the CCC and the Division are less than a certain fixed sum. Additionally, a portion of the investment alternative tax obligation of each casino licensee for the years 1994 through 1998 allocated for projects in northern New Jersey shall be paid into and credited to the Atlantic City Fund. Amounts in the Atlantic City Fund will be expended by the CRDA for economic development projects of a revenue producing nature that foster the redevelopment of Atlantic City other than the construction and renovation of casino hotels.

     Conservatorship. If, at any time, it is determined that TCHI, Funding, the Partnership or any other entity qualifier has violated the Casino Control Act or that any of such entities cannot meet the qualification requirements of the Casino Control Act, such entity could be subject to fines or the suspension or revocation of its license or qualification. If the Partnership's license is suspended for a period in excess of 120 days or is revoked, or if the CCC fails or refuses to renew such casino license, the CCC could appoint a conservator to operate or dispose of the Partnership's casino hotel facilities. A conservator would be vested with title to all property of the Partnership relating to the casino and the approved hotel subject to valid liens and/or encumbrances. The conservator would be required to act under the direct supervision of the CCC and would be charged with the duty of conserving, preserving, and, if permitted, continuing the operation of the casino hotel. During the period of the conservatorship, a former or suspended casino licensee is entitled to a fair rate of return out of net earnings, if any, on the property retained by the conservator. The CCC may also discontinue any conservatorship action and direct the conservator to take such steps as are necessary to effect an orderly transfer of the property of a former or suspended casino licensee. Such events could result in an event of default under the indentures pursuant to which the Senior Notes, the TCHI Notes, the Mortgage Notes and the PIK Notes were issued.

     Qualification of Employees. Certain employees of the Partnership must be licensed by or registered with the CCC, depending on the nature of the position held. Casino employees are subject to more stringent requirements than non-casino employees and must meet applicable standards pertaining to financial stability, integrity and responsibility, good character, honesty and integrity, business ability and casino experience and New Jersey residency. These requirements have resulted in significant competition among Atlantic City casino operators for the services of qualified employees.

     Gaming Credit. The Partnership's casino games are conducted on a credit as well as a cash basis. Gaming debts arising in Atlantic City in accordance with applicable regulations are enforceable in the courts of the State of New Jersey. The extension of gaming credit is subject to regulations that detail procedures which casinos must follow when granting gaming credit and recording counter checks which have been exchanged, redeemed or consolidated.

     Control Procedures. Gaming at Trump Marina is conducted by trained and supervised personnel. The Partnership employs extensive security and internal controls. Security checks are make to determine, among other matters, that job applicants for key positions have had no criminal history or associations. Security controls utilized by the surveillance department include closed circuit video cameras to monitor the casino floor and money counting areas. The count of moneys from gaming is also observed daily by representatives of the CCC.

   Other Laws and Regulations

     The Treasury has adopted regulations pursuant to which a casino is required to file a report of each deposit, withdrawal, exchange of currency, gambling tokens or chips, or other payments or transfers by, through or to such casino which involves a transaction in currency of more than $10,000 per patron, per gaming day. Such reports are required to be made on forms prescribed by the Secretary of the Treasury and are filed with the Internal Revenue Service (the "Service"). In addition, the Partnership is required to maintain detailed records (including the names, addresses, social security numbers and other information with respect to its gaming customers) dealing with, among other items, the deposit and withdrawal of funds and the maintenance of a line of credit. The Treasury recently proposed new regulations that would require casinos to report suspicious transactions involving at least $3,000 in funds or other assets. The proposed regulations would also require casinos to establish procedures designed to detect occurrences or patterns of suspicious transactions. The Partnership cannot at this time determine the final form of these regulations or the potential impact on its business.

     In the past, the Service had taken the position that gaming winnings from the table games by nonresident aliens were subject to a 30% withholding tax. The Service, however, subsequently adopted a practice of not collecting such tax. Recently enacted legislation exempts from withholding tax table game winnings by nonresident aliens, unless the Secretary of the Treasury determines by regulation that such collections have become administratively feasible.

     The Partnership is subject to other federal, state and local regulations and, on a periodic basis, must obtain various licenses and permits, including those required to sell alcoholic beverages in the State of New Jersey as well as in other jurisdictions. Management believes all required licenses and permits necessary to conduct its business have been obtained for operations in New Jersey.

Properties

     The Casino Parcel. Trump Marina is located in the Marina District on an approximately 14.7 acre triangular-shaped parcel of land, which is owned by the Partnership in fee, located at the intersection of Huron Avenue and Brigantine Boulevard directly across from the marina, approximately two miles from The Boardwalk.

     Trump Marina has approximately 75,900 square-feet of gaming space which accommodates 91 table games, 2,198 slot machines and race simulcasting facilities. In addition to the casino, Trump Marina consists of a 27-story hotel with 728 guest rooms, including 185 suites, of which 99 are "Crystal Tower" luxury suites. Renovation of 300, 210 and 90 of the guest rooms was completed in 1995, 1996 and 1997, respectively. The facility also offers eight restaurants, 540-seat cabaret theater, two cocktail lounges, 58,000 square-feet of convention, ballroom and meeting space, a swimming pool, tennis courts and a sports and health club facility. Trump Marina has been designed so that it can be enlarged in phases into a facility containing 2,000 rooms and a 1,600-seat cabaret theater. Trump Marina also has a nine-story garage providing on-site parking for approximately 3,000 vehicles and a helipad which is located atop the parking garage, making Trump Marina the only Atlantic City casino with access by land, sea and air.

     Between 1994 and 1997, management replaced substantially all of its slot machines with newer more popular models and upgraded its computerized slot tracking and slot marketing system. During 1997 the property was rethemed with a nautical emphasis and renamed Trump Marina. In 1994, management completed a 3,000 square-foot expansion to its casino which enabled Trump Marina to accommodate the addition of simulcast race track wagering and expended in excess of $2 million on renovations to its hotel facility. The casino expansion also increased casino access and casino visibility for hotel patrons. In 1993, Trump Marina completed the construction of a Las Vegas-style marquee and reader board, the largest of its kind on the East Coast.

     The Marina. Pursuant to an agreement with the New Jersey Division of Parks and Forestry (the "Marina Agreement"), the Partnership in 1987 began operating and renovating the marina at Trump Marina, including docks containing approximately 645 slips. An elevated pedestrian walkway connecting Trump Marina to a two-story building at the marina was completed in 1989. The Partnership constructed the two-story building, which contains a 240-seat restaurant and offices as well as a snack bar and a large nautical theme retail store. Pursuant to the Marina Agreement and a certain lease between the State of New Jersey, as landlord, and the Partnership, as tenant, dated as of September 1, 1990 (the "Marina Lease"), the Partnership commenced leasing the marina and the improvements thereon for an initial term of twenty-five years. The Marina Lease is a net lease pursuant to which the Partnership, in addition to the payment of annual rent equal to the greater of (i) a certain percentage of gross revenues of the Partnership from operation of the marina during the lease year and (ii) minimum base rent of $300,000 annually (increasing every five years to $500,000 in 2011), is responsible for all costs and expenses related to the premises, including but not limited to, all maintenance and repair costs, insurance premiums, real estate taxes, assessments and utility charges. Any improvements made to the marina (which is owned by the State of New Jersey), excluding the elevated pedestrian walkway, automatically become the property of the State of New Jersey upon their completion.

     The Parking Parcel. The Partnership also owns an employee parking lot located on Route 30, approximately two miles from Trump Marina, which can accommodate approximately 1,000 cars.

Legal Proceedings

     The Partnership, its partners, certain members of the former Executive Committee, Funding and certain of their employees are involved in various legal proceedings. Such persons and entities are vigorously defending the allegations against them and intend to contest vigorously any future proceedings. The Partnership and Funding have agreed to indemnify such persons against any and all losses, claims, damages, expenses (including reasonable costs, disbursements and counsel fees) and liabilities (including amounts paid or incurred in satisfaction of settlements, judgments, fines and penalties) incurred by them in said legal proceedings.

     On August 14, 1996, certain stockholders of THCR filed two derivative actions in the Court of Chancery in Delaware (Civil Action Nos. 15148 and 15160) (the "Delaware cases") against each of the members of the Board of Directors of THCR, THCR, THCR Holdings, the Partnership and TCI-II. The plaintiffs claim that the directors of THCR breached their fiduciary duties in connection with the Castle Acquisition by purchasing these interests at an excessive price in a self-dealing transaction. The complaint sought to enjoin the transaction, and also sought damages and an accounting. The injunction was never pursued. These plaintiffs served a notice of dismissal in the Delaware cases on December 29, 1997. The Court of Chancery has not yet ordered the Delaware cases dismissed.

     On October 16, 1996, a stockholder of THCR filed a derivative action in the United States District Court, Southern District of New York (96 Civ. 7820) against each member of the Board of Directors of THCR, THCR, THCR Holdings, the Partnership, TCI, TCI-II, TCHI and Salomon Brothers, Inc ("Salomon"). The plaintiff claims that certain of the defendants breached their fiduciary duties and engaged in ultra vires acts in connection with the Castle Acquisition and that Salomon was negligent in the issuance of its fairness opinion with respect to the Castle Acquisition. The plaintiff also alleges violations of the federal securities laws for alleged omissions and misrepresentations in THCR's proxies, and that Trump, TCI-II and TCHI breached the acquisition agreement by supplying THCR with untrue information for inclusion in the proxy statement delivered to THCR's stockholders in connection with the Castle Acquisition. The plaintiff seeks removal of the directors of THCR, and an injunction, rescission and damages.


     The Delaware cases were amended and refiled in the Southern District of New York and consolidated with the federal action for all purposes, including pretrial proceedings and trial. On or about January 17, 1997, the plaintiffs filed their Consolidated Amended Derivative Complaint (the "First Amended Complaint"), reflecting the consolidation. On or about March 24, 1997, the plaintiffs filed their Second Consolidated Amended Derivative Complaint (the "Second Amended Complaint"). In addition to the allegations made in the First Amended Complaint, the Second Amended Complaint claimed that certain of the defendants breached their fiduciary duties and wasted corporate assets in connection with a previously contemplated transaction with Colony Capital, Inc. ("Colony Capital"). The Second Amended Complaint also included claims against Colony Capital for aiding and abetting certain of these violations. In addition to the relief sought in the First Amended Complaint, the Second Amended Complaint sought to enjoin the previously contemplated transaction with Colony Capital or, if it was effectuated, to rescind it. On March 27, 1997, THCR and Colony Capital mutually agreed to end negotiations with respect to such transaction. On June 26, 1997, plaintiffs served their Third Consolidated Amended Derivative Complaint (the "Third Amended Complaint"), which omitted the claims against Colony Capital. THCR and the other defendants in the action moved to dismiss the Third Amended Complaint on August 5, 1997. The plaintiffs opposed the defendants' motions to dismiss the Third Amended Complaint by response dated October 24, 1997. The defendant's reply was served December 9, 1997. By letter dated April 2, 1998, the plaintiffs sought to amend further the Third Amended Complaint to add certain additional factual allegations. The defendants opposed the application, and the Court has not yet ruled on it.

     Other Litigation. On March 13, 1997, THCR filed a lawsuit in the United States District Court, District of New Jersey, against Mirage, the State of New Jersey ("State"), the New Jersey Department of Transportation ("NJDOT"), the South Jersey Transportation Authority ("SJTA"), the CRDA, the New Jersey Transportation Trust Fund Authority and others. THCR was seeking declaratory and injunctive relief to recognize and prevent violations by the defendants of the casino clause of the New Jersey State Constitution and various federal securities and environmental laws relating to proposed infrastructure improvements in the Atlantic City marina area. While this action was pending, defendants State and CRDA then filed an action in the New Jersey State Court seeking a declaratory judgment as to the claim relating to the casino clause of the New Jersey State Constitution. On May 1, 1997, the United States District Court dismissed the federal claims and ruled that the State constitutional claims should be pursued in State Court. On April 2, 1998, the United States
Court of Appeals for the Third Circuit affirmed the dismissal and THCR's petition to the Third Circuit for a rehearing was denied. On May 14, 1997, the State Court entered a summary judgment in favor of the State and the CRDA, which was affirmed by the Appellate Division on March 20, 1998. This decision is currently being appealed in the State Supreme Court.


     On June 26, 1997, THCR filed an action against NJDOT, SJTA, Mirage and others, in the Superior Court of New Jersey, Chancery Division, Atlantic County (the "Chancery Division Action"). THCR is seeking to declare unlawful and enjoin certain actions and omissions of the defendants arising out of and relating to a certain Road Development Agreement dated as of January 10, 1997, by and among NJDOT, SJTA and Mirage (the "Road Development Agreement") and the public funding of a certain road and tunnel project to be constructed in Atlantic City, as further described in the Road Development Agreement. THCR moved to consolidate this action with other previously filed related actions. Defendants opposed THCR's motion to consolidate the Chancery Division Action, initially moved to dismiss this action on procedural grounds and subsequently moved to dismiss this action on substantive grounds. On October 20, 1997, the Chancery Court denied the defendants' motion to dismiss this action on procedural grounds, but entered summary judgment dismissing this action on substantive grounds. This decision is currently being appealed.

     On June 26, 1997, THCR also filed an action, in lieu of prerogative writs, against the CRDA, in the Superior Court of New Jersey, Law Division, Atlantic County, seeking review of the CRDA's April 15, 1997 approval of funding ($120 million principal amount plus interest) for the road and tunnel project discussed above, a declaratory judgment that the said project is not eligible for such CRDA funding, and an injunction prohibiting the CRDA from contributing such funding to the said project. Defendant moved to dismiss this action on procedural grounds and also sought to transfer this action to New Jersey's Appellate Division. On October 3, 1997, the New Jersey Superior Court transferred this action to the Appellate Division where it is currently pending.


     On September 9, 1997, Mirage filed a complaint against Trump, THCR and Hilton Hotels Corporation, in the United States District Court for the Southern District of New York. The complaint seeks damages for alleged violations of antitrust laws, tortious interference with prospective economic advantage and tortious inducement of a breach of fiduciary duties arising out of activities purportedly engaged in by defendants in furtherance of an alleged conspiracy to impede Mirage's efforts to build a casino resort in the Marina District. Among other things, Mirage contends that the defendants filed several frivolous lawsuits and funded others that challenge the proposed state funding mechanisms for the construction of a proposed roadway and tunnel that would be paid for chiefly through government funds and which would link the Atlantic City Expressway with the site of Mirage's proposed new casino resort. On November 10, 1997, THCR and Trump moved to dismiss the complaint and the court has not yet ruled on it.


     Various other legal proceedings are now pending against the Partnership. The Partnership considers all such proceedings to be ordinary litigation incident to the character of its business. Management believes that the resolution of these claims will not, individually or in the aggregate, have a material adverse effect on the financial condition or results of operations of the Partnership.

     From time to time, the Partnership may be involved in routine administrative proceedings involving alleged violations of certain provisions of the Casino Control Act. However, the Partnership believes that the final outcome of these proceedings will not, either individually or in the aggregate, have a material adverse effect on the Partnership or on its ability to otherwise retain or renew any casino or other licenses required under the Casino Control Act for the operation of Trump Marina.

                                   MANAGEMENT


Directors and Executive Officers of the Issuers

     All decisions affecting the business and affairs of the Partnership, including the operation of Trump Marina, are decided by the general partner acting by and through a Board of Partner Representatives, which includes a minority of Representatives elected indirectly by the holders of the Mortgage Notes and PIK Notes (the "Noteholder Representatives"). As currently constituted, the Board of Partner Representatives consists of Messrs. Donald J. Trump, Chairman, Nicholas L. Ribis, John P. Burke, Robert M. Pickus, Asher O. Pacholder, Thomas F. Leahy and Arthur S. Bahr. TCHI's Board of Directors consists of the members of the Board of Partner Representatives.

     The sole director of Funding is Trump. Trump also serves as its Chairman of the Board, President and Treasurer.

     Set forth below are the names, ages, positions and offices held with TCHI, Funding and the Partnership, and a brief account of the business experience during the past five years of each member of the Board of Partner Representatives, the executive officers of TCHI, Funding and the Partnership, and the director of Funding.

     Donald J. Trump--Trump, 52 years old, has been Chairman of the Board of THCR and THCR Funding since their formation in 1995. Trump was a 50% shareholder, Chairman of the Board of Directors, President and Treasurer of Trump Plaza GP and the managing general partner of Plaza Associates prior to June 1993. Trump was Chairman of the Executive Committee and President of Plaza Associates from May 1986 to May 1992 and was a general partner of Plaza Associates until June 1993. Trump has been a director of Trump AC Holding since February 1993 and was President of Trump AC Holding from February 1993 until December 1997. Trump was a partner in Trump AC from February 1993 until June 1995. Trump has been Chairman of the Board of Directors of Trump AC Funding since its formation in January 1996 and the Chairman of the Board of Directors of Trump Atlantic City Funding II, Inc. ("Trump AC Funding II") and Trump Atlantic City Funding III, Inc. ("Trump AC Funding III") since their formation in November 1997. Trump has been Chairman of the Board of Directors of THCR Holding Corp. and THCR/LP since October 1991; President and Treasurer of THCR Holding Corp. since March 4, 1991; Chairman of the Board of Directors, President and Treasurer of TCI since June 1988; Chairman of the Executive Committee of Taj Associates from June 1988 to October 1991; and President and sole Director of Realty Corp. since May 1986. Trump has been the sole director of TACC since March 1991. Trump was President and Treasurer of TACC from March 1991 until December 1997. Trump has been the sole director of Trump Indiana since its formation. Trump has been Chairman of the Board of Partner Representatives of the Partnership since May 1992; and was Chairman of the Executive Committee of the Partnership from June 1985 to May 1992. Trump is the Chairman of the Board of Directors of Funding and served as President and Treasurer of Funding until April 1998. Trump is the Chairman of the Board and Treasurer of TCHI. Trump is the President, Treasurer, sole director and sole shareholder of TCI-II. Trump has been a Director of THCR Enterprises, Inc., a Delaware corporation ("THCR Enterprises"), since its formation in January 1997. Trump is also the President of The Trump Organization, which has been in the business, through its affiliates and subsidiaries, of acquiring, developing and managing real estate properties for more than the past five years. Trump was a member of the Board of Directors of Alexander's Inc. from 1987 to March 1992. Trump was a partner of Plaza Operating Partners Ltd. when it filed a petition for reorganization under Chapter 11 of the Bankruptcy Code on November 2, 1992. The plan of reorganization for Plaza Operating Partners Ltd. was confirmed on December 11, 1992 and declared effective in January 1993.

     Nicholas L. Ribis--Mr. Ribis, 53 years old, has been President, Chief Executive Officer and a director of THCR and THCR Funding and Chief Executive Officer of THCR Holdings since their formation in 1995. Mr. Ribis has been the Chief Executive Officer of Plaza Associates since February 1991, was President from April 1994 to February 1995, was a member of the Executive Committee of Plaza Associates from April 1991 to May 29, 1992 and was a director and Vice President of Trump Plaza GP from May 1992 until June 1993. Mr. Ribis served as Vice President of Trump AC Holding from February 1995 until December 1997. Mr. Ribis has served as President of Trump AC Holding since December 1997. Mr. Ribis has served as a director of Trump AC Holding since June 1993. Mr. Ribis has been Chief Executive Officer, President and a director of Trump AC Funding since its formation in January 1996 and Chief Executive Officer, President and a director of Trump AC Funding II and Trump AC Funding III since their formation in November 1997. Mr. Ribis served as Vice President of TACC until

December 1997. Mr. Ribis has served as the President of TACC since December 1997. Mr. Ribis has been the President and Chief Executive Officer of Trump Indiana since its formation. Mr. Ribis has been a Director of THCR/LP and THCR Holding Corp. since October 1991 and was Vice President of THCR/LP and THCR Holding Corp. until June 1995; Chief Executive Officer of Taj Associates since February 1991; Vice President of TCI since February 1991 and Secretary of TCI since September 1991; Director of Realty Corp. since October 1991; and a member of the Executive Committee of Taj Associates from April 1991 to October 1991. Mr. Ribis has served as Vice President of THCR/LP and THCR Holding Corp. since February 1998. He has also been Chief Executive Officer of the Partnership since March 1991 and President of the Partnership since April 1998; member of the Executive Committee of the Partnership from April 1991 to May 1992; member of the Board of Partner Representatives of the Partnership since May 1992; and served as the Vice President and Assistant Secretary of TCHI from December 1993 and January 1991, respectively, until April 1998. Mr. Ribis is now a director of TCHI. Since April 1998, Mr. Ribis has served as President and Chief Executive Officer of TCHI and Funding. Mr. Ribis has served as Vice President of TCI-II since December 1993 and had served as Secretary of TCI-II from November 1991 to May 1992. Mr. Ribis has been Vice President of Trump Corp. since September 1991. Mr. Ribis has been the President and a director of THCR Enterprises since January 1997. From January 1993 to January 1995 Mr. Ribis served as the Chairman of the Casino Association of New Jersey and has been a member of the Board of Trustees of the CRDA since October 1993. From January 1980 to January 1991, Mr. Ribis was Senior Partner in, and from February 1991 to December 1995, was Counsel to the law firm of Ribis, Graham & Curtin (now practicing as Graham, Curtin & Sheridan, A Professional Association), which serves as New Jersey legal counsel to all of the above-named companies and certain of their affiliated entities.

     Robert M. Pickus--Mr. Pickus, 43 years old, has been Executive Vice President and Secretary of THCR since its formation in 1995. He has also been the Executive Vice President of Corporate and Legal Affairs of Plaza Associates since February 1995. From December 1993 to February 1995, Mr. Pickus was the Senior Vice President and General Counsel of Plaza Associates. Mr. Pickus served as the Assistant Secretary of Trump AC Holding from April 1994 until February 1998. Since February 1998, Mr. Pickus has served as the Secretary of Trump AC Holding. Mr. Pickus has been Secretary and a director of Trump AC Funding since its formation in January 1996 and Secretary and a director of Trump AC Funding II and Trump AC Funding III since their formation in November 1997. Mr. Pickus has been the Executive Vice President and Secretary of Trump Indiana since its inception. Mr. Pickus has been the Executive Vice President of Corporate and Legal Affairs of Taj Associates since February 1995, and a Director of THCR Holding Corp. and THCR/LP since November 1995. He was the Senior Vice President and Secretary of Funding from June 1988 to December 1993 and General Counsel of the Partnership from June 1985 to December 1993. Mr. Pickus has served as the Secretary of Funding since April 1998. Mr. Pickus served as the Assistant Secretary of TACC until February 1998. Since February 1998, Mr. Pickus has served as the Secretary of TACC. Mr. Pickus was also Secretary of TCHI from October 1991 until December 1993. Mr. Pickus is a director of TCHI, and served as the Assistant Secretary of TCHI from February 1998 until April 1998. Since April 1998, Mr. Pickus has served as the Secretary of TCHI. Mr. Pickus has been the Executive Vice President of Corporate and Legal Affairs of the Partnership since February 1995, Secretary of the Partnership since February 1996 and a member of the Board of Partner Representatives of the Partnership since October 1995. Mr. Pickus is currently the Secretary of THCR Holding Corp., has been the Vice President, Secretary and Director of THCR Enterprises since January 1997 and has been Executive Vice President of TCS since its inception.


     John P. Burke--Mr. Burke, 50 years old, served as the Senior Vice President of Corporate Finance of THCR from January 1996 until June 1997. Mr. Burke has served as the Senior Vice President of THCR, THCR Holdings and THCR Funding since June 1997. Mr. Burke has been the Corporate Treasurer of THCR, THCR Holdings and THCR Funding since their formation in 1995. He has also been Corporate Treasurer of Plaza Associates and Taj Associates since October 1991. Mr. Burke has been the Treasurer of Trump Indiana since its formation Mr. Burke has been Treasurer of Trump AC Funding since its formation in January 1996 and Treasurer of Trump AC Funding II and Trump AC Funding III since their formation in November 1997. Mr. Burke has been Treasurer of TACC since February 1998. Mr. Burke was a Director of THCR/LP and THCR Holding Corp. from October 1991 to April 1996 and was Vice President of THCR/LP until June 1995. Mr. Burke has served as the Assistant Treasurer of THCR Holding Corp. and THCR/LP since February 1998. Mr. Burke has been the Corporate Treasurer of the Partnership since October 1991, the Vice President of the Partnership, Funding, TCI-II and TCHI since December 1993, Assistant Treasurer of TCHI since April 1998, Treasurer of Funding since April 1998, a member of the Board of Partner Representatives of the Partnership since March 1997 and the Vice President-Finance of The Trump

Organization since September 1990. Mr. Burke was an Executive Vice President and Chief Administrative Officer of Imperial Corporation of America from April 1989 through September 1990. Mr. Burke has been the Vice President and Treasurer of THCR Enterprises since January 1997.


     Asher O. Pacholder--Dr. Pacholder, 60 years old, has been a partner representative of the Board of Partner Representatives since May 1992. Dr.
Pacholder served as a director and the President of TCI-II from May 1992 to December 1993. He has served as the Chairman of the Board of Directors and Chief Financial Officer of ICO, Inc., an oil field services and petrochemicals processing company, since February 1995 and Chief Operating Officer and a director of Wedco Technology, Inc. since May of 1996. Dr. Pacholder has served as Chairman of the Board and Managing Director of Pacholder Associates, Inc., an investment advisory firm, since 1983. In addition,Dr. Pacholder is Chairman of the Board of Directors of USF&G Pacholder Fund, Inc., a closed-end investment company, and he serves on the Board of Directors of Southland Corporation, which owns and operates convenience stores.

     Thomas F. Leahy--Mr. Leahy, 60 years old, has been a partner representative on the Board of Partner Representatives since June 1993. Mr. Leahy served as a director and Treasurer of TCI-II from May 1992 to December 1993. From 1991 to July 1992, Mr. Leahy served as Executive Vice President of CBS Broadcast Group, a unit of CBS, Inc. Mr. Leahy retired from CBS, Inc. in 1992, having served in various executive capacities over a 30-year period. Since November 1992, Mr. Leahy has served as President of The Theater Development Fund, a service organization for the performing arts. Since July 1992, Mr. Leahy has served as Chairman of VT Properties, Inc., a privately-held corporation which invests in literary, stage and film properties.

     Arthur S. Bahr--Mr. Bahr, 66 years old, has been a partner representative on the Board of Partner Representatives since June 1995 and previously served as a director of TCI-II from August 1993 to January 1994. Mr. Bahr retired in February 1994 after serving in various senior investment positions for General Electric Investment Corporation since 1970. Mr. Bahr serves on the Board of Directors of Renaissance Reinsurance and the Korean International Investment Fund.

     Mark A. Brown--Mr. Brown, 37 years old, joined the Partnership as Executive Vice President of Operations in July 1995 and, effective November 1997, serves as President and Chief Operating Officer. Previously, Mr. Brown served as Senior Vice President of Eastern Operations for Caesar's World Marketing Corporation, National and International Divisions from 1993 until 1995. Prior to that, Mr. Brown served as Vice President of Casino Operations at the Taj Mahal from 1989 until 1993. From 1979 until 1989, Mr. Brown worked for Resorts International Hotel Casino departing as Casino Shift Manager in December 1989.

     Each member of the Board of Partner Representatives and all of the other persons listed above have been licensed or found qualified by the CCC.

     The employees of the Partnership serve at the pleasure of the Board of Partner Representatives subject to any contractual rights contained in any employment agreement.

Executive Compensation

     Executive officers of Funding do not receive any additional compensation for serving in such capacity. In addition, Funding and the Partnership do not offer their executive officers stock option or stock appreciation right plans, long-term incentive plans or defined benefit pension plans.

     Summary Compensation Table. The following table sets forth compensation paid or accrued during the years ended December 31, 1997, 1996 and 1995 to the Chairman of the Board of Partner Representatives, the Chief Executive Officer, all of the executive officers of the Partnership whose cash compensation, including bonuses and deferred compensation, exceeded $100,000 for the year ended December 31, 1997 and one additional individual who would have been among the four most highly paid executive officers but for he was not employed on December 31, 1997 by the Partnership. Compensation accrued during one year and paid in another is recorded under the year of accrual. Information relating to long-term compensation is inapplicable and has therefore been omitted from the table.

                           SUMMARY COMPENSATION TABLE

                                                   Annual Compensation(1)
                                              -------------------------------
Name and                                                                          Other Annual       All Other
Principal Position                            Year       Salary          Bonus   Compensation(1)   Compensation
------------------                            ----       ------          -----   ---------------   ------------
Donald J. Trump ......................        1997             --            --          --                --
  Chairman of the Board                       1996             --            --          --                --
                                              1995             --            --          --        $2,087,000(2)

Nicholas L. Ribis ....................        1997       $399,300            --          --              $950(3)
  Chief Executive Officer                     1996        499,125            --          --               594(3)
                                              1995        531,895            --          --               647(3)

John P. Belisle(4) ...................        1997       $380,776            --          --            $3,835(3)
  Former President and Chief                  1996             --            --          --                --
  Operating Officer                           1995             --            --          --                --

Mark A. Brown(5) .....................        1997       $352,383       $75,000          --            $2,375(3)
  President and Chief Operating               1996        359,160        75,000          --             2,375(3)
  Officer                                     1995        155,257       150,000          --             2,187(3)

R. Bruce McKee(6) ....................        1997       $262,949       $10,000          --            $2,969(3)
  Senior Vice President of                    1996         62,926            --          --                --
  Corporate Finance                           1995             --            --          --                --

Patricia M. Wild(7) ..................        1997       $135,920            --          --            $3,375(3)
  Assistant Secretary and Vice                1996        138,530            --          --             3,420(3)
  President of Legal Affairs                  1995        126,368            --          --             3,638(3)

----------
(1) Represents the dollar value of annual compensation not properly categorized as salary or bonus, including amounts reimbursed for income taxes and director's fee. Following rules of the Commission, perquisites and other personal benefits are not included in this table of the aggregate amount if that compensation is the lesser of either $50,000 or 10% of the total salary and bonus for that officer.

(2) Represents amounts paid under the Services Agreement. In addition, Trump was reimbursed $273,000 and $184,000 in 1996 and 1995, respectively, for expenses incurred pursuant to the Services Agreement. No such reimbursements were made during 1997.

(3) Represents vested and unvested contributions made by the Partnership under the Trump's Castle Hotel & Casino Retirement Savings Plan. Funds accumulated for an employee, which consist of a certain percentage of the employee's compensation plus Partnership contributions equaling 50% of the participant's contributions, are retained until termination of employment, attainment of age 59 1/2 or financial hardship, at which time the employee may withdraw his or her vested funds.


(4) Mr. Belisle commenced employment with the Partnership during February 1997 and served as President and Chief Operating Officer from June 1997 through November 1997. Mr. Belisle resigned effective July 27, 1998.


(5) Mr. Brown became the Executive Vice President of Operations effective July 1995 and has served as President and Chief Operating Officer effective November 1997.


(6) Mr. McKee served as President and Chief Operating Officer of the Partnership from October 1996 through June 1997. Effective June 1997, Mr. McKee has served as Senior Vice President of Corporate Finance of THCR, Trump Atlantic City Funding, Inc. and Trump Atlantic City Corporation
     ("TACC"). Effective December 1997, Mr. McKee has served as Senior Vice President of Corporate Finance of Trump Atlantic City Funding II, Inc. and Trump Atlantic City Funding III, Inc. Mr. KcKee resigned effective September 7, 1998.


(7)  Ms. Wild resigned effective March 1998.

Employment Agreements

     Mr. Ribis had an employment agreement with Partnership pursuant to which Mr. Ribis acted as Chief Executive Officer of the Partnership. The agreement provided that in the event the Partnership, or any entity which acquires substantially all of the equity interests or assets of the Partnership, proposes to engage in an offering of common shares to the public, the Partnership and Mr. Ribis would agree to negotiate new compensation arrangements which shall include equity participation for Mr. Ribis. This agreement was terminated upon consummation of the Castle Acquisition and now Mr. Ribis is compensated for his services to the Partnership under an employment agreement with THCR and THCR Holdings (the "Ribis THCR Agreement"). Under the Ribis THCR Agreement, Mr. Ribis's annual salary is $1,996,500. Mr. Ribis's annual salary is paid on an allocation basis by THCR, Taj Associates, Plaza Associates and the Partnership.

     Taj Associates had an employment agreement with R. Bruce McKee pursuant to which he served as Senior Vice President and Chief Financial Officer of Taj Associates which expired on September 30, 1997.

     The Partnership, on March 6, 1998, entered into an employment agreement with Mark A. Brown (the "Brown Agreement") pursuant to which Mr. Brown serves as the Partnership's President and Chief Operating Officer. The Brown Agreement expires on December 31, 2000 unless terminated early by the Partnership for Cause (as defined in the Brown Agreement) or terminated by Mr. Brown upon the occurrence of a Change of Control (as defined in the Brown Agreement). The Brown Agreement provides for an annual base salary of $450,000 in 1998, $475,000 in 1999 and $500,000 in 2000.

Compensation of the Board of Directors

     Each Partner Representative of the Partnership (other than Messrs. Trump, Ribis, Burke and Pickus) receives an annual fee of $50,000. In addition, each Partner Representative of the Partnership (other than Messrs. Trump, Ribis, Pickus and Burke) receives $2,500 per meeting attended, plus reasonable out-of-pocket expenses incurred in attending any meeting of the Board of Partner Representatives.

Compensation Committee Interlocks and Insider Participation

     In general, the compensation of executive officers of the Partnership is determined by the Board of Partners Representatives, which is composed of Trump, Nicholas L. Ribis, John P. Burke, Asher O. Pacholder, Thomas F. Leahy, Arthur S. Bahr and Robert M. Pickus. The compensation of Nicholas L. Ribis is set forth in his employment agreement. The Partnership has delegated the responsibility over certain matters, such as the bonus of Mr. Ribis, to Trump. Executive officers of Funding do not receive any additional compensation for serving in such capacity.

     Castle  Acquisition.  On October 7, 1996, THCR Holdings acquired from Trump
all  of  the  outstanding  equity  of  the  Partnership.   See  "Business--Trump
Marina--Historical Background--Castle Acquisition."

     Services Agreement. On December 28, 1993, the Partnership entered into a Services Agreement with TCI-II (the "Services Agreement"). In general, the Services Agreement obligates TCI-II to provide to the Partnership, from time to time when reasonably requested, consulting services on a non-exclusive basis, relating to marketing, advertising, promotional and other services (the "Services") with respect to the business and operations of the Partnership, in exchange for certain fees to be paid only in those years in which EBITDA (EBITDA represents income from operations before depreciation, amortization, restructuring costs and the non-cash write-down of CRDA investments) exceeds prescribed amounts.

     In consideration for the Services to be rendered by TCI-II, the Partnership will pay an annual fee (which is identical to the fee which was payable under the previously existing management agreement) to TCI-II in the amount of $1.5 million for each year in which EBITDA exceeds the following amounts for the years indicated: 1993-$40.5 million; 1994-$45.0 million; 1995 and thereafter-$50.0 million. If EBITDA in any fiscal year does not exceed the applicable amount, no annual fee is due. In addition, TCI-II will be entitled to an incentive fee beginning with the fiscal year ending December 31, 1994 in an amount equal to 10% of EBITDA in excess of $45.0 million for such fiscal year. The Partnership will also be required to advance to TCI-II $125,000 a month which will be applied toward the annual fee, provided, however, that no advances will be made during any year if and for so long as the Managing Partner (defined in the Services Agreement as Trump) determines, in his good faith reasonable judgment, that the Partnership's budget and year-to-date performance indicate that the minimum EBITDA levels (as specified above) for such year will not be met. If for any year during which annual fee advances have been made it is determined that the annual fee was not earned, TCI-II will be obligated to promptly repay any amounts previously advanced. For purposes of calculating EBITDA under the Services Agreement, any incentive fees paid in respect of 1994 or thereafter shall not be deducted in determining net income. During the year ended 1997,there were no fees payable by the Partnership under the Services Agreement. As the Partnership did not meet the required level of EBITDA during 1996, the monthly advances to TCI-II related to the Services Agreement were suspended and on October 6, 1996, the Partnership recorded a receivable in the amount of $1.25 million which represents the amounts advanced to TCI-II during the year. The Services Agreement expires on December 31, 2005.

     Trump has granted the Partnership a license to use the Marks in connection with the operations of Trump Marina since June 17, 1985. The license expires on August 15, 1998. See "Business--Trademark/Licensing."

     Other Relationships. The Commission requires registrants to disclose the existence of any other corporation in which both (i) an executive officer of the registrant serves on the board of directors and/or compensation committee, and
(ii) a director of the registrant serves as an executive officer. Messrs. Ribis, Pickus and Burke, executive officers of the Partnership, serve on the Board of Directors of other entities in which members of the Board of Partner Representatives (namely, Messrs. Trump, Ribis, Burke and Pickus) serve and continue to serve as executive officers. The Partnership believes that such relationships have not affected the compensation decisions made by the Board of Partner Representatives in the last fiscal year.

     Trump serves on the Board of Directors of TACC, a general partner of Plaza Associates, of which Messrs. Trump, Ribis and Pickus are executive officers. Messrs. Trump and Ribis also serve on the Board of Directors of Trump Atlantic City Holding, Inc., of which Messrs. Trump, Ribis and Burke are also executive officers. Trump is the sole director of TACC, of which Messrs. Trump, Ribis and Pickus are executive officers. Trump is not compensated by such entities for serving as an executive officer, however, he has entered into a personal services agreement with the Plaza Associates and THCR. Messrs. Ribis and Burke are not compensated by the foregoing entities, however, they are compensated by Plaza Associates for their service as executive officers.

     Messrs.  Trump,  Ribis, Pickus and Burke serve on the Board of Directors of
THCR Holding Corp., which held, prior to April 17, 1996, an indirect equity interest in Taj Associates, of which Trump is an executive officer. Such persons also serve on the Board of Directors of THCR/LP, the former managing general partner of Taj Associates, of which Messrs. Trump and Ribis are executive officers.

     Mr. Ribis also serves on the Board of Directors of Realty Corp. which, prior to April 17, 1996, leased certain real property to Taj Associates, of which Trump is an executive officer. Trump, however, does not receive any compensation for serving as an executive officer of Realty Corp.

     Messrs. Trump and Ribis serve on the Board of Directors of THCR of which Trump is Chairman of the Board. Messrs. Ribis, Pickus and Burke are executive officers of THCR and are compensated for their services by THCR.

     John Barry, Trump's brother-in-law, is a partner of Barry & McMoran, a New Jersey law firm which provides, from time to time, legal services to the Partnership.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Affiliate party transactions are governed by the provisions of the indentures pursuant to which the Notes, the Mortgage Notes and the PIK Notes were issued, which provisions generally require that such transactions be on terms as favorable as would be obtainable from an unaffiliated party, and require the approval of a majority of the Noteholder Representatives of the Board of Partner Representatives for certain affiliated transactions.

     Trump, Ribis and certain affiliates have engaged in certain related party transactions with respect to the Partnership. See "Management--Compensation Committee Interlocks and Insider Participation--Other Relationships."

     The Partnership has joint insurance coverage with Taj Associates and Plaza Associates, for which the annual premiums paid by the Partnership, Taj Associates and Plaza Associates were approximately $4.0 million for the year ending December 31, 1997.

     Plaza Associates leased portions of its warehouse facility located in Egg Harbor Township, New Jersey to the Partnership. Lease payments by the Partnership to Plaza Associates totaled $5,000 in 1996. The Partnership did not make any lease payments to Plaza Associates in 1997.

     The Partnership has entered into a services agreement with TCS pursuant to which TCS provides the Partnership with certain management, financial and other functions and services necessary and incidental to the operations of Trump Marina.

                                 STOCK OWNERSHIP

     The general partner of the Partnership is TCHI, a New Jersey corporation, and the limited partner of the Partnership is THCR Holdings, a Delaware limited partnership. TCHI is wholly owned by THCR Holdings. THCR Holdings is a Delaware limited partnership which is owned approximately 63% by THCR as both a general and limited partner, and approximately 37% by Trump. Funding is a wholly owned subsidiary of the Partnership.

                         DESCRIPTION OF THE SENIOR NOTES

     The Series A Senior Notes were, and Series B Senior Notes offered hereby will be, issued under the Senior Note Indenture, dated as of April 17, 1998, by and among Funding, as issuer, the Partnership, as guarantor, and U.S. Bank National Association, as Senior Note Trustee, a copy of the form of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part. The Senior Notes are issued in an aggregate principal amount of $62.0 million. The form and terms of the Series B Senior Notes will be identical in all material respects to the form and terms of the Series A Senior Notes, except for certain registration rights which will terminate upon consummation of the Exchange Offer. See "Prospectus Summary--Terms of the Notes." The Senior Note Indenture is subject to and is governed by the Trust Indenture Act. The following is only a summary of the material provisions of the Senior Note Indenture and the Senior Mortgage Documents (as defined) as they relate to the Senior Notes and does not purport to be complete, and where reference is made to particular provisions of the Senior Note Indenture or the Senior Mortgage Documents, such provisions, including the definitions of certain terms, are qualified in their entirety by reference to all the provisions of the Senior
Note Indenture and the Senior Mortgage Documents and those terms made a part of the Senior Note Indenture and the Senior Mortgage Documents by the Trust Indenture Act. Unless otherwise specified, references to Articles and Sections are to Articles and Sections of the Senior Note Indenture.

General

     The Senior Notes mature on April 30, 2003. Each Senior Note bears interest payable in cash at the rate of 10 1/4%, payable semiannually in arrears on April 30 and October 31 each year, commencing October 31, 1998, to the Person in whose name the Senior Note (or any predecessor Senior Note) is registered at the close of business on the April 15 or October 15 next preceding such Interest Payment Date. Senior Notes will be issuable only in registered form without coupons, in denominations of $1,000 and integral multiples thereof. (Section 3.2)

     Payment of the Senior Notes is guaranteed by the Partnership and the Senior Notes are secured by the Senior Mortgage Documents. See "--Security" and "--Guarantee."

     Principal of, premium, if any, and interest on, the Senior Notes are payable, and the Senior Notes are exchangeable and transferable, at the office or agency of Funding in The City of New York maintained for such purpose (which initially will be the Corporate Trust Office of the Senior Note Trustee or its agent); provided, however, that payment of interest may be made at the option of Funding by check mailed to each holder of Senior Notes at his registered address. The Senior Notes may be presented for registration of transfer and exchange at such office of the Senior Note Trustee. No service charge will be made for any registration of transfer, exchange or redemption of Senior Notes, except in certain circumstances for any tax or other governmental charge that may be imposed in connection therewith. (Section 3.5)

Guarantee

     The obligations of Funding to pay the principal of, premium, if any, and interest on, the Senior Notes are unconditionally guaranteed by a non-recourse Senior Guarantee of the Partnership. The Senior Guarantee is secured by the Senior Guarantee Mortgage on the assets of the Partnership, as described under "--Security," pari passu with the lien of the Senior Note Mortgage and the liens securing the TCHI Notes.

Security

     The Senior Notes are secured by an assignment by Funding to the Senior Note Trustee, for the benefit of the holders of the Senior Notes, of (a) the Senior Partnership Note and (b) the Senior Note Mortgage (the Senior Partnership Note, the Senior Note Mortgage, the Senior Guarantee Mortgage (which has been made directly to the Senior Note Trustee) and any ancillary documents executed by Funding, the Partnership or the Senior Note Trustee for purposes of providing security for the benefit of the holders of the Senior Notes are referred to herein as the "Senior Mortgage Documents"), which encompasses a lien on (i) Trump Marina and the leasehold and fee interests of the Partnership in the land on which Trump Marina and its ancillary facilities are located, including certain additions and improvements constructed thereon, and (ii) substantially all the other assets of the Partnership (collectively, the "Collateral").

     The Senior Partnership Note contains interest, principal, redemption and default terms which are virtually identical to those of the Senior Notes. The Senior Note Mortgage encumbers the Partnership's interest in Trump Marina and in all other facilities owned by or leased to the Partnership, including certain additions and improvements thereto and (except, in certain circumstances, as permitted by the Senior Note Mortgage, where such property is financed) substantially all furniture, furnishings, fixtures, machinery and equipment at any time forming a part thereof, or used in connection therewith. The Senior Note Mortgage constitutes a lien and security interest on Trump Marina and such other assets, subject to the prior liens securing permitted encumbrances and pari passu with liens securing the TCHI Notes and the remainder of the Working Capital Facility, if incurred. See "Risk Factors--Limitations on Ability to Realize on Collateral."

     The Partnership has also executed the Senior Guarantee Mortgage in favor of the Senior Note Trustee. The Senior Guarantee Mortgage secures the obligations of the Partnership under the Senior Guarantee. The lien of the Senior Guarantee Mortgage is pari passu with the lien of the Senior Note Mortgage. The Senior Note Mortgage and the Senior Guarantee Mortgage have substantially identical terms, secure essentially the same debt and constitute a lien on the same assets. They have both been executed so as to provide to the Senior Note Trustee and the holders of the Senior Notes alternative remedies, such that in the event legal or equitable defenses were successfully raised against enforcement of one of the mortgages, foreclosure could nevertheless be pursued under the other mortgage.

     Certain of the Partnership's intangible assets that may be significant to its operations, such as computer software licenses, are by their terms not assignable and, accordingly, are not included in the property subject to the Senior Note Mortgage and the Senior Guarantee Mortgage.

Ranking

     In connection with the Initial Offering and the related refinancing, the Partnership entered into an Intercreditor Agreement with the Senior Note Trustee, the TCHI Note Trustee, the trustee under the Mortgage Note Indenture (the "Mortgage Note Trustee") and the trustee under the PIK Note Indenture (the "PIK Note Trustee") pursuant to which the Partnership agreed not to make any payments with respect to the Mortgage Notes and the PIK Notes, and the Mortgage Note Trustee and the PIK Note Trustee have each been prohibited from realizing on the collateral with respect to the Mortgage Notes and the PIK Notes, for so long as there exists any payment default on the Senior Notes or the TCHI Notes. As of April 30, 1998, there is an aggregate principal amount of $62.0 million in Senior Notes outstanding and an aggregate principal amount of $5.0 million in TCHI Notes outstanding.

     Funding is prohibited from incurring additional Indebtedness other than Indebtedness with respect to the Senior Notes, the Mortgage Notes, the PIK Notes and any intercompany loan from the Partnership and the Partnership is subject to restrictions on the incurrence of any additional Indebtedness. See "--Certain Covenants--Limitation on Indebtedness" and "--Certain Covenants--Limitation on Activities and Investments."

Non-Recourse

     The Senior Note Indenture provides that, notwithstanding anything therein or in any other agreement, document, certificate, instrument, statement or omission referred to below to the contrary, the Partnership and Funding are liable thereunder only to the extent of the assets of the Partnership and Funding and the interest of Funding in the Senior Notes, and no other person or entity, including, but not limited to, any partner, officer, committee or committee member of the Partnership or any Partner therein or of any Affiliate of the Partnership (or of any other obligor on the Senior Notes), or any incorporator, officer, director or shareholder of Funding, or any Affiliate or controlling person or entity of any of the foregoing, or any agent, employee or lender of any of the foregoing, or any successor, personal representative, heir or assign of any of the foregoing, in each case past, present or as they may exist in the future, shall be liable in any respect (including, without limitation, for the breach of any representation, warranty, covenant, agreement, condition or indemnification or contribution undertaking contained therein) under, in connection with, arising out of, or relating to the Senior Note
Indenture, or any other agreement, document, certificate, instrument or statement (oral or written) related to, executed or to be executed, delivered or to be delivered, or made or to be made, or any omission made or to be made, in connection with any of the foregoing or any of the transactions contemplated in any such agreement, document, certificate, instrument or statement. Notwithstanding the foregoing, the holders of the Senior Notes preserve any personal claims they may have for fraud, liabilities under the Securities Act, and other liabilities that cannot be waived under the applicable federal and state laws in connection with the purchase of the Senior Notes; provided, however, that such conduct will not constitute an Event of Default under the Senior Note Indenture, the Senior Notes or the Senior Note Mortgage or any document executed in conjunction therewith or otherwise related thereto. (Section 3.11)

Mandatory Redemption

     Pursuant to the Casino Control Act, Funding or the Partnership may redeem Senior Notes at the lower of the Outstanding Amount (as defined in the Senior
Note Indenture) or the Fair Market Value (as defined in the Senior Note Indenture) thereof held by Persons that are found by the CCC not to be qualified to hold such securities and who fail to dispose of such securities within 30 days after notice of such finding. (Section 11.1)

     Subject to the rights of the holders of the Senior Indebtedness, Funding or the Partnership must also redeem the Senior Notes at the principal amount thereof, without premium, plus accrued and unpaid interest, at any time as a result of a Total Taking or Casualty. (Section 11.3)

Optional Redemption

     Funding and the Partnership may at their election redeem all, but not less than all, of the Senior Notes at 100% of the principal amount thereof, together with accrued and unpaid interest through the redemption date, provided that no redemption of the Senior Notes may be made unless the Partnership or TCHI concurrently redeems all of the TCHI Notes pursuant to the TCHI Note Indenture. (Section 11.2)

Certain Covenants

     The Senior Note Indenture contains, among others, the following covenants:

     Limitation on Indebtedness. The Partnership will not, and will not permit its Subsidiaries to, create, incur, assume, or directly or indirectly guaranty or in any other manner become directly or indirectly liable with respect to any Indebtedness (including Acquired Indebtedness, but excluding Permitted Indebtedness) unless, in the case of Indebtedness of the Partnership and Acquired Indebtedness, (a) the Partnership's Consolidated Fixed Charge Coverage Ratio for the four full fiscal quarters immediately preceding such event, taken as one period (and after giving pro forma effect to: (i) the incurrence of such Indebtedness, and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness were incurred and the application of such proceeds occurred at the beginning of such four-quarter period; (ii) the incurrence, repayment or retirement of any other Indebtedness by the Partnership or the Subsidiaries since the first day of such four-quarter period as if such Indebtedness were incurred, repaid or retired at the beginning of such four-quarter period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such four-quarter period); and (iii) the acquisition (whether by purchase, merger or otherwise) or disposition (whether by sale, merger or otherwise) of any company, entity or business acquired or disposed by the Partnership or the Subsidiaries, as the case may be, since the first day of such four-quarter period, as if such acquisition or disposition occurred at the beginning of such four-quarter period), would have been at least equal to 1.75 to 1 and (b) except in the case of Permitted Indebtedness, Acquired Indebtedness or Pari Passu Indebtedness, such Indebtedness created, incurred, assumed or guaranteed pursuant to this section, (i) has an Average Life to Stated Maturity that exceeds the remaining Average Life to Stated Maturity of the Senior Notes and (ii) has a Stated Maturity for its final scheduled principal payment later than the Stated Maturity for the final scheduled principal payment of the Senior Notes and (c) if such Indebtedness created, incurred, assumed or guaranteed pursuant to this section is Pari Passu Indebtedness which is not Permitted Indebtedness or Acquired Indebtedness, such Indebtedness will have (i) an Average Life to Stated Maturity no shorter than the remaining Average Life to Stated Maturity of the Senior Notes and (ii) a Stated Maturity for its final scheduled principal payment that is not earlier than the Stated Maturity for the final scheduled principal payment of the Senior Notes. (Section 10.7).

     Limitation on Liens. Neither Funding nor the Partnership will, nor will any of the Subsidiaries be permitted to, create, incur, assume or suffer to exist any Liens, other than (a) the Lien of the Senior Mortgage Documents and (b) Permitted Liens. (Section 10.8)

     Limitation on Restricted Payments. Neither Funding nor the Partnership will, and will not permit any of the Subsidiaries to, directly or indirectly:

          (i) declare or make any distribution on Funding's Capital Stock or the Partnership's Equity Interests, as the case may be (other than distributions payable in Funding's Qualified Capital Stock or the Partnership's Qualified Equity Interests or in options, warrants or other rights to purchase such Qualified Capital Stock or Qualified Equity Interests);

          (ii) purchase, redeem or otherwise acquire or retire for value any such Capital Stock or Equity Interests, or any options, warrants or other rights to acquire such Capital Stock or Equity Interests;

          (iii) make any principal payment on or redeem, repurchase, defease or otherwise acquire or retire for value prior to any scheduled principal payment, scheduled sinking fund payment or maturity, any Pari Passu Indebtedness (other than Permitted Indebtedness) or Subordinated Indebtedness of the Partnership (other than pursuant to clause (C) below); or

          (iv) incur, create, assume or suffer to exist any guaranty (other than guarantees existing on the date of the Senior Note Indenture and any renewals, extensions, substitutions, refinancings or replacements of such guarantees) of Indebtedness of any Affiliate of the Partnership or Funding;

(the foregoing actions set forth in clauses (i) through (iv) being referred to as "Restricted Payments"), except that the Partnership may apply up to 50% of its Excess Available Cash to make a Restricted Payment if: at the time of such Restricted Payment and after giving effect thereto, (A) no Default or Event of Default shall have occurred and be continuing; (B) the Partnership's Consolidated Fixed Charge Coverage Ratio for the four full fiscal quarters immediately preceding the Restricted Payment, taken as one period (after giving pro forma effect to the Restricted Payment and (if applicable) the application of the net proceeds therefrom and any events set forth in clauses (a)(ii) and
(a)(iii) under "--Limitation on Indebtedness" above) would have been at least equal to 1.75 to 1; and (C) prior to making such Restricted Payment, Funding or the Partnership shall have used an amount equal to such Restricted Payment to purchase either Mortgage Notes or PIK Notes on the open market or pursuant to a tender offer which purchase shall not be deemed to be a Restricted Payment.

     Notwithstanding the foregoing, and so long as there is no Default or Event of Default continuing, the foregoing provisions will not prohibit:

          (i) payments made pursuant to the terms of the Services Agreement as in effect on the date of the Senior Note Indenture;

          (ii) distributions in respect of the Limited Partner Priority Capital to the extent permitted under the Amended Partnership Agreement as in effect on the date of the Senior Note Indenture;

          (iii) payment of an annual bonus to Trump that has been approved by a majority of the Noteholder Representatives;

          (iv) dividend payments within 60 days after declaration if such payments would comply with the foregoing provision;

          (v) the repurchase, redemption or other acquisition or retirement of any shares of any class of Capital Stock of Funding or Equity Interest of the Partnership in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares, interests or scrip), or out of the Net Cash Proceeds of a substantially concurrent issue and sale (other than to a Subsidiary) of, other shares of Capital Stock of Funding or Equity Interests of the Partnership, as the case may be (other than Redeemable Capital Stock or Redeemable Equity Interests, as the case may be);

          (vi) (I) the redemption, repayment, defeasance, repurchase or other acquisition or retirement for value of any Subordinated Indebtedness or Pari Passu Indebtedness of the Partnership (other than Redeemable Equity Interests) in exchange for or out of the net cash proceeds of a substantially concurrent issue and sale of (A) new Indebtedness of Funding or (B) Equity Interests of the Partnership (other than Redeemable Equity Interests) or Capital Stock of Funding (other than Redeemable Capital Stock), provided that, with respect to clause (A), (1) the aggregate principal amount of any such new Indebtedness does not exceed the aggregate principal amount of such Subordinated or Pari Passu Indebtedness (or, if such Subordinated or Pari Passu Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, then such lesser amount as of the date of determination) plus accrued interest thereon plus the amount of any premium or other payment required to be paid under the terms of the instrument governing such Subordinated or Pari Passu Indebtedness or the amount of any premium reasonably determined by the Partnership as necessary to accomplish such refinancing by means of a tender offer or privately negotiated purchase and, in each case, actually paid, plus the amount of expenses of the Partnership incurred in connection with such refinancing, (2) if the Indebtedness so redeemed, repaid, defeased, repurchased, acquired or retired is Subordinated Indebtedness, any such new Indebtedness (x) has an Average Life to Stated Maturity that exceeds the Average Life to Stated Maturity of the Senior Notes and a Stated Maturity that is not earlier than the final Stated Maturity of the Senior Notes and
     (y) is expressly subordinated in right of payment to the Senior Guarantee at least to the same extent as the Subordinated Indebtedness to be redeemed, repaid, defeased, repurchased, acquired or retired and (3) if the Indebtedness so redeemed, repaid, defeased, repurchased, acquired or retired is Pari Passu Indebtedness, any such new Indebtedness has an Average Life to Stated Maturity that is not less than the Average Life to Stated Maturity of such Indebtedness and a Stated Maturity that is not earlier than the final Stated Maturity of such Indebtedness; or (II) the redemption, repayment, defeasance, repurchase or other acquisition or retirement for value of any Redeemable Equity Interests of the Partnership through the issuance of new shares of Redeemable Equity Interests of the Partnership, provided that any such new Redeemable Equity Interests (1) do not have a maturity or are otherwise redeemable at the option of the holder prior to the Stated Maturity of the Senior Notes and (2) are expressly subordinated in right of payment to the Senior Guarantee at least to the same extent as Redeemable Equity Interests to be redeemed, repurchased or otherwise acquired or retired for value;

          (vii) the redemption of any shares of any class of Capital Stock of Funding, Equity Interest of the Partnership or any Indebtedness of the Partnership or Funding, if (A) the holder thereof delivers an Opinion of Counsel to the Senior Note Trustee that failure to so redeem would subject the holder thereof to an adverse action by a Gaming Authority (or, if applicable, a failure to act by a Gaming Authority that is adverse to the holder) and (B) the Board of Partner Representatives determines (as evidenced by a Board Resolution delivered to the Senior Note Trustee) that such adverse action (or, if applicable, such failure to act) would be likely to have a material adverse effect on such holder;

          (viii) (A)(i) distributions or intercompany loans to Funding by the Partnership to pay interest in cash on the outstanding Mortgage Notes in accordance with the terms thereof and (ii) distributions or intercompany loans to TCHI by the Partnership to pay interest in cash on the outstanding TCHI Notes in accordance with the terms thereof, (B) distributions or intercompany loans of up to 50% of the Partnership's Excess Available Cash to Funding by the Partnership to purchase, redeem or otherwise acquire Outstanding PIK Notes in accordance with the terms thereof, provided that the Partnership's Consolidated Fixed Charge Coverage Ratio for the four full fiscal quarters immediately preceding the Restricted Payment, taken as one period (after giving pro forma effect to the Restricted Payment and (if applicable) the application of the net proceeds therefrom and any events set forth in clauses (a)(ii) and (a)(iii) under "--Limitation on Indebtedness" above) would have been at least equal to 1.50 to 1, (C) distributions or intercompany loans to Funding by the Partnership to pay interest in cash on the Outstanding PIK Notes in accordance with the terms thereof, provided that any events set forth in clause (a) under "--Limitation on Indebtedness" above is at that time satisfied and (D) distributions or intercompany loans to Funding or TCHI by the Partnership to pay any tax liability of Funding resulting from any such distribution or intercompany loan provided for in (A), (B) or (C) above;

          (ix) distributions or intercompany loans by the Partnership pursuant to the terms of the Partnership Agreement as in effect on the date of the Senior Note Indenture (A) to pay reasonable general and administrative expenses, including directors' fees and premiums for directors' and officers' liability insurance of any corporate partner and (B) to make indemnification payments as required by the Certificate of Incorporation of Funding or TCHI or the Partnership Agreement each as in effect on the date of the Senior Note Indenture and (C) to make distributions by the Partnership, pursuant to the Partnership Agreement, to Partners in amounts in respect of any tax year of the Partnership which do not exceed the Partners' tax liability in respect of the Partnership's income for such year computed as if the Partners were each taxpayers deriving items of income, gain, loss or deduction only from the Partnership for such year and by applying the sum of the higher of (x) the highest federal income tax rate imposed on individuals for such year or (y) the highest federal income tax rate imposed on corporations for such year, plus (z) in either case, eight percent (8%) as the rate applicable to such year's results; and

          (x) guarantees by the Partnership of Indebtedness of any special purpose financing Affiliate of the Partnership if the incurrence of any such guaranty is made in accordance with "--Limitation on

     Indebtedness" above and the net proceeds of any such Indebtedness are provided to the Partnership. (Section 10.9)

     Limitation on Partnership Leases. The Partnership will not, nor will any of the Subsidiaries be permitted to, lease as tenant or subtenant real or personal property (except Permitted Leases), unless the Partnership's Consolidated Fixed Charge Coverage Ratio for the four full fiscal quarters immediately preceding such event, taken as one period (and after giving pro forma effect to any such lease as if such lease was entered into at the beginning of such four-quarter period and any events set forth in clauses (a)(ii) and (a)(iii) under "--Limitation on Indebtedness" above), would have been at least equal to a ratio of 1.75 to 1.

     In giving effect to the lease as of such four full fiscal quarters, it will be assumed that the rent for such prior four fiscal quarters was the greater of the (i) average rent over the term of such lease and (ii) rent payable for the first four fiscal quarters. (Section 10.10)

     Limitation on Preferred Stock of Subsidiaries and Subsidiary Distributions.
(a) The Partnership will not permit any of the Subsidiaries to, directly or indirectly, issue or sell any Preferred Stock (except to the Partnership or a Wholly-owned Subsidiary thereof).

     (b) The Partnership will not permit any of the Subsidiaries to, directly or indirectly, (i) declare or pay any dividend or make any distribution on the Capital Stock of such Subsidiary or to the holders of such Subsidiary's Capital Stock (other than dividends or distributions payable in Capital Stock of such Subsidiary) or (ii) purchase, redeem or otherwise acquire or retire for value any such Capital Stock; provided that this covenant will not prevent the payment by any Subsidiary of dividends or other distributions to the Partnership or a Wholly-owned Subsidiary or the redemption or repurchase by any Subsidiary of any of its Capital Stock owned by the Partnership or a Wholly-owned Subsidiary. (Section 10.11)

     Limitation on Payment Restrictions Affecting Subsidiaries. The Partnership will not, nor will any of the Subsidiaries be permitted to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of the Partnership or such Subsidiary to
(a) pay dividends or make any other distributions on the Equity Interest of the Partnership or the Capital Stock of such Subsidiary or pay any Indebtedness owed to the Partnership or any other Subsidiary, (b) make any loans or advances to the Partnership or any other Subsidiary or (c) transfer any of its property or assets to the Partnership or any other Wholly-owned Subsidiary, except (i) any restrictions, with respect to a Subsidiary that is not a Subsidiary on the date of the Senior Note Indenture, in existence at the time such Person becomes a Subsidiary of the Partnership (but not created in contemplation of such Person becoming a Subsidiary), (ii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary, (iii) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the date of the Senior Note Indenture, and (iv) any restrictions existing under any agreement which refinances or replaces the agreements containing the restrictions in clauses (i), (ii) and (iii), provided that the terms and conditions of any such agreement are no less favorable to holders of the Senior Notes than those under or pursuant to the agreement evidencing the Indebtedness refinanced. (Section 10.12)

     Purchase of Senior Notes Upon Change of Control. If a Change of Control shall occur at any time, then each holder of Senior Notes will have the right to require that Funding or the Partnership repurchase such holder's Senior Notes in whole or in part in integral multiples of $1,000 at a purchase price in cash in an amount equal to 101% of the principal amount thereof, plus accrued and unpaid interest (including any defaulted interest), if any, to the date of purchase, pursuant to the Change of Control Offer described in the following paragraph and the other procedures set forth in the Senior Note Indenture. Neither the Board of Directors of Funding nor the Senior Note Trustee has the ability to waive this Change of Control Offer requirement.

     The definition of Change of Control (see "--Certain Definitions" below), and the corresponding Change of Control Offer requirement, relate specifically to the practical ability of Trump to control the activities of the Partnership. A Change of Control may not occur if Funding recapitalizes or enters into a transaction with management or any Affiliates, including Trump, subject to the particular terms and conditions of any such recapitalization or transaction, which are difficult to ascertain in advance. Accordingly, the provisions of the Senior Note Indenture may not necessarily provide holders of Senior Notes with protection in the form of a Change of Control Offer in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving Funding that does not result in a Change of Control.

     Within 30 days following any Change of Control, Funding or the Partnership will send by first-class mail, postage prepaid, to the Senior Note Trustee and to each holder of the Senior Notes, a notice stating, among other things: the purchase price; that the purchase date will be a business day no earlier than 45 days nor later than 60 days from the date of such notice; that any Senior Note not tendered will continue to accrue interest; that, unless Funding or the Partnership defaults in the payment of the purchase price, any Senior Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control payment date; and certain other procedures that a holder must follow to accept the Change of Control Offer or to withdraw such acceptance.

     Funding and the Partnership will not, and will not permit any Subsidiary to, create or permit to exist or become effective any restriction (other than restrictions existing under Indebtedness as in effect of the date of the Senior
Note Indenture) that would materially impair the ability of Funding or the Partnership to make a Change of Control Offer to purchase the Senior Notes or, if such Change of Control Offer is made, to pay for the Senior Notes tendered for purchase. (Section 10.13)

     Funding and the Partnership may not have adequate financial resources to effect a Change of Control Offer. The inability of Funding or the Partnership to repurchase Senior Notes upon a Change of Control would constitute an Event of Default under the Senior Note Indenture.

     Funding and the Partnership will comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and other securities laws or regulations in connection with a Change of Control Offer.

     Limitations on Transactions with Affiliates. Neither Funding nor the Partnership will, nor will any of the Subsidiaries be permitted to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate of Funding or the Partnership (other than a Wholly-owned Subsidiary) unless (a) such transaction or series of related transactions is on terms that are no less favorable to Funding, the Partnership or such Subsidiary, as the case may be, than would be available at the time of such transaction or transactions in a comparable transaction in arm's-length dealings with an unaffiliated third party and with respect to a transaction or series of related transactions involving aggregate payments equal to or greater than $5.0 million, such transaction or series of related transactions is approved by a majority of the Noteholder Representatives, and (b) Funding or the Partnership, as the case may be, delivers an Officers' Certificate to the Senior Note Trustee certifying that such transaction or transactions comply with clause (a) above. The foregoing restriction will not apply to (1) operations under the Services Agreement as in effect on the date of the Senior Note Indenture, (2) the payment of compensation to the senior executive officers of the Partnership (excluding Trump) which has been approved by a majority of the Noteholder Representatives, (3) the payment of an annual bonus to Trump which has been approved by a majority of the Noteholder Representatives, (4) the payment of director fees (other than to Trump) not in excess of those in effect as of the date of the Senior Note Indenture, (5) payments made pursuant to the Partnership Agreement as in effect on the date of the Senior Note Indenture, (6) payments pursuant to the Senior
Partnership Note or with respect to any Subordinated Indebtedness, and (7) payments permitted under "--Limitation on Restricted Payments" above. (Section 10.14)

     Restriction on Transfer of Assets. The Partnership will not sell, convey, transfer, lease or otherwise dispose of its assets or property to any of the Subsidiaries. (Section 10.15)

     Limitation on Activities and Investments. Neither the Partnership nor any of the Subsidiaries will engage in any business or investment activities other than those necessary or appropriate for, incident to, in connection with or arising out of, developing, financing, owning and operating the Casino-Hotel.

     The Partnership will not, and will not permit any Subsidiary to, make any investment other than a Permitted Investment.

     Funding will not conduct any business (including having any Subsidiary) whatsoever, other than (i) to collect the amounts due and owing under the Senior Partnership Note and any Subordinated Indebtedness, (ii) to preserve its rights under the Senior Partnership Note, the Partnership Note and any Subordinated Indebtedness and (iii) to do or cause to be done all things necessary or appropriate to protect the property included in the Liens of the Senior Note Mortgage and any further security and to preserve its rights therein and otherwise to comply with its obligations under the Senior Notes, the Senior Note Indenture, the PIK Notes, the PIK Note Indenture, the Mortgage Notes and the Mortgage Note Indenture.

     Funding will not incur or otherwise become liable for any Indebtedness (other than (i) the Senior Notes, (ii) the PIK Notes, including any PIK Notes issued as payment of interest, (iii) the Mortgage Notes, (iv) any renewal, extension, substitution, refunding, refinancing or replacement thereof in accordance with the applicable indentures or (vi) any intercompany loan from the Partnership), nor issue any Preferred Stock. (Section 10.16)

     Restriction on Payment of Services Fee. Funding and the Partnership will not, and will not permit the Subsidiaries to, pay any Services Fee under the Services Agreement or to pay or reimburse any expenses relating thereto if a Default or Event of Default has occurred and is continuing. The terms of the Services Agreement cannot be amended to increase the amounts to be paid thereunder in the aggregate or on any particular date, or in any other manner which would be adverse to the Partnership, and the Partnership will not, and will not permit the Subsidiaries to, enter into any management or consulting agreement with any Affiliate relating to the Casino-Hotel other than the Services Agreement. (Section 10.17)

     Restriction on Amendment of the Mortgage Note Indenture and the PIK Note Indenture. Without the consent of the holders of not less than a majority in the aggregate principal amount of the then outstanding Senior Notes, Funding and the Partnership shall not directly or indirectly effect (i) any amendment or supplement to the Mortgage Note Indenture which causes or permits (a) any change to the stated maturity date of the Mortgage Notes to before November 15, 2003 or
(b) any redemptions of the Mortgage Notes except as permitted in and on terms included in the Mortgage Note Indenture as in effect on April 17, 1998; (ii) any redemption of the Mortgage Notes except in connection with making a Restricted Payment; or (iii) any amendment or supplement to the PIK Note Indenture which causes or permits (a) any change to the stated maturity date of the PIK Notes to before November 15, 2005 or (b) any redemptions of the PIK Notes except as permitted in and on terms included in the PIK Note Indenture as in effect on April 17, 1998. (Section 10.21)

Merger and Sale of Assets, etc.

     The Partnership may not consolidate with, merge with or into any other Person, sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets (as an entirety or substantially as an entirety in one transaction or series of related transactions) to any Person unless, among other things: (a) the Partnership shall be the continuing Person, or the Person (if other than the Partnership) formed by such consolidation or into which the Partnership is merged or the Person to which the properties and assets of the Partnership are transferred (the "Surviving Entity") shall be a corporation or partnership duly organized and validly existing under the laws of the United States or any state thereof or the District of Columbia and shall expressly assume, by a supplemental indenture, all of the obligations of the Partnership under the Senior Guarantee and the performance and observance of the Senior Note Indenture and the Senior Note Mortgage and the Senior Note Indenture and the Senior Note Mortgage shall remain in full force and effect; (b) immediately before and immediately after giving effect to such transaction, no Event of Default and no Default shall have occurred and be continuing; (c) immediately after giving effect to such transaction on a pro forma basis, the Consolidated Net Worth (as defined) of the Surviving Entity is at least equal to the Consolidated Net Worth of the Partnership immediately prior to such transaction or series of transactions; (d) immediately before and immediately after giving effect to such transaction on a pro forma basis, the Partnership or the Surviving Entity, as the case may be, could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the "--Limitation on Indebtedness"; and (e) immediately after such transaction, the Partnership or the Surviving Entity holds all Permits required for operation of the Casino-Hotel.

     Funding may not consolidate with, merge with or into any other Person, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties or assets (as an entirety in one transaction or series of related transactions) to any Person unless, among other things: (a) Funding shall be the continuing Person, or the Person (if other than Funding) formed by such consolidation or into which Funding is merged or to which the properties and assets of Funding are transferred shall be a corporation, partnership or trust duly organized and validly existing under the laws of the United States or any state thereof or the District of Columbia and shall expressly assume, by a supplemental indenture, all of the obligations of Funding under the Senior Notes, the Senior Note Indenture and the Senior Note Mortgage;
(b) immediately before and immediately after giving effect to such transaction on a pro forma basis, no Event of Default and no Default shall have occurred and be continuing; (c) immediately after giving effect to such transaction on a pro forma basis, the Consolidated Net Worth of Funding, or the Person (if other than Funding) is at least equal to the Consolidated Net Worth of Funding immediately prior to such transaction or series of transactions; (d) immediately before and immediately after giving effect to such transaction on a pro forma basis, the Partnership, could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness); (e) the Partnership shall have by supplemental indenture confirmed that its obligations under the Senior Guarantee and the Senior Note Mortgage shall apply to such Person's obligations under the Senior
Note Indenture and the Senior Notes; and (f) immediately after such transaction, Funding or the entity formed by such merger or consolidation or to whom all or substantially all of the assets of Funding are transferred holds all Permits required for the operation of the business of Funding.

     Funding shall also deliver to the Senior Note Trustee an Officers' Certificate and an Opinion of Counsel, each stating that (a) such consolidation, merger, sale, assignment, conveyance, transfer, lease or disposition and such supplemental indenture comply with the Senior Note Indenture and (b) the transaction shall not impair the Senior Note Indenture or the Lien of the Senior Note Mortgage, the Senior Note Indenture and the Senior Notes and the rights and powers of the Senior Note Trustee and holders of the Senior Notes thereunder. (Section 8.1)

     In the event of any transaction (other than a lease) described in and complying with the conditions listed in the immediately preceding paragraphs in which Funding or the Partnership is not the continuing Person, the successor Person formed or remaining shall succeed to, and be substituted for, and may exercise every right and power of, Funding or the Partnership, as the case may be, and Funding or the Partnership, as the case may be, would be discharged from all obligations and covenants under the Senior Note Indenture, the Senior Notes and the Senior Mortgage Documents. (Section 8.2)

Events of Default

     The following events are defined in the Senior Note Indenture as "Events of Default":

     (a) default in the payment of any interest on any of the Senior Notes when such interest becomes due and payable and continuance of such default for a period of 30 days;

     (b) default in the payment of the principal of (or premium, if any, on) any of the Senior Notes when the same becomes due and payable at its Stated Maturity, upon acceleration, optional redemption, required repurchase, scheduled principal payment or otherwise;

     (c) (i) default in the performance, or breach, of any covenant of Funding or the Partnership under the Senior Notes, the Senior Note Indenture or the Senior Guarantee (other than a default or breach that is specifically dealt with elsewhere in these provisions) that continues for 30 days after written notice has been given (x) to Funding by the Senior Note Trustee or (y) to Funding and the Senior Note Trustee by holders of at least 25% of the aggregate principal amount of the Outstanding Senior Notes; (ii) default in the performance or breach of the provisions of "Merger and Sale of Assets, etc."; (iii) Funding or the Partnership shall have failed to make or consummate a Change of Control Offer in accordance with provisions of "--Certain Covenants--Purchase of Senior Notes Upon Change of Control"; or (iv) Funding or the Partnership shall have failed to make or consummate a required purchase of Mortgage Notes or PIK Notes in accordance with the provisions of "--Certain Covenants--Limitation on Restricted Payments";

     (d) (i) so long as there are only Registrable Series A Senior Notes outstanding, default by the Partnership, Funding or any Subsidiaries in the payment, when due (whether at maturity, required payment, acceleration, demand or otherwise) of any Indebtedness in an aggregate principal amount in excess of $10 million or any interest or premium thereon and such failure continues after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness or any such Indebtedness is declared to be due and payable or required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof; and (ii) on and after the date on which (A) a registration statement with respect to the Series A Senior Notes has been declared effective under the Securities Act and such Series A Senior Notes have been disposed of in accordance with such registration statement, (B) the Series A Senior Notes are distributed to the public pursuant to Rule 144 promulgated under the Securities Act or (C) the Series A Senior Notes have been otherwise transferred and new certificates for them not bearing a legend restricting further transfer have been delivered by Funding, the Partnership, Funding or any of the Subsidiaries fail to perform any term, covenant or agreement to be performed or observed under any agreement or instrument evidencing or securing or relating to any Indebtedness in an aggregate principal amount in excess of $10 million, if the effect of such failure is to accelerate the maturity of such Indebtedness;

     (e) one or more judgments, orders or decrees for the payment of money in excess of $10 million, either individually or in the aggregate, shall be rendered against Funding, the Partnership or any Subsidiaries or any of their respective properties and shall not be discharged and either (i) an enforcement proceeding shall have been commenced by any creditor upon such judgment, order or decree or (ii) there shall be any period of 60 days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

     (f) an "Event of Default" under any Indebtedness secured by a Lien on any of the property or assets of Funding or any of the Subsidiaries having a book value in excess of $500,000, which Lien is senior to the Lien on such property or assets which secures the Senior Notes;

     (g) there shall have been the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of Funding, the Partnership or any of the Subsidiaries in an involuntary case or proceeding under any applicable Bankruptcy Law or (ii) a decree or order adjudging Funding, the Partnership or any of the Subsidiaries bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of Funding, the Partnership or any of the Subsidiaries under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of Funding, the Partnership or any of the Subsidiaries or of any substantial part of their property, or ordering the winding-up or liquidation of their affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days;

     (h) (i) Funding, the Partnership or any of the Subsidiaries commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent, or (ii) Funding, or any of the Subsidiaries consents to the entry of a decree or order for relief in respect of Funding, the Partnership or such Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or (iii) Funding, the Partnership or any of the Subsidiaries files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or Funding, the Partnership or any of the Subsidiaries consents to (1) the filing of such petition or the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of Funding, the Partnership or such Subsidiary or of any substantial part of its property, (2) the making by it of an assignment for the benefit of creditors or
(3) the admission by it in writing of its inability to pay its debts generally as they become due or (iv) the taking of corporate or partnership action by Funding, the Partnership or any of the Subsidiaries in furtherance of any such action in this paragraph (h);

     (i) the revocation, suspension or involuntary loss of any Permit which results in the cessation of a substantial portion of the operations of the Casino-Hotel for a period of more than 90 consecutive days;

     (j) the Senior Guarantee, the Senior Guarantee Mortgage, or Senior Note Mortgage shall for any reason cease to be in full force and effect or enforceable in accordance with its terms;

     (k) an "Event of Default" under the Senior Note Mortgage the TCHI Note Indenture, the TCHI Note Mortgage Documents, the Mortgage Note Indenture or the PIK Note Indenture shall have occurred and be continuing; and

     (l) an entity, which at the time, directly or indirectly, holds general partnership interests in both of Trump Plaza Associates and Trump Taj Mahal Associates, which general partnership interests had previously been held by Trump and his Affiliates, sells through an initial public distribution its equity securities without having first acquired all the direct and indirect general partnership interests in the Partnership held by Trump as of the date of the Senior Note Indenture. (Section 5.1)

     If an Event of Default (other than an Event of Default  described in clause
(g) or (h) above) occurs and is continuing, the Senior Note Trustee or the holders of not less than 25% in principal amount of Outstanding Senior Notes, by notice in writing to Funding (and to the Senior Note Trustee, if given by such holders), may, and the Senior Note Trustee at the request of such holders shall, declare all principal of, premium, if any, and interest on the Senior Notes to be due and payable and thereupon the Senior Note Trustee may, at its discretion, proceed to protect and enforce the rights of the holders of the Senior Notes by appropriate judicial proceeding. If an Event of Default described in clause (h) or (i) above occurs, the principal of all the Senior Notes shall ipso facto become and be due and payable immediately without any declaration or other act on the part of the Senior Note Trustee or any holder of the Senior Notes. (Section 5.2)

     After a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the Senior Note Trustee, the holders of a majority in aggregate principal amount of Senior Notes outstanding, by written notice to Funding and the Senior Note Trustee, may annul such declaration if (a) Funding has paid or deposited with the Senior Note Trustee a sum sufficient to pay (i) all sums paid or advanced by the Senior Note Trustee under the Senior Note Indenture and the reasonable compensation, expenses, disbursements and advances of the Senior Note Trustee, its agents and counsel, (ii) all overdue interest on all Senior Notes, (iii) the principal of and premium, if any, on any Senior Notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Senior Notes, and (iv) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Senior Notes; and (b) all Events of Default, other than the nonpayment of principal of the Senior Notes which have become due solely by such declaration of acceleration, have been cured or waived. (Section 5.2)

     The holders of not less than a majority in principal amount of the Senior Notes outstanding may on behalf of the holders of the Senior Notes waive any past Defaults under the Senior Note Indenture, except a Default in the payment of the principal of, premium, if any, or interest on any Senior Note, or in respect of a covenant or provision which under the Senior Note Indenture cannot be modified or amended without the consent of the holder of each Outstanding Senior Note affected. (Section 5.13)

     Funding is required to furnish to the Senior Note Trustee, within 120 days after the close of each fiscal year, an Officer's Certificate stating whether, after a review of the activities of Funding and its performance under the Senior
Note Indenture has been made, there has been any default during such fiscal year and, if so, specifying such default and the nature and status thereof. If Funding obtains knowledge of a default under the Senior Note Indenture, it is required promptly to notify the Senior Note Trustee of such default. (Section 10.19).

     The Senior Note Indenture provides that the Senior Note Trustee, within 30 days after the occurrence of a Default, shall give notice thereof by mail to all holders of the Senior Notes, unless the Default has been cured or waived; provided, however, except in the case of a Default in the payment of principal of or interest on the Senior Notes, the Senior Note Trustee may withhold such notice of such default if a trust committee of Responsible Officers of the Senior Note Trustee in good faith determines that such withholding is in the interest of the holders of Senior Notes. (Section 6.1)

Defeasance or Covenant Defeasance of Senior Note Indenture

     (a) Funding and the Partnership may, at their option and at any time upon compliance with the conditions set forth in the Senior Note Indenture, elect to have the obligations of Funding discharged with respect to the outstanding Senior Notes ("defeasance"). Such defeasance means that Funding and the Partnership shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Senior Notes, except for (i) the rights of holders of outstanding Senior Notes to receive payments in respect of the principal of, premium, if any, and interest on such Senior Notes when such payments are due, (ii) Funding's obligations with respect to the Senior Notes concerning issuing temporary Senior Notes, registration of Senior Notes, mutilated, destroyed, lost or stolen Senior Notes and the maintenance of an office or agency for payment and money for security payments held in trust,
(iii) the rights, powers, trusts, duties and immunities of the Senior Note Trustee and (iv) the defeasance provisions of the Senior Note Indenture. In addition, Funding and the Partnership may, at their option and at any time, elect to have the obligations of Funding and the Partnership released with respect to certain covenants that are described in the Senior Note Indenture ("covenant defeasance") and any omission to comply with such obligations will not constitute a Default or an Event of Default with respect to the Senior Notes. In the event covenant defeasance occurs, certain events (not including nonpayment, bankruptcy and insolvency events) described under "Events of Defaults" will no longer constitute an Event of Default with respect to the Senior Notes. (Sections 4.1, 4.2 and 4.3)

     (b) In order to exercise either defeasance or covenant defeasance, among other things, (i) Funding or the Partnership must irrevocably deposit with the Senior Note Trustee, in trust, for the benefit of the holders of the Senior Notes, cash in United States dollars, U.S. Government Obligations (as defined in the Senior Note Indenture), or a combination thereof, in such amounts as will be sufficient, to pay the principal of, premium, if any, and interest on the outstanding Senior Notes on the Stated Maturity of such principal or installment of principal or interest and any mandatory payments applicable to the outstanding Senior Notes; (ii) Funding or the Partnership must deliver to the Senior Note Trustee an Opinion of Counsel stating that the holders of the outstanding Senior Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such defeasance had not occurred; (iii) such defeasance or covenant defeasance must not cause the

Senior Note Trustee for the Senior Notes to have a conflicting interest with respect to any securities of Funding; (iv) such defeasance or covenant defeasance must not result in a breach or violation of, or constitute a Default or Event of Default under the Senior Note Indenture or any other material agreement or instrument to which Funding or the Partnership is a party or by which it is bound; (v) Funding or the Partnership must deliver to the Senior Note Trustee an Officers' Certificate stating that the deposit was not made by Funding or the Partnership with the intent of defeating, hindering, delaying or defrauding creditors of Funding or the Partnership or others and (vi) Funding or the Partnership must deliver to the Senior Note Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance or the covenant defeasance, as the case may be, have been complied with. (Section 4.4)

     If the funds deposited with the Senior Note Trustee to effect the defeasance or covenant defeasance are insufficient to pay the principal of, premium, if any and interest on the Senior Notes when due, then the obligations of Funding under the Senior Note Indenture will be revived, and no such defeasance or covenant defeasance will be deemed to have occurred.

Satisfaction and Discharge

     The Senior Note Indenture and all Senior Mortgage Documents will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Senior Notes) as to all outstanding Senior Notes when (a) either (i) all the Senior Notes theretofore authenticated and delivered (except lost, stolen or destroyed Senior Notes which have been replaced or paid) have been delivered to the Senior Note Trustee for cancellation or (ii) all Senior Notes not theretofore delivered to the Senior Note Trustee for cancellation (x) have become due and payable, (y) will become due and payable at their stated maturity within one year or (z) are to be called for redemption within one year, and Funding or the Partnership in the case of (ii)(x), (y) or (z) above, has irrevocably deposited or caused to be deposited with the Senior Note Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the Senior Notes not theretofore delivered to the Senior Note Trustee for cancellation, for principal of, premium, if any, and interest to the date of payment; (b) Funding or the Partnership has paid all other sums payable under the Senior Note Indenture by Funding and the Partnership; and (c) Funding and the Partnership have delivered to the Senior Note Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent under the Senior Note Indenture relating to the satisfaction and discharge of the Senior Note Indenture have been complied with and that such satisfaction and discharge will not result in a breach or violation of or constitute a default under the Senior Note Indenture or any other material agreement or instrument to which the Partnership or Funding is a party or by which either Funding or the Partnership is bound. (Section 13.1)

Modifications and Amendments

     From time to time, the parties to the Senior Note Indenture, without the consent of the holders of the Senior Notes, may enter into one or more supplemental indentures for certain specified purposes, including, among other things, curing ambiguities or inconsistencies, provided the provisions do not adversely affect the rights of any holders, adding covenants or successor parties, and complying with regulatory or statutory requirements. (Section 9.1).

     Modifications, changes and amendments to the Senior Note Indenture or any Senior Mortgage Document also may be made by the parties thereto with the consent of the holders of not less than a majority of the principal amount of the Outstanding Senior Notes; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding Senior Note affected thereby: (i) change the Stated Maturity of the principal of, or any installment of interest on, any Senior Note or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which any Senior Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof;
(ii) modify the obligation of Funding or the Partnership to make and consummate a Change of Control Offer (or modify any of the provisions or definitions with respect thereto in a manner which adversely affects the rights of the holders of Senior Notes); (iii) reduce the percentage in principal amount of outstanding Senior Notes, the consent of whose holders is required for any such supplemental indenture or the consent of whose holders is required for any waiver; (iv) modify any of the provisions regarding modifications and amendments or the percentage of the Senior Note Indenture required for any waiver, except to increase any such percentage or to provide that certain other provisions of the Senior Note Indenture cannot be modified or waived without the consent of the holder of each Senior Note affected thereby; or

(v) except as otherwise permitted under "--Merger and Sale of Assets, etc.," consent to the assignment or transfer by Funding or the Partnership of any of its rights and obligations under the Senior Note Indenture. (Section 9.2)

     The holders of a majority of the principal amount of the Outstanding Senior Notes may waive compliance with certain restrictive covenants and provisions of the Senior Note Indenture. (Section 10.20)

Gaming Laws

     In certain circumstances holders of Senior Notes may be required to qualify under the Casino Control Act as financial sources of the Partnership and as holders of securities of Funding. See "Business--Gaming and Other Laws and Regulations." The Senior Note Indenture provides that if the CCC requires that a holder of Senior Notes (whether the record or beneficial owner) qualify under the Casino Control Act and if such holder does not so qualify, then such holder must dispose of his interest in the Senior Notes within 30 days after Funding's receipt of notice of such finding, or within such earlier time as the CCC may require, or Funding or the Partnership may redeem such Senior Notes. Any such redemption by Funding shall be at the lower of (i) the Outstanding Amount (as defined) and (ii) the Fair Market Value (as defined) of such Senior Notes. (Section 11.9) If any holder of Senior Notes is found unqualified by the CCC, it is unlawful for such holder (i) to exercise, directly or through any trustee or nominee, any right conferred by the Senior Notes, or (ii) to receive any interest upon the Senior Notes or any remuneration in any form from any Regulated Company (including the Partnership, Funding or the Senior Note Trustee) for services rendered or otherwise.

     The Senior Note Indenture further requires the Senior Note Trustee to report the names of all record holders of the Senior Notes to the Director of the Division and to the CCC promptly after the initial issuance of the Senior Notes and at stated intervals thereafter. The Senior Note Indenture also requires the Senior Note Trustee to provide to the Director of the Division and the CCC copies of all written communications from the Senior Note Trustee to the holders of the Senior Notes, notice of any default under the Senior Note Indenture, certain other information concerning the Senior Note Trustee's enforcement of rights under the Senior Note Indenture, and other matters respecting the security for the Senior Notes.
(Section 7.3)


     Enforcement of the Senior Notes and the guarantees may be limited by the Casino Control Act to the extent that, in the event of default and disclosure, the holders of the Senior Notes seek, through foreclosure, ownership and control of the Partnership. Prior to obtaining control of the Partnership, the holders of the Senior Notes must obtain interim authorization for the operation of a casino from the CCC.


The Purchase Agreement

     Termination of Certain Rights. Pursuant to the terms of the Note Purchase Agreement dated April 17, 1998 among Funding, TCHI, the Partnership and the funds listed therein (the "Purchase Agreement"), the holders of Privately Outstanding Notes (as defined) are entitled to certain rights (the "Purchase Agreement Rights") above and beyond those set forth in the Senior Note Indenture. For purposes of the Exchange Offer, "Privately Outstanding Notes" is defined in the Purchase Agreement and refers to the Senior Notes upon the original issuance thereof and at all times subsequent thereto until, in the case of any Senior Note, (i) the Exchange Offer has been consummated and such Senior Note has been resold by the Senior Note Purchaser, (ii) the sale or other public distribution of such Senior Note has been registered pursuant to the Securities Act and such Senior Note has been disposed of by the Senior Note Purchaser in accordance with such registration, or (iii) such Senior Note has been resold by the Senior Note Purchaser pursuant to Rule 144, Rule 144A or other resale exemption from the registration requirements of the Securities Act. A subsequent purchaser of Series B Senior Notes will not be entitled to the Purchase Agreement Rights, which include: (i) the right to require Funding to pay the delivery expenses in the event of the surrender of a Senior Note for substitution, replacement, or exchange, (ii) the right to require Funding to pay all stamp, transfer, and other similar taxes and governmental fees in connection with the issuance, transfer or exchange, including exchange pursuant to the Exchange Offer, of the Series A Senior Notes, (iii) the right to direct the Senior Note Trustee to forward the interest payment on the Senior Notes directly to the account of the holder of the Senior Notes, (iv) the right to inspect the Partnership's facilities upon reasonable notice, (v) the obligation of Funding and the Partnership to provide to the holders of the Senior Notes certain financial information and certificates, (vi) the obligation of Funding to report directly to the holders of the Senior Notes the occurrence of certain events under ERISA, and (vii) the waiver of the obligation that a holder of Senior Notes must post a bond in connection with the issuance of a replacement Senior
Note in exchange for a lost, destroyed, or wrongfully taken Senior Note.

The Senior Note Mortgage and the Senior Guarantee Mortgage

     General. The Senior Partnership Note is secured by the Senior Note Mortgage, which has been assigned to the Senior Note Trustee for the benefit of the holders of the Senior Notes. Performance under the Senior Guarantee is secured by the Senior Guarantee Mortgage, which has been made directly to the Senior Note Trustee for the benefit of the holders of the Senior Notes. The Senior Note Mortgage and the Senior Guarantee Mortgage encumber Trump Marina and the fee and leasehold interests of the Partnership in the land on which Trump Marina and its ancillary facilities (including the Marina) are located, all other facilities owned by or leased to the Partnership, substantially all additions and improvements constructed thereon and (except, in certain circumstances, as permitted by the Senior Note Mortgage where such property is financed) the interest of the Partnership in substantially all furniture, furnishings, fixtures, machinery and equipment at any time forming a part thereof, or used in connection therewith and substantially all of the other assets of the Partnership. Since Funding's right as mortgagee under the Senior Note Mortgage is assigned to the Senior Note Trustee pursuant to an instrument of assignment, all references in the Senior Note Mortgage to "Mortgagee" are referred to herein as the Senior Note Trustee. The Partnership has the right to release from the Lien of the Senior Mortgage Documents certain tangible personal property which has become obsolete or unfit for use or which is no longer necessary in the conduct of its business or the operation of the Collateral.

     Events of Default under the Senior Note Mortgage. The following events are defined in the Senior Note Mortgage as "Events of Default":

          (a) default in the payment of any interest on the Senior Partnership Note when such interest becomes due and payable and default continues for a period of 30 days;

          (b) default in the payment of all or a portion of the principal of (or premium, if any, on) the Senior Partnership Note when the same becomes due and payable at its Maturity;

          (c) default in the payment of any other sum due under the Senior Partnership Note or under the Senior Note Mortgage, and the continuance of such default for a period of 30 days after there has been given to the Partnership a notice specifying such default and requiring it to be remedied and stating that such notice is a "Notice of Default" under the Senior Note Mortgage;

          (d) default in the performance, or breach, of any covenant of the Partnership in the Senior Note Mortgage (other than a covenant, a default in the performance or breach of which is elsewhere in the Senior Note Mortgage specifically dealt with), and continuance of such default or breach for a period of 30 days after there has been given to the Partnership a notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the Senior Note Mortgage, unless (i) the default or breach is of such a nature that is curable but not susceptible of being cured with due diligence within such 30-day period (for reasons other than the lack of funds), (ii) the Partnership delivers an Officers' Certificate to the Senior Note Trustee within such 30-day period stating (A) the applicability of the provisions of clause (i) to such default or breach, (B) the Partnership's intention to remedy such default or breach with reasonable diligence and
     (C) the steps which the Partnership has undertaken or intends to undertake to remedy such default or breach and (iii) the Partnership delivers to the Senior Note Trustee additional Officers' Certificates every 30 days thereafter updating the information contained in the certificate described in clause (ii), in which case such 30-day period shall be extended for such further period of time (but in no event more than 60 days after the last day of such 30-day period) as may reasonably be required to cure the same, provided that the Partnership is then proceeding and thereafter continues to proceed to cure the same with reasonable diligence;

          (e) an "Event of Default" as defined in the Senior Note Indenture, shall occur and be continuing;

          (f) default in the performance, or breach, of any of the provisions governing consolidation and mergers in the Senior Note Mortgage;

          (g) if any representation or warranty of the Partnership set forth in the Senior Note Mortgage or in any notice, certificate, demand or request delivered to the Senior Note Trustee pursuant to the Senior Note Mortgage shall prove to be incorrect in any material respect as of the time when made; or

          (h) default by the Partnership, Funding or any of the Subsidiaries under any Indenture, whether such Indebtedness now exists or shall hereafter be created, if such default would permit the holders of such Indebtedness to cause, or has resulted in, acceleration of the maturity of such Indebtedness, in an aggregate principal amount in excess of $5,000,000.

     Events of Default under the Senior Guarantee Mortgage. Under the Senior Guarantee Mortgage, "Events of Default" include all of the events defined above as "Events of Default" under the Senior Note Mortgage (but substituting the Senior Guarantee Mortgage for all references therein to the Senior Note Mortgage and adding a default under the Senior Notes to the defaults described in clauses
(a), (b) and (c) above) and, in addition (i) default in the payment or performance of any obligation of the Partnership under the Senior Guarantee at the time such payment or performance is required under the Senior Note Indenture and (ii) the occurrence of an "Event of Default," as defined in the Senior Note Mortgage. (Section 3.1 of the Senior Guarantee Mortgage)

The Senior Note Trustee

     The Senior Note Trustee is U.S. Bank National Association, a national banking association, which also serves as the TCHI Note Trustee, the PIK Note Trustee and the Mortgage Note Trustee.

     The Senior Note Indenture provides that, except during the continuance of an Event of Default, the Senior Note Trustee will perform only such duties as are specifically set forth in the Senior Note Indenture, the Senior Note Mortgage and the Senior Guarantee Mortgage. During the existence of an Event of Default, the Senior Note Trustee will exercise such of the rights and powers vested in it under the Senior Note Indenture. (Section 5.3) Subject to the provisions of Section 315 of the Trust Indenture Act, the Senior Note Trustee will be under no obligation to exercise any of its rights or powers under the Senior Note Indenture at the request of any of the holders, unless they shall have offered to the Senior Note Trustee security or indemnity against the costs and expenses which might be incurred in compliance with such request. (Section 6.2) The holders of a majority in principal amount of Outstanding Senior Notes shall have the right to direct the time, method, and place of conducting any proceeding for exercising any remedy available to the Senior Note Trustee subject to certain conditions. (Section 5.12)

     The Senior Note Indenture and provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the Senior Note Trustee, should it become a creditor of Funding, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claims as security or otherwise. Except under certain limited circumstances set forth in the Trust Indenture Act, if the Senior Note Trustee becomes a creditor of Funding or the Partnership, then the Senior Note Trustee will be deemed to have a conflicting interest and must, within 90 days, eliminate such conflicting interest or take prompt steps to have a successor trustee appointed. The Senior Note Trustee will be permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest (as defined) it must eliminate such conflict or resign. (Article 6)

Usury Law

     Funding and the Partnership have agreed not to claim voluntarily the benefit of any usury law against the holders of the Senior Notes. (Section 5.15)

Registration Rights

     On April 17, 1998, Funding, the Partnership, TCHI and the initial purchasers of the Senior Notes and the TCHI Notes entered into the Registration Rights Agreement. A copy of the Registration Rights Agreement is filed as an exhibit to the Registration Statement of which this Prospectus is a part.

     Pursuant to the terms of the Registration Rights Agreement, Funding and the Partnership, with respect to the Series A Senior Notes, agreed to (i) cause to be filed, on or prior to July 17, 1998, a registration statement with the SEC under the Securities Act covering the Exchange Offer and (ii) use their reasonable best efforts to cause (A) such registration statement to be declared effective on or prior to September 21, 1998 and (B) Series B Senior Notes to be delivered to the Depositary for delivery to all holders who have tendered Registrable Series A Senior Notes pursuant to the Exchange Offer.

     The Registration Rights Agreement provides that, upon the occurrence of certain events preventing the consummation of the Exchange Offer, in lieu thereof, Funding and the Partnership will file a shelf registration statement with the SEC and use their best efforts to cause such registration statement to be effective for a period of 24 months. Funding and the Partnership are also required to file additional registration statements upon the conclusion of the 24 month period, upon the request of the holders of a majority of the outstanding principal amount of Senior Notes.

     Liquidated Damages. The Registration Rights Agreement and the Senior Note Indenture provide that if (i) Funding and the Partnership fail to file a registration statement with respect to the Exchange Offer (or the shelf registration statement) by July 17, 1998, or such registration statement has not been declared effective by September 21, 1998, (ii) the Exchange Offer has not been consummated on or prior to October 19, 1998, (iii) a stop order has been issued with respect to any shelf registration statement, or (iv) Funding or the Partnership provides the holders of the Senior Notes with a notice of the occurrence of any event which causes there to be a material misstatement or omission in the prospectus for the Senior Notes (each an "Event Date"), then the Partnership and Funding will pay to each holder of Series A Senior Notes, as liquidated damages, an additional amount equal to $0.05 per week per $1,000 principal amount of the applicable Series A Senior Notes held by such holder. Beginning the 61st day following the Event Date, the weekly liquidated damages amount will be increased by an additional $0.05 per week per $1,000 principal amount. Such liquidated damages will cease to accrue (a) with respect to an Event Date of the type specified in clause (i), upon the filing or effectiveness of the registration statement, (b) with respect to an Event Date of the type specified in clause (ii), upon the consummation of the Exchange Offer, (c) with respect to an Event Date of the type specified in clause (iii), when the registration statement is no longer subject to such order and (d) with respect to an Event Date of the type specified in clause (iv), when such notice is longer applicable.

Intercreditor Agreement

     In connection with the Initial Offering and the related refinancing, the Partnership entered into an Intercreditor Agreement with the Senior Note Trustee, the TCHI Note Trustee, the Mortgage Note Trustee and the PIK Note Trustee pursuant to which the Partnership agreed not to make any payments with respect to the Mortgage Notes and the PIK Notes, and the Mortgage Note Trustee and the PIK Note Trustee have each been prohibited from realizing on the collateral with respect to the Mortgage Notes and the PIK Notes, for so long as there exists any payment default on the Senior Notes or the TCHI Notes. As of April 30, 1998, there is an aggregate principal amount of $62.0 million in Senior Notes outstanding and an aggregate principal amount of $5.0 million in TCHI Notes outstanding.

Certain Definitions

     "Acquired Indebtedness" means Indebtedness of a Person (a) existing at the time such Person becomes a Subsidiary or (b) assumed in connection with the acquisition of assets from such Person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition. Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.

     "Adjusted Consolidated Interest Expense" means, without duplication, for any period, the sum of (a) the interest expense of the Partnership and its Consolidated Subsidiaries for such period, on a Consolidated basis, including, without limitation, (i) amortization of debt discount, (ii) the net cost under interest rate contracts (including amortization of discounts), (iii) the interest portion of any deferred payment obligation and (iv) accrued interest plus (b) the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid, or accrued by the Partnership and its Consolidated Subsidiaries during such period, in each case as determined in accordance with GAAP consistently applied.

     "Adjusted  Consolidated  Net Income  (Loss)"  means,  for any  period,  the
Consolidated net income (or loss) of the Partnership and its Consolidated Subsidiaries for such period as determined in accordance with GAAP consistently applied, adjusted, to the extent included in calculating such net income (loss), by excluding (a) all extraordinary gains or losses (less all fees and expenses relating thereto), (b) the portion of net income (or loss) of the Partnership and its Consolidated Subsidiaries allocable to minority interests in unconsolidated Persons to the extent that cash dividends or distributions have not actually been received by the Partnership or one of its Consolidated Subsidiaries, (c) net income (or loss) of any Person combined with the Partnership or any of the Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination, (d) any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan, (e) net gains or losses (less all fees and expenses relating thereto) in respect of dispositions of assets other than in the ordinary course of business, or (f) the net income of any Subsidiary to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its shareholders.

     "Affiliate" means, with respect to any specified Person, (a) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or (b) any other Person that owns, directly or indirectly, 5% or more of such Person's Capital Stock or Equity Interest or any officer or director of any such Person or other Person or with respect to any natural Person, any person having a relationship with such Person by blood, marriage or adoption not more remote than first cousin. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Average Life to Stated Maturity" means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (a) the sum of the products of (i) the number of years from the date of determination to the date or dates of each successive scheduled principal payment of such Indebtedness multiplied by (ii) the amount of each such principal payment by (b) the sum of all such principal payments.

     "Cage Cash" means the sum of $5,000,000 retained for daily operations of Trump Marina.

     "Capital Lease Obligation" of any Person means any obligation of such Person and its subsidiaries on a Consolidated basis under any capital lease of real or personal property which, in accordance with GAAP, has been recorded as a capitalized lease obligation.

     "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock.

     "Casino-Hotel" means the casino and hotel complex currently known as the "Trump Marina Hotel Casino" in Atlantic City, New Jersey and ancillary structures, marina and other facilities and all furniture, fixtures and equipment at any time contained therein, in each case owned by or leased to the Partnership and covered by the lien of the Senior Note Mortgage.

     "Casualty" means any act or occurrence of any kind or nature which results in damage, loss or destruction to any buildings or improvements on the Premises and/or Tangible Personal Property (as such terms are defined in the Senior Note Mortgage).

     "CCC" means the New Jersey Casino Control Commission or any successor entity thereto.

     "Change of Control" means an event as a result of which (a) the Permitted Holder does not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of TCHI and the Board of Partner Representatives of the Partnership or to control the management of the Partnership; or (b) the Partnership is liquidated or dissolved or adopts a plan of liquidation or dissolution; provided, however, a Change of Control shall not be deemed to occur as a result of one or more Public Offerings so long as both (i) the Permitted Holder continues to beneficially own 20% or more of the entity which conducted the Public Offering and (ii) no other holder beneficially owns a greater percentage of the voting securities of such entity than the Permitted Holder.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Collateral" means, collectively, all of the property and assets that are from time to time subject to the Lien of the Senior Note Mortgage.

     "Consolidated Fixed Charge Coverage Ratio" means for any period the ratio of (a) the sum of Adjusted Consolidated Net Income, Adjusted Consolidated Interest Expense and Consolidated Income Tax Expense, plus, without duplication, all depreciation, amortization and all other non-cash charges (excluding any such non-cash charges constituting an extraordinary item of loss or any non-cash charge which requires an accrual of or a reserve for cash charges for any future period) in each case, for such period, of the Partnership and its Consolidated Subsidiaries on a Consolidated basis, all determined in accordance with GAAP consistently applied, to (b) Adjusted Consolidated Interest Expense for such period.

     "Consolidated Income Tax Expense" means for any period the provision for federal, state, local and foreign income taxes of the Partnership and its Consolidated Subsidiaries for such period as determined in accordance with GAAP consistently applied.

     "Consolidation" means, with respect to any Person, the consolidation of the accounts of such Person and each of its subsidiaries if and to the extent the accounts of such Person and each of its subsidiaries would normally be consolidated with those of such Person, all in accordance with GAAP consistently applied. The term "Consolidated" shall have a similar meaning.

     "Corporate Trust Office" means the office of the Senior Note Trustee, or its agent, at which at any particular time its corporate trust business shall be administered.

     "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

     "Equity Interest" of any Person means any shares, interests, participations or other equivalents (however designated) of such Person in equity.

     "Excess Available Cash" shall be calculated semi-annually on June 30 and December 31 and means the sum of the Partnership's cash and cash equivalents as shown on its balance sheet at such date less the sum of (1) the Partnership's Cage Cash, (2) the Partnership's working capital reserve of $10 million less the amount, if any, available to the Partnership under the Working Capital Facility,
(3) the aggregate amount required to meet the cash interest payments due on all Permitted Indebtedness on the respective next interest payment dates and the sinking fund payment on the Senior Notes during the succeeding six month period,
(4) distributions to be made during the succeeding six month period in respect of taxes as contemplated by clause (c) of Section 10.9(b)(ix) of the Senior Note Indenture and (5) the cash amounts required to meet the Partnership's Capital Expenditures (as defined in the Partnership Agreement), CRDA bond payments and other fixed charges projected during the succeeding six month period.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "F,F&E Financing Agreement" means an agreement which creates a Lien upon any after-acquired Tangible Personal Property (as defined in the Senior Note Mortgage) and/or other items constituting Operating Assets (as defined in the Senior Note Mortgage), which are financed, purchased or leased by the Partnership.

     "Gaming Authority" means the CCC, the NJDGE or any other governmental agency which regulates gaming in a jurisdiction in which the Partnership conducts gaming activities.

     "Guaranteed Debt" of any Person means, without duplication, all Indebtedness of any other Person referred to in the definition of Indebtedness contained herein guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (a) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (b) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (c) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered), (d) to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor or (e) otherwise to assure a creditor against loss; provided that the term "guaranty" shall not include endorsements for collection or deposit, in either case in the ordinary course of business; provided further, that the obligations of the Partnership pursuant to the Services Agreement as in effect on the date of the Senior Note Indenture shall not be deemed to be Guaranteed Debt of the Partnership.

     "Indebtedness" means, with respect to any Person, without duplication, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities arising in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit issued under letter of credit facilities, acceptance facilities or other similar facilities and in connection with any agreement to purchase, redeem, exchange, convert or otherwise acquire for value any Capital Stock or Equity Interest of such Person, or any warrants, rights or options to acquire such Capital Stock or Equity Interest, now or hereafter outstanding, (b) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (c) every obligation of such Person issued or contracted for as payment in consideration of the purchase by such Person or an Affiliate of such Person of the Capital Stock or Equity Interest or substantially all of the assets of another Person or in consideration for the merger or consolidation with respect to which such Person or an Affiliate of such Person was a party, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables and other accrued current liabilities arising in the ordinary course of business, (e) all obligations under interest rate contracts of such Person, (f) all Capital Lease Obligations of such Person, (g) all Indebtedness referred to in clauses (a) through (f) above of other Persons and all dividends of other Persons, the payment of which are secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien, upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, (h) all Guaranteed Debt of such Person, (i) all Redeemable Capital Stock or Redeemable Equity Interests valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends, and (j) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (a) through (i) above. The "maximum fixed repurchase price" of any Redeemable Capital Stock or Redeemable Equity Interest which does not have a fixed repurchase price will be calculated in accordance with the terms of such Redeemable Capital Stock or Redeemable Equity Interest as if such Redeemable Capital Stock or Redeemable Equity Interest were purchased on any date on which Indebtedness will be required to be determined pursuant to the Senior Note Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Redeemable Capital Stock or Redeemable Equity Interest, such Fair Market Value to be determined in good faith by the board of directors of the issuer (or managing general partner of the issuer) of such Redeemable Capital Stock or Redeemable Equity Interest.

     "Indenture Obligations" means the obligations of Funding, the Partnership and any other obligor under the Senior Note Indenture or under the Senior Notes, to pay principal of, premium, if any, and interest when due and payable, and all other amounts due or to become due under or in connection with the Senior Note Indenture, the Senior Notes and the performance of all other obligations to the Senior Note Trustee and the holders under the Senior Note Indenture, the Senior Notes and the Senior Note Mortgage, according to the terms thereof.

     "Intercreditor Agreement" means the Intercreditor Agreement dated as of April 17, 1998 among Funding, TCHI, the Partnership, the Senior Note Trustee, the TCHI Note Trustee, the trustee under the Mortgage Note Indenture, and the trustee under the PIK Note Indenture.

     "Interest Payment Date" means the Stated Maturity of an installment of interest on the Senior Notes.

     "Investments" means, with respect to any Person, directly or indirectly, any advance, loan or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or other acquisition by such Person of any Capital Stock, Equity Interest, bonds, notes, debentures or other securities or assets issued or owned by, anyother Person.

     "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired.

     "Marina Lease" means the lease agreement of September 1, 1990 between the State of New Jersey, as landlord, and the Partnership, as tenant, with respect to the property known as the Senator Frank S. Farley Marina in Atlantic City, together with all amendments, restatements, extensions and renewals thereof.

     "Maturity" when used with respect to any Senior Note means the date on which the principal of such Senior Note becomes due and payable as therein provided or as provided in the Senior Note Indenture, whether at Stated Maturity, Change of Control Purchase Date, or Redemption Date and whether by declaration of acceleration, Change of Control Offer, call for redemption or otherwise.

     "Mortgage Debt" means any Indebtedness secured by Liens (other than involuntary Liens) on any portion of the Collateral.

     "Mortgage  Notes"  means  the 11 3/4%  Mortgage  Notes  due 2003  issued by
Funding.

     "Mortgage Note Indenture" means that certain indenture among Funding, as issuer, the Partnership, as guarantor, and First Bank National Association (now known as U.S. Bank National Association), as trustee, dated as of December 28, 1993, relating to Funding's 11 3/4% Mortgage Notes due 2003 as it may from time to time be supplemented or amended by one or more indentures supplemental thereto.

     "Net Cash Proceeds" of an issuance means the cash proceeds of such issuance, net of attorneys' fees, accountants' fees, brokerage, consultant, underwriting and other fees and expenses actually incurred in connection with such issuance, sale, conversion or exchange and net of taxes paid or payable as a result thereof.

     "NJDGE" means the New Jersey Division of Gaming Enforcement or any successor entity thereto.

     "Outstanding" when used with respect to Senior Notes means, as of the date of determination, all Senior Notes theretofore authenticated and delivered under the Senior Note Indenture, except:

          (a) Senior Notes theretofore canceled by the Senior Note Trustee or delivered to the Senior Note Trustee for cancellation;

          (b) Senior Notes, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Senior Note Trustee or any Paying Agent (other than Funding) in trust or set aside and segregated in trust by Funding (if Funding shall act as its own Paying Agent) for the holders of such Senior Notes; provided that if such Senior Notes are to be redeemed, notice of such redemption has been duly given pursuant to the Senior Note Indenture or provision therefor satisfactory to the Senior Note Trustee has been made; and Senior Notes, except to the extent provided in the Senior Note Indenture, with respect to which Funding has effected defeasance or covenant defeasance as provided in Article Four of the Senior Note Indenture; and

          (c) Senior  Notes in  exchange  for or in lieu of which  other  Senior
     Notes have been authenticated and delivered pursuant to the Senior Note Indenture, other than any such Senior Notes in respect of which there shall have been presented to the Senior Note Trustee proof satisfactory to it that such Senior Notes are held by a bona fide purchaser in whose hands the Senior Notes are valid obligations of Funding;

provided, however, that in determining whether the holders of the requisite principal amount of outstanding Senior Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Senior Notes owned by Funding, the Partnership, or any other obligor upon the Senior Notes or any Affiliate of Funding, the Partnership, any Guarantor or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Senior Note Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Senior Notes which the Senior Note Trustee knows to be so owned shall be so disregarded. Senior Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Senior Note Trustee the pledger's right so to act with respect to such Senior Notes and that the pledgee is not Funding, the Partnership or any other obligor upon the Senior Notes or any Affiliate of Funding, the Partnership or such other obligor.

     "Outstanding Amount" of any Indebtedness at any time means the principal amount outstanding of such Indebtedness at such time, unless such Indebtedness was issued at a discount, in which case the "Outstanding Amount" of such Indebtedness means the original issue price of such Indebtedness plus the accretion to such time of the original issue discount, determined in accordance with GAAP.

     "Pari Passu Indebtedness" means any Indebtedness of the Partnership that is pari passu in right of payment to the Senior Guarantee.

     "Partnership Agreement" means the Partnership's Third Amended and Restated Partnership Agreement, dated as of October 7, 1996, in the form filed as an exhibit to the Registration Statement of which this Prospectus is a part, as amended from time to time in accordance with the terms thereof and the Senior
Note Indenture.

     "Permit" means any license, franchise, authorization, statement of compliance, certificate of operation, certificate of occupancy and permit required for the lawful ownership, occupancy, operation and use of all or a material portion of the Collateral whether held by the Partnership or any other Person (which may be temporary or permanent) (including, without limitation, those required for the use of the Casino-Hotel as a licensed casino facility), in accordance with all applicable Legal Requirements (as defined in the Senior Note Mortgage).

     "Permitted Holder" means Donald J. Trump and any corporations or other entities that are controlled by Donald J. Trump.

     "Permitted Indebtedness" means the following:

          (a) Indebtedness of the Partnership and Funding pursuant to the Senior Mortgage Documents and the Senior Note Indenture;

          (b) Indebtedness of the Partnership pursuant to any Working Capital Facility (including in connection with the TCHI Notes and the TCHI Note Indenture);

          (c) Indebtedness of the Partnership and Funding pursuant to the Mortgage Note Indenture and the Mortgage Documents (as defined in the Mortgage Note Indenture);

          (d)  Indebtedness of the  Partnership and Funding  pursuant to the PIK
     Note Indenture and the Pledge Agreement (as defined in the PIK Note Indenture);

          (e) Indebtedness of the Partnership outstanding on the date of the Senior Note Indenture and listed on a schedule attached to the Senior Note Indenture;

          (f) Indebtedness of the Partnership or any Wholly Owned Subsidiary to any one or the other of them;

          (g) Indebtedness of the Partnership or any Subsidiary represented by F,F&E Financing Agreements of the Partnership not to exceed at any one time outstanding (i) $2,000,000 or (ii) $25,000,000 following the time at which the Partnership shall have achieved EBITDA (as defined in the Partnership Agreement) for any period of four consecutive fiscal quarters in an amount not less than $45,000,000;

          (h) Indebtedness in respect of Capital Lease Obligations or secured purchase money security interests of the Partnership or any Subsidiary, in either case not created by an F,F&E Financing Agreement, provided, however, that the aggregate principal amount of all such Capitalized Lease Obligations permitted by the Senior Note Indenture shall not exceed at any one time outstanding (i) $10,000,000 or (ii) $15,000,000 following the time at which the Partnership shall have achieved EBITDA for any period of four consecutive fiscal quarters in an amount not less than $60,000,000 and provided, further, that the aggregate principal amount of all such Indebtedness secured by purchase money security interests shall not exceed at any one time outstanding $10,000,000; and

          (i) any renewals, extensions, substitutions, refundings, refinancings or replacements of any Indebtedness described in clauses (a) through (h) of the definition of "Permitted Indebtedness," including any successive renewals, extensions, substitutions, refundings, refinancings or replacements so long as the aggregate principal amount of Indebtedness represented thereby does not exceed the principal amount of such Indebtedness being renewed, extended, substituted, refunded, refinanced or replaced (or, if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination) plus accrued interest thereon, plus, in the case of refinancings, the amount of any premium or other payment required to be paid under the terms of the instrument governing such Indebtedness or the amount of any premium reasonably determined by the Partnership as necessary to accomplish such refinancing by means of a tender offer or privately negotiated purchase and, in each case, actually paid, plus the amount of expenses of the Partnership incurred in connection with such refinancing and such renewal, extension, substitution, refinancing or replacement does not reduce the Average Life to Stated Maturity or the final Stated Maturity of such Indebtedness.

     "Permitted Investment" means (a) Investment in any of the Senior Notes, TCHI Notes, Mortgage Notes or PIK Notes; (b) Temporary Cash Investments; (c) intercompany notes to the extent permitted under the definition of "Permitted Indebtedness"; and (d) any Investments in existence on the date of the Senior
Note Indenture and listed on a schedule attached to the Senior Note Indenture.

     "Permitted Leases" means the following:

            (i) the Marina Lease;

           (ii) any Capital Lease Obligation permitted by clause (i) of the definition of "Permitted Indebtedness"; and

          (iii) Leases other than Capital Lease Obligations and the Marina Lease; provided, however, that the aggregate fixed rental payments paid or accrued for any period of four consecutive fiscal quarters commencing after the date hereof under all such leases (including payments required to be made by the lessee in respect of taxes and insurance, whether or not denominated as rent), shall not exceed for such period (a) $2,000,000 or
     (b) $7,500,000 following the time at which the Partnership shall have achieved EBITDA for any period of four consecutive fiscal quarters in an amount not less than $45,000,000.

     "Permitted Liens" means:

          (a) any Lien existing as of the date of the Senior Note Indenture under the Senior Note Mortgage, the Senior Guarantee Mortgage, the Mortgage Documents (including, without limitation, "Permitted Encumbrances" and "Restricted Encumbrances", both as defined in the Note Mortgage), the Pledge Agreement (as defined in the PIK Note Indenture), "Permitted Encumbrances" hereafter arising and permitted under the Mortgage Documents, or any Lien thereafter arising under any Working Capital Facility (including, without limitation, under the TCHI Note Indenture);

          (b) Capital Lease Obligations and purchase money liens included in Permitted Indebtedness;

          (c) the Liens in favor of the Senior Note Trustee  pursuant to Section
     6.6 of the Senior Note Indenture, in favor of the TCHI Note Trustee pursuant to Section 6.6 of the TCHI Note Indenture, in favor of the Mortgage Note Trustee pursuant to Section 6.6 of the Mortgage Note Indenture and in favor of the PIK Note Trustee pursuant to Section 6.6 of the PIK Note Indenture;

          (d) any Lien arising by reason of (i) any judgment, decree or order of any court, so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired; (ii) security for payment of workmen's compensation or other insurance; (iii) good faith deposits in connection with tenders, leases, contracts (other than contracts for the payment of money); and (iv) deposits to secure public or statutory obligations, or in lieu of surety or appeal bonds; and

          (e)  any  Lien   arising   by  reason  of  any   renewal,   extension,
     substitution, refunding, refinancing or replacement of any Indebtedness permitted by clause (j) of the definition of Permitted Indebtedness.

     "Person" means any individual, corporation, limited or general partnership,
joint  venture,   association,   joint  stock  company,  trust,   unincorporated
organization or government or any agency or political subdivision thereof.

     "PIK Note Indenture" means that certain indenture among Funding, as issuer, the Partnership, as guarantor, and First Bank National Association (now known as U.S. Bank National Association), as trustee, dated as of December 28, 1993, relating to the Issuer's PIK Notes as it may from time to time be supplemented or amended by one or more indentures supplemental thereto.

     "PIK Notes" means the Subordinated Pay-in-Kind Notes due 2005 issued by Funding in an initial aggregate principal amount of $52,066,000 plus the aggregate principal amount of PIK Notes issued as payment of interest thereon.

     "Predecessor Senior Note" of any particular Senior Note means every previous Senior Note evidencing all or a portion of the same debt as that evidenced by such particular Senior Note; and, for the purposes of this definition, any Senior Note authenticated and delivered pursuant to the Senior Note Indenture in exchange for a mutilated Senior Note or in lieu of a lost, destroyed or stolen Senior Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Senior Note.

     "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's preferred or preference stock whether now outstanding, or issued after the date of the Senior Note Indenture, and including, without limitation, all classes and series of preferred or preference stock.

     "Public Offering" shall mean a registered public offering of a direct or indirect equity interest in the Partnership.

     "Qualified Capital Stock" of any Person means any and all Capital Stock of such Person other than Redeemable Capital Stock.

     "Qualified Equity Interest" of any Person means any Equity Interests of such Person other than Redeemable Equity Interests.

     "Redeemable Capital Stock" means any Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable or otherwise, is or upon the happening of an event (other than the disqualification of the holder thereof by the CCC) or passage of time would be, required to be redeemed prior to any Stated Maturity of the principal of the Senior Notes or is redeemable at the option of the holder thereof at any time prior to any such Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to any such Stated Maturity at the option of the holder thereof.

     "Redeemable Equity Interest" means any Equity Interest that, either by its terms, by the terms of any security into which it is convertible or exchangeable or otherwise, is or upon the happening of an event (other than the disqualification of the holder thereof by the CCC) or passage of time would be, required to be redeemed prior to any Stated Maturity of the principal of the Senior Notes or is redeemable at the option of the holder thereof at any time prior to any such Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to any such Stated Maturity at the option of the holder thereof.

     "Redemption Date" when used with respect to any Senior Note to be redeemed means the date fixed for such redemption by or pursuant to the Senior Note Indenture.

     "Redemption Price" when used with respect to any Senior Note to be redeemed means the price at which it is to be redeemed pursuant to the Senior Note Indenture.

     "Registrable Series A Senior Notes" means the Series A Senior Notes upon original issuance thereof, and at all times subsequent thereto, until, in the case of such Series A Senior Note, (A) a registration statement with respect to such Series A Senior Note has been declared effective under the Securities Act and such Series A Senior Note has been disposed of in accordance with such registration statement; (B) such Series A Senior Note is distributed to the public pursuant to Rule 144 (or any successor provisions) promulgated under the Securities Act; (C) such Series A Senior Note has been otherwise transferred and new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Issuer; or (D) such Series A Senior Note ceases to be outstanding.

     "Registration Rights Agreement" means the registration rights agreement dated as of April 17, 1998 between Funding, the Partnership, TCHI and certain original purchasers of the Series A Senior Notes and Series A TCHI Notes (as defined).

     "Regular Record Date" for the interest payable on any Interest Payment Date means the May 1 or November 1 (whether or not a Business Day) next preceding such Interest Payment Date.

     "Restoration" has the meaning set forth in the Senior Note Mortgage.

     "SEC" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of the Senior Note Indenture such SEC is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Senior Assignment Agreement" means the Assignment Agreement between Funding and the Senior Note Trustee providing for the assignment of the Senior Partnership Note and the Senior Note Mortgage to the Senior Note Trustee by Funding and acknowledgment thereof by the Partnership.

     "Senior Guarantee" means the guaranty by the Partnership of Funding's Indenture Obligations pursuant to the guaranty included in the Senior Note Indenture.

     "Senior Guarantee Mortgage" means the Indenture of Mortgage and Security Agreement, dated as of the date of the Senior Note Indenture, between the trustee under the Senior Note Indenture, as mortgagee, and the Partnership, as mortgagor.

     "Senior Mortgage Documents" means (i) the Senior Partnership Note, (ii) the Senior Guarantee, (iii) the Senior Note Mortgage, (iv) the Senior Assignment,
(v) the Senior Guarantee Mortgage and (vi) any other security document to which the Partnership, Funding or the Senior Note Trustee is a party, which is executed and delivered pursuant to or in connection with the foregoing documents described in clauses (i) through (vi), as each such agreement may be amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time in accordance with the provisions of the Senior Note Indenture and the Senior Mortgage Documents.

     "Senior Note Mortgage" means the Indenture of Mortgage and Security Agreement, dated as of April 17, 1998 between Funding, as mortgagee, and the Partnership, as mortgagor.

     "Senior Partnership Note" means the Partnership Note dated as of April 17, 1998 in the principal amount of $62,000,000 made by the Partnership in favor of Funding.

     "Senior Notes" means the 10 1/4% Senior Secured Notes due 2003 of Funding.

     "Series A Senior Notes" means the 10 1/4% Series A Senior Secured Notes due 2003 of Funding.

     "Series B Senior Notes" means the 10 1/4% Series B Senior Secured Notes due 2003 of Funding.

     "Stated Maturity" when used with respect to any Indebtedness or any installment of interest thereon means the dates specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest is due and payable.

     "Subordinated   Indebtedness"   means   Indebtedness   of  the  Partnership
subordinated in right of payment to the Senior Guarantee.

     "Subsidiary" means any Person a majority of the equity ownership or the Voting Stock of which is at the time owned, directly or indirectly, by the Partnership or by one or more other Subsidiaries, or by the Partnership and one or more other Subsidiaries.

     "Taking" means the acquisition or condemnation by eminent domain of the whole or any part of the Premises (as such term is defined in the Senior Note Mortgage), by a competent authority, for any public or quasi-public use or purpose.

     "TCHI" means Trump's Castle Hotel & Casino, Inc., a New Jersey corporation.

     "TCHI Note Indenture" means the Indenture, dated as of April 17, 1998, by and between TCHI, as issuer, the Partnership, as guarantor, and U.S. Bank National Association, as trustee thereunder, with respect to the TCHI Notes.

     "TCHI Note Mortgage" shall mean the "Senior Partnership Upstream Note Mortgage", as such term is defined in the TCHI Note Indenture.

     "TCHI Note Mortgage Documents" shall have the meaning set forth in the TCHI
Note Indenture.

     "TCHI Notes" means TCHI's 10 1/4% Senior Secured Notes due 2003 issued in an original principal amount of $5,000,000 evidencing indebtedness of TCHI under the Working Capital Facility.

     "Temporary Cash Investments" means (a) any evidence of Indebtedness, maturing not more than one year after the date of acquisition, issued by the United States of America, or an instrumentality or agency thereof and guaranteed fully as to principal, premium, if any, and interest by the United States of America, (b) any certificate of deposit, maturing not more than one year after the date of acquisition, issued by, or time deposit of, a commercial banking institution that is a member of the Federal Reserve System and that has combined capital and surplus and undivided profits of not less than $300,000,000, whose debt has a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's Investors Service, Inc. or any successor rating agency, or "A-1" (or higher) according to Standard & Poor's Corporation or any successor rating agency, (c) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate or subsidiary of Funding or the Partnership) organized and existing under the laws of the United States of America with a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's Investors Service, Inc. or any successor rating agency, or "A-1" (or higher) according to Standard & Poor's Corporation or any successor rating agency, and
(d) any money market deposit accounts issued or offered by a domestic commercial bank having capital and surplus in excess of $300,000,000.

     "Total Taking or Casualty" means a Taking or Casualty with respect to which, pursuant to the provisions of the Senior Note Mortgage, any proceeds resulting from such Taking or Casualty are to be used to pay amounts due under the Senior Notes and the Senior Note Mortgage and not for purposes of Restoration.

     "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

     "Voting Stock" means stock of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

     "Wholly-Owned Subsidiary" means a Subsidiary all the Capital Stock of which is owned by the Partnership or by one or more Wholly-Owned Subsidiaries or by the Partnership and one or more Wholly-Owned Subsidiaries; provided, however,
that  Funding  shall  not  be  considered  a  Wholly-Owned   Subsidiary  of  the
Partnership.

                          DESCRIPTION OF THE TCHI NOTES

     The TCHI Notes are issued by TCHI, the general partner of the Partnership, in an aggregate principal amount of $5.0 million. The TCHI Notes and the TCHI
Note Indenture are otherwise substantially similar to the Senior Notes and the Senior Note Indenture.

     The 10 1/4% Series A Senior Secured Notes due 2003 of TCHI (the "Series A TCHI Notes") were, and the 10 1/4% Series B Senior Secured Notes due 2003 of TCHI (the "Series B TCHI Notes") offered hereby will be, issued under the TCHI
Note Indenture, dated as of April 17, 1998, by and among TCHI, as issuer, the Partnership, as guarantor, and U.S. Bank National Association, as TCHI Note Trustee, a copy of the form of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part. The form and terms of the Series B TCHI Notes will be identical in all material respects to the form and terms of the Series A TCHI Notes, except for certain registration rights which will terminate upon consummation of the Exchange Offer. See "Prospectus Summary--Terms of the Notes." The TCHI Note Indenture is subject to and is governed by the Trust Indenture Act. The following is only a summary of the material provisions of the TCHI Note Indenture and the TCHI Mortgage Documents (as defined) as they relate to the TCHI Notes and does not purport to be complete, and where reference is made to particular provisions of the TCHI Note Indenture or the TCHI Mortgage Documents, such provisions, including the definitions of certain terms, are qualified in their entirety by reference to all the provisions of the TCHI Note Indenture and the TCHI Mortgage Documents and those terms made a part of the TCHI Note Indenture and the TCHI Mortgage Documents by the Trust Indenture Act. Unless otherwise specified, references to Articles and Sections are to Articles and Sections of the TCHI Note Indenture.

General

     The TCHI Notes mature on April 30, 2003. Each TCHI Note bears interest payable in cash at the rateof 10 1/4%.

Guarantee

     The obligations of TCHI to pay the principal of, premium, if any, and interest on, the TCHI Notes are unconditionally guaranteed by a non-recourse senior guarantee of the Partnership. The guarantee is secured by a mortgage (the "TCHI Note Guarantee Mortgage") on the assets of the Partnership, as described under "--Security," pari passu to the lien of the TCHI Note Mortgage and the liens securing the Senior Notes.

Security

     The TCHI Notes are secured by an assignment by TCHI to the TCHI Note Trustee, for the benefit of the holders of the TCHI Notes, of (a) the Senior Partnership Upstream Note and (b) the Senior Partnership Upstream Note Mortgage (the Senior Partnership Upstream Note, the Senior Partnership Upstream Note Mortgage, the TCHI Note Guarantee Mortgage (which has been made directly to the TCHI Note Trustee) and any ancillary documents executed by TCHI, the Partnership or the TCHI Note Trustee for purposes of providing security for the benefit of the holders of the TCHI Notes are referred to herein as the "TCHI Mortgage Documents"), which encompasses a lien on (i) Trump Marina and the leasehold and fee interests of the Partnership in the land on which Trump Marina and its ancillary facilities are located, including certain additions and improvements constructed thereon, and (ii) substantially all the other assets of the Partnership.

     The Senior Partnership Upstream Note contains interest, principal, redemption and default terms which are virtually identical to those of the TCHI Notes. The Senior Partnership Upstream Note Mortgage encumbers the Partnership's interest in Trump Marina and in all other facilities owned by or leased to the Partnership, including certain additions and improvements thereto and (except, in certain circumstances, as permitted by the Senior Partnership Upstream Note Mortgage, where such property is financed) substantially all furniture, furnishings, fixtures, machinery and equipment at any time forming a part thereof, or used in connection therewith. The Senior Partnership Upstream Note Mortgage constitutes a lien and security interest on Trump Marina and such other assets, subject to the prior liens securing permitted encumbrances and pari passu with liens securing the Senior Notes and the remainder of the Working Capital Facility, if incurred. See "Risk Factors--Limitations on Ability to Realize on Collateral."

     The Partnership has also executed the TCHI Note Guarantee Mortgage in favor of the TCHI Note Trustee. The TCHI Note Guarantee Mortgage secures the obligations of the Partnership under its senior guarantee. The lien of the TCHI Note Guarantee Mortgage is pari passu with the lien of the Senior Partnership Upstream Note Mortgage. The Senior Partnership Upstream Note Mortgage and the TCHI Note Guarantee Mortgage have substantially identical terms, secure essentially the same debt and constitute a lien on the same assets. They have both been executed so as to provide to the TCHI Note Trustee and the holders of the TCHI Notes alternative remedies, such that in the event legal or equitable defenses were successfully raised against enforcement of one of the mortgages, foreclosure could nevertheless be pursued under the other mortgage.

     Certain of the Partnership's intangible assets that may be significant to its operations, such as computer software licenses, are by their terms not assignable and, accordingly, are not included in the property subject to the Senior Partnership Upstream Note Mortgage and the TCHI Note Guarantee Mortgage.

Ranking

     In connection with the Initial Offering and the related refinancing, the Partnership entered into an Intercreditor Agreement with the Senior Note Trustee, the TCHI Note Trustee, the Mortgage Note Trustee and the PIK Note Trustee pursuant to which the Partnership agreed not to make any payments with respect to the Mortgage Notes and the PIK Notes, and the Mortgage Note Trustee and the PIK Note Trustee have each been prohibited from realizing on the collateral with respect to the Mortgage Notes and the PIK Notes, for so long as there exists any payment default on the Senior Notes or the TCHI Notes. As of April 30, 1998, there is an aggregate principal amount of

$62.0 million in Senior Notes outstanding and an aggregate principal amount of $5.0 million in TCHI Notes outstanding.

     TCHI is prohibited from incurring additional Indebtedness other than Indebtedness with respect to the TCHI Notes and any intercompany loan from the Partnership and the Partnership is subject to restrictions on the incurrence of any additional Indebtedness.

Non-Recourse

     The  Senior  Partnership   Upstream  Note  and  the  senior  guarantee  are
non-recourse to the partners ofthe Partnership.

Mandatory Redemption

     Pursuant to the Casino Control Act, TCHI may redeem TCHI Notes at the lower of the principal amount or the Fair Market Value (as defined) thereof held by Persons that are found by the CCC not to be qualified to hold such securities and who fail to dispose of such securities within 30 days after notice of such finding.

     TCHI must also redeem the TCHI Notes at the principal amount thereof, without premium, plus accrued interest, at any time as a result of a Total Taking or Casualty.

Optional Redemption

     TCHI and the Partnership may at their election redeem all, but not less than all, of the TCHI Notes at 100% of the principal amount thereof, together with accrued and unpaid interest through the redemption date, provided that no redemption of the TCHI Notes may be made unless the Partnership or Funding concurrently redeems all of the Senior Notes pursuant to the Senior Note Indenture.

Certain Covenants

     The TCHI Notes contain covenants substantially similar to those contained in the Senior Note Indenture including covenants relating to, among other things, (i) limitations on indebtedness, (ii) limitations on liens, (iii) restrictions on activities, (iv) restricted payments, (v) transactions with affiliates, (vi) consolidation, merger, conveyance or transfer, and (vii) a provision that each holder of TCHI Notes may require the issuer of such TCHI Notes to repurchase such TCHI Notes at a purchase price of 101% of par upon the occurrence of a Change of Control (as such term is defined in the TCHI Note Indenture).

Merger and Sale of Assets, etc.

     The TCHI Note Indenture contains conditions governing mergers and sales of assets substantially similar to those set forth in the Senior Note Indenture.

Events of Default

     The TCHI Note Indenture contains events of default substantially similar to those set forth in the Senior Note Indenture.

Defeasance or Covenant Defeasance of TCHI Note Indenture

     The TCHI Note Indenture contains provisions governing defeasance and covenant defeasance substantially similar to those set forth in the Senior Note Indenture.

Registration Rights

     The Registration Rights Agreement provides for registration of the TCHI Notes on terms substantially similar to those for the Senior Notes.

                        DESCRIPTION OF OTHER INDEBTEDNESS

The Mortgage Notes

     The Mortgage Notes were issued under the Mortgage Note Indenture. The following is only a summary of the terms of the Mortgage Notes, does not purport to be a full description thereof, and is qualified in its entirety by reference to the Mortgage Note Indenture, a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part.

   General

     The Mortgage Notes mature on November 15, 2003. Each Mortgage Note bears interest payable in cash at the rate of 11 3/4%. Notwithstanding the foregoing, if, as of a date prior to November 15, 1998, Funding has defeased or redeemed all the then outstanding PIK Notes through the application of the proceeds of one or more Equity Offerings or of internally generated funds and not through the incurrence of additional indebtedness, then on and after the first day of the calendar month next commencing after such date, the aforesaid interest rate of 11 3/4% per annum will be reduced to 11 1/2% per annum. The ability of the Partnership to make payments on the Partnership Note to fund the payment of interest on the Mortgage Notes is restricted by the terms of the Senior Note Indenture and the TCHI Note Indenture. See "Description of the Senior Notes--Certain Covenants--Limitation on Restricted Payments" and "Description of the TCHI Notes--Certain Covenants."

   Guarantee

     The obligations of Funding to pay the principal of, premium, if any, and interest on, the Mortgage Notes are unconditionally guaranteed by a non-recourse guarantee of the Partnership. The guarantee is secured by a mortgage (the "Guarantee Mortgage") encumbering substantially all of the property of the Partnership on a basis pari passu to the lien of the Note Mortgage.

   Security

     The Mortgage Notes are secured by an assignment by Funding to the Mortgage Note Trustee, for the benefit of the holders of the Mortgage Notes, of (a) the Partnership Note and (b) the Note Mortgage (the Partnership Note, the Note Mortgage, the Guarantee Mortgage and any ancillary documents executed by Funding, the Partnership or the Mortgage Note Trustee for purposes of providing security for the benefit of the holders of the Mortgage Notes are referred to herein as the "Mortgage Documents") which encompasses a lien on (i) Trump Marina and the leasehold and fee interests of the Partnership in the land on which Trump Marina and its ancillary facilities are located, including certain additions and improvements constructed thereon, and (ii) substantially all the other assets of the Partnership.

     The Partnership Note contains interest, principal, redemption and default terms which are virtually identical to those of the Mortgage Notes. The Note Mortgage and Guarantee Mortgage each constitute a lien and security interest on Trump Marina and such other assets, subject to the prior lien securing the Senior Note Mortgage, the Senior Guarantee Mortgage, the TCHI Note Mortgage, the Senior Upstream Partnership Note Mortgage and the lien, if any, securing any additional Working Capital Facility that may be obtained, and other permitted encumbrances.

   Ranking

     In connection with the Initial Offering and the related refinancing, the Partnership entered into an Intercreditor Agreement with the Senior Note Trustee, the TCHI Note Trustee, the Mortgage Note Trustee and the PIK Note Trustee pursuant to which the Partnership agreed not to make any payments with respect to the Mortgage Notes and the PIK Notes, and the Mortgage Note Trustee and the PIK Note Trustee have each been prohibited from realizing on the collateral with respect to the Mortgage Notes and the PIK Notes, for so long as there exists any payment default on the Senior Notes or the TCHI Notes. As of April 30, 1998, there is an aggregate principal amountof $62.0 million in Senior Notes outstanding and an aggregate principal amount of $5.0 million in TCHI Notes outstanding.

   Non-Recourse

     The Partnership Note and the guarantee are non-recourse to the partners of the Partnership.

   Mandatory Redemption

     Pursuant to the Casino Control Act, Funding may redeem Mortgage Notes at the lower of the principal amount or the Fair Market Value (as defined) thereof held by Persons that are found by the CCC not to be qualified to hold such securities and who fail to dispose of such securities within 30 days after notice of such finding.

     Funding must also redeem the Mortgage Notes at the principal amount thereof, without premium, plus accrued interest, at any time as a result of a Total Taking or Casualty.

   Optional Redemption

     The Mortgage Notes are subject to redemption at any time on or after December 31, 1998, at the option of Funding or the Partnership, in whole or in part, on not less than 30 nor more than 60 days' prior notice, in amounts of $1,000 or an integral multiple thereof at the following redemption prices (stated as percentages of the principal amount), if redeemed during the 12-month periods beginning on December 31, of the years indicated below:


                                                        Redemption Price
                                               Prior to Interest  After Interest
            Year                                Rate Reduction    Rate Reduction
            ----                                --------------    --------------
            1998 ...........................       105.8750%         105.7500%
            1999 ...........................       103.9170%         103.8333%
            2000 ...........................       101.9580%         101.9167%

and, thereafter at 100% of principal amount, in each case together with accrued and unpaid interest, if any, through the Redemption Date. The ability of the Partnership to prepay the Partnership Note to fund the optional redemption of the Mortgage Notes is restricted by the terms of the Senior Note Indenture and the TCHI Note Indenture. See "Description of the Senior Notes--Certain Covenants--Limitation on Restricted Payments."

   Events of Default

     The Mortgage Note Indenture contains events of default substantially similar to those set forth in the Senior Note Indenture and the TCHI Note Indenture.

   Certain Covenants

     The Mortgage Notes contain covenants substantially similar to those contained in the Senior Note Indenture and the TCHI Note Indenture including covenants relating to, among other things, (i) limitations on indebtedness, (ii) limitations on liens, (iii) restrictions on activities, (iv) restricted payments, (v) transactions with affiliates, (vi) consolidation, merger, conveyance or transfer, and (vii) a provision that each holder of Mortgage Notes may require the issuer of such Mortgage Notes to repurchase such Mortgage Notes at a purchase price of 101% of par upon the occurrence of a Change of Control (as such term is defined in the Mortgage Note Indenture).


The PIK Notes


     The PIK Notes were issued pursuant to the PIK Note Indenture. The following is only a summary of the terms of the PIK Notes, does not purport to be a full description thereof, and is qualified in its entirety by reference to the PIK
Note Indenture, a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part.

   General

     The PIK Notes will mature on November 15, 2005. Each PIK Note bears interest at the rate of 7% through September 30, 1994 and thereafter at the rate of 13 7/8%, payable semi-annually in arrears on May 15 and November 15 each year. On or prior to November 15, 2003, interest may, at the option of Funding, be paid in whole or in part, in cash or through the issuance of additional PIK Notes. After November 15, 2003 interest on the PIK Notes will be payable only in cash.

     The  ability  of the  Partnership  to  make  payments  on the  Subordinated
Partnership Note to fund the payment of cash interest on the PIK Notes is restricted by the terms of the Senior Note Indenture, the TCHI Note Indenture and the Mortgage Note Indenture. See "Description of the Senior Notes--Certain Covenants--Limitation on Restricted Payments," "Description of the TCHI Notes--Certain Covenants" and "--The Mortgage Notes."

   Guarantee

     The obligations of Funding to pay the principal of, premium, if any, and interest on the PIK Notes are guaranteed by the Subordinated Guarantee, a non-recourse guaranty of the Partnership.

   Security

     The PIK Notes are secured by an assignment by Funding to the PIK Note Trustee, for the benefit of the holders of the PIK Notes of the Subordinated Partnership Note. The Subordinated Partnership Note contains interest, principal, redemption and default terms which are virtually identical to those of the PIK Notes.

   Ranking

     In connection with the Initial Offering and the related refinancing, the Partnership entered into an Intercreditor Agreement with the Senior Note Trustee, the TCHI Note Trustee, the Mortgage Note Trustee and the PIK Note Trustee pursuant to which the Partnership agreed not to make any payments with respect to the Mortgage Notes and the PIK Notes, and the Mortgage Note Trustee and the PIK Note Trustee have each been prohibited from realizing on the collateral with respect to the Mortgage Notes and the PIK Notes, for so long as there exists any payment default on the Senior Notes or the TCHI Notes. As of April 30, 1998, there an aggregate principal amount of $62.0 million in Senior Notes outstanding and an aggregate principal amount of $5.0 million in TCHI Notes outstanding.

   Non-Recourse

     The Subordinated Partnership Note and the Subordinated Guarantee are non-recourse to the partners of the Partnership.

   Mandatory Redemption

     In the event of an Equity Offering, the Partnership or Funding is required, within 30 days after receipt of the proceeds thereof, to use 35% of the net proceeds of such Equity Offering to redeem outstanding PIK Notes, at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest to the redemption date.

     Pursuant to the Casino Control Act, Funding may redeem PIK Notes at the lower of the principal amount or the Fair Market Value (as defined) thereof held by Persons that are found by the CCC not to be qualified to hold such securities and who fail to dispose of such securities within 30 days after notice of such finding.

     Funding may also redeem PIK Notes at the principal amount thereof, without premium, plus accrued interest, at any time as a result of a Total Taking or Casualty.

   Optional Redemption

     The PIK Notes are subject to redemption at any time, at the option of Funding, in whole or in part, on not less than 30 nor more than 60 days' prior notice, in amounts of $1 or an integral multiple of $1 at 100% of the principal amount, together with accrued and unpaid interest through the redemption date. The ability of the Partnership to prepay the Partnership Note to fund the optional redemption of the PIK Notes is restricted by the terms of the Senior
Note Indenture, the TCHI Note Indenture and the Mortgage Note Indenture. See "Description of the Senior Notes--Certain Covenants--Limitation on Restricted Payments," "Description of the TCHI Notes--Certain Covenants" and "--The Mortgage Notes."

   Events of Default

     The PIK Note Indenture contains events of default substantially similar to those set forth in the Senior Note Indenture, the TCHI Note Indenture and the Mortgage Note Indenture, other than events of default relating to collateral.

   Certain Covenants

     The PIK Notes contain certain covenants and events of default substantially similar to those contained in the Senior Note Indenture including covenants relating to, among other things, (i) limitations on indebtedness, (ii) limitations on liens, (iii) restrictions on activities, (iv) restricted payments, (v) transactions with affiliates, (vi) consolidation, merger, conveyance or transfer, and (vii) a provision that each holder of PIK Notes may require the issuer of such PIK Notes to repurchase such PIK Notes at a purchase price of 101% of par upon the occurrence of a Change of Control (as such term is defined in the PIK Note Indenture).

     As of March 31, 1998, THCR Holdings held approximately $72.5 million principal amount of PIK Notes, representing approximately 90% of the outstanding PIK Notes.


                       ORIGINAL NOTES REGISTRATION RIGHTS

     The Issuers and the Initial Purchaser entered into the Registration Rights Agreement on the Closing Date of the Initial Offering, pursuant to which the Issuers agreed for the benefit of the Holders of the Original Notes to, at their cost, (i) on or prior to July 17, 1998 file the Registration Statement under the Securities Act with the Commission with respect to the Exchange Offer, with terms substantially identical in all material respects to the Original Notes (except that such Exchange Notes will not contain terms with respect to transfer restrictions) and (ii) to use its reasonable best efforts to cause such Registration Statement to be declared effective under the Securities Act by September 21, 1998. Upon such Registration Statement being declared effective, the Issuers will offer Exchange Notes in exchange for properly tendered Original Notes. The Issuers will keep the Exchange Offer open for not less than 20 consecutive business days (or longer if required by applicable law) after the date notice of such Exchange Offer is mailed to the Holders of the Original Notes. For each Original Note surrendered to the Issuers pursuant to such Exchange Offer, the Holder of such Original Note will receive Exchange Notes having a principal amount at maturity equal to that of the surrendered Original Note.

     Under existing Commission interpretations, the Exchange Notes would, in general, be freely transferable after the Exchange Offer without further registration under the Securities Act; provided that in the case of broker-dealers participating in the Exchange Offer, a prospectus meeting the requirements of the Securities Act will be delivered upon resale by such broker-dealers in connection with resales of the Exchange Notes. A broker-dealer which delivers such a prospectus to purchasers in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act and will be bound by the provisions of the Registration Rights Agreement (including certain indemnification rights and obligations).

     Each Holder of the Original Notes that wishes to exchange such Original Notes for Exchange Notes in the Exchange Offer will be required to make certain representations, including representations that (i) any Exchange Notes to be received by it will be acquired in the ordinary course of its business, (ii) it has no arrangement with any person to participate in the distribution of the Exchange Notes and (iii) it is not an "affiliate," as defined in Rule 405 of the Securities Act, of the Issuers, or if it is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

     If the Holder is not a broker-dealer, it will be required to represent that it is not engaged in, and does not intend to engage in, the distribution of the Exchange Notes. If the Holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Original Notes that were acquired as a result of market-making activities or other trading activities, it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes.

     In the event that applicable interpretations of the Staff of the Commission do not permit the Issuers to effect such an Exchange Offer, or if for any other reason the Exchange Offer is not consummated within 120 days after commencement thereof, the Issuers will, at their own expense, (a) prior to July 17, 1998, file a Shelf Registration

Statement covering resales of the Original Notes, (b) use their best efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act on or prior to September 21, 1998 and (c) use their best efforts to keep effective such Shelf Registration Statement until the earlier of 24 months from the effectiveness date and such time as all of the Original Notes have been sold thereunder. The Issuers will, in the event a Shelf Registration Statement is required to be filed, provide to each Holder of the Original Notes copies of the prospectus which is a part of such Shelf Registration Statement, notify each Holder when such Shelf Registration Statement for the Original Notes has become effective and take certain other actions as are required to permit unrestricted resales of the Original Notes. A Holder of the Original Notes who sells such Original Notes pursuant to the Shelf Registration Statement generally would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement which are applicable to such a Holder (including certain indemnification and contribution rights and obligations).

     If (a) either of the registration statements described above is not filed on or before the date specified for such filing, (b) either of such registration statements is not declared effective by the Commission on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"), (c) an Registration Statement becomes effective but the Issuers fail to consummate the Exchange Offer within 120 days after commencement thereof or (d) the Shelf Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of the Original Notes during the period specified in the Registration Rights Agreement (each such event referred to in clauses (a) through (d) above, a Registration Default), then the Issuers will pay liquidated damages ("Liquidated Damages") to each Holder of the Original Notes, with respect to the first 60-day period immediately following the occurrence of such Registration Default in an amount equal to $.05 per week per $1,000 principal amount of the Original Notes held by such Holder. Upon a Registration Default, Liquidated Damages will accrue at the rate specified above until such Registration Default is cured and after such 60-day period the amount of Liquidated Damages will increase by an additional $.05 per week per $1,000 principal amount of Original Notes. All accrued Liquidated Damages will be paid by the Issuers on each interest payment date to the Holders of Original Notes by wire transfer of immediately available funds or by mailing checks to their registered addresses if no such accounts have been specified.

     The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, a copy of which is filed as an exhibit to the Registration Statement of which this Prospectusis a part.

             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS


     The following is a discussion of the material United States federal income tax considerations for holders of the Notes. This discussion is the opinion of Willkie Farr & Gallagher, New York, New York, counsel to the Issuers, and is based upon existing United States federal income tax law, which is subject to change, possibly retroactively. This discussion does not cover all aspects of United States federal income taxation which may be important to particular investors in light of their individual investment circumstances, such as Notes held by investors subject to special tax rules (e.g., financial institutions, insurance companies, broker-dealers, traders in securities, tax-exempt organizations, and, except to the extent described below, non-"United States Holders" (as defined)) or to persons that will hold the Notes as part of a straddle, hedging, or "synthetic" security transaction for United States federal income tax purposes or that have a functional currency other than the United States dollar, all of whom may be subject to tax rules that differ significantly from those discussed below. In addition, this discussion does not discuss any foreign, state, or local tax considerations. This discussion assumes that investors will hold their Notes as "capital assets" (generally, property held for investment) under the United States Internal Revenue code of 1986, as amended (the "Code"). Prospective investors are urged to consult their tax advisors regarding the United States federal, state, local, and foreign income and other tax considerations of the purchase, ownership, and disposition of the Notes.


     For purposes of this discussion, a "United States Holder" is a beneficial owner of a Note that is (i) an individual who is a citizen or resident of the United States, (ii) a corporation, partnership, or other entity created or organized under the laws of the United States or any state or political subdivision thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust.


No Original Issue Discount

     Since the Exchange Notes will have the same principal amount and interest rate as the Original Notes, which were issued at par, there should be no original issue discount.


The Exchange Offer

     The exchange of Original Notes for Exchange Notes by holders pursuant to the Exchange Offer should not be a taxable exchange for federal income tax purposes, and holders should not recognize any taxable gain or loss or any interest income as a result of such exchange.

United States Holders

   Interest

     Stated interest on a Note will be taxable to a United States Holder as ordinary interest income at the time that such interest accrues or is received, in accordance with the United States Holder's regular method of accounting for federal income tax purposes.

   Subsequent Sale or Exchange


     The subsequent sale, exchange, redemption or other disposition of a Note generally will be a taxable event for U.S. federal income tax purposes. In such event a United States Holder of a Note will recognize gain or loss in an amount equal to the excess of the amount realized (reduced by any amount attributable to accrued but unpaid stated interest) over the United States Holder's adjusted tax basis in such Note. Except with respect to accrued market discount (as explained below), such gain or loss will generally be capital gain or loss. Net capital gain (i.e., generally capital gain in excess of capital loss) recognized by an individual upon the sale of a Note that has been held more than 12 months will generally be subject to tax at a rate not to exceed 20 percent. If held for 12 months or less, the net capital gain will be subject to tax at ordinary income rates. In addition, capital gain recognized by a corporate taxpayer upon the sale of a Note will be subject to tax at the ordinary income tax rates applicable to corporations.

     If in a subsequent sale a Note is purchased for an amount less than its stated redemption price at maturity, the amount of the difference will be treated as "market discount" for federal income tax purposes, unless such difference is less than a stated de minimis amount. Under the market discount rules, a United States Holder will be required to treat any gain on the sale, exchange, retirement or other disposition of a Note as ordinary income to the extent of the market discount which has not previously been included in income and is treated as having accrued on such Note at the time of such payment or disposition. In addition, the United States Holder may be required to defer, until the maturity of the Note or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness incurred or continued to purchase or carry such Note.

     Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the Note, unless the United States Holder elects to accrue on a constant interest method. A United States Holder of a Note may elect to include market discount in income currently as it accrues (on either a ratable or constant interest method), in which case the rule described above regarding deferral of interest deductions will not apply. This election to include market discount in income currently, once made, applies to all market discount obligations acquired on or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS.

Non-United States Holders

   Interest

     Interest paid by the Issuers to a non-United States Holder will not be subject to United States federal income or withholding tax if (i) such interest is not effectively connected with the conduct of a trade or business within the United States by such non-United States Holder, (ii) the non-United States Holder does not actually or constructively own a 10% or more interest in TCHI or Funding and is not a controlled foreign corporation with respect to which the Issuers are a "related person" within the meaning of the Code and (iii) the requirements of section 871(h) or 881(c) of the Code are satisfied as described below under the heading "--Owner Statement Requirement."

   Gain on Disposition

     A non-United States Holder will generally not be subject to United States federal income tax on gain recognized on a sale, redemption or other disposition of a Note unless (i) the gain is effectively connected with the conduct of a trade or business within the United States by the non-United States Holder or
(ii) in the case of a non-United States Holder who is a non-resident alien individual, such Holder is present in the United States for 183 or more days in the taxable year and certain other requirements are met.

   Owner Statement Requirement

     Sections 871(h) and 881(c) of the Code require that either the beneficial owner of a Note or a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution") and that holds a Note on behalf of such owner file a statement with the Issuers or their agent to the effect that the beneficial owner is not a United States person in order to avoid withholding of United States Federal income tax. Under current regulations, this requirement will be satisfied if the Issuers or their agent receive (i) a statement (an "Owner's Statement") from the beneficial owner of a Note in which such owner certifies, under penalties of perjury, that such owner is not a United States person and provides such owner's name and address or (ii) a statement from the Financial Institution holding the Note on behalf of the beneficial owner in which the Financial Institution certifies, under penalties of perjury, that it has received the Owner's Statement together with a copy of the Owner's Statement. The beneficial owner must inform the Issuers or their agent (or, in the case of a statement described in clause (ii) of the immediately preceding sentence, the Financial Institution) within 30 days of any change in information on the Owner's Statement.


   Information Reporting and Backup Withholding

     In the case of payments of interest (including accrued original issue discount) to non-United States Holders, current Treasury regulations provide that the 31% backup withholding tax and certain information reporting will not apply to such payments with respect to which either an Owner's Statement has been received or an exemption has otherwise been established; provided that neither the Issuers not their payment agents have actual knowledge that the Holder is a United States person or that the conditions of any other exemption are not in fact satisfied. Under current Treasury regulations, these information reporting and backup withholding requirements will apply, however, to the gross proceeds paid to a non-United States Holder on the disposition of the Notes by or through a United States office of a United States or foreign broker, unless the Holder certifies to the broker under penalties of perjury as to its name, address and status as a foreign person or the Holder otherwise establishes an exemption. Information reporting requirements, but not backup withholding, will also apply to a payment of the proceeds of a disposition of the Notes by or through a foreign office of a United States broker or foreign brokers with certain types of relationships to the United States. Neither information reporting nor backup withholding generally will apply to a payment of the proceeds of a disposition of the Notes by or through a foreign office of a foreign broker not subject to the preceding sentence.

     Recently, the Treasury Department has promulgated final regulations (the "Final Regulations") regarding the withholding and information reporting rules discussed above. In general the Final Regulations do not significantly alter the substantive withholding and information reporting requirements but unify current certification procedures and forms and clarify reliance standards. Under the Final Regulations, special rules apply which permit the shifting of primary responsibility for withholding to certain financial intermediaries acting on behalf of beneficial owners. The Final Regulations are generally effective for payments made after December 31, 1998, subject to certain transition rules.

     Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be refunded or credited against the non-United States Holder's United States federal income tax liability, provided that the required information is furnished to the Service.


                              PLAN OF DISTRIBUTION

     Based on interpretations by the Staff set forth in no-action letters issued to third parties, the Issuers believe that Exchange Notes issued pursuant to the Exchange Offer in exchange for the Original Notes may be offered for resale, resold and otherwise transferred by Holders thereof (other than any Holder which is (i) an "affiliate" of the Issuers within the meaning of Rule 405 under the Securities Act, (ii) a broker-dealer who acquired Original Notes directly from the Issuers or (iii) broker-dealers who acquired Original Notes as a result of market-making or other trading activities) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such Exchange Notes are acquired in the ordinary course of such Holders'
business, and such Holders are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of such Exchange Notes; provided that broker-dealers ("Participating Broker-Dealers") receiving Exchange Notes in the Exchange Offer will be subject to a prospectus delivery requirement with respect to resales of such Exchange Notes. To date, the Staff has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to transactions involving an exchange of securities such as the exchange pursuant to the Exchange Offer (other than a resale of an unsold allotment from the sale of the Original Notes to the Initial Purchaser) with the prospectus contained in the Registration Statement. Pursuant to the Registration Rights Agreement, the Issuers have agreed to permit Participating Broker-Dealers and other persons, if any, subject to similar prospectus delivery requirements to use this Prospectus in connection with the resale of such Exchange Notes. The Issuers have agreed that, for a period not to exceed 180 days after the Exchange Date, they will make this Prospectus, and any amendment or supplement to this Prospectus, available to any broker-dealer that requests such documents in the Letter of Transmittal.

     Each Holder of the Original Notes who wishes to exchange its Original Notes for Exchange Notes in the Exchange Offer will be required to make certain representations to the Issuers as set forth in "The Exchange Offer--Terms and Conditions of the Letter of Transmittal." In addition, each Holder who is a broker-dealer and who receives Exchange Notes for its own account in exchange for Original Notes that were acquired by it as a result of market-making activities or other trading activities, will be required to acknowledge that it will deliver a prospectus in connection with any resale by it of such Exchange Notes.

     The Issuers will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     The Issuers have agreed to pay all expenses incidental to the Exchange Offer other than commissions and concessions of any brokers or dealers and will indemnify Holders of the Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act, as set forth in the Registration Rights Agreement.

                                  LEGAL MATTERS

     The validity of the Exchange Notes will be passed upon for the Issuers by Willkie Farr & Gallagher, 787 Seventh Avenue, New York, New York 10019.


                                     EXPERTS

     The consolidated financial statements of the Issuers included in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as stated in their report for the year ended December 31, 1997, and are included herein in reliance upon the authority of said firm as experts in giving such report.

                          INDEX TO FINANCIAL STATEMENTS

                                                                            Page
                                                                            ----
Trump's Castle Associates, L.P. and Subsidiary

Reports of Independent Public Accountants .................................  F-2

Consolidated  Balance Sheets as of December 31, 1997 and 1996 .............  F-4

Consolidated Statements of Operations for the year ended December 31,
  1997, the period from October 7, 1996 through December 31, 1996, the period from January 1, 1996 through October 6, 1996 and the year ended
  December 31, 1995 .......................................................  F-5

Consolidated Statements of Partners' Capital for the year ended
  December 31, 1997, the period from October 7, 1996 through December
  31, 1996, the period from January 1, 1996 through October 6, 1996 and the year ended December 31, 1995 ........................................  F-6

Consolidated Statements of Cash Flows for the year ended December 31,
  1997, the period from October 7, 1996 through December 31, 1996, the period from January 1, 1996 through October 6, 1996 and the year ended
  December 31, 1995 .......................................................  F-7

Notes to Consolidated Financial Statements ................................  F-8

Condensed Consolidated Balance Sheets as of December 31, 1997 and
  June 30, 1998 (unaudited) ............................................... F-17

Condensed Consolidated Statements of Operations for the Three and Six
  Months Ended June 30, 1997 and 1998 (unaudited) ......................... F-18

Condensed Consolidated Statement of Partners' Capital for the Six
  Months Ended June 30, 1998 (unaudited) .................................. F-19

Condensed Consolidated Statements of Cash Flows for the Six Months
Ended June 30, 1997 and 1998 (unaudited) .................................. F-20

Notes to Condensed Consolidated Financial Statements (unaudited) .......... F-21


Trump's Castle Hotel & Casino, Inc.

Report of Independent Public Accountants................................... F-23

Balance sheet as of March 31, 1998 ........................................ F-24

Notes to Balance Sheet .................................................... F-25

Financial Statement Schedule
Reports of Independent Public Accountants .................................  S-1

Schedule II-Valuation and Qualifying Accounts for the year ended
  December 31, 1997, the period from October 7, 1996 through December
  31, 1996, the period from January 1, 1996 through October 6, 1996 and the year ended December 31, 1995 ........................................  S-3

     Other Schedules are omitted for the reason that they are not required or are not applicable, or the required information is included in the consolidated financial statements or notes thereto.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Trump's Castle Associates, L.P.
  And Subsidiary:

     We have audited the accompanying consolidated balance sheets of Trump's Castle Associates, L.P. (a New Jersey limited partnership) and Subsidiary as of December 31, 1997 and 1996, and the related consolidated statements of operations, partners' capital and cash flows for the year ending December 31, 1997 and for the period from October 7, 1996 through December 31, 1996 (Note 2). These consolidated financial statements and the schedule referred to below are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Trump's Castle Associates, L.P. and Subsidiary as of December 31, 1997 and 1996, and the results of their operations and their cash flows for the year ended December 31, 1997 and for the period from October 7, 1996 through December 31, 1996, in conformity with generally accepted accounting principles.


                                                        ARTHUR ANDERSEN LLP
Roseland, New Jersey
February 5, 1998

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Trump's Castle Associates, L.P.
  And Subsidiary:

     We have audited the accompanying consolidated statements of operations, partners' capital and cash flows for the period from January 1, 1996 through October 6, 1996 and for the year ended December 31, 1995 of Trump's Castle Associates, L.P. (a New Jersey limited partnership) and Subsidiary (Note 2). These consolidated financial statements and the schedule referred to below are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows for the period from January 1, 1996 through October 6, 1996 and for the year ended December 31, 1995 of Trump's Castle Associates, L.P. and Subsidiary, in conformity with generally accepted accounting principles.


                                                        ARTHUR ANDERSEN LLP
Roseland, New Jersey
February 7, 1997

                 TRUMP'S CASTLE ASSOCIATES, L.P. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS
                                 (in thousands)
                                    (Note 2)
                                     ASSETS

                                                                                             Successor
                                                                                -----------------------------------
                                                                                December 31,           December 31,
                                                                                   1997                    1996
                                                                                -----------            ------------
CURRENT ASSETS
  Cash and cash equivalents .................................................    $  14,472              $  15,380
  Trade receivables, less allowance for doubtful accounts of
    $1,479 and $1,544, respectively (Note 3) ................................        7,465                  7,157
  Accounts receivable, other ................................................          563                    539
  Due from affiliate (Note 6) ...............................................           --                    720
  Inventories (Note 3) ......................................................        3,090                  1,298
  Prepaid expenses and other current assets .................................        1,713                  1,560
                                                                                 ---------              ---------
     Total current assets ..................................................       27,303                 26,654
                                                                                 ---------              ---------
PROPERTY AND EQUIPMENT (Notes 2, 3, 4 and 5)
  Land and land improvements ................................................       90,918                 90,911
  Buildings and building improvements .......................................      405,290                404,774
  Furniture, fixtures and equipment .........................................       25,175                 17,582
  Construction in progress ..................................................           --                  1,428
                                                                                 ---------              ---------
                                                                                   521,383                514,695
Less-Accumulated depreciation ...............................................       21,870                  4,819
                                                                                 ---------              ---------
                                                                                   499,513                509,876
                                                                                 ---------              ---------
DUE FROM AFFILIATE (Note 6) .................................................        1,250                  1,250
                                                                                 ---------              ---------
OTHER ASSETS ................................................................       13,340                 10,231
                                                                                 ---------              ---------
      Total assets ..........................................................    $ 541,406              $ 548,011
                                                                                 =========              =========

                        LIABILITIES AND PARTNERS' CAPITAL

CURRENT LIABILITIES
  Current maturities-long term debt (Note 5) ................................    $   7,954              $   3,714
  Trade accounts payable ....................................................        7,360                 10,902
  Due to affiliates (Note 6) ................................................       23,949                  1,712
  Accrued payroll and related expenses ......................................        5,568                  5,861
  Accrued interest payable (Note 4) .........................................        4,020                  4,020
  Gaming liabilities ........................................................        2,232                  2,914
  Self insurance reserves ...................................................        5,527                  6,723
  Other .....................................................................        5,055                  5,085
                                                                                 ---------              ---------
      Total current liabilities .............................................       61,665                 40,931
MORTGAGE NOTES, due 2003
  (Net of discount of $30,170 and $33,071, respectively)
    (Notes 4 and 9) .........................................................      211,971                209,070
PIK NOTES, due 2005
  (Net of discount of $7,197 and $7,509, respectively)
    (Notes 4 and 9) .........................................................       73,699                 63,231
OTHER BORROWINGS (Note 5) ...................................................       55,673                 63,283
OTHER LONG TERM LIABILITIES .................................................        4,730                  4,904
                                                                                 ---------              ---------
      Total liabilities .....................................................      407,738                381,419
                                                                                 ---------              ---------
COMMITMENTS AND CONTINGENCIES (NOTE 7)
  PARTNERS' CAPITAL (Notes 2, 4 and 6)
    Contributed Capital .....................................................      175,395                180,395
    Accumulated Deficit .....................................................      (41,727)               (13,803)
                                                                                 ---------              ---------
      Total partners' capital ...............................................      133,668                166,592
                                                                                 ---------              ---------
      Total liabilities and partners' capital ...............................    $ 541,406              $ 548,011
                                                                                 =========              =========


          The accompanying notes to consolidated financial statements are an integral part of these consolidated balance sheets.

                 TRUMP'S CASTLE ASSOCIATES, L.P. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (in thousands)

                                    (Note 2)

                                                                          Successor                            Predecessor
                                                                ------------------------------      --------------------------------
                                                                                    Period
                                                                                 From October 7,        Period              Year
                                                                 Year Ended       1996 Through       From January 1,        Ended
                                                                December 31,       December 31,      1996 Through       December 31,
                                                                    1997              1996          October 6, 1996         1995
                                                                -----------      -------------      ---------------     ------------
REVENUES
  Gaming (Note 3) ......................................         $ 261,439          $  50,460          $ 197,878          $ 276,789
  Rooms ................................................            19,055              3,958             14,959             20,052
  Food and beverage ....................................            37,139              7,566             27,692             33,545
  Other ................................................            11,161              1,706              7,085              9,130
                                                                 ---------          ---------          ---------          ---------
      Gross revenues ...................................           328,794             63,690            247,614            339,516
Less-Promotional allowances (Note 3) ...................            44,118              8,944             32,887             37,288
                                                                 ---------          ---------          ---------          ---------
  Net revenues .........................................           284,676             54,746            214,727            302,228
                                                                 ---------          ---------          ---------          ---------
COST AND EXPENSES (Notes 2, 6, 7 and 8)
  Gaming ...............................................           170,634             33,741            130,932            167,080
  Rooms ................................................             2,833                781              2,303              4,451
  Food and beverage ....................................             9,882              2,257              8,415             13,516
  General and administrative ...........................            62,722             15,615             53,788             68,181
  Depreciation and amortization ........................            17,089              4,819             12,253             14,639
                                                                 ---------          ---------          ---------          ---------
      Total costs and expenses .........................           263,160             57,213            207,691            267,867
                                                                 ---------          ---------          ---------          ---------
  Income (loss) from operations ........................            21,516             (2,467)             7,036             34,361
OTHER INCOME (Note 10) .................................                --                 --              3,000                 --
INTEREST INCOME ........................................               452                217                386                504
INTEREST EXPENSE (Notes 4 and 5) .......................           (49,892)           (11,553)           (36,949)           (46,017)
                                                                 ---------          ---------          ---------          ---------
  Net loss .............................................         $ (27,924)         $ (13,803)         $ (26,527)         $ (11,152)
                                                                 =========          =========          =========          =========

          The accompanying notes to consolidated financial statements are an integral part of these consolidated balance sheets.

                 TRUMP'S CASTLE ASSOCIATES, L.P. AND SUBSIDIARY
                  CONSOLIDATED STATEMENTS OF PARTNERS' CAPITAL
                                 (in thousands)
                                    (Note 2)

                                                                         Contributed         Accumulated
                                                                           Capital             Deficit            Total
                                                                          ---------          ---------          ---------
Balance at December 31, 1994 (Predecessor) ............................   $  73,395          $ (56,430)         $  16,965
  Net loss ............................................................          --            (11,152)           (11,152)
                                                                          ---------          ---------          ---------
Balance at December 31, 1995 (Predecessor) ............................      73,395            (67,582)             5,813
  Net loss for the period from January 1, 1996 through
    October 6, 1996 ...................................................          --            (26,527)           (26,527)
                                                                          ---------          ---------          ---------
Balance at October 6, 1996 (Predecessor) ..............................      73,395            (94,109)           (20,714)
  Capital contributed by THCR Holdings ................................       5,000                 --              5,000
  Adjustment to reflect acquisition of the Partnership
    by THCR Holdings ..................................................     102,000             94,109            196,109
  Net loss for the period from October 7, 1996 through
    December 31, 1996 .................................................          --            (13,803)           (13,803)
                                                                          ---------          ---------          ---------

Balance at December 31, 1996 (Successor) ..............................     180,395            (13,803)           166,592
  Reclassification of 1996 capital contributed by THCR
    Holdings to debt ..................................................      (5,000)                --             (5,000)
  Net loss ............................................................          --            (27,924)           (27,924)
                                                                          ---------          ---------          ---------
Balance at December 31, 1997 (Successor) ..............................   $ 175,395          $ (41,727)         $ 133,668
                                                                          =========          =========          =========

          The accompanying notes to consolidated financial statements are an integral part of these consolidated balance sheets.

                 TRUMP'S CASTLE ASSOCIATES, L.P. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)
                                    (Note 2)

                                                                          Successor                       Predecessor
                                                               -----------------------------   -----------------------------
                                                                                 Period
                                                                              From October 7,     Period            Year
                                                                Year Ended     1996 Through   From January 1,       Ended
                                                               December 31,     December 31,   1996 Through      December 31,
                                                                   1997            1996       October 6, 1996        1995
                                                               ------------     ------------  ---------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net Loss .................................................    $(27,924)        $(13,803)        $(26,527)        $(11,152)
  Adjustments to reconcile net loss to net cash
    flows provided by (used in) operating
    activities--
  Noncash charges--
    Depreciation and amortization ..........................      17,089            4,819           12,253           14,639
    Issuance of debt in exchange for accrued
      interest .............................................      10,156            4,589            4,292            7,766
    Accretion of bond discount .............................       3,213              681            2,061            2,372
    Provision for losses on receivables ....................       1,450               63            1,340            1,370
    Amortization of CRDA tax credits .......................          33              258              305              720
    Valuation allowance-CRDA investments ...................       1,368              100              710              936
    (Increase) decrease in receivables .....................      (1,782)           1,626           (1,290)          (3,486)
    (Increase) decrease in inventories .....................      (1,792)             147              122              223
    (Increase) decrease in other current assets ............        (153)             707            2,131           (2,800)
    (Increase) decrease in other assets ....................      (1,254)             935              182              (86)
    Increase in due to affiliates ..........................      19,557            1,136              576               --
    (Decrease) increase in current liabilities .............      (5,781)          (4,801)           7,050            2,527
    (Decrease) increase in other liabilities ...............        (174)          (3,647)           2,419               36
                                                                --------         --------         --------         --------
        Net cash flows provided by (used in)
          operating activities .............................      14,006           (7,190)           5,624           13,065
                                                                --------         --------         --------         --------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of property and equipment, net .................      (5,972)            (362)          (4,235)          (6,874)
  Purchases of CRDA investments ............................      (3,273)            (397)          (2,143)          (2,805)
                                                                --------         --------         --------         --------
        Net cash flows used in investing
          activities .......................................      (9,245)            (759)          (6,378)          (9,679)
                                                                --------         --------         --------         --------
CASH FLOWS FROM FINANCING ACTIVITIES
  Repayment of other borrowings ............................      (6,069)          (1,044)          (2,649)          (1,470)
  Other borrowings .........................................         400               --            1,738               --
  Capital contribution .....................................          --            5,000               --               --
                                                                --------         --------         --------         --------
        Net cash flows (used in) provided by
          financing activities .............................      (5,669)           3,956             (911)          (1,470)
                                                                --------         --------         --------         --------
        Net (decrease) increase in cash and cash
          equivalents ......................................        (908)          (3,993)          (1,665)           1,916
CASH AND CASH EQUIVALENTS AT
  BEGINNING OF PERIOD ......................................      15,380           19,373           21,038           19,122
                                                                --------         --------         --------         --------
CASH AND CASH EQUIVALENTS AT END
  OF PERIOD ................................................    $ 14,472         $ 15,380         $ 19,373         $ 21,038
                                                                ========         ========         ========         ========

          The accompanying notes to consolidated financial statements are an integral part of these consolidated balance sheets.

                 TRUMP'S CASTLE ASSOCIATES, L.P. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(1) Organization and Operations

     The accompanying consolidated financial statements include those of Trump's Castle Associates, L.P., a New Jersey limited partnership (the "Partnership") and its wholly owned subsidiary, Trump's Castle Funding, Inc., a New Jersey corporation ("Funding"). All significant intercompany balances and transactions have been eliminated in the consolidated financial statements.

     The Partnership operates Trump's Castle Casino Resort, a luxury casino hotel located in the Marina District of Atlantic City, New Jersey. During the second quarter of 1997, the Partnership rethemed the property with a nautical emphasis and renamed it Trump Marina Hotel Casino ("Trump Marina"). The primary portion of Trump Marina's revenues are derived from its gaming operations. Competition in the Atlantic City gaming market is intense and the Partnership believes that the competition will continue due to expansion by existing operators and as new entrants to the gaming industry become operational.

     Prior to the Acquisition of the Partnership by Trump Hotels & Casino Resorts Holdings, L.P. ("THCR Holdings") (Note 2), Donald J. Trump ("Trump") was the beneficial owner of 100% of the common equity interest in the Partnership, subject to the right of holders of warrants for 50% of the common stock of Trump's Castle Hotel & Casino, Inc. ("TCHI") (the "TCHI Warrants") to acquire an indirect beneficial interest in 0.5% of the common equity interest in the Partnership.

     Funding was formed solely to serve as a financing company to raise funds through the issuance of bonds to the public (Note 4). Since Funding has no business operations, its ability to repay the principal and interest on the 11 1/2% Senior Notes due 2000 (the "Senior Notes"), the 11 3/4% Mortgage Notes due 2003 (the "Mortgage Notes") and the Increasing Rate Subordinated Pay-In-Kind Notes due 2005 (the "PIK Notes") is completely dependent upon the operations of the Partnership.

     On October 7, 1996, THCR Holdings acquired from Trump all of the outstanding equity of the Partnership (Note 2). THCR Holdings is currently a 61.8% owned subsidiary of Trump Hotels & Casino Resorts, Inc. ("THCR").

(2) Acquisition of the Partnership and Basis of Presentation

     Pursuant to the terms of the Agreement dated as of June 24, 1996, as amended (the "Agreement") between THCR Holdings and entities owned by Trump, THCR Holdings acquired on October 7, 1996, all of the outstanding equity interest of the Partnership (the "Acquisition"). The Acquisition has been accounted for as a purchase. For his equity interest in the Partnership, Trump received a 15.33863% limited partnership interest in THCR Holdings valued at $168,126,000, which is exchangeable into 5,837,700 shares of Common Stock of THCR, par value $.01 per share (the "THCR Common Stock") (valuing each share at $28.80 based on the price of the THCR Common Stock several days before and after the date of the Agreement). The excess of the purchase price over the fair value of the net assets acquired of $196,109,000 (including transaction costs, the purchase of the outstanding TCHI warrants and the historical negative book value of the Partnership of $20,714,000) has been recorded on the books of the Partnership and has been allocated to property, plant and equipment based upon an appraisal.

     As a result of the Acquisition, a new basis of accounting was established and financial statements prior to October 7, 1996 are presented as Predecessor financial statements. The financial statements from October 7, 1996 are presented as Successor financial statements.

     The following unaudited pro forma information has been prepared assuming the acquisition had occurred as of January 1, 1995. The pro forma information is presented for informational purposes only and is not necessarily indicative of what would have occurred if the acquisition had been made on January 1, 1995. In addition, the pro forma information is not intended to be a projection of future results.

                 TRUMP'S CASTLE ASSOCIATES, L.P. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


                                            Period from
                                          January 1, 1996
                                              through             Year Ended
                                           October 6, 1996     December 31, 1995
                                            (unaudited)           (unaudited)
                                          ----------------     -----------------
Net Revenues .......................       $ 214,727,000         $ 302,228,000
                                           =============         =============
Income from Operations .............       $   3,005,000         $  29,103,000
                                           =============         =============
Net Loss ...........................       $ (30,558,000)        $ (16,410,000)
                                           =============         =============

(3) Accounting Policies

   Use of Estimates

     The preparation of these financial statements in conformity with generally accepted accounting principles requires the Partnership to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from these estimates.

   Revenue Recognition

     Casino revenues consist of the net win from gaming activities, which is the difference between gaming wins and losses. Revenues from hotel and other services are recognized at the time the related services are performed.

     The Partnership provides an allowance for doubtful accounts arising from casino, hotel and other services, which is based upon a specific review of certain outstanding receivables and historical collection performance. In determining the amount of the allowance, the Partnership is required to make certain estimates and assumptions and actual results may differ from these estimates and assumptions.

   Promotional Allowances

     Gross revenues include the retail value of the complimentary food, beverage and hotel services provided to patrons. The retail value of these promotional allowances is deducted from gross revenues to arrive at net revenues. The cost of such complementaries have been included in gaming costs and expenses in the accompanying consolidated statements of operations and consist of:

                                    Successor                           Predecessor
                     -------------------------------------   -----------------------------------
                                            Period from        Period from
                                          October 7, 1996    January 1, 1996
                         Year Ended           through           through           Year Ended
                     December 31, 1997   December 31, 1996   October 6, 1996   December 31, 1995
                     -----------------   -----------------   ---------------   -----------------
Rooms ...........        $11,257,000        $ 2,434,000        $ 8,862,000        $10,998,000
Food and Beverage         22,645,000          5,085,000         17,311,000         18,981,000
Other ...........          5,618,000            743,000          2,574,000          2,483,000
                         -----------        -----------        -----------        -----------
                         $39,520,000        $ 8,262,000        $28,747,000        $32,462,000
                         ===========        ===========        ===========        ===========

   Income Taxes

     The accompanying consolidated financial statements do not include a provision for federal income taxes of the Partnership, since any income or losses allocated to the partners are reportable for federal income tax purposes by the partners.

     Under the New Jersey Casino Control Act (the "Casino Control Act") and the regulations promulgated thereunder, the Partnership and Funding are required to file a consolidated New Jersey corporation business tax return.

                 TRUMP'S CASTLE ASSOCIATES, L.P. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


     As of December 31, 1997, the Partnership had New Jersey state net operating loss carryforwards of approximately $171,600,000, which are available to offset taxable income through the year 2004. The net operating loss carryforwards result in a deferred tax asset of $15,400,000, which has been offset by a valuation allowance of $15,400,000, as utilization of such carryforwards is not considered to be more likely than not.

   Inventories

     Inventories of provisions and supplies are carried at the lower of cost (first-in, first-out basis) or market.

   Property and Equipment


     Property and equipment is recorded at cost and is depreciated on the straight-line method over the estimated useful lives of the assets. During the second quarter of 1997, the Partnership revised its estimates of the useful lives of buildings, building improvements and furniture and fixtures which were acquired in 1996. Buildings and building improvements were reevaluated to have a forty year life (previously thirty year)and furniture and fixtures were determined to have a five to seven year life (previously three and eight year). The Partnership believes these changes more appropriately reflect the timing of the economic benefits to be received from these assets during their estimated useful lives. During 1997, the net effect of applying these new lives was to decrease the net loss by $4,226,000.


   Long-Lived Assets

     The provisions of Statement of Financial Accounting Standards No. 121 "Accounting for the Impairment of Long-Lived Assets" requires, among other things, that an entity review its long-lived assets and certain related intangibles for impairment whenever changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. As a result of its review, the Partnership does not believe that any such change has occurred.

   Statements of Cash Flows

     For purposes of the statements of cash flows, Funding and the Partnership consider all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

     Supplemental disclosures relating to the statements of cash flows are as follows:

                                              Successor                            Predecessor
                                -------------------------------------  -----------------------------------
                                                      Period from       Period from
                                                    October 7, 1996    January 1, 1996
                                    Year Ended           through            through          Year Ended
                                December 31, 1997   December 31, 1996  October 6, 1996   December 31, 1995
                                -----------------   -----------------  ---------------   -----------------
Cash paid during the period
  for interest ............        $36,192,000        $18,278,000        $18,209,000        $35,338,000
                                   ===========        ===========        ===========        ===========

     The acquisition of the Partnership in 1996 by THCR Holdings resulted in an increase of $196,109,000 to the carrying value of property, plant and equipment, an increase to contributed capital of $102,000,000 and an elimination of the accumulated deficit of $94,109,000. In 1997, $5,000,000 of capital contributed by THCR Holdings in 1996 was reclassified as debt.

   Reclassifications

     Certain reclassifications have been made to the prior period financial statements in order to conform to the 1997 presentation.

                 TRUMP'S CASTLE ASSOCIATES, L.P. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


(4) Mortgage Notes and PIK Notes

     The Mortgage Notes bear interest at 11 3/4%, payable in cash semi-annually on each May 15 and November 15, and mature on November 15, 2003. The Mortgage Notes may be redeemed at Funding's option at a rate of 105 7/8 of the principal amount commencing on December 31, 1998, and declines gradually thereafter.

     The PIK Notes bear interest at 13 7/8% payable at Funding's option in whole or in part in cash and through the issuance of additional PIK Notes through November 15, 2003. After November 15, 2003, interest on the PIK Notes is payable in cash at the rate of 13 7/8%. The PIK Notes mature on November 15, 2005. The PIK Notes may be redeemed at Funding's option at 100% of the principal amount under certain conditions, as defined in the PIK Note Indenture, and a specified percentage from the proceeds are required to be redeemed from any equity offering of the Partnership. Interest has been accrued using the effective interest method. Interest payments of $10,156,000 and $8,881,000 in 1997 and 1996, respectively, were satisfied by the issuance of additional PIK Notes. The Partnership anticipates that interest due in 1998 will be satisfied through the issuance of additional PIK Notes.

     On June 23, 1995, the Partnership entered into an Option Agreement with Hamilton Partners, L.P. ("Hamilton") which granted the Partnership an option (the "Option") to acquire the PIK Notes owned by Hamilton. The Option was granted to the Partnership in consideration of $1,900,000 of aggregate payments to Hamilton. The Option was exercisable at a price equal to 60% of the aggregate principal amount of the PIK Notes delivered by Hamilton, with accrued but unpaid interest, plus 100% of the PIK Notes issued to Hamilton as interest subsequent to June 23, 1995. Pursuant to the terms of the Option Agreement, upon the occurrence of certain events within 18 months of the time the Option is exercised, the Partnership is required to make an additional payment to Hamilton of up to 40% of the principal amount of the PIK Notes. On May 21, 1996, the Partnership assigned the Option to THCR Holdings, which, on that same date, exercised the Option and acquired approximately 90% of the PIK Notes for approximately $38,700,000 in exchange for which THCR Holdings received an aggregate of approximately $59,300,000 of PIK Notes.

     The terms of both the Mortgage Notes and PIK Notes include limitations on the amount of additional indebtedness the Partnership may incur, distributions, investments and other business activities of the Partnership.

     The Mortgage Notes are secured by a promissory note of Partnership to Funding (the "Partnership Note") in an amount and with payment terms necessary to service the Mortgage Notes. The Partnership Note is secured by a mortgage on Trump Marina and substantially all of the other assets of the Partnership. The Partnership Note has been assigned by Funding to the Trustee to secure the repayment of the Mortgage Notes. In addition, the Partnership has guaranteed (the "Guaranty") the payment of the Mortgage Notes, which Guaranty is secured by a mortgage on Trump Marina. The Partnership Note and the Guaranty are expressly subordinated to the indebtedness described in Note 5 (the "Senior Indebtedness") and the liens of the mortgages securing the Partnership Note and the Guaranty are subordinate to the liens securing the Senior Indebtedness.

     The PIK Notes are secured by a subordinated promissory note of the Partnership to Funding (the "Subordinated Partnership Note"), which has been assigned to the Trustee for the PIK Notes, and the Partnership has issued a subordinated guaranty (the "Subordinated Guaranty") of the PIK Notes. The Subordinated Partnership Note and the Subordinated Guaranty are expressly subordinated to the Senior Indebtedness, the Partnership Note and the Guaranty.

     The ability of Funding and the Partnership to pay their indebtedness when due will depend on the ability of the Partnership to either generate cash from operations sufficient for such purposes or to refinance such indebtedness on or before the date on which it becomes due. Cash flow from operations may not be sufficient to repay a substantial portion of the principal amount of their long term debt at maturity. The future operating performance of the Partnership and the ability to refinance this debt will be subject to the then prevailing economic conditions, industry conditions and numerous other financial, business and other factors, many of which are beyond the control of Funding or the Partnership. There can be no assurance that the future operating performance of the Partnership will be sufficient to meet these repayment obligations or that the general state of the economy, the status of the capital markets or the receptiveness of the capital markets to the gaming industry will be conducive to refinancing this debt or other attempts to raise capital.

                 TRUMP'S CASTLE ASSOCIATES, L.P. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


(5) Other Borrowings

   Bank Borrowings

     The Partnership has a term loan with a bank (the "Term Loan") with a balance of $32,933,000 at December 31, 1997. The Term Loan has a maturity date of May 28, 2000 and bears interest at the prime rate plus 3%, which was 11 1/2% at December 31, 1997, but in no event can be less than 9% per annum. The outstanding principal amount of the Term Loan is being repaid at $158,000 per month through the maturity date, at which time the balance of $28,500,000 is due.

     The Term Loan is secured by a mortgage lien on Trump Marina that is prior to the lien securing the Mortgage Notes (Note 4) and the Senior Notes described below.

   Senior Notes

     On December 28, 1993, Funding issued $27,000,000 of Senior Notes. Similar to the Mortgage Notes, the Senior Notes are secured by an assignment of a promissory note of the Partnership (the "Senior Partnership Note") which is in turn secured by a mortgage on Trump Marina and substantially all of the other assets of the Partnership. In addition, the Partnership has guaranteed (the "Senior Guaranty") the payment of the Senior Notes, which Senior Guaranty is secured by a mortgage on Trump Marina. The Senior Partnership Note and the Senior Guaranty are subordinated to the Term Loan described above.

     Interest on the Senior Notes is payable semiannually on each May 15 and November 15 at the rate of 11 1/2%. The Senior Notes mature on November 15, 2000, and are subject to a sinking fund which requires the retirement of 15% of the Senior Notes on each May 31, 1998 and 1999. The Partnership is currently in negotiations regarding the refinancing of the Senior Notes.

   Capital Lease Obligations

     Included in current maturities of long term debt are capital lease obligations totaling $2,004,000 and $1,814,000 at December 31, 1997 and 1996, respectively. Additionally, included in other borrowings are long term capital lease obligations of $1,690,000 and $3,350,000 at December 31, 1997 and 1996, respectively.

(6) Related Party Transactions

   Trump Management Fee

     The Partnership has a Services Agreement (the "Services Agreement") with Trump Casino II, Inc. ("TCI-II"), a corporation wholly-owned by Trump. Pursuant to the terms of the Services Agreement, TCI-II is obligated to provide the Partnership, from time to time, when reasonably requested, consulting services on a non-exclusive basis, relating to marketing, advertising, promotional and other similar and related services with respect to the business and operations of the Partnership, including such other services as the Managing Partner may reasonably request.

     Pursuant to the Services Agreement, the Partnership is required to pay an annual fee in the amount of $1,500,000 to TCI-II for each year in which Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), as defined, exceeds certain levels. In addition, TCI-II is to receive an incentive fee equal to 10% of the excess EBITDA over $45,000,000 for such fiscal year.

     For the year ended December 31, 1997, the period from October 7, 1996 through December 31, 1996 and the period from January 1, 1996 through October 6, 1996, the Partnership incurred no fees and expenses under the Services
Agreement. For the year ended December 31, 1995 the Partnership incurred fees and expenses of $2,087,000 under the Services Agreement. As the Partnership did not meet the required level of EBITDA during 1996, the monthly advances to TCI-II related to the Services Agreement were suspended and, at December 31,

                 TRUMP'S CASTLE ASSOCIATES, L.P. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


1996, the Partnership recorded a receivable in the amount of $1,250,000, which represents the amounts advanced during the year. The Partnership made no monthly advances to TCI-II related to the Services Agreement during 1997. The Services Agreement expires on December 31, 2005.

   Transactions with Affiliates

     At December 31, 1997 and 1996 amounts due to affiliates were $23,949,000 and $1,712,000, respectively. The Partnership has engaged in limited intercompany transactions with Trump Plaza Associates ("Plaza Associates"), Trump Taj Mahal Associates ("Taj Associates") and the Trump Organization, which are affiliates of Trump. These transactions include certain shared payroll costs as well as complimentary services offered to customers, for which the Partnership makes initial payments and is then reimbursed by the affiliates.

     For the year ended December 31, 1997, the period from October 7, 1996 through December 31, 1996, the period from January 1, 1996 through October 6, 1996 and the year ended December 31, 1995, the Partnership incurred expenses of approximately $102,000, $176,000, $978,000 and $1,673,000, respectively, for corporate salaries and $653,000, $78,000, $495,000 and $1,109,000, respectively, of other transactions on behalf of these affiliates. In addition, the Partnership received payments totaling $0, $0, $1,421,000 and $1,401,000, respectively, for services rendered and had $5,129,000, $1,537,000, $1,665,000 and $580,000, respectively, of charges for similar costs incurred by these related entities on behalf of the Partnership.

     In 1997 the Partnership reclassified $5,000,000 of contributed capital in 1996 by THCR Holdings into a note payable. The note bears interest at the prime rate plus 1%, which was 9 1/2% at December 31, 1997. During June 1997, the Partnership repaid $2,000,000 plus accrued interest on this note.

   Partnership Agreement

     Under the terms of the Partnership Agreement, the Partnership is required to pay all costs incurred by TCI-II. For the year ended December 31, 1997, the period from October 7, 1996 through December 31, 1996, the period from January 1, 1996 through October 6, 1996 and the year ended December 31, 1995, the Partnership paid $0, $72,000, $1,572,000 and $1,248,000, respectively, of expenses on behalf of TCI-II which were charged to general and administrative expense in the accompanying consolidated financial statements.

   Trump Casino Services

     Trump Casino Services, L.L.C. ("TCS"), a wholly owned subsidiary of THCR Holdings, a New Jersey limited liability company, was founded on June 27, 1996 for the purpose of realizing cost savings and operational synergies by consolidating certain administrative functions of, and providing certain services to Plaza Associates, Taj Associates and the Partnership. Charges from TCS for the year ended December 31, 1997 and for the period October 7, 1996 to December 31, 1996 were $4,951,000 and $1,369,000, respectively.

(7) Commitments and Contingencies

   Casino License Renewal

     The Partnership is subject to regulation and licensing by the New Jersey Casino Control Commission (the "CCC"). The Partnership's casino license must be renewed periodically, is not transferable, is dependent upon the financial stability of the Partnership, and can be revoked at any time. Due to the uncertainty of any license renewal application, there can be no assurance that the license will be renewed. Upon revocation, suspension for more than 120 days, or failure to renew the casino license due to the Partnership's financial condition or for any other reason, the Casino Control Act provides that the CCC may appoint a conservator to take possession of and title to the hotel and casino's business and property, subject to all valid liens, claims and encumbrances.

     On June 22, 1995, the CCC renewed the casino license of the Partnership through 1999, subject to certain continuing reporting and compliance conditions.

                 TRUMP'S CASTLE ASSOCIATES, L.P. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


   Self Insurance Reserves

     Self insurance reserves represent the estimated amounts of uninsured claims related to employee health medical costs, workers compensation and other legal proceedings in the normal course of business. These reserves are established by the Partnership based upon a specific review of open claims as of the balance sheet date as well as historical claims settlement experience. The costs of the ultimate disposition of these claims may differ from these reserve amounts.

   Employment Agreement

     The Partnership has entered into employment agreements with certain key employees which expire at various dates through February 2, 2000. Total minimum commitments on these agreements at December 31, 1997 were approximately $2,375,000.

   Legal Proceedings

     The Partnership is involved in legal proceedings incurred in the normal course of business. In the opinion of management and its counsel, if adversely decided, none of these proceedings would have a material effect on the consolidated financial position of the Partnership.

   Casino Reinvestment Development Authority Obligations

     Pursuant to the provisions of the Casino Control Act, the Partnership must either obtain investment taxcredits, as defined in the Casino Control Act, in an amount equivalent to 1 1/4% of its gross casino revenues, as defined in the Casino Control Act, or pay an alternative tax of 2 1/2% of its gross casino revenues. Investment tax credits may be obtained by making qualified investments, as defined, or by depositing funds which may be converted to bonds by the Casino Reinvestment Development Authority (the "CRDA"), both of which bear interest at below market interest rates. The Partnership is required to make quarterly deposits with the CRDA to satisfy its investment obligations.

     From time to time the Partnership has elected to donate funds that it has on deposit with the CRDA in return for tax credits to satisfy substantial portions of the Partnership's future investment alternative tax obligations. Donations in the amount of $65,000 and $375,000 were made in 1997 and 1995, respectively. No donations were made in 1996. These donations, net of the tax credits received, were charged against operations and resulted in CRDA tax credits of $33,000 and $191,000 to be applied to the years ending December 31, 1997 and 1995, respectively. For the year ended December 31, 1997, the period from October 7, 1996 through December 31, 1996, the period from January 1, 1996 through October 6, 1996 and the year ended December 31, 1995, the Partnership charged to operations $33,000, $258,000, $305,000 and $720,000, respectively, which represents amortization of a portion of the tax credits discussed above.

     In addition, for the year ended December 31, 1997, the period from October 7, 1996 through December 31, 1996, the period from January 1, 1996 through October 6, 1996 and the year ended December 31, 1995, the Partnership charged to operations $1,368,000, $100,000, $710,000 and $936,000, respectively, to give effect to the below market interest rates of associated CRDA deposits and bonds.

(8) Employee Benefit Plans

     The Partnership has a retirement savings plan for its nonunion employees under Section 401(k) of the Internal Revenue Code. Employees are eligible to contribute up to 15% of their earnings to the plan up to the maximum amount permitted by law, and the Partnership will match 50% of an eligible employee's contributions up to a maximum of 6% of the employee's earnings. The Partnership recorded charges of approximately $937,000, $212,000, $765,000 and $1,013,000 for matching contributions for the year ended December 31, 1997, the period from October 7, 1996 through December 31, 1996, the period from January 1, 1996 through October 6, 1996 and the year ended December 31, 1995, respectively.

                 TRUMP'S CASTLE ASSOCIATES, L.P. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


     The Partnership makes payments to various trusteed multi-employer pension plans under industry-wide union agreements. The payments are based on the hours worked by or gross wages paid to covered employees. It is not practical to determine the amount of payments ultimately used to fund pension benefit plans or the current financial condition of the plans. Under the Employee Retirement Income Security Act, the Partnership may be liable for its share of the plans' unfunded liabilities, if any, if the plans are terminated or if the Partnership withdraws from participation in such plans. Based upon 1996 information the most recent information available, the withdrawal liability to the Partnership related to the most significant plans' unfunded status approximates $1,600,000. Pension expense charged to operations for the year ended December 31, 1997, the period from October 7, 1996 through December 31, 1996, the period from January 1, 1996 through October 6, 1996 and the year ended December 31, 1995, were $547,000, $109,000, $389,000 and $497,000, respectively.

     The Partnership provides no other material post employment benefits.

(9) Fair Value of Financial Instruments

     The carrying amount of the following financial instruments of the Partnership and Funding approximate fair value, as follows: (a) cash and cash equivalents and accrued interest receivables and payables based on the short-term nature of the financial instruments, (b) CRDA bonds and deposits based on the allowances to give effect to the below market interest rates.

     The fair values of the Mortgage Notes and PIK Notes are based on quoted market prices as follows:

                                                     December 31, 1997
                                              ----------------------------------
                                                 Carrying              Fair
                                                  Amount               Value
                                               -----------          ------------
11 3/4% Mortgage Notes ...............         $211,971,000         $225,191,000
PIK Notes ............................         $ 73,699,000         $ 75,233,000

                                                     December 31, 1996
                                              ----------------------------------
                                                 Carrying              Fair
                                                  Amount               Value
                                               -----------          ------------
11 3/4% Mortgage Notes ...............         $209,070,000         $213,084,000
PIK Notes ............................         $ 63,231,000         $ 65,169,000

     There are no quoted market prices for the Partnership's Term Loan and Senior Notes. A reasonable estimate of their value could not be made without incurring excessive costs.

(10) License Revenue

     During 1996, the Partnership entered into an agreement with Atlantic Thermal Systems, Inc. ("Atlantic Thermal") pursuant to which Atlantic Thermal was granted an exclusive license to use, operate and maintain certain steam and chilled water production facilities located at Trump Marina. In consideration of the license, Atlantic Thermal paid the Partnership a $3,000,000 non-refundable license fee. This amount has been included in other non-operating income in the accompanying consolidated financial statements.

                 TRUMP'S CASTLE ASSOCIATES, L.P. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


(11) Financial Information of Funding

     Financial information relating to Funding is as follows:

                                                                           Successor                           Predecessor
                                                            ---------------------------------------            -----------
                                                            December 31, 1997     December 31, 1996
     Total Assets  (including  Mortgage Notes Receivable
     of  $242,141,000,  net of  unamortized  discount of
     $30,170,000  and  $33,071,000  at December 31, 1997
     and 1996, PIK Notes Receivable of $80,896,000,  net
     of  unamortized  discount of $7,197,000 at December
     31,  1997  and   $70,740,000   net  of  unamortized
     discount of  $7,509,000  at  December  31, 1996 and
     Senior Notes  Receivable of $27,000,000 at December
     31, 1997 and 1996)                                       $312,670,000         $299,301,000
                                                              ============         ============

     Total Liabilities and Capital  (including  Mortgage
     Notes Payable of  $242,141,000,  net of unamortized
     discount of $30,170,000 and $33,071,000 at December
     31,   1997  and   1996,   PIK  Notes   Payable   of
     $80,896,000,   net  of   unamortized   discount  of
     $7,197,000 at December 31, 1997 and $70,740,000 net
     of  unamortized  discount of $7,509,000 at December
     31, 1996 and Senior Notes Payable of $27,000,000 at
     December 31, 1997 and 1996)                              $312,670,000         $299,301,000
                                                              ============         ============

                                                                                   Period From               Period From
                                                                                 October 7, 1996           January 1, 1996
                                                               Year Ended          Through                     through
                                                            December 31, 1997    December 31, 1996         October 6, 1996
                                                            -----------------    -----------------         ---------------
      Interest Income .....................................   $ 44,961,000         $ 10,250,000              $32,945,000
      Interest Expense ....................................     44,961,000           10,250,000               32,945,000
                                                              ------------         ------------              -----------
      Net Income                                              $         --         $         --              $        --
                                                              ============         ============              ===========

                       PART I -- FINANCIAL INFORMATION


ITEM 1 -- FINANCIAL STATEMENTS

                 TRUMP'S CASTLE ASSOCIATES, L.P. AND SUBSIDIARY

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

                                     ASSETS
                                                                           June 30,  December 31,
                                                                             1998       1997
                                                                           --------   --------
                                                                         (unaudited)
CURRENT ASSETS:
  Cash and cash equivalents ............................................   $ 19,148   $ 14,472
  Receivables, net .....................................................      8,704      8,028
  Inventories ..........................................................      2,905      3,090
  Other current assets .................................................      2,367      1,713
                                                                           --------   --------
      Total current assets .............................................     33,124     27,303
PROPERTY AND EQUIPMENT, NET ............................................    492,462    499,513
OTHER ASSETS ...........................................................     16,489     14,590
                                                                           --------   --------
      Total assets .....................................................   $542,075   $541,406
                                                                           ========   ========


                          LIABILITIES AND PARTNERS' CAPITAL

CURRENT LIABILITIES:
  Current maturities-other borrowings ..................................   $  1,963   $  7,954
  Accounts payable and accrued expenses ................................     28,871     25,742
  Due to affiliates ....................................................     21,100     23,949
  Accrued interest payable .............................................      5,044      4,020
                                                                           --------   --------
      Total current liabilities ........................................     56,978     61,665
MORTGAGE NOTES
  (Net of unamortized discount of $28,551 and
    $30,170, respectively) .............................................    213,590    211,971
PIK NOTES
  (Net of unamortized discount of $7,012 and $7,197,
    respectively) ......................................................     79,496     73,699
OTHER BORROWINGS .......................................................     67,801     55,673
OTHER LONG TERM LIABILITIES ............................................      3,540      4,730
                                                                           --------   --------
      Total liabilities ................................................    421,405    407,738
COMMITMENTS AND CONTINGENCIES
PARTNERS' CAPITAL ......................................................    120,670    133,668
                                                                           --------   --------
      Total liabilities and capital ....................................   $542,075   $541,406
                                                                           ========   ========



The accompanying notes are an integral part of these condensed consolidated balance sheets.

                 TRUMP'S CASTLE ASSOCIATES, L.P. AND SUBSIDIARY

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
            FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 1998 AND 1997

                                        Three Months              Six Months
                                       Ended June 30,           Ended June 30,
                                  ----------------------    ----------------------
                                     1998         1997        1998         1997
                                  ---------    ---------    ---------    ---------
                                                     (unaudited)
                                                    (in thousands)
REVENUES:
  Gaming ......................   $  61,163    $  68,545    $ 123,776    $ 132,519
  Rooms .......................       3,904        4,842        7,461        8,779
  Food and beverage ...........       8,047        8,613       15,541       16,532
  Other .......................       2,713        3,162        4,598        5,368
                                  ---------    ---------    ---------    ---------
    Gross revenues ............      75,827       85,162      151,376      163,198
Less-promotional allowances ...       8,986       10,123       17,932       19,735
                                  ---------    ---------    ---------    ---------
  Net revenues ................      66,841       75,039      133,444      143,463
                                  ---------    ---------    ---------    ---------

COSTS AND EXPENSES:
  Gaming ......................      38,727       44,449       78,604       85,483
  Rooms .......................         931          691        1,599        1,299
  Food and beverage ...........       2,522        2,497        4,354        4,620
  General and administrative ..      13,682       16,049       28,691       32,222
  Depreciation and amortization       4,148        3,684        8,198        8,725
                                  ---------    ---------    ---------    ---------
  Total costs and expenses ....      60,010       67,370      121,446      132,349
                                  ---------    ---------    ---------    ---------
    Income from operations ....       6,831        7,669       11,998       11,114
INTEREST INCOME ...............         153           91          381          160
INTEREST EXPENSE ..............     (12,762)     (12,330)     (25,377)     (24,528)
                                  ---------    ---------    ---------    ---------
  Net loss ....................   $  (5,778)   $  (4,570)   $ (12,998)   $ (13,254)
                                  =========    =========    =========    =========




The accompanying notes are an integral part of these condensed consolidated statements.

                 TRUMP'S CASTLE ASSOCIATES, L.P. AND SUBSIDIARY

             CONDENSED CONSOLIDATED STATEMENTS OF PARTNERS' CAPITAL
                     FOR THE SIX MONTHS ENDED JUNE 30, 1998

                                   (unaudited)

                                 (in thousands)


                                         Partners'     Partners'
                                          Capital       Deficit         Total
                                         ---------     ---------      ---------

Balance at December 31, 1997 .......     $ 175,395     $ (41,727)     $ 133,668
Net loss ...........................          --         (12,998)       (12,998)
                                         ---------     ---------      ---------

Balance at June 30, 1998 ...........     $ 175,395     $ (54,725)     $ 120,670
                                         =========     =========      =========



The accompanying notes are an integral part of this condensed consolidated statement.

                 TRUMP'S CASTLE ASSOCIATES, L.P. AND SUBSIDIARY

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE SIX MONTHS ENDED JUNE 30, 1998 AND 1997

                                                                      Six Months
                                                                    Ended June 30,
                                                                 --------------------
                                                                   1998        1997
                                                                 --------    --------
                                                                      (unaudited)
                                                                    (in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss ...................................................   $(12,998)   $(13,254)
  Adjustments to reconcile net loss to net cash flows provided by operating activities--
      Noncash charges--
        Depreciation and amortization ........................      8,198       8,725
        Accretion of bond discount ...........................      1,804       1,543
        Issuance of debt in exchange for accrued interest ....      5,612       4,908
        Provision for losses on receivables ..................        536         744
        Valuation allowance--CRDA investments ................        528         576
        Increase in receivables ..............................     (1,212)     (2,347)
        Decrease (increase) in inventories ...................        185      (1,270)
        Increase in other current assets .....................       (614)     (1,369)
        Increase in other assets .............................       (888)     (3,412)
        Increase in current liabilities ......................      4,153       3,248
        (Decrease) increase in amounts due to affiliates .....       (321)     10,125
        Decrease in other liabilities ........................     (1,190)        (75)
                                                                 --------    --------
            Net cash flows provided by operating activities ..      3,793       8,142
                                                                 --------    --------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment, net ...................     (1,147)     (1,397)
  Purchase of CRDA investments ...............................     (1,539)     (1,672)
                                                                 --------    --------
            Net cash flows used in investing activities ......     (2,686)     (3,069)
                                                                 --------    --------


CASH FLOWS FROM FINANCING ACTIVITIES:
  Repayment of note payable to affiliate .....................     (2,550)     (2,000)
  Repayment of other borrowings ..............................    (60,881)     (2,120)
  Proceeds of other borrowings ...............................     67,000        --
                                                                 --------    --------
            Net cash flows provided by (used in)
              financing activities ...........................      3,569      (4,120)
                                                                 --------    --------
            Net increase in cash and cash equivalents ........      4,676         953
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD .............     14,472      15,380
                                                                 --------    --------
CASH AND CASH EQUIVALENTS AT END OF PERIOD ...................   $ 19,148    $ 16,333
                                                                 ========    ========
SUPPLEMENTAL INFORMATION:
  Cash paid for interest .....................................   $ 16,874    $ 18,025
                                                                 ========    ========




The accompanying notes are an integral part of these condensed consolidated statements.

                 TRUMP'S CASTLE ASSOCIATES, L.P. AND SUBSIDIARY

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                   (unaudited)

(1) Organization and Operations

     The accompanying condensed consolidated financial statements include those of Trump's Castle Associates, L.P., a New Jersey limited partnership (the "Partnership"), and its wholly owned subsidiary, Trump's Castle Funding, Inc., a New Jersey corporation ("Funding"). The Partnership is wholly owned by Trump Hotels & Casino Resorts Holdings, L.P., a Delaware limited partnership ("THCR Holdings"). THCR Holdings is currently a 63.4% owned subsidiary of Trump Hotels & Casino Resorts, Inc. ("THCR").

     All significant intercompany balances and transactions have been eliminated in the condensed consolidated financial statements.

     The Partnership operates Trump Marina Hotel Casino ("Trump Marina"), a luxury casino hotel located in the Marina District of Atlantic City, New Jersey. The primary portion of Trump Marina's revenues are derived from its gaming operations. Competition in the Atlantic City gaming market is intense and the Partnership believes that the competition will continue due to expansion by existing operators and new entrants to the gaming industry becoming operational.

     Funding was incorporated solely to serve as a financing company to raise funds through the issuance of bonds to the public. Since Funding has no business operations, its ability to repay the principal and interest on the 10 1/4% Senior Secured Notes due 2003 (the "New Senior Notes"), the 11 3/4% Mortgage Notes due 2003 (the "Mortgage Notes") and its Increasing Rate Subordinated Pay-in-Kind Notes due 2005 (the "PIK Notes") is completely dependent upon the operations of the Partnership. (See Note 3 regarding refinancing of the Old Senior Notes.)

     The accompanying condensed consolidated financial statements have been prepared by the Partnership without audit. In the opinion of the Partnership, all adjustments, consisting of only normal recurring adjustments necessary to present fairly the financial position, results of operations and cash flows for the periods presented have been made.

     The accompanying condensed consolidated financial statements have been prepared by the Partnership pursuant to the rules and regulations of the Securities and Exchange Commission (the "SEC"). Accordingly, certain information and note disclosures normally included in the financial statements prepared in conformity with generally accepted accounting principles have been omitted.

     These condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in the annual report on Form 10-K for the year ended December 31, 1997 filed with the SEC by the Partnership and Funding.

     Certain reclassifications have been made to conform prior year financial information to the current year presentation.

     The casino industry in Atlantic City is seasonal in nature; accordingly, the results of operations for the three and six month periods ending June 30, 1998 are not necessarily indicative of the operating results for a full year.

(2) Property and Equipment

     During the second quarter of 1997, the Partnership revised its estimates of the useful lives of buildings, building improvements and furniture and fixtures which were acquired in 1996. Buildings and building improvements were reevaluated to have a forty year life and furniture and fixtures were determined to have a five to seven year life. The Partnership believes these changes more appropriately reflect the timing of the economic benefits to be received from these assets during their estimated useful lives. For the six months ended June 30, 1998, the net effect of applying these new lives was to decrease the net loss by $1,409,000. There was no effect to net loss as a result of applying these new estimates of useful lives for the three months ended June 30, 1998.

                 TRUMP'S CASTLE ASSOCIATES, L.P. AND SUBSIDIARY

                                   (unaudited)

(3) Long Term Debt and Subsequent Event

     On April 17, 1998, Funding refinanced its 11 1/2% Senior Secured Notes due 2000 (the "Old Senior Notes") and its term loan with a bank (the "Term Loan") by issuing the New Senior Notes. The New Senior Notes have a priority mortgage lien ahead of the Partnership's Mortgage Notes and are further secured by virtually all of the Partnership's assets. The proceeds from the issuance of the New Senior Notes were used to redeem all of the issued and outstanding Old Senior Notes at 100% of their principal amount and to repay the Term Loan in full. In conjunction with this refinancing, Trump's Castle Hotel & Casino Inc., a New Jersey corporation and the general partner of the Partnership ("TCHI"), obtained a working capital credit facility (the "Working Capital Loan"). Both the New Senior Notes and the Working Capital Loan are guaranteed by the Partnership.

     The New Senior Notes have an outstanding principal amount of $62,000,000 and bear interest at the rate of 10 1/4% per annum, payable semi-annually each April and October. The New Senior Notes mature on April 17, 2003 and are included in Other Borrowings in the Partnership's condensed consolidated balance sheet.

     The Working Capital Loan has an outstanding principal amount of $5,000,000 and bears interest at the rate of 10 1/4% per annum, payable semi-annually each April and October. The entire principal balance of the Working Capital Loan, which matures on April 17, 2003, is payable to TCHI and is included in Other Borrowings on the Partnership's condensed consolidated balance sheet.

     On July 8, 1998, the Partnership received a bank commitment to refinance its Mortgage Notes, New Senior Notes and the Working Capital Loan. A tender offer was made to existing mortgage note holders on July 9, 1998 offering $940 per $1,000 of principal amount, plus accrued interest. Consummation of the tender offer is conditioned upon, among other things, a minimum tender of 98% of the principal amount of the mortgage notes. The expiration of the tender offer was extended to August 14, 1998. Although it is the Partnership's intention to complete this transaction, no assurances can be made as to the ultimate consummation of the refinancing, or on the terms as are currently outlined in the existing tender offer and bank commitment.

(4) Financial Information of Funding

     Financial information relating to Funding is as follows (in thousands):

                                                                       June 30,      December 31,
                                                                         1998           1997
                                                                       --------      -----------
Total Assets (including Mortgage Notes Receivable
  of $242,141, net of unamortized discount of
  $28,551 and $30,170 at June 30, 1998 and December
  31, 1997, PIK Notes Receivable of $86,508, net of
  unamortized discount of $7,012 at June 30, 1998
  and $80,896, net of unamortized discount of $7,197
  at December 31, 1997, New Senior Notes Receivable
  of $62,000 at June 30, 1998 and Old Senior Notes
  Receivable of $27,000 at December 31, 1997) ..................       $355,086       $312,670
                                                                       ========       ========

Total Liabilities and Capital (including Mortgage
  Notes Payable of $242,141, net of unamortized
  discount of $28,551 and $30,170 at June 30, 1998
  and December 31, 1997, PIK Notes Payable of
  $86,508, net of unamortized discount of $7,012 at
  June 30, 1998 and $80,896, net of unamortized
  discount of $7,197 at December 31, 1997, New
  Senior Notes Payable of $62,000 at June 30, 1998
  and Old Senior Notes Payable of $27,000 at
  December 31, 1997) ...........................................       $355,086       $312,670
                                                                       ========       ========
                                                                             Six Months
                                                                            Ended June 30,
                                                                       -----------------------
                                                                         1998           1997
                                                                       --------       --------
Interest Income ................................................       $ 23,917       $ 22,243
Interest Expense ...............................................         23,917         22,243
                                                                       --------       --------
Net Income .....................................................       $  --          $  --
                                                                       ========       ========

                  REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Trump's Castle Hotel & Casino, Inc.

     We have audited the accompanying balance sheet of Trump's Castle Hotel & Casino, Inc. (a New Jersey Corporation) as of March 31, 1998. This balance sheet is the responsibility of the management of Trump's Castle Hotel & Casino, Inc. Our responsibility is to express an opinion on this balance sheet based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Trump's Castle Hotel & Casino, Inc. as of March 31, 1998, in conformity with generally accepted accounting principles.


                                                        ARTHUR ANDERSEN LLP

Roseland, New Jersey
July 28, 1998

                       TRUMP'S CASTLE HOTEL & CASINO, INC.

                                  BALANCE SHEET
                                 March 31, 1998


                                     ASSETS

      Total assets ....................................................   $   --
                                                                          ======



                      LIABILITIES AND SHAREHOLDER'S EQUITY

COMMITMENTS AND CONTINGENCIES

  Common Stock, no par value, 1,000 shares authorized,
    100 shares issued and outstanding .................................   $   --
        Total Shareholder's Equity ....................................       --
                                                                          ------
        Total Liabilities and Shareholder's Equity ....................   $   --
                                                                          ======




The accompanying notes to balance sheet are an integral part of this balance sheet.

                       TRUMP'S CASTLE HOTEL & CASINO, INC.


                             NOTES TO BALANCE SHEET
                                 March 31, 1998


(1) Organization and Operations

     Trump's Castle Hotel & Casino, Inc. ("TCHI"), which is a wholly owned subsidiary of Trump Hotels & Casino Resorts Holdings, L.P. ("THCR Holdings"), which in turn is a subsidiary of Trump Hotels & Casino Resorts, Inc. ("THCR"), was incorporated in 1985 under the laws of the State of New Jersey. Trump's Castle Associates, L.P. (the "Partnership") is owned by TCHI and THCR Holdings, 1% and 99%, respectively.

     As TCHI has no operations, its ability to service its debt is dependent upon the successful operations of the Partnership.

(2) Issuance of Senior Secured Notes


     On April 17, 1998, TCHI issued and sold $5,000,000 principal amount of 10 1/4% Senior Secured Notes due 2003 (the "TCHI Offering"). Concurrent with the TCHI Offering. Trump's Castle Funding, Inc. issued and sold $62,000,000 principal amount of 10 1/4% Senior Secured Notes due 2003 (the "Funding Offering"). The proceeds from the TCHI Offering and the Funding Offering (collectively the "Offerings") were immediately loaned to the Partnership at terms which mirror the Offerings.


     Existing and prospective investors should consider among other things, the high leverage and fixed charges of the Partnership, the risk in refinancing and repaying indebtedness and the Partnership's need for additional financing, the restrictions imposed on certain activities by certain debt instruments, the historical results and net losses of the Partnership. There can be no assurance that the Partnership's operations will be successful. See "Risk Factors" included elsewhere in this Prospectus for a discussion of these and other factors.

                       TRUMP'S CASTLE HOTEL & CASINO, INC.
                          TRUMP'S CASTLE FUNDING, INC.
                         TRUMP'S CASTLE ASSOCIATES, L.P.


     All tendered Original Notes, executed Letters of Transmittal, and other related documents should be directed to the Exchange Agent. Requests for assistance and for additional copies of the Prospectus, the Letter of Transmittal and other related documents should be directed to the Exchange Agent.

                               The Exchange Agent
                            for the Exchange Offer is


                         U.S. BANK NATIONAL ASSOCIATION

                                  By Facsimile:
                                 (612) 244-1537
                             Attention: Melina Black

                              Confirm by telephone:
                                 (612) 244-8161

                        By Registered or Certified Mail:
                         U.S. Bank National Association
                               180 East 5th Street
                            St. Paul, Minnesota 55101
                                  Melina Black

                           By Hand/Overnight Courier:
                         U.S. Bank National Association
                               180 East 5th Street
                            St. Paul, Minnesota 55101
                                  Melina Black

                                       or

                         U.S. Bank National Association
                                 100 Wall Street
                             Bond Window, 20th Floor
                            New York, New York 10005

                                     PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 20. Indemnification of Directors and Officers.

     Funding's Amended and Restated Certificate of Incorporation provides for indemnification of any present or former "corporate agent" (as defined in N.J.S.A. 14A:3-5). Funding's Certificate of Incorporation provides that Funding shall indemnify and reimburse any present or former corporate agent who serves Funding, or any constituent corporation absorbed by Funding in a merger or consolidation, or any other corporation or business entity in which Funding has a business interest, against any reasonable and necessary expenses, counsel fees and liabilities actually incurred by them in any civil or criminal proceeding brought or threatened for acts arising out of their status as corporate agents, to the maximum extent permitted by law and in accordance with the procedures set forth in N.J.S.A. 14A:3-5. Termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that such corporate agent did not meet the applicable standard of conduct for indemnification. Indemnity shall be paid in advance of the final disposition of the proceeding, provided the corporate agent undertakes to repay Funding if it shall be ultimately determined that he is not entitled to indemnification. Funding's Certificate of Incorporation further provides that such indemnification rights will be construed as in addition to, and not exclusive of, all other rights to indemnification to which any corporate agent may be entitled.

     The Partnership's Amended and Restated Partnership Agreement provides for indemnification of each Partner, its Affiliates, each Partner Representative and his or her Affiliates and all officers, directors, employees and agents of such Partner or Partner Representative and his, her or its affiliates (individually, an "Indemnitee") from and against any and all losses, claims, demands, costs, damages, liabilities, joint and several, expenses of any nature (including attorneys' fees and disbursements), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which the Indemnitee may be involved, or threatened to be involved, as a party or otherwise, arising out of or incidental to the business of the Partnership, including without limitation liabilities under the Federal and state securities laws, regardless of whether the Indemnitee continues to be a Partner, an Affiliate of a Partner, a Partner Representative or an Affiliate of a Partner Representative, or an officer, director, employee, or agent of a Partner or Partner Representative or an Affiliate of such Persons at the time any such liability or expense is paid or incurred, but only if such course of conduct does not constitute gross negligence or willful misconduct; provided, however, that such indemnification or agreement to hold harmless shall be recoverable only out of assets of the Partnership and not from the Partners. The indemnification provided by the Amended and Restated Partnership Agreement is in addition to any other rights to which an Indemnitee may be entitled under any agreement, as a matter of law or equity, or otherwise, both as to action in the Indemnitee's capacity as a Partner, an Affiliate of a Partner, a Partner Representative or an Affiliate of a Partner Representative, or as an officer, director, employee or agent of a Partner or Partner Representative or an Affiliate of such Persons and as to any action in another capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee. No Indemnitee is denied indemnification in whole or in part under the Amended and Restated Partnership Agreement by reason of the fact that the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was approved in accordance with Article 7 of the Amended and Restated Partnership Agreement.

     The Partnership and Funding have obtained Directors and Officers liability insurance in the aggregate sum of $5 million.

     N.J.S.A. 14A:3-5 grants a corporation broad power to indemnify certain persons, including directors and officers, if they have acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and, in a derivative action, if they have not been adjudged to be liable to the corporation (unless a court makes an exception to this requirement), or, in a criminal proceeding, if they had no reasonable cause to believe their conduct was unlawful. A director or officer must be indemnified against expenses to the extent that he has been successful in the defense of a claim. N.J.S.A. 14A:3-5 further provides that the foregoing provisions are not exclusive of any other rights to which those seeking indemnification may be entitled under a certificate of incorporation, bylaw, agreement, vote of shareholders or otherwise, and grants a corporation the power to purchase and maintain insurance for a director or officer against any expenses incurred in any proceeding and any liabilities asserted against him by reason of his having been a director or officer, whether or not it would have the power to indemnify him against such expenses and liabilities under the foregoing provisions.


Item 21. Exhibits and Financial Statement Schedules.

(a) Exhibits


Exhibit No.
-----------

3(1) Amended and Restated Certificate of Incorporation of Trump's Castle Funding, Inc.

3.1(1)         Bylaws of Trump's Castle Funding, Inc.

3.2-3.6        Intentionally omitted.

3.7.1(2) Second Amended and Restated Partnership Agreement of Trump's Castle Associates.

3.7.2(12)      Amendment  to  the  Second   Amended  and  Restated   Partnership
               Agreement of Trump's  Castle  Associates,  dated as of October 7,
               1996.

3.7.3(12)      Third  Amended  and  Restated  Partnership  Agreement  of Trump's
               Castle Associates, L.P., dated as of October 7, 1996.


3.8*           Restated  Certificate of  Incorporation of Trump's Castle Hotel &
               Casino, Inc.

3.9*           By-Laws of Trump's Castle Hotel & Casino, Inc.


4.1-4.10       Intentionally omitted.

4.11(2) Indenture, among Trump's Castle Funding, Inc. as issuer, Trump's Castle Associates, as guarantor, and the Mortgage Note Trustee, as trustee.

4.12(2) Indenture of Mortgage between Trump's Castle Associates, as Mortgagor, and Funding, as Mortgagee.

4.13(2) Assignment Agreement between Trump's Castle Funding, Inc. and the Mortgage Note Trustee.

4.14(2)        Partnership Note of Trump's Castle Associates.

4.15           Form of Mortgage Note (included in Exhibit 4.11).

4.16           Form of Partnership Guarantee (included in Exhibit 4.11).

4.17(2) Indenture between Trump's Castle Funding, Inc., as issuer, Trump's Castle Associates, as guarantor, and the PIK Note Trustee, as trustee.

4.18(2) Pledge Agreement between Trump's Castle Funding, Inc. and the PIK Note Trustee.

4.19(2)        Subordinated Partnership Note.

4.20           Form of PIK Note (included in Exhibit 4.17).

4.21           Form of Subordinated  Partnership  Guarantee (included in Exhibit
               4.17).

4.22(1) Letter Agreement between Trump's Castle Associates and the Proposed Senior Secured Note Purchasers regarding the Senior Secured Notes.

4.23(2) Note Purchase Agreement for 11 1/2% Series A Senior Secured Notes of Trump's Castle Associates due 1999.

4.24(2) Indenture, among Trump's Castle Funding, Inc., as issuer, Trump's Castle Associates, as guarantor, and the Senior Secured Note Trustee, as trustee.

4.25(2)        Indenture  of Mortgage  and Security  Agreement  between  Trump's
               Castle  Associates,  as  mortgagor/debtor,   and  Trump's  Castle
               Funding, Inc. as mortgagee/secured party (Senior Note Mortgage).

Exhibit No.
-----------

4.26(2)        Registration   Rights  Agreement  by  and  among  Trump's  Castle
               Associates and certain purchasers.

4.27           Intentionally omitted.

4.28(2)        Guarantee Mortgage.

4.29(2)        Senior Partnership Note.

4.30(2) Indenture of Mortgage and Security Agreement between Trump's Castle Associates as mortgagor/debtor and the Senior Note Trustee as mortgagee/secured party (Senior Guarantee Mortgage).

4.31(2) Assignment Agreement between Trump's Castle Funding, Inc., as assignor, and the Senior Note Trustee, as assignee (Senior Assignment Agreement).

4.32(2)        Amended and Restated Nominee Agreement.

4.33(14) Note Purchase Agreement, dated as of April 17, 1998, for 10 1/4% Series A Senior Secured Notes due 2003 of Trump's Castle Funding, Inc. and 10 1/4% Series A Senior Secured Notes due 2003 of Trump's Castle Hotel & Casino, Inc.

4.34(14) Indenture, dated as of April 17, 1998, by and among Trump's Castle Hotel & Casino, Inc., as issuer, Trump's Castle Associates, L.P., as guarantor, and U.S. Bank National Association, as trustee.

4.35(14) Indenture, dated as of April 17, 1998, by and among Trump's Castle Funding, Inc., as issuer, Trump's Castle Associates, L.P., as guarantor, and U.S. Bank National Association, as trustee.

4.36(14) Registration Rights Agreement, dated as of April 17, 1998, by and among Trump's Castle Hotel & Casino, Inc., Trump's Castle Associates, L.P., Trump's Castle Funding, Inc. and funds managed by Putnam Investment Management.

4.37(14) Intercreditor Agreement, dated as of April 17, 1998, between Trump's Castle Associates, L.P., Trump's Castle Funding, Inc., Trump's Castle Hotel & Casino, Inc. and U.S. Bank National Association.

4.38(14) Indenture of Mortgage and Security Agreement, dated as of April 17, 1998, between Trump's Castle Associates, L.P., as Mortgagor/Debtor, and Trump's Castle Funding, Inc., as Mortgagee/Secured Party.

4.39(14) Indenture of Mortgage and Security Agreement, dated as of April 17, 1998, between Trump's Castle Associates, L.P., as Mortgagor/Debtor, and U.S. Bank National Association, as Mortgagee/Secured Party.

4.40(14) Senior Assignment Agreement, dated as of April 17, 1998, by Trump's Castle Funding, Inc., as Assignor, to U.S. Bank National Association, as Assignee.

4.41(14) Indenture of Mortgage and Security Agreement, dated as of April 17, 1998, between Trump's Castle Associates, L.P., as
               Mortgagor/Debtor, and Trump's Castle Hotel & Casino, Inc., as Mortgagee/Secured Party.

4.42(14) Indenture of Mortgage and Security Agreement, dated as of April 17, 1998, between Trump's Castle Associates, L.P., as Mortgagor/Debtor, and U.S. Bank National Association, as Mortgagee/Secured Party.

4.43(14) Senior TCHI Assignment Agreement, dated as of April 17, 1998, by Trump's Castle Hotel & Casino, Inc., as Assignor, to U.S. Bank National Association, as Assignee.


5.1*           Opinion of Willkie Farr & Gallagher.

5.2*           Opinion of Graham, Curtin & Sheridan.


8 Opinion of Willkie Farr & Gallagher with respect to certain tax matters.

10.1-10.2      Intentionally omitted.

Exhibit No.
-----------

10.3(3) Employment Agreement dated January 17, 1991, between Trump's Castle Associates and Roger P. Wagner.

10.4(4) Second Amendment to Employment Agreement dated January 17, 1991 between Trump's Castle Associates, Trump's Castle Hotel & Casino, Inc., and Roger P. Wagner.

10.5(5) Form of License Agreement between Trump's Castle Associates and Donald J. Trump.

10.6-10.10     Intentionally omitted.

10.11(11)      Employment  Agreement  between  Trump  Hotels  &  Casino  Resorts
               Holdings, L.P. and Nicholas L. Ribis (with exhibits).

10.12(6) Trump's Castle Hotel & Casino Retirement Savings Plan, effective as of September 1, 1986.

10.13-10.18    Intentionally omitted.

10.19(3) Lease Agreement by and between State of New Jersey acting through its Department of Environmental Protection, Division of Parks and Forests, as Landlord, and Trump's Castle ssociates, as tenant, dated September 1, 1990.

10.20-10.26    Intentionally omitted.

10.27(1)       Services Agreement.

10.28-10.31    Intentionally omitted.

10.32(7) Employment Agreement dated December 20, 1993, between Patricia M. Wild and Trump's Castle Associates.

10.33          Intentionally omitted.

10.34(7) Amended and Restated Credit Agreement, dated as of December 28, 1993, among Midlantic, Trump's Castle Associates and Trump's Castle Funding, Inc.

10.35(7) Amendment No. 1 to Amended and Restated Indenture of Mortgage, between Trump's Castle Associates, as Mortgagor and Midlantic, as Mortgagee.

10.36(7) Amended and Restated Indenture of Mortgage, between Trump's Castle Associates, as Mortgagor and Midlantic, as Mortgagee, dated as of May 29, 1992.

10.37(7) Amendment No. 1 to Amended and Restated Assignment of Leases and Rents, between Trump's Castle Associates, as assignor, and Midlantic, as assignee.

10.38(7)       Amended  and  Restated  Assignment  of Leases and Rents,  between
               Trump's  Castle  Associates,   as  assignor,  and  Midlantic,  as
               assignee, dated as of May 29, 1992.

10.39(7) Amendment No. 1 to Amended and Restated Assignment of Operating Assets, between Trump's Castle Associates, as assignor and Midlantic, as assignee.

10.40(7)       Amended and  Restated  Assignment  of Operating  Assets,  between
               Trump's  Castle  Associates,   as  assignor,  and  Midlantic,  as
               assignee, dated as of May 29, 1992.

10.41(7) Intercreditor Agreement, by and among Midlantic, the Senior Note Trustee, the Mortgage Note Trustee, the PIK Note Trustee, Trump's Castle Funding, Inc. and Trump's Castle Associates.

10.42(8) Option Agreement, dated as of June 23, 1995, between Hamilton Partners, L.P. and Trump's Castle Associates.

10.43(9) Form of Amended and Restated Term Note, dated as of May 28, 1995, between Midlantic Bank, N.A. and Trump's Castle Associates. 10.44(11) Severance Agreement dated June 16, 1995, between Robert
               E. Schaffhauser and Trump's Castle Associates.

10.45(11)      Employment  Agreement dated July 10, 1995,  between Mark A. Brown and Trump's Castle Associates.

Exhibit No.
-----------


10.45.1* Employment Agreement dated March 6, 1998, between Mark A. Brown and Trump's Castle Associates, L.P.


10.46(12)      Thermal Energy Service Agreement, dated as of September 27, 1996, by and between Atlantic Jersey Thermal Systems,  Inc. and Trump's
               Castle Associates.

10.47(12)      Amended and Restated Services Agreement,  dated as of October 23,
               1996,  by and  among  Trump  Plaza  Associates,  Trump  Taj Mahal
               Associates,  Trump's  Castle  Associates,  L.P.  and Trump Casino
               Services, L.L.C.

10.48(13)      Employment  Agreement  between R. Bruce McKee and Trump Taj Mahal
               Associates, dated August 1, 1994.


12*            Computation of Ratio of Earnings to Fixed Charges.

21*            List of Subsidiaries.


23.1           Independent Auditors' Consent of Arthur Andersen LLP.

23.2 Consent of Willkie Farr & Gallagher (included in their opinions filed as Exhibit 5.1 and Exhibit 8 hereto).

23.3 Consent of Graham, Curtin & Sheridan (included in their opinion filed as Exhibit 5.2 hereto).


24*            Powers of Attorney (included on the signature page hereto).

25*            Statement on Form T-1 of Eligibility of Trustee.

99.1*          Form of Letter of  Transmittal  of Trump's Castle Hotel & Casino,
               Inc.

99.2*          Form of Notice of Guaranteed  Delivery of Trump's  Castle Hotel &
               Casino, Inc.

99.3*          Form of Letter to Clients of Trump's Castle Hotel & Casino, Inc.

99.4*          Form of Letter to Nominees of Trump's Castle Hotel & Casino, Inc.

99.5*          Form of Letter of Transmittal of Trump's Castle Funding, Inc.

99.6*          Form of Notice of Guaranteed  Delivery of Trump's Castle Funding,
               Inc.

99.7*          Form of Letter to Clients of Trump's Castle Funding, Inc.

99.8*          Form of Letter to Nominees of Trump's Castle Funding, Inc.


------------------

*    Previously filed.


(1) Incorporated herein by reference to the Exhibit to Trump's Castle Funding, Inc. and Trump's Castle Associates' Registration Statement on Form S-4, Registration No. 33-68038.

(2)  Incorporated  herein by reference to the Exhibit to Amendment  No. 5 to the
     Schedule 13E-3 of TC/GP, Inc. and the Partnership, File No. 5-36825, filed with the SEC on January on January 11, 1994.

(3) Incorporated herein by reference to the Exhibit to Trump's Castle Funding, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1990.

(4) Incorporated herein by reference to the Exhibit to Trump's Castle Funding, Inc.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 1992.

(5) Incorporated herein by reference to the Exhibit to Trump's Castle Funding, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1991.

(6) Incorporated herein by reference to the Exhibit to Trump's Castle Funding, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1986.

(7)  Incorporated  herein by reference to the  identically  numbered  Exhibit to
     Trump's  Castle  Funding,   Inc.'s  Registration  Statement  on  Form  S-4,
     Registration Number 33-52309 filed with the SEC on February 17, 1994.

(8) Incorporated herein by reference to the identically numbered Exhibit to Trump's Castle Funding, Inc.'s and Trump Castle Associates' Current Report on Form 8-K dated as of June 23, 1995.

(9) Incorporated herein by reference to the identically numbered Exhibit to Trump's Castle Funding, Inc.'s and Trump's Castle Associates' Quarterly Report on Form 10-Q for the quarter ended June 30, 1995.

(10) Incorporated herein by reference to the identically numbered Exhibit in the Quarterly Report on Form 10-Q of Trump Hotels & Casino Resorts Holdings, L.P. and Trump Hotels & Casino Resorts Funding, Inc. for the quarter ended June 30, 1995.

(11) Incorporated herein by reference to the identically numbered Exhibit in the Annual Report on Form 10-K of Trump's Castle Funding, Inc. and Trump's Castle Associates for the year ended December 31, 1995.

(12) Incorporated herein by reference to the identically numbered Exhibit to Trump's Castle Funding, Inc.'s and Trump Castle Associates' Quarterly Report on Form 10-Q for the quarter ended September 30, 1996.

(13) Incorporated herein by reference to the Exhibit in the Quarterly Report on Form 10-Q of Trump Taj Mahal Funding, Inc. for the quarter ended September 30, 1994.

(14) Incorporated  herein by reference to the  identically  numbered  Exhibit to
     Trump's  Castle  Funding,  Inc.'s  and  Trump  Castle  Associates,   L.P.'s
     Quarterly Report on Form 10-Q for the quarter ended March 31, 1998.

(b) Financial Statement Schedules:

Schedule II -- Valuation and Qualifying Accounts
     All other schedules have been omitted because they are not applicable or not required or the required information is included in the financial statements or notes thereto.


Item 22. Undertakings.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Registrants pursuant to the provisions, described under Item 20 above,or otherwise, the Registrants have been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


     The undersigned registrant hereby undertakes that:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) ((S) 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculatin of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by (S) 210.3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3 ((S) 239.33 of this chapter), a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or (S) 210.3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

     The undersigned Registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned Registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this Registration Statement when it became effective.

                                 SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrants have duly caused this Amendment No. 1 to Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 11th day of September, 1998.



                           TRUMP'S CASTLE HOTEL & CASINO, INC.


                           By:  /s/ NICHOLAS L. RIBIS
                                ------------------------------------------------
                                Name: Nicholas L. Ribis
                                Title: President and Chief Executive Officer


                           TRUMP'S CASTLE ASSOCIATES, L.P.

                           By:  Trump's Castle Hotel & Casino, Inc.
                                  its General Partner


                           By:  /s/ NICHOLAS L. RIBIS
                                ------------------------------------------------
                                Name: Nicholas L. Ribis
                                Title: President and Chief Executive Officer


                           TRUMP'S CASTLE FUNDING, INC.


                           By:  /s/ NICHOLAS L. RIBIS
                                ------------------------------------------------
                                Name: Nicholas L. Ribis
                                Title: President and Chief Executive Officer

                              POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                                        TRUMP'S CASTLE HOTEL & CASINO, INC.

                                        TRUMP'S CASTLE ASSOCIATES, L.P.

                                        By:  Trump's Castle Hotel & Casino, Inc.
                                               its General Partner

            Signature                                       Title                              Date
            ---------                                       -----                              ----

                *                     Chairman of the Board of Directors               September 11, 1998
--------------------------------
        (Donald J. Trump)



/s/     NICHOLAS L. RIBIS             President, Chief Executive Officer               September 11, 1998
--------------------------------          and Director (principal executive
       (Nicholas L. Ribis)                and financial officer)



                *                     Director                                         September 11, 1998
--------------------------------
       (Robert M. Pickus)



                *                     Vice President, Assistant Treasurer              September 11, 1998
--------------------------------        and Director (principal accounting
         (John P. Burke)                officer)



                *                     Director                                         September 11, 1998
--------------------------------
      (Asher O. Pacholder)



                *                     Director                                         September 11, 1998
--------------------------------
        (Arthur S. Bahr)



                *                     Director                                         September 11, 1998
--------------------------------
        (Thomas F. Leahy)




*By:  /s/ NICHOLAS L. RIBIS
      ---------------------------------
       Nicholas L. Ribis
       Attorney-in-Fact


                              POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                                                  TRUMP'S CASTLE FUNDING, INC..


            Signature                                       Title                              Date
            ---------                                       -----                              ----

                *                       Sole Director                                  September 11, 1998
-----------------------------------
        (Donald J. Trump)



/s/     NICHOLAS L. RIBIS               President and Chief Executive Officer          September 11, 1998
-----------------------------------       (principal executive officer)
       (Nicholas L. Ribis)



                *                       Vice President and Secretary                   September 11, 1998
-----------------------------------       (principal financial officer)
       (Robert M. Pickus)



/s/      JOHN P. BURKE                  Vice President and Treasurer                   September 11, 1998
-----------------------------------       (principal accounting officer)
        (John P. Burke)




*By:  /s/ NICHOLAS L. RIBIS
     ------------------------------
       Nicholas L. Ribis
       Attorney-in-Fact


                  REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Trump's Castle Associates, L.P.
  And Subsidiary:

     We have audited, in accordance with generally accepted auditing standards, the consolidated balance sheets of Trump's Castle Associates, L.P. and
Subsidiary as of December 31, 1997 and 1996 and the related consolidated statements of operations, partners' capital and cash flows for the year ending December 31, 1997 and for the period from October 7, 1996 through December 31, 1996 (Note 2) included in this Registration Statement and have issued our report thereon dated February 5, 1998. Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying schedule is the responsibility of the Partnership's management and is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic consolidated financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic consolidated financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic consolidated financial statements taken as a whole.


                                                        ARTHUR ANDERSEN LLP
Roseland, New Jersey
February 5, 1998

                  REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Trump's Castle Associates, L.P.
  And Subsidiary:

     We have audited, in accordance with generally accepted auditing standards, the consolidated statements of operations, partners' capital and cash flows for the period from January 1, 1996 through October 6, 1996 and for the year ended December 31, 1995 of Trump's Castle Associates, L.P. and Subsidiary included in this Registration Statement and have issued our report thereon dated February 7, 1997. Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying schedule is the responsibility of the Partnership's management and is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic consolidated financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic consolidated financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic consolidated financial statements taken as a whole.


                                                        ARTHUR ANDERSEN LLP
Roseland, New Jersey
February 7, 1997

                                                                     SCHEDULE II


                 TRUMP'S CASTLE ASSOCIATES, L.P. AND SUBSIDIARY

                SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS

                                        Balance at    Charged to
                                       Beginning of    Costs and      Other          Balance at
                                          Period       Expenses      Charges        End of Period
                                       -----------   -----------   -----------      -------------
Successor:
YEAR ENDED DECEMBER 31, 1997
  Allowance for doubtful accounts ..   $ 1,544,000   $ 1,450,000   $(1,515,000)(A)   $ 1,479,000
                                       ===========   ===========   ===========       ===========
  Valuation allowance for interest
    differential on CRDA bonds .....   $ 2,504,000   $ 1,368,000   $  (430,000)(B)   $ 3,442,000
                                       ===========   ===========   ===========       ===========


PERIOD FROM OCTOBER 7, 1996
  THROUGH DECEMBER 31, 1996
    Allowance for doubtful accounts    $ 2,007,000   $    63,000   $  (526,000)(A)   $ 1,544,000
                                       ===========   ===========   ===========       ===========
    Valuation allowance for interest
      differential on CRDA bonds ...   $ 2,416,000   $   100,000   $   (12,000)(B)   $ 2,504,000
                                       ===========   ===========   ===========       ===========


Predecessor:
PERIOD FROM JANUARY 1, 1996
  THROUGH OCTOBER 6, 1996
    Allowance for doubtful accounts    $ 1,969,000   $ 1,340,000   $(1,302,000)(A)   $ 2,007,000
                                       ===========   ===========   ===========       ===========
    Valuation allowance for interest
      differential on CRDA bonds ...   $ 1,744,000   $   710,000   $   (38,000)(B)   $ 2,416,000
                                       ===========   ===========   ===========       ===========


YEAR ENDED DECEMBER 31, 1995
  Allowance for doubtful accounts ..   $ 3,704,000   $ 1,370,000   $(3,105,000)(A)   $ 1,969,000
                                       ===========   ===========   ===========       ===========
  Valuation allowance for interest
    differential on CRDA bonds .....   $   933,000   $   936,000   $  (125,000)(B)   $ 1,744,000
                                       ===========   ===========   ===========       ===========


----------
(A) Write-off of uncollectible accounts.

(B) Write-off of allowance applicable to contribution of CRDA deposits.

                                EXHIBIT INDEX


Exhibit No.                       Description
-----------                       -----------


8      Opinion of Willkie Farr & Gallagher with respect to certain tax matters.


23.1   Independent Auditors' Consent of Arthur Andersen LLP.